Exhibit 10.1

FINAL

MASTER LEASE

between

SPIRIT SPE PORTFOLIO 2006-1, LLC and SPIRIT SPE PORTFOLIO 2006-2, LLC,

Landlord,

and

SHOPKO STORES OPERATING CO., LLC,

Tenant,

Dated:  May 31, 2006

Glossary of Defined Terms

Adjustment Date	3
Affected Party	60
Alteration Cap	18
Assigned Lease	20
Assignment or Sublease Officer’s Certificate	24
Base Rent	2
Building	1
Buildings	1
Capital Improvement	18
Casualty Event	27
Casualty Withholding Event	28
CERCLA	43
Claim	43
Code	23
Commencement Date	1
Condemnation	29
Condemnation Withholding Event	30
Confidential Information	58
Confidentiality Agreement	58
Costs	7
CPI	54
CPI Increase	54
Cross Default Termination Tests	32
Default	31
Default Interest	53
Disclosure Parties	58
EBITDAR	51
EBITDAR Event	51
EBITDAR Ratio	51
EBITDAR Rent	51
Effective Date	1
Environmental Laws	43
Exchange Act	57
Expiration Date	1
Extension Options	1
Extension Period	1
Extension Periods	1
Fee Properties	1
FIFRA	43
Flood Insurance Acts	10
Flood Insurance Policies	10
FMV Base Rent	61
FMV Reset	2

Force Majeure	53
Ground Landlord	36
Ground Lease	36
Hazardous Materials	44
Holding Audited Reporting Financials	55
Holding Reporting Financials	55
Holding Unaudited Reporting Financials	55
Imposition	4
Impositions	4
Impositions Reserve	49
Indemnified Party	26
Insolvency Event	41
Installments	4
Insurance Deductible Letter of Credit	9
Insurance Reserve	49
Landlord	1, 52
Landlord Indemnified Parties	26
Landlord Indemnified Party	26
Landlord’s Notice	2
Laws	7
Lease	1
Lease Year	2
Leasehold Mortgage	39
Leasehold Mortgagee	39
Leasehold Properties	1
Legal Requirements	7
Letter of Credit	51
Liability Insurance	9
Losses	8
MAI Appraisers	61
Maintenance Expenses	49
Maintenance Reserve	49
Manage	44
Management	44
Material Adverse Effect	8
Monthly Base Rent	3
Mortgage	36
Mortgagee	36
NDA	21
Net Condemnation Proceeds	29
Net Insurance Proceeds	27
Notice	45
OFAC Laws	41
Option	67
Other Lease	32
Other Parties	58

ii

Overlandlord	65
Overlandlords	65
Overlease	1
Overlease Rents	49
Overlease Reserve	49
Overleases	1
Pamida	9
Parcel	1
Parcels	1
Person	41
Premises	1
Prime	53
Property Location	1
RCRA	43
REA	15
REA Change	15
REAs	15
Release	44
Released	44
Rent	3
Replacement Tenant	34
Required Repairs	17
Required Repairs Subaccount	17
Reserve	49
Reserve Event	51
Reserve Period	51
Reserve Reversal Event	52
Reserve Subaccount Account	49
Reserve Subaccounts	49
Reserves	49
Respond	44
Response	44
Restoration	27
Restoration Threshold	27
Restore	27
S&P	12
SEC	55
Securities	60
Securitization	60
ShopKo	9
Side-Letter Agreement	53
Spirit	55
Store 141	67
Store 141 Property	67
Substitute Property	23
Tangible Net Worth	20

iii

Tank Insurance	11
Tenant	1, 52
Tenant Audited Reporting Financials	56
Tenant Indemnified Parties	26
Tenant Indemnified Party	26
Tenant Reporting Financials	56
Tenant Unaudited Reporting Financials	56
Tenant’s Mortgagee	54
Tenant’s Personalty	14
Term	1
Terrorism Insurance	11
Terrorism Insurance Cap	11
Terrorism Insurance Required Amount	11
Transaction	22
TSCA	43
Warranties	17

iv

ARTICLE 10. RIGHTS RESERVED TO LANDLORD		18

ARTICLE 11. ALTERATIONS		18
11.01	Alterations	18

ARTICLE 12. ASSIGNMENT AND SUBLETTING		19
12.01	Assignment	19
12.02	Change of Control	20
12.03	Subletting and Non-Disturbance	21
12.04	Assignment by Landlord	22
12.05	Substitution	22
12.06	Concessionaires	24
12.07	Limits on Assignment, Subletting and Substitution	24

ARTICLE 13. WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT		25
13.01	Waiver of Certain Claims	25
13.02	Tenant Responsible for Personal Property	25
13.03	Indemnification.	25

ARTICLE 14. USE OF CASUALTY INSURANCE PROCEEDS		27
14.01	Tenant’s Obligation to Restore	27
14.02	No Abatement of Rent	28
14.03	Right to Terminate	28
14.04	Reduction of Rent	29

ARTICLE 15. EMINENT DOMAIN		29
15.01	Taking: Lease to Terminate	29
15.02	Taking: Lease to Continue	29
15.03	No Abatement of Rent	30
15.04	Tenant’s Claim for Reimbursement	30

ARTICLE 16. DEFAULT		31
16.01	Events of Default	31
16.02	Rights and Remedies of Landlord	32
16.03	Final Damages	34
16.04	Removal of Personal Property	35
16.05	Landlord’s Default	35
16.06	Attorneys’ Fees	35
16.07	Tenant Waiver	35

ARTICLE 17. SUBORDINATION; LEASEHOLD MORTGAGE		36
17.01	Subordination	36
17.02	Liability of Mortgagee; Attornment	36
17.03	Tenant Leasehold Mortgage.	37

ARTICLE 18. MORTGAGEE PROTECTION		40

ARTICLE 19. ESTOPPEL CERTIFICATE		40

ARTICLE 20. REPRESENTATIONS AND WARRANTIES OF TENANT		40
20.01	Organization, Authority and Status of Tenant	40
20.02	Enforceability	41

20.03	Property Condition	41
20.04	Litigation	41
20.05	Compliance With OFAC Laws	41
20.06	Ownership	41
20.07	Absence of Breaches or Defaults	41
20.08	Solvency	41
20.09	Licenses and Permits	42

ARTICLE 21. NONWAIVER		42

ARTICLE 22. Intentionally Deleted		42

ARTICLE 23. REAL ESTATE BROKERS		42

ARTICLE 24. NOTICES		42

ARTICLE 25. HAZARDOUS MATERIALS		43
25.01	Defined Terms.	43
25.02	Tenant’s Obligations with Respect to Environmental Matters	44
25.03	Copies of Notices	44
25.04	Landlord’s Right to Inspect	45
25.05	Tests and Reports	45
25.06	Tenant’s Obligation to Respond	45
25.07	Landlord’s Right to Act	46
25.08	Indemnification	46

ARTICLE 26. TITLE AND COVENANT AGAINST LIENS		47
26.01	Title and Covenant Against Liens	47

ARTICLE 27. EXCULPATORY PROVISIONS		48

ARTICLE 28. QUIET USE AND ENJOYMENT		48

ARTICLE 29. CHARACTERIZATION OF LEASE		48
29.01	Unseverable Lease	48
29.02	Waiver	49

ARTICLE 30. RESERVES		49
30.01	Reserves	49
30.02	Satisfaction of Tenant’s Obligations	50
30.03	Reserve Period; Maintenance Expenses	50
30.04	Reserve Reversal Event	50
30.05	Letter of Credit	50
30.06	Defined Terms.	51

ARTICLE 31. MISCELLANEOUS		52
31.01	Successors and Assigns	52
31.02	Modifications in Writing	52
31.03	Definition of Tenant	52
31.04	Definition of Landlord	52
31.05	Headings	52
31.06	Time of Essence	53
31.07	Default Rate of Interest	53

31.08	Severability	53
31.09	Entire Agreement	53
31.10	Force Majeure	53
31.11	Memorandum of Lease	53
31.12	No Construction Against Preparer	54
31.13	Waiver of Landlord’s Lien	54
31.14	Investment Tax Credits	54
31.15	Signage	54
31.16	Definition of CPI	54
31.17	Financial Statements.	55
31.18	State-Specific-Provisions	59
31.19	Counterparts	59
31.20	Mortgagee Consent	59
31.21	Waiver of Jury Trial and Certain Damages	60
31.22	Securitizations	60
31.23	No Merger	61
31.24	Fair Market Rent	61

ARTICLE 32. OVERLEASES		62
32.01	Overleases	62

v

Exhibits:

Exhibit A-1	List of Fee Properties

Exhibit A-2	List of Leasehold Properties

Exhibit A-3	Legal Description of Each Parcel

Exhibit A-4	List of Overleases

Exhibit B	Limited Rent Determination/Adjustment Formula

Exhibit C	Form of Estoppel Letter

Exhibit D	Form of Sublease Non-Disturbance Agreements

Exhibit E	Form of Mortgagee Non-Disturbance Agreement

Exhibit F	Form of Landlord Agreement

Exhibit G	Form of Memorandum of Lease

Exhibit H	State Specific Provisions

Exhibit I	Required Repairs

Exhibit J	Form Income and Expense Statement for Individual
Property Location

Schedules:

Schedule 12.01	Officer’s Certificate (Assignment)

Schedule 12.03	Officer’s Certificate (Subletting)

Schedule 16.01(j)	Other Lease

Schedule 31.17(g)	Form of Confidentiality Agreement

Schedule 31.17(h)	Officer’s Certificate (Financial Reports)

MASTER LEASE

THIS MASTER LEASE (hereinafter, this “Lease”) is made and entered into as of the 31st day of May 2006 (the “Effective Date”), by and between SPIRIT SPE PORTFOLIO 2006-1, LLC and SPIRIT SPE PORTFOLIO 2006-2, LLC, each a Delaware limited liability company (hereinafter, collectively, “Landlord”), and SHOPKO STORES OPERATING CO., LLC, a Delaware limited liability company (hereinafter “Tenant”).

ARTICLE 1.
GRANT AND TERM

1.01         Grant of Lease. Landlord, for and in consideration of the rents reserved herein and of the covenants and agreements contained herein on the part of Tenant to be performed, hereby leases to Tenant, and Tenant hereby leases from Landlord, those certain parcels of land owned by Landlord in fee and listed on Exhibit A-1 attached hereto and made a part hereof (the “Fee Properties”) and those certain parcels of land held by Landlord as the tenant under a lease, if any, in effect as of the date hereof (each such lease, an “Overlease” and collectively, the “Overleases”) and listed on Exhibit A-2 attached hereto and made a part hereof (the “Leasehold Properties”; the Fee Properties and Leasehold Properties are each, a “Parcel” and collectively, the “Parcels” and legally described on Exhibit A-3 attached hereto and made a part hereof and the Overleases are listed on Exhibit A-4 attached hereto and made a part hereof) and all of the buildings located on each of the Parcels (each, a “Building” and collectively the “Buildings”) and with respect to each Parcel, all other improvements erected or situated on each such Parcel, including, but not limited to, to the extent they exist, parking areas; access roads; entrances and driveways; lighting facilities; grass, shrubs, trees and landscaping; retaining walls; passageways, sidewalks and curbs; culverts; retention basins and drainage facilities; directional and shopping center pylons or monuments; sewer and sewage disposal systems; water supply, electric lines; gas lines and other service and utility lines, pipes and installations of every kind (each Parcel, together with the Building and the other improvements located thereon, a “Property Location” and collectively, the “Premises”), together with all easements (including any rights under applicable construction, operating and/or reciprocal easements agreements) over adjoining real property, rights of way, hereditaments, interests in or to adjacent streets or alleys or other real property and all the benefits thereunto belonging and appertaining to any portion of the Premises.

1.02         Term of Lease. The term hereof shall commence on May 31, 2006 (the “Commencement Date”), and shall expire at 11:59 PM EST on May 31, 2026 (the “Expiration Date”), unless earlier terminated or extended as provided in this Lease (the “Term”).

1.03         Extension Options. Landlord agrees that Tenant shall have, and it is hereby granted, two (2) successive options (the “Extension Options”) to extend the Term as to any Property Location or Property Locations, in Tenant’s sole discretion, for a period of ten (10) years each (individually, an “Extension Period”, and collectively, the “Extension Periods”), each such Extension Period to begin respectively upon the expiration of the initial Term or the prior Extension Period, as the case may be. All of the terms, covenants and provisions of this Lease shall apply to each Extension Period with respect to the Property Locations that Tenant elects to extend, except that Base Rent (as defined in Section 2.01 below) for each of the Extension

Periods shall continue to be adjusted pursuant to the terms of Sections 1.04 and 2.01 below, payable in equal monthly installments as Monthly Base Rent (as defined in Section 2.01). In order to exercise the Extension Options, Tenant shall give Landlord notice of such exercise (which notice shall identify the Property Locations that are to be extended) no later than one hundred twenty (120) days prior to the end of the initial Term of this Lease or the prior Extension Period, as the case may be; provided, however, that if Tenant shall fail to give the notice within the aforesaid time limit, Tenant’s right to exercise its option shall nevertheless continue during said one hundred twenty (120) day period until thirty (30) days after Landlord shall have given Tenant notice of Landlord’s election to terminate such option (“Landlord’s Notice”), and Tenant may exercise such option at any time until the expiration of said thirty (30) day period. It is the intention of the parties to avoid forfeiture of Tenant’s rights to extend the Term under any of the options set forth in this Lease through inadvertent failure to give the extension notice within the time limits prescribed. Accordingly, if Tenant shall fail to give an extension notice to Landlord for any of the Extension Periods, and if Landlord shall fail to give Landlord’s Notice to Tenant, then until the expiration of thirty (30) days following Landlord’s Notice, or until Tenant either exercises its option to extend or notifies Landlord that it does not intend to exercise said option to extend, the Term shall be extended automatically from month to month upon all the terms and conditions then in effect, except that Monthly Base Rent shall be increased in accordance with Article 8, and in no event shall the Term extend beyond the last date of the last Extension Period. Upon the failure of Tenant to exercise one or any of the options herein following Landlord’s Notice, and, in any event, upon expiration of the last of such Extension Periods, Tenant shall have no further or additional right to renew or extend this Lease.

1.04         Base Rent Reset. Notwithstanding the terms and provisions of Section 1.03, upon the commencement of each Extension Period of this Lease, the Base Rent shall be reset as determined in accordance with Section 31.24 hereof (the “FMV Reset”). The parties shall commence the process for determining fair market rent upon Tenant’s delivery to Landlord of written notice requesting such determination; provided, however, such notice shall be delivered at least three (3) months, but in no event earlier than eight (8) months, before the date for exercising the Extension Option for such Extension Period. The foregoing shall in no way affect the Base Rent adjustments under Section 2.01; provided, however, in the event the commencement of an Extension Period shall occur on an Adjustment Date (as defined in Section 2.01 below), the FMV Reset shall be the only adjustment to Base Rent.

1.05         Lease Year Defined. As used in this Lease, the term “Lease Year” shall mean (a) if the Commencement Date is the first (1st) day of a calendar month, the twelve (12) month period commencing on the Commencement Date or (b) if the Commencement Date is not the first (1st) day of a calendar month, the period commencing on the Commencement Date and ending on the last day of the twelfth (12th) full calendar month of the Term, and in either case, each succeeding twelve (12) month period thereafter which falls in whole or in part during the Term.

ARTICLE 2.
RENT

2.01         Base Rent. Throughout the Term, Tenant shall pay to Landlord an annual base rent for the Premises (the “Base Rent”), without notice or demand. The Base Rent for the first

2

Lease Year shall be equal to Sixty Six Million Four Hundred Thirty Three Thousand One Hundred Thirty Nine and 98/100 Dollars ($66,433,139.98). Subject to Section 1.04, on June 1, 2009 and every third anniversary thereafter during the Term (the “Adjustment Date”), the Base Rent shall increase by the lesser of (a) 1.25 multiplied by the product of (i) the Base Rent in effect immediately prior to the applicable Adjustment Date and (ii) the CPI Increase (as defined in Section 31.16) or (b) 6% of the Base Rent in effect immediately prior to the applicable Adjustment Date. Base Rent shall be payable in equal monthly installments (hereinafter referred to as “Monthly Base Rent”), in advance, on the first (1st) day of the Term and on the first (1st) day of each calendar month thereafter of the Term. If the Term begins on any day except the first (1st) day of a calendar month or ends on any day except the last day of a calendar month, the Monthly Base Rent shall be prorated by multiplying the Monthly Base Rent by a fraction, the numerator of which is the number of days remaining in the month (including the Effective Date) and the denominator of which is the total number of days in such month.

2.02         Manner of Payment. Upon the Effective Date, Landlord shall deliver to Tenant a confirmation of Landlord’s account information allowing Tenant to establish arrangements whereby payments of the Base Rent and all other amounts becoming due from Tenant to Landlord hereunder are transferred by Automated Clearing House Debit initiated by Tenant from an account established by Tenant at a United States bank or other financial institution to such account as Landlord may designate. Tenant shall continue to pay all Base Rent by Automated Clearing House Debit unless otherwise designated from time to time by written notice from Landlord to Tenant.

2.03         Net Lease. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that any Base Rent, Impositions and all other sums payable by Tenant hereunder (hereinafter collectively referred to as “Rent”) shall continue to be payable in all events, and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or reduced pursuant to an express provision of this Lease or by operation of law. This is a net lease and Base Rent, Impositions, and all other items of Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without setoff, counterclaim, abatement, deferment, or deduction, except as otherwise specifically set forth herein or provided by Laws (as defined in Section 4.02), and Tenant shall enforce any rights against Landlord in an independent action; provided, however, in no event shall Tenant be liable for any interest, principal, late fees or other expenses relating to any debt incurred by Landlord or other costs incurred by Landlord in financing or refinancing the Premises. Except as provided under bankruptcy, insolvency, reorganization or other proceeding affecting Landlord, Tenant agrees that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease notwithstanding (a) the exercise of any remedy, including foreclosure, under any Mortgage (as defined in Section 17.01 below), (b) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by Landlord under the Federal Bankruptcy Code or otherwise, (c) a Condemnation of the Premises or any portion thereof (except as expressly provided herein), (d) the prohibition or restriction of Tenant’s use of the Premises under any Laws (as defined in Section 4.02 below), or (e) a Casualty Event affecting the Premises or any portion thereof (except as expressly provided herein).

3

ARTICLE 3.
IMPOSITIONS

3.01         Tenant to Pay Impositions. Tenant shall pay or cause to be paid, directly to the applicable taxing authority (except as otherwise expressly set forth in Section 30.01 hereof) in a timely manner and as hereinafter provided, all of the following items, if any, to the extent that such items arise out of the use, ownership or operation of each Property Location that accrue during the Term (each, an “Imposition” and collectively, the “Impositions”): (a) real property taxes and assessments; (b) taxes on personal property, trade fixtures and improvements located on or relating to the Premises, whether belonging to Landlord or Tenant; (c) occupancy and rent taxes; (d) levies; (e) gross receipts, excise or similar taxes (i.e., taxes customarily based upon gross income or receipts which fail to take into account deductions relating to any Property Location) imposed or levied upon, assessed against or measured by Base Rent or other Rent payable hereunder, but only to the extent that such taxes would be payable if such Property Location (together with any other Property Locations owned by Landlord and subject to this Lease) were the only properties of Landlord; (f) all excise, franchise, privilege, license, sales, value added, use and similar taxes imposed upon the Rent or other monies owed hereunder, or upon the leasehold estate of either party (other than, transfers, sales or similar taxes imposed in connection with a direct or indirect transfer of Landlord’s leasehold estate); (g) payments in lieu of each of the foregoing, whether or not expressly so designated; (h) fines, penalties and other similar or like governmental charges applicable to any of the foregoing and any interest or costs with respect thereto solely attributable to the acts of Tenant; and (i) any and all other federal, state, county and municipal governmental and quasi-governmental levies, assessments or taxes and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, and any interest or costs with respect thereto, which are due and payable or accrue at any time during the Term. Each such Imposition, or installment thereof, during the Term shall be paid before the last day the same may be paid without fine, penalty, interest or additional cost; provided, however, that if, in accordance with Laws, any Imposition may, at the option of the taxpayer, be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition) (“Installments”), Tenant may exercise the option to pay the same in such Installments and shall be responsible for the payment of such Installments only, provided that all such Installment payments relating to periods prior to the expiration of the Term are required to be made prior to the Expiration Date or early termination of this Lease. Notwithstanding anything contained in this Section 3.01 to the contrary, (i) ”Impositions” shall include all real property taxes and assessments which were assessed, levied or imposed or which accrued prior to the Term if payable during the Term, and Tenant shall promptly pay such items as and when they become due and payable, and (ii) any real property taxes and assessments which accrue during the Term but become payable after the Term shall continue to be Tenant’s obligation or responsibility to pay.

3.02         Receipt of Payment. Tenant shall furnish to Landlord, within thirty (30) days after each Imposition is due, evidence reasonably satisfactory to Landlord evidencing the payment of an Imposition. Landlord and Tenant shall notify the appropriate governmental authorities to deliver bills or invoices for Impositions directly to Tenant. Notwithstanding anything in this Lease to the contrary, if Landlord and Tenant are unable, after having made commercially reasonable efforts to do so, to cause direct billing of Impositions to Tenant’s address, and Landlord fails to promptly (but in any event within ten (10) business days after

4

receipt thereof), deliver to Tenant any bill or invoice with respect to any Impositions that Landlord may receive and Tenant’s payment of such Impositions within twenty (20) business days after receipt of the tax bill results in the imposition of interest, penalties and/or late fees, then Landlord shall be responsible for such interest, penalties and/or late fees.

3.03         Exclusions.

(a)           Except as provided in Section 3.03(b) hereinbelow, nothing contained in this Article 3 shall require Tenant to pay foreign, state, local or federal income, inheritance, estate, succession, capital levy, capital stock, stamp, transfer (except transfers occurring as a result of Tenant exercising its right of substitution under Section 12.05 hereof), excess profit, revenue, gift or similar taxes of Landlord. For these purposes, income taxes shall include (i) taxes, however labeled, determined by reference to income, and (ii) any tax, however labeled, imposed on one or more alternative bases, where one or more of such alternative bases is based on income and the tax is in fact imposed on the income base; provided, however, that the maximum additional amount of Impositions with respect to a calendar year that Tenant may be responsible for hereunder as a result of the inclusion of “and the tax is in fact imposed on the net income base” may not exceed $50,000. Where a tax may be imposed on one or more alternative bases, one or more of which is based on income, and it is not in fact imposed on the income base, the tax actually imposed will be treated as an income tax hereunder to the extent of the amount that would have been imposed had the tax been imposed on an income base.

(b)           If, at any time during the Term, a tax or excise on Base Rent or other Rent or the right to receive rents or other tax, however described, is levied or assessed against Landlord as a substitute in whole or in part for any Impositions theretofore payable by Tenant, Tenant shall pay and discharge such tax or excise on Base Rent or other Rent or other tax before interest or penalties accrue, and the same shall be deemed to be an Imposition levied against the Premises.

3.04         Contest. Tenant shall have the right to contest (in the case of any item involving more than $10,000, after written notice to Landlord) the amount or validity, in whole or in part, of any Imposition by appropriate legal proceedings diligently conducted in good faith, at Tenant’s sole cost and expense, provided that (a) no Default (as defined in Section 16.01 below) by Tenant has occurred and is continuing; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Tenant is bound as a direct party and any REAs (as defined in Section 9.04 below) and Overleases and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable Laws; (c) no Property Location nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, cancelled or lost as a result of such proceedings; (d) such proceeding shall suspend the collection of such contested Imposition from the applicable Property Location; and (e) Tenant shall furnish such security as may be required by the appropriate governmental authorities in connection with the proceeding. Upon the termination of such proceedings, it shall be the obligation of Tenant to pay the amount of such Imposition or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees (including attorneys’ fees and disbursements), interest, penalties or other liabilities in connection therewith.

5

3.05         Reduction of Assessed Valuation. Subject to the provisions of Section 3.04, Tenant shall have the right to seek a reduction in the assessed valuation of each Property Location for real property tax purposes and to prosecute any action or proceeding in connection therewith.

3.06         Joinder of Landlord. Landlord shall join and reasonably cooperate in any proceedings referred to in Sections 3.04 and 3.05 or permit the same to be brought in its name but shall not be liable for the payment of any costs or expenses in connection with any such proceedings, and Tenant shall reimburse (as incurred) and indemnify Landlord (promptly upon demand) for any and all costs or expenses which Landlord may sustain or incur in connection with any such proceedings.

ARTICLE 4.
USE; COMPLIANCE

4.01         Use. Tenant shall have the right to use and occupy the Premises for any retail purpose or for any other use or purpose permitted by the applicable zoning authority and otherwise by Laws and, as applicable, any REAs or Overleases. Tenant shall have the right to cease operations for business (“go dark”) in up to ten percent (10%) of the aggregate of the (a) rentable square footage of the Premises covered by this Lease at the time of determination, and (b) rentable square footage of the leased premises under the Other Lease at the time of determination. Notwithstanding the foregoing, (i) as to any particular Property Location, if less than fifty percent (50%) of the rentable square footage of such Property Location is not operating for business, no portion of such Property Location shall be considered “dark”, (ii) no portion of a Property Location shall be considered “dark” unless such Property Location is “dark” for more than twelve (12) consecutive months, (iii) no portion of a Property Location shall be considered “dark” if Tenant ceases business operations in such Property Location in connection with a casualty, condemnation, Capital Improvement (as defined in Article 11) or Force Majeure (as defined in Section 31.10), and (iv) Tenant shall have the right to “go dark” in one (1) distribution center and such Property Location shall not count against the ten percent (10%) limitation set forth above. Tenant shall provide Landlord with written notice of a “go dark” Property Location, and an officer’s certificate of Tenant (1) certifying compliance with all of the square footage requirements set forth in the foregoing subsections (a), (b) and (i), and the other requirements or conditions set forth in the foregoing subsections (ii), (iii) and (iv), and (2) attaching a schedule of square footage calculations in support thereof (provided, however, that Tenant’s failure to deliver such notice and officer’s certificate to Landlord shall not constitute a default under this Lease). Notwithstanding the foregoing, the terms and provisions of this Lease and Tenant’s obligations hereunder (including without limitation, the payment of Base Rent and other Rent without reduction except as set forth in Articles 14 and 15, the maintenance of insurance as required under Article 6 and Tenant’s maintenance obligations under Section 9.02) shall remain in full force and effect with respect to any Property Location that has gone “dark”.

4.02         Compliance. Tenant’s use and occupation of each of the Property Locations, and the condition thereof, shall, at Tenant’s sole cost and expense, comply fully with all Legal Requirements (defined below), and all restrictions, covenants and encumbrances of record (including any owner obligations under such Legal Requirements), with respect to the Premises, in either event, the failure with which to comply could have a Material Adverse Effect (defined

6

below). Without in any way limiting the foregoing provisions, Tenant shall comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos, economic sanctions, and the Americans with Disabilities Act of 1990, as such act may be amended from time to time, and all regulations promulgated thereunder, as they affect the Premises now or hereafter in effect. Tenant shall comply with all Legal Requirements and directives of governmental authorities and, upon receipt thereof, shall provide to Landlord copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to any actual or alleged noncompliance event, the failure of which to comply could have a Material Adverse Effect. Tenant shall also reimburse Landlord for all Costs (defined below) incurred by Landlord in evaluating the effect of such an event on the Premises and this Lease (to the extent Tenant is not using reasonable efforts to comply with such an event and Landlord makes a reasonable and good faith determination that such evaluation is necessary), in obtaining any necessary licenses from governmental authorities as may be necessary for Landlord to enforce its rights hereunder, and in complying with all Legal Requirements applicable to Landlord as the result of the existence of such an event, and for any penalties or fines imposed upon Landlord as a result thereof. Tenant will use commercially reasonable efforts to prevent any act or condition to exist on or about the Premises which will materially increase any insurance rate thereon except when such acts are required in the normal course of its business, and in any event, Tenant shall pay for such increase; provided, however, the foregoing provision shall not in any way prevent Tenant from having the right to use and occupy the Premises in accordance with Section 4.01 above. Except to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used in this Section shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties (as defined in Section 13.03(a)) solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses (defined below) caused by, incurred or resulting from Tenant’s failure to comply with its obligations under this Section.

For purposes hereof:

“Costs” means all reasonable costs and expenses incurred by a Person (defined in Section 20.05 below), including, without limitation, reasonable attorneys’ fees and expenses, court costs, expert witness fees, costs of tests and analyses, travel and accommodation expenses, deposition and trial transcripts, copies and other similar costs and fees, and appraisal fees, as the circumstances require.

“Laws” means any constitution, statute, rule of law, code, ordinance, order, judgment, decree, injunction, rule, regulation, policy, requirement or administrative or judicial determination, even if unforeseen or extraordinary, of every duly constituted governmental authority, court or agency, now or hereafter enacted or in effect.

“Legal Requirements” means the requirements of all present and future Laws (including, without limitation, Environmental Laws (defined in Section 25.01(b) below) and Laws relating to accessibility to, usability by, and discrimination against, disabled individuals), all judicial and administrative interpretations thereof, including any judicial order, consent, decree or judgment,

7

and all covenants, restrictions and conditions now or hereafter of record which may be applicable to the Property Locations, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or restoration of any of the Property Locations, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Property Locations.

“Losses” means any and all claims, suits, liabilities (including, without limitation, strict liabilities), actions, proceedings, obligations, debts, damages, losses, Costs, fines, penalties, interest, charges, fees, judgments, awards, amounts paid in settlement and damages of whatever kind or nature, inclusive of bodily injury and property damage to third parties (including, without limitation, attorneys’ fees and other Costs of defense).

“Material Adverse Effect” means a material adverse effect on (a) any of the Property Locations, including, without limitation, the operation of any of the Property Locations and/or the value of any of the Property Locations; (b) Tenant’s ability to perform its obligations under this Lease; or (c) Landlord’s interests in any of the Property Locations or this Lease.

ARTICLE 5.
UTILITIES

5.01         Payment for Utilities. Tenant will pay, when due, all such charges which accrue during the Term of every nature, kind or description for utilities furnished to any Property Location or chargeable against any Property Location, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services. Prior to commencement of the Term, Tenant shall pay for all utilities or services at any Property Location used by it or its affiliates, agents, employees or contractors.

5.02         Utilities. Tenant shall have the right to choose and shall be responsible for contracting directly with all suppliers of utility services. In the event that any charge or fee is required by the state in which any Property Location is located or by any agency, subdivision or instrumentality thereof, or by any utility company or other entity furnishing services or utilities to such Property Location, as a condition precedent to furnishing or continuing to furnish utilities or services to such Property Location, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Article 5 shall include, but shall not be limited to, any charges or fees for present or future water or sewer capacity to serve each Property Location, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide each Property Location with adequate utility services. Tenant may elect to cause the separate metering of utilities to various portions of any Building. If Tenant makes such an election, the costs of such separate metering shall be at the sole and exclusive cost of Tenant. In the event Tenant fails to pay any such charge or fee contemplated by this Section 5.02, Landlord shall have the right, but not the obligation, to pay such charges or fees on Tenant’s behalf and Tenant shall reimburse Landlord for such utility charge upon Landlord’s demand therefor with interest accruing at the rate provided in Section 31.07. The inability of Tenant to obtain, or any stoppage of, the utility services referred to in this Article 5 resulting from any cause (other than Landlord’s gross negligence or willful wrongful acts) shall not make Landlord liable in any respect for damages of

8

any kind to any Person, property or business, or entitle Tenant to any abatement of Rent or other relief from any of Tenant’s obligations under this Lease.

ARTICLE 6.
INSURANCE

6.01         Tenant’s Insurance.

(a)           Tenant shall obtain and maintain the following coverages for all properties at its sole cost and expense:

(i)            “All Risk” or “Special Form” Property Insurance with a One Hundred Million Dollars ($100,000,000) per occurrence limit, with no aggregate for the peril of windstorm, tornado and hail, on the Buildings and Tenant’s Personalty (as defined in Section 7.02) located on each Property Location, (1) in an amount equal to one hundred percent (100%) of the full replacement cost, (2) containing an agreed amount endorsement waiving all co-insurance provisions; (3) providing for no deductible in excess of (a) One Hundred Thousand Dollars ($100,000) or (b) in the event that the Insurance Deductible Letter of Credit (defined below) is in full force and effect, Five Hundred Thousand Dollars ($500,000); and (4) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction under an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the improvements or the use of each individual Property Location shall at any time constitute legal non-conforming structures or uses. The full replacement cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Landlord by an appraiser or contractor designated and paid by Tenant and approved by Landlord, or by an engineer or appraiser in the regular employ of the insurer and at the expense of Tenant. After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade. For purposes of this Section 6.01(a)(i), the term “Insurance Deductible Letter of Credit” shall mean a letter of credit, combined for ShopKo Stores Operating Co., LLC (“ShopKo”) and Pamida Stores Operating Co., LLC (“Pamida”) so long as they jointly procure insurance, in an amount equal to Four Hundred Thousand Dollars ($400,000.00), naming Landlord or, at Landlord’s option, its Mortgagee (as defined in Section 17.01 below) as the sole beneficiary thereof, which letter of credit shall (A) be a transferable, clean, irrevocable, unconditional, standby letter of credit in form, substance and amount reasonably satisfactory to Landlord in its reasonable discretion, issued or confirmed by a commercial bank with a long term debt obligation rating of “AA” or better (or a comparable long term debt obligation rating) as assigned nationally-recognized statistical rating agency, (B) be payable upon presentation of a sight draft only to the order of Landlord or its Mortgagee at a New York City bank, (C) have an initial expiration date of not less than one (1) year and shall be automatically renewed for successive twelve (12) month periods for the Term, (D) provide for multiple draws, and (E) be transferable by Landlord or its Mortgagee, and its successors and assigns at a New York City bank.

(ii)           Commercial General Liability insurance (“Liability Insurance”) against liability for bodily injury and death, property damage, personal and advertising injury, liquor (to the extent liquor is sold or manufactured on any Property Location), optometrist and druggist professional liability (to the extent optometric and pharmacy operations exist on any

9

Property Location) on each Property Location, such Liability Insurance (1) to be on an “occurrence” form with a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the aggregate and to continue at not less than the aforesaid limit until required to be changed by Landlord in writing by reason of changed economic conditions making such protection inadequate; and (2) to provide coverage for premises and operations, products and completed operations on an “if any” basis, independent contractors, blanket contractual liability for all written and oral contracts and contractual liability covering the indemnities contained in this agreement. The deductible for Liability Insurance coverage shall not exceed Two Hundred Fifty Thousand Dollars ($250,000).

(iii)          Workers’ Compensation insurance providing statutory benefits and Employers Liability insurance with a limit of at least One Million Dollars ($1,000,000) for all Persons employed by Tenant at or in connection with each Property Location;

(iv)          Business Interruption/Loss of Rents insurance (1) covering all risks required to be covered by the insurance provided for in Section (i) above; (2) in an amount equal to one hundred percent (100%) of the projected gross income from each individual Property Location (on an actual loss sustained basis) for a period continuing until the restoration of the individual Property Location is completed; the amount of such business interruption/loss of rents insurance shall be determined prior to the signing of this Lease and at least once each year thereafter based on Tenant’s reasonable estimate of the gross earnings including one hundred percent (100%) of rent payables for the succeeding twenty-four (24) month period, and (3) containing an extended period of indemnity endorsement which provides that after the physical loss to the Buildings, improvements or Tenant’s Personalty has been repaired, the continued loss or income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable individual Property Location is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period;

(v)           Comprehensive Boiler and Machinery insurance, if applicable, in an amount equal to the greater of Five Million Dollars ($5,000,000) or full replacement cost of the Buildings, improvements and Tenant’s Personalty on terms consistent with the “All Risk” Property insurance required under subsection (i) above;

(vi)          Flood insurance, if any portion of a Building is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazard pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), of the following types and in the following amounts (1) coverage under policies issued pursuant to the Flood Insurance Acts (the “Flood Insurance Policies”) in an amount equal to the maximum limit of coverage available for the applicable individual Property Location under the Flood Insurance Acts, subject only to customary deductibles under such policies and (2) Excess Flood Insurance in an amount equal to the greater of (x) one hundred percent (100%) of replacement cost of the Buildings (including the improvements) located in the applicable individual Property Location, or (y) Ten Million Dollars ($10,000,000) for Property Locations outside Flood Zone A or V;

10

(vii)         Earthquake insurance for locations with Probable Maximum Loss percentages of 20 (PML 20%) or greater, and sinkhole and mine subsidence insurance in amounts equal to one times (1x) the probable maximum loss of each individual Property Location as determined by Landlord in its sole discretion and in form and substance satisfactory to Landlord, provided that with the exceptions for limits and deductibles the Earthquake insurance shall be on terms consistent with the “All Risk” Property insurance under subsection (i) above:

(viii)        Umbrella Liability insurance in an amount not less than Seventy Five Million Dollars ($75,000,000) per occurrence on the forms of Primary Commercial General Liability, Employers Liability, Optometrist Professional Liability and Druggist Professional Liability;

(ix)           At all times during which structural construction, repairs or alterations (including Capital Improvements) are being made with respect to the Buildings and the other improvements (1) Owner’s Contingent or Protective Liability insurance covering claims not covered by or under the terms or provisions of the insurance provided in Section (ii) above; and (2) Builders Risk insurance on a completed value form covering against “all risks” insured against pursuant to Section (i) above shall include permission to occupy each individual Property Location, and shall contain an agreed amount endorsement waiving coinsurance provisions;

(x)            Insurance against terrorism, terrorist acts or similar acts of sabotage (“Terrorism Insurance”) with coverage amounts of not less than Two Hundred Million and 00/100 Dollars ($200,000,000.00) (the “Terrorism Insurance Required Amount”). Notwithstanding the foregoing sentence, Tenant shall not be obligated to expend more than One Hundred Fifty Thousand Dollars ($150,000), increased annually based on increases in the CPI, in any fiscal year on insurance premiums for Terrorism Insurance (the “Terrorism Insurance Cap”). If the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Tenant shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap;

(xi)           With respect to each Property Location on which Tenant maintains a tank for the storage of Hazardous Materials, storage tank liability insurance that provides for corrective action, third party liability coverage, clean-up costs and defense costs at all times during the Term in an amount not less than those limits required to satisfy the financial responsibility requirements as determined by Title 40 the Code of Federal Regulations, but in no event less than Two Million Dollars ($2,000,000) per occurrence and Four Million Dollars ($4,000,000) in the aggregate (“Tank Insurance”); and

(xii)          Such other insurance and in such amounts from time to time that Landlord or its Mortgagee may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to each individual Property Location in or around the region in which the each individual Property Location is located.

(b)           Landlord shall be named as an “additional insured” for Liability Insurance, as an “additional named insured” and as a “loss payee” for Property Insurance, as an

11

“additional insured” for Tank Insurance, and as a “loss payee” for rental value or business interruption insurance. If any Property Location shall be subject to any Mortgage (as defined in Section 17.01), the applicable Liability Insurance shall, if required by such Mortgage, name the Mortgagee (as defined in Section 17.01) as an additional insured and the Property, Business Interruption/Loss of Rents, Boiler and Machinery, Flood, Earthquake and Terrorism insurance shall name the Mortgagee as a “loss payee” under a standard “noncontributory mortgagee” endorsement or its equivalent. In the case of Property, Boiler and Machinery, and Flood insurance, each policy shall contain a so-called New York standard non-contributing mortgagee clause in favor of any Mortgagee providing that the loss thereunder shall be payable to Landlord and Mortgagee, as their interests may appear.

(c)           All of Tenant’s insurance policies required hereunder shall be in such form and shall be issued by such responsible companies permitted to do business in the state where the applicable Property Location is located. All such companies shall have a rating of “A” or better for financial strength claims paying ability assigned by Moody’s Investors Service, Inc. (if Moody’s Investors Service, Inc. provides a rating for the insurer) and a rating of ”A” or better assigned by Standard & Poor’s Rating Group (“S&P”), provided that if any insurance required is provided by a syndicate of insurers, the insurers with respect to such insurance shall be acceptable if: (1) the first layer of coverage under such insurance shall be provided by carriers with a minimum financial strength rating from S&P of “A” or better; (2) sixty percent (60%) (seventy-five percent (75%) if there are four or fewer members in the syndicate) of the aggregate limits under such policies must be provided by carriers with a minimum financial strength rating from S&P of “A” or better; and (3) the financial strength rating from S&P for each carrier in the syndicate shall have a financial strength rating from S&P of at least “BBB”. All policies referred to in this Lease shall be procured, or caused to be procured, by Tenant, at no expense to Landlord, and for periods of not less than one (1) year. Evidence of insurance (in form and substance reasonably acceptable to Landlord) shall be delivered to Landlord on or before the Commencement Date and renewal evidence of insurance not less than ten (10) days prior to the date of expiration of the policies. Subject to the terms of Section 30 below, if Tenant fails to obtain and maintain insurance coverages in accordance with this Article 6, then Landlord, at Landlord’s sole option, upon fifteen (15) days prior written notice to Tenant and Tenant’s failure to cure within said period, may, but shall not be obligated to, procure such insurance on behalf of, and at the expense of, Tenant, and if Landlord exercises such right and expends any funds to obtain such insurance, Tenant shall reimburse Landlord for such amounts upon demand with interest accruing at the Default Interest rate provided in Section 31.07, from the time of payment by Landlord until fully paid by Tenant immediately upon written demand therefor by Landlord. It is understood that any such sums for which Tenant is required to reimburse Landlord shall constitute Rent under this Lease.

(d)           Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required by this Lease to be furnished by Tenant, unless Landlord and each Mortgagee is included therein as additional named insureds with any loss payable as provided in this Lease. Tenant shall promptly notify Landlord of the carrying of any such separate insurance and shall cause evidence of the same to be delivered as required in this Lease.

12

(e)           Tenant shall not violate or permit to be violated any of the conditions or provisions of any of Tenant’s insurance policies required hereunder, and Tenant shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing shall be willing to write and continue such insurance.

(f)            Each of Tenant’s insurance policies shall contain an agreement by the insurer that such policy shall not be cancelled or modified without at least ten (10) days’ prior written notice to Landlord and each Mortgagee, and contain clauses or endorsements to the effect that no act or negligence of Tenant, or anyone acting for Tenant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned. The Property Insurance shall contain a waiver of subrogation by the insurer of any right to recover the amount of any loss resulting from the acts or negligence of Landlord or its agents, employees or licensees.

(g)           Each of Landlord and Tenant hereby waives any and every claim for recovery from the other for any and all loss or damage to any Property Location or to the contents thereof, whether such loss or damage is due to the negligence of Landlord or Tenant or their respective agents or employees, which loss or damage is insured pursuant to this Lease; provided, however, that the foregoing waiver shall not be operative in any case where the effect thereof is to invalidate any insurance coverage of the waiving party or increase the cost of such insurance coverage. Each of Landlord and Tenant hereby waive all rights of subrogation that they may have against each other.

(h)           It is expressly understood and agreed that (1) if any insurance required hereunder, or any part thereof, shall expire, be withdrawn, become void by breach of any condition thereof by Tenant, or become void or in jeopardy by reason of the failure or impairment of the capital of any insurer, Tenant shall immediately obtain new or additional insurance reasonably satisfactory to Landlord and its Mortgagee; (2) the minimum limits of insurance coverage set forth in this Section 6.01 shall not limit the liability of Tenant for its acts or omissions as provided in this Lease; (3) Tenant shall procure policies for all insurance for periods of not less than one year and shall provide to Landlord and any servicer or Mortgagee of Landlord certificates of insurance or, upon Landlord’s request, duplicate originals of insurance policies evidencing that insurance satisfying the requirements of this Lease is in effect at all times; and (4) Tenant shall pay as they become due all premiums for the insurance required by this Section 6.01.

6.02         Blanket Policy. Property Insurance, at the option of Tenant, may be effected by blanket policies issued to Tenant covering the entire Premises (or any portion thereof) and other properties owned or leased by Tenant, provided that the policies otherwise comply with the provisions of this Lease.

13

ARTICLE 7.
RETURN OF PREMISES

7.01         Surrender of Possession. At the expiration or early termination of this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to each of the Buildings to Landlord and make known to Landlord the combination of all locks of vaults then remaining in each of the Buildings, and, subject to the following paragraph, shall return each Property Location and all equipment and fixtures of Landlord therein to Landlord in good working condition (subject to Tenant’s rights contained in Article 11 and Section 9.02), reasonable wear and tear, casualty and condemnation excepted.

7.02         Trade Fixtures and Personal Property. Tenant’s merchandise, furniture, machinery, trade fixtures, non-trade fixtures, inventory and other items of personal property of every kind and description (collectively, “Tenant’s Personalty”), shall belong to Tenant throughout the Term, and Tenant shall have the right to remove Tenant’s Personalty from each Property Location and the obligation to restore any damage to the applicable Property Location caused thereby, such removal and restoration to be performed prior to the end of the Term or within twenty (20) days following termination of this Lease or Tenant’s right of possession, whichever is earlier. If Tenant fails to remove such items, Landlord may do so and thereupon the provisions of Section 16.04 shall apply.

7.03         Survival. All obligations of Tenant under this Article 7 shall survive the expiration of the Term or earlier termination of this Lease.

ARTICLE 8.
HOLDING OVER

If Tenant remains in possession of any Property Location after the expiration of the Term, Tenant, at Landlord’s option and within Landlord’s sole discretion, may be deemed a tenant on a month-to-month basis and shall continue to pay Rent, except that Tenant shall pay Landlord one hundred twenty-five percent (125%) of the Base Rent then applicable to the final Lease Year of the Term for the period Tenant remains in possession of such Property Location. The foregoing provisions shall not serve as permission for Tenant to holdover, nor serve to extend the Term (although Tenant shall remain bound to comply with all provisions of this Lease until Tenant vacates each Property Location, and shall be subject to the provisions of Article 7).

ARTICLE 9.
CONDITION AND CARE OF PREMISES

9.01         As-Is Condition. Tenant acknowledges and agrees that Tenant accepts each Property Location in “AS-IS, WHERE-IS” condition and agrees that Landlord makes no representation or warranty as to the condition thereof. Tenant further acknowledges and agrees that, prior to the Commencement Date, Tenant or an affiliate of Tenant has been in sole and exclusive possession and control of each Property Location.

9.02         Tenant’s Obligations. Subject to Tenant’s rights set forth in Article 11 below and this Section 9.02, Tenant shall maintain, or cause to be maintained, in good working order each Property Location, including the Building and any other improvements located thereon, the equipment serving the Building, and the other improvements located thereon, including, without limiting the generality of the foregoing, roofs, foundations and appurtenances to the Building, all

14

mechanical, electrical, plumbing, and heating, air-conditioning and ventilation systems located in or otherwise serving such Building, and all water, sewer and gas connections, pipes and mains which service such Building which neither any public utility company nor a public authority is obligated to repair and maintain, and shall put, keep and maintain each Building, and the other improvements on such Parcel in good working order and make all repairs therein and thereon, interior and exterior, structural and nonstructural, necessary to keep the same in good working order and to comply with all applicable Laws, howsoever the necessity or desirability therefor may occur. When used in this Lease, the term “repairs” shall include all alterations, installations, replacements, removals, renewals and restorations, and the phrase “good working order” or “good working condition” means good working order or good working condition, reasonable wear and tear, casualty and condemnation excepted. Notwithstanding the foregoing, (a) Tenant also shall perform common area maintenance and repairs and other duties with respect to any Property Location or any adjoining property to the extent that Landlord is required to do so under any REAs (whereupon Tenant shall be entitled to reimbursement from any third party pursuant to any such REAs), and (b) so long as no Default has occurred and is continuing and subject to Tenant’s obligation to maintain each Property Location in good working order as set forth above, Tenant shall not be required to make any structural or capital repairs or improvements to the Premises during the last two (2) years of the Term. For purposes of this Section 9.02, “the last two (2) years of the Term” refers to the final years of the Term, as extended, and Tenant’s obligations to repair and maintain the Premises will continue during the last two (2) years of the initial Term or any Extension Period for which Tenant has exercised its Extension Option.

9.03         Landlord Not Obligated. Landlord shall not be required to furnish any services, utilities or facilities whatsoever to the Premises, nor shall Landlord have any duty or obligation to make any alteration, change, improvement, replacement, restoration or repair to, or to demolish, the Buildings or any other improvements presently or hereafter located on the Parcels. Tenant assumes the full and sole responsibility for the condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises, including any Building or any other improvements.

9.04         Compliance with REA(s). Notwithstanding anything to the contrary contained herein, it is expressly understood and agreed by and between Landlord and Tenant that the Property Locations may be subject to construction, operating, development, cross easement and reciprocal easement agreements or other declarations, covenants, restrictions or easement agreements in effect as of the Effective Date, or subsequently entered into as provided in this Section 9.04 or Article 26, in favor of an owner of adjoining property or to which Landlord is a party or which is binding on Landlord or the Premises or which is a matter of public record affecting such Property Location or any portions thereof, or any similar agreements, as may be amended from time to time (hereinafter each referred individually as an “REA” and collectively as the “REAs”), and Tenant, for itself and any permitted assignee or subtenant, hereby covenants and agrees to comply with, perform all obligations (whether those of Tenant or Landlord) under and not violate any provision of the REAs. Tenant shall pay or cause to be paid, in a timely manner, all charges, costs and other obligations imposed on or with respect to the Premises or Landlord pursuant to any REAs. Neither Landlord nor Tenant shall grant or agree to any new REA affecting a Property Location or to any consents, approvals, waivers, modifications, amendments or terminations of any REA in existence as of the Effective Date (collectively, an “REA Change”) without the prior written consent of the other party in each instance, which

15

consent shall not be unreasonably withheld, delayed or conditioned; provided, however, with respect to the development of previously subdivided outlots owned by Tenant that are not part of the Premises, Tenant shall have the right to consent to such outlot development on behalf of Landlord under any REA (or Landlord shall execute a consent, in form and substance reasonably satisfactory to Landlord, upon the reasonable request of Tenant) so long as Tenant represents to Landlord that such development does not materially and adversely affect the use or operation of or access to or from the applicable Property Location and the development will not (a) cause any portion of such Property Location to be in violation of any Legal Requirements, (b) create any liens on such Property Location, or (c) violate the terms of any document or instrument of record encumbering such Property Location, including without limitation, any REA. In any instance in which a party requests the consent of the other party to an REA Change, the other party shall respond to such request within twenty (20) days; provided, that if there is no response within said twenty (20) day period, consent shall be deemed to have been given upon the expiration of said twenty (20) day period. Landlord agrees that Tenant shall enjoy the access, parking, easement and right to receive services and benefits that inure to Landlord under all REAs, concerning such access, parking, easement rights or the right to receive services thereunder. Landlord hereby grants unto Tenant the rights of enforcement and audit with respect to all of the REAs on Landlord’s behalf, at Tenant’s sole cost and expense. If Tenant cures a default or enforces performance by the other owner or other party to an REA in accordance with an REA and in doing so spends money, or if at the time in question Tenant is performing the common area maintenance under that REA and the adjacent owner or other party fails to pay its share of expenses, Landlord grants Tenant, to the extent granted under the REA, the right to collect reimbursement from the adjacent owner or the other party to said REA, provided that Landlord shall have no liability to Tenant with respect to any amounts paid or costs incurred by Tenant. Landlord agrees that, upon Tenant’s request and at Tenant’s sole cost and expense, Landlord will enforce the terms of any REAs for the benefit of Tenant. Except to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used in this Section shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to a default by Tenant under the REAs, that continues beyond applicable notice and cure periods, and any enforcement actions described in this Section. Promptly after the request of Tenant, Landlord shall execute such documents as may be reasonably requested by Tenant in connection with any REA so that to the extent permitted by such REA, (i) Tenant is entitled to directly receive any notices under the REA (with a required copy to Landlord), (ii) Tenant, together with Landlord, is named as a co-insured under any insurance policies required to be maintained by any other party under the REA, (iii) Tenant, together with Landlord, is afforded the benefit of all rights, easements, licenses and benefits afforded to the Property Location under the REA, and (iv) Tenant is able to directly enforce and audit the REA and to directly exercise all rights and remedies in connection with any breach of the REA by any other party.

16

9.05         Required Repairs. On the Commencement Date, Tenant shall deposit with Landlord the sum of Four Hundred Eighty-Two Thousand Two Hundred Sixty-Five and No/00 Dollars ($482,265.00) (or deliver a Letter of Credit as defined in Section 30.06(d) in such amount, which Letter of Credit shall be held and disbursed in the same manner as described in Section 30.05 hereof with respect to the Letter of Credit for the Required Repairs), to complete each item of the repairs relating to the Property Locations described on Exhibit I (the “Required Repairs”) and Landlord shall hold or cause the Mortgagee to hold such amount for Tenant’s benefit in an interest-bearing account (which may be a book entry subaccount) (the “Required Repairs Subaccount”); all interest thereon shall accrue for the benefit of Tenant. Tenant shall complete the Required Repairs at the applicable Property Location on or before the deadline for such Required Repairs as set forth in Exhibit I. Landlord shall disburse or cause the Mortgagee to disburse the funds held in the Required Repairs Subaccount to Tenant, within fifteen (15) days after the delivery by Tenant to Landlord of a request therefor, in an amount greater than Twenty-Five Thousand Dollars ($25,000) (or a lesser amount if the total amount in the Required Repair Subaccount is less than Twenty-Five Thousand Dollars ($25,000), in which case only one disbursement of the amount remaining in the account shall be made), accompanied by the following items: (a) a certificate signed by an officer of Tenant: (i) stating that the Required Repair which is the subject of the requested disbursement has been completed, (ii) identifying each Person that supplied materials or labor in connection with such Required Repairs or any portion thereof, and (iii) stating that each such Person supplying materials or labor has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the Required Repairs which is the subject of the requested disbursement; (b) copies of appropriate lien waivers, to the extent applicable, or other evidence of payment reasonably satisfactory to Landlord; and (c) if requested by Landlord’s Mortgagee, a title search for such Property Location indicating that such Property Location is free from all liens, claims and other encumbrances not previously approved by Landlord. Landlord shall be obligated to make (or cause Mortgagee to make) disbursements from the Required Repair Subaccount with respect to a Property Location in the amount allocated for such Property Location set forth in Exhibit I (even if the cost to complete such work is less than the amount set forth in Exhibit I) but Landlord shall not be obligated to make (or cause Mortgagee to make) disbursements in excess of the amount allocated for Property Location as set forth in Exhibit I. If Tenant does not complete the Required Repairs at the applicable Property Location by the required deadline for such Required Repairs, then Landlord may apply such funds to completion of such Required Repairs. Upon Tenant’s completion of all Required Repairs in accordance with this Section, Landlord shall release or cause Mortgagee to release any funds remaining in the Required Repairs Subaccount, if any, to Tenant.

9.06         Warranties. Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant (to the extent assignable), (a) all claims against third parties for damages to the Premises to the extent that such damages are Tenant’s responsibility to repair pursuant to the provisions of this Lease, and (b) all warranties, guaranties and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Property Locations, including, but not limited to, any rights and remedies existing under contract or pursuant to the Uniform Commercial Code (collectively, the “Warranties”). Tenant shall take all commercially reasonable action necessary to preserve the rights under the Warranties assigned hereunder. Upon the occurrence of a Default and the Landlord’s exercise of its remedies under Section 16.02 hereof or the expiration

17

or sooner termination of this Lease, the Warranties shall automatically revert to Landlord. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required.

ARTICLE 10.
RIGHTS RESERVED TO LANDLORD

Landlord reserves the right, exercisable without notice and without liability to Tenant for damage or injury to property, Person or business and without effecting an eviction or disturbance of Tenant’s use or possession or giving rise to any claim for setoff or abatement of rent or affecting any of Tenant’s obligations under this Lease, (a) at any time during the one hundred twenty (120) days prior to the expiration of the Term, to exhibit each Property Location at reasonable hours upon prior notice to Tenant and giving Tenant the opportunity to have its representative accompany the group performing such exhibition, and (b) to decorate, remodel, repair, alter or otherwise prepare each Property Location for re-occupancy at any time after a Default by Tenant under this Lease and Tenant surrenders the Premises to Landlord.

ARTICLE 11.
ALTERATIONS

11.01       Alterations. Tenant shall have the sole and complete right and authority, without Landlord’s consent or approval but subject to the provisions contained in any REAs and Overleases relating to alterations, to alter or change each Property Location in any way, including, without limitation, dividing each Property Location (excluding any subdivision of any land) and adding additional signage; provided that (i) Tenant gives Landlord prior written notice of any material alterations, and (ii) at any one time Tenant may not make any proposed structural alterations to any Property Location in excess of Two Million Dollars ($2,000,000) per Lease Year, increased annually based on increases in the CPI (as defined in Section 31.16) (the “Alteration Cap”), without Landlord’s prior written consent, which consent shall not be unreasonably, withheld, conditioned or delayed, it being understood, however, that the refusal or failure of Landlord’s Mortgagee to grant consent (to the extent required and applicable) to the alterations shall be a reasonable basis for Landlord to withhold its consent. For the purposes of this Lease, the term “structural” shall mean the roof, foundation or load-bearing walls of any Building. In addition, Tenant shall not demolish, replace or materially alter any structural or non-structural portions of any Building or any other improvements located on a Property Location, or any part thereof, or make any addition thereto, whether voluntary or in connection with a repair or Restoration (as defined in Section 14.01) required by this Lease (collectively, the “Capital Improvement”), unless Tenant shall comply with the following requirements:

(a)           Each Capital Improvement, when completed, shall be of such a character as not to materially reduce the value of the applicable Property Location below its value immediately before construction of such Capital Improvement was commenced;

(b)           Each Capital Improvement shall be made with reasonable diligence (subject to Force Majeure) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and, as applicable, any of the REAs and Overleases. No Capital Improvement shall impair the safety or structural integrity of the applicable Building;

18

(c)           In connection with the construction of any Capital Improvement, the applicable Property Location and the assets of Landlord shall (subject to the provisions of Article 26) at all times be free of liens for work, services, labor and materials supplied or claimed to have been supplied to the applicable Property Location;

(d)           No structural Capital Improvement shall be undertaken without obtaining the insurance required by Section 6.01 hereof, and “all risk” builder’s risk property insurance for the full replacement cost of the subject Capital Improvement on a completed value basis;

(e)           No Capital Improvement shall be undertaken until Tenant shall have procured and paid for, insofar as the same may be required from time to time, all permits and authorizations of all governmental authorities for such Capital Improvement. Landlord shall join in the application for such permit or authorization and cooperate with Tenant and execute any additional documents as may be necessary to allow Tenant to complete the alterations and changes, provided it is made without cost, liability, obligation or expense to Landlord. Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to construction of any Capital Improvements and any failure to comply with the requirements in connection with a Capital Improvement as described in this Section;

(f)            All Capital Improvements shall be deemed a part of the Premises and, except as set forth in Section 7.02, belong to Landlord at the expiration or early termination of the Term, and Tenant shall execute and deliver to Landlord such instruments as Landlord may require to evidence the ownership by Landlord of such Capital Improvements; and

(g)           Excluding Capital Improvements required as a result of any condemnation or casualty or required to comply with Legal Requirements, the maximum costs of Capital Improvements that are not substantially complete or not fully paid for by Tenant, at any one time, shall not exceed Thirty Million Dollars ($30,000,000), increased annually based on increases in the CPI.

Upon completion of the Capital Improvements, Tenant shall promptly provide Landlord with (1) an architect’s certificate certifying that the Capital Improvements have been completed in conformity with the plans and specifications therefor (if the alterations are of such a nature as would customarily require the issuance of such certificate from an architect), (2) a certificate of occupancy (if the alterations are of such a nature as would require the issuance of a certificate of occupancy under applicable Laws), and (3) any other documents or information reasonably requested by Landlord.

ARTICLE 12.
ASSIGNMENT AND SUBLETTING

12.01       Assignment. (a) Subject to Section 12.07 below, Tenant shall have the right to assign or transfer this Lease, either wholly or in part, or any interest hereunder, without Landlord’s consent or approval, so long as Tenant shall remain liable under this Lease, provided that no more than ten percent (10%) of the total aggregate of the (i) rentable square footage of the Property Locations that are used for retail purposes and (ii) rentable square footage of the

19

properties subject to the Other Lease that are used for retail purposes, are assigned to assignees that are not national or regional retailers. Upon the occurrence of any assignment: (1) Tenant shall provide to Landlord notice thereof, along with a copy of such assignment and an officer’s certificate of Tenant, in the form attached hereto as Schedule 12.01, certifying compliance with the foregoing square footage restrictions, together with a schedule of square footage calculations attached thereto and, if applicable, that the conditions set forth in Section 12.01(b) below have been satisfied; (2) Landlord shall enter into a separate lease with assignee as to that portion of the Premises assigned upon substantially the same terms and conditions as this Lease (except for such provisions which by their terms are not applicable to such Premises assigned), including, without limitation, (A) the base minimum rent per square foot of the portion of the Premises assigned is equal to or greater than the rent as determined in accordance with Exhibit B attached hereto and made a part hereof, (B) the lease term for such assignment is at least equal to the then remaining Term, and (C) the use of the assigned portion of the Premises will not violate any Laws or REAs or Overleases; (3) (I) the cross-default provisions of Section 16.01(j) of this Lease shall no longer apply as between this Lease and any lease of all or any portion of the Premises which has been assigned to a third party by Tenant in accordance with and pursuant to the requirements of the provisions of this Section 12.01 (an “Assigned Lease”) and (II) no default under an Assigned Lease shall constitute a Default under this Lease and no Default under this Lease shall constitute a default under an Assigned Lease, and (4) this Lease shall be amended to release such Property Location from this Lease and to reduce the Base Rent by the amount of the rent paid by the assignee, with all other terms and conditions of this Lease remaining in full force and effect.

(b)           Notwithstanding any provision contained in Section 12.01(a), but subject to the continuing limitations set forth in Section 12.07 below, as to that portion of the Premises assigned, Tenant’s obligations under this Lease shall terminate entirely and, except for any liabilities of Tenant which accrued prior to the date of assignment, Tenant shall be released of any liability under this Lease so long as the following conditions are met: (i) the assignee has an investment rating of “BBB” or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service), or (ii) at the time of the proposed assignment, the assignee (1) has a tangible net worth as determined in accordance with generally accepted accounting principles consistently applied (“Tangible Net Worth”) of at least Fifty Million Dollars ($50,000,000), and (2) meets or exceeds an EBITDAR Ratio (calculated on a trailing twelve (12) month basis at the time of such test) (as defined in Section 30.06(c)) of 1.60 to 1, and (3) has an annual revenue of at least Six Hundred Million Dollars ($600,000,000), or (iii) the assignee has a Tangible Net Worth of at least Two Hundred Fifty Million Dollars ($250,000,000); provided, however, that Tenant may satisfy any one of the foregoing conditions of assignee by providing, or causing to be provided, a guaranty agreement, in form and substance reasonably acceptable to and approved by Landlord, in writing, such approval not to be unreasonably withheld or delayed, which guaranty shall be from an entity that meets the requirements of (i), (ii) or (iii) set forth above in this Section 12.01(b).

12.02       Change of Control. The following transactions, transfers or changes in control or ownership of Tenant shall not constitute an assignment under the terms of this Lease: (a) a transfer of Tenant’s entire interest in this Lease to any entity in connection with intercompany corporate transfers whose ownership is controlled by Tenant or Tenant’s parent or ultimate parent; or (b) a transfer of Tenant’s entire interest in this Lease to any entity which has the power

20

to direct Tenant’s management and operation, or any entity whose management and operation is controlled by Tenant or Tenant’s parent or ultimate parent or is under common control with Tenant or Tenant’s parent or ultimate parent; or (c) a transfer of Tenant’s entire interest in this Lease to any entity, a majority of whose voting rights are owned by Tenant or Tenant’s parent or ultimate parent; (d) a transfer to any entity into which or with which Tenant, its successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions of merger or consolidation of entities, so long as the liabilities of the entities participating in such merger or consolidation are assumed by the entity surviving such merger or created by such consolidation; or (e) a sale of substantially all of the stock of Tenant; or (f) a sale of substantially all of the assets of Tenant to a single entity that expressly assumes this Lease; or (g) a similar intercompany transaction to those described in (a), (b) or (c) above; or (h) a similar corporate transaction to those described in (d), (e) and (f) above. With respect to each of the transactions described in items (a), (b), (c) and (g) above of this Section, Tenant shall remain liable under this Lease. With respect to each of the transactions described in items (d), (e), (f) and (h) above of this Section, Tenant’s obligations under this Lease shall terminate entirely and Tenant shall be released of any liability under this Lease, except for any liabilities of Tenant which accrued prior to the date of such transaction.

12.03       Subletting and Non-Disturbance. Subject to Section 12.07 below, Tenant shall have the right to sublet any portion of the Premises, without Landlord’s consent or approval, so long as Tenant shall remain liable under this Lease and Tenant delivers notice thereof to Landlord along with a copy of any such sublease. Upon the request of Tenant from time to time, if (a) the terms of a sublease were negotiated on an arm’s length basis with a third party not affiliated with Tenant; (b) the base minimum rent per square foot of the portion of the Premises sublet for the term of such sublease is equal to or greater than the amount as determined in accordance with Exhibit B; (c) the terms of the sublease shall have substantially the same terms and conditions as this Lease, including, without limitation, the same lease term, rent escalations, covenants, escrows and reserves and financial reporting requirements (except for such provisions which by their terms are not applicable to such Premises sublet); (d)  the tenant under the sublease at the time of the sublease (i) has an investment rating of “BBB” or better from Standard and Poor’s (or an equivalent rating or shadow rating from another nationally recognized statistical rating service) or (ii) at the time of the proposed sublease, is a reputable, creditworthy tenant and meets or exceeds an EBITDAR Ratio (calculated on a trailing twelve (12) month basis at the time of such test) of 1.25 to 1; or (iii) at the time of the proposed sublease, has a Tangible Net Worth of at least Twenty Five Million Dollars ($25,000,000), (provided, however, that Tenant may satisfy any one of the foregoing conditions of tenant under the sublease set forth in (d)(i), (ii) or (iii) above by providing, or causing to be provided, a guaranty (in form and substance reasonably acceptable to and approved by Landlord in writing, such approval not to be unreasonably withheld or delayed) from an entity that meets any of the foregoing requirements), (e) the sublease contains no other material provisions that (i) benefit the subtenant and are unusual for a “market” sublease of the type in question and (ii) are materially adverse to a landlord, and (f) Tenant provides Landlord with an officer’s certificate of Tenant certifying compliance with the criteria in subsections (a) through (e), and attaching a schedule of rent calculations and other details supporting the certifications, in the form attached hereto as Schedule 12.03, then Landlord shall execute and deliver to such subtenant a written agreement substantially in the form attached hereto as Exhibit D (an “NDA”), to the effect that, notwithstanding the termination of this Lease or Tenant’s possessory and other rights and

21

obligations under this Lease by Landlord, so long as such subtenant shall continue to observe and perform all of its obligations under a sublease, such subtenant and the rights of subtenant under any sublease shall not be disturbed by Landlord but shall continue in full force and effect, Landlord shall assume the obligations of the landlord under the sublease and the provisions of Section 16.01(j) or any other Default under this Lease shall not apply to any such sublease. For avoidance of doubt, the payment by Tenant to a subtenant of a tenant allowance at the execution of the sublease shall not be considered unusual. In the event of a termination of this Lease, any sublease for which a NDA has been executed and delivered by Landlord shall continue in full force and effect as a direct lease between Landlord and subtenant. Landlord agrees to execute, and to use commercially reasonable efforts to cause its Mortgagee to execute, such documentation as may be reasonably required to effectuate the non-disturbance contemplated herein, including, without limitation, estoppel letters, recognition agreements and a non-disturbance agreement, substantially in the form attached hereto as Exhibit D.

12.04       Assignment by Landlord. As a material inducement to Landlord’s willingness to complete the transactions contemplated by this Lease (the “Transaction”), Tenant hereby agrees that Landlord may, from time to time and at any time and without the consent of Tenant, engage in all or any combination of the following, or enter into agreements in connection with any of the following or in accordance with requirements that may be imposed by applicable securities, tax or other Laws: (a) the sale, assignment, grant, conveyance, transfer, financing, re-financing, purchase or re-acquisition in whole, but not part, of the Premises or this Lease, Landlord’s right, title and interest in this Lease, the servicing rights with respect to any of the foregoing, or participations in any of the foregoing, provided, however, in no event may Landlord disclose or permit the disclosure of the financial information described in Section 31.17(g) (except as otherwise provided therein) to any potential purchaser, assignee, transferee or lender that owns or can direct the management, directly or indirectly, of five (5) or more commonly managed retail locations; or (b) a Securitization (defined in Section 31.22 below) and related transactions. Without in any way limiting the foregoing, the parties acknowledge and agree that Landlord, in its sole discretion, may assign this Lease or any interest herein to another Person (including without limitation, a taxable REIT subsidiary) in order to maintain Landlord’s or any of its affiliates’ status as a REIT. In the event of any such sale or assignment other than a security assignment, Tenant shall attorn to such purchaser or assignee (so long as Landlord and such purchaser or assignee notify Tenant in writing of such transfer and such purchaser or assignee expressly assumes in writing the obligations of Landlord hereunder). At the request of Landlord, Tenant will execute such documents confirming the sale, assignment or other transfer and such other agreements as Landlord may reasonably request, provided that the same do not increase the liabilities and obligations, or decrease the rights, of Tenant hereunder in any manner whatsoever, and Landlord shall reimburse the reasonable costs and expenses incurred by Tenant related to the execution and delivery of such documents, provided that such costs and expenses are in excess of the costs and expenses Tenant may incur in connection with the performance of its obligations under this Lease. Landlord shall be relieved, from and after the date of such transfer or conveyance, of liability for the performance of any obligation of Landlord contained herein, except for any obligations or liabilities accrued prior to the date of such assignment or sale.

12.05       Substitution. Subject to Section 12.07 below, Tenant shall have the right to substitute like-kind assets for the Property Locations; provided, however, that (1) Tenant shall

22

not have any such substitution right if the substitution of any Property Location would cause Landlord to recognize income or gain from a “prohibited transaction” as defined under Section 857(b)(6) of the Internal Revenue Code of 1986, as the same may be amended from time to time (the “Code”) or such substituted like-kind asset is not “real property” under Section 856 of the Code, and (2) Landlord may irrevocably elect to retain the Property Locations that Tenant requests for substitution. If Tenant elects to conduct a substitution such that another unencumbered property location or locations (the “Substitute Property”) is substituted for a Property Location being released:

(a)           Tenant shall reimburse Landlord for substitution fees, costs and expenses (including without limitation, fees and expenses related to legal opinions) charged by Landlord’s Mortgagee and other out-of-pocket fees and costs reasonably and actually incurred by Landlord in connection with such substitution;

(b)           Subject to the requirements set forth in this Section 12.05, Landlord covenants that it shall provide Tenant with such cooperation as Tenant may reasonably request to qualify any exercise by Tenant of a substitution right under this Section 12.05 as a transaction qualifying under Section 1031 of the Code;, provided, however, that (i) Landlord shall not be obligated to pay, suffer or incur any additional expenses or liabilities as a result of cooperating in Tenant’s exchange and Landlord shall not be obligated to acquire any other real property in connection with Tenant’s exchange; (ii) Landlord shall not have any liability to Tenant for failure of the exchange to qualify under the Code; (iii) except as otherwise expressly provided in this Lease, any assignment(s) made by Tenant in connection with such exchange shall not relieve Tenant of its obligations under this Lease; and (iv) the completion of one or more tax-deferred exchanges is not a condition to the performance by Tenant of the obligations of Tenant set forth in this Lease; and

(c)           The substitution shall comply with the substitution requirements, if any, of Landlord’s Mortgagee related to substitution, as well as the following:

(i)            the Substitute Property shall be made subject to this Lease with no decline in Base Rent or any other Rent due hereunder;

(ii)           the appraised value of the Substitute Property shall be equal to or greater than the appraised value of the Property Location being released (each such appraisal having been prepared within one hundred eighty (180) days prior to the release and substitution date);

(iii)          the Substitute Property shall have a store level profitability equal to or greater than the store level profitability of the Property Location being released;

(iv)          to the extent required by its Mortgagee, Landlord shall have obtained (A) the written consent of its Mortgagee to such substitution, and (B) confirmation from each statistical rating agency that has assigned a rating to securities sold in any Securitization in which any loan related to a Mortgage has been included that such Substitute Property shall not result in the downgrade, withdrawal or qualification of any securities backed by such respective loan;

23

(v)           no Default under this Lease has occurred and is continuing;

(vi)          the Property Location being substituted shall be released from this Lease;

(vii)         with respect to the Substitute Property, Landlord and its Mortgagee shall have received an engineering report and an environmental report, dated not more than one hundred eighty (180) days prior to the proposed date of substitution, acceptable to Landlord and its Mortgagee; and

(viii)        Landlord shall have received an officer’s certificate of Tenant certifying that the square footage of the Substitute Property complies with the provisions in Section 12.07 hereof, along with square footage calculations in support thereof.

12.06       Concessionaires. Notwithstanding anything herein to the contrary, Tenant shall have the right, without Landlord’s consent or approval, to sublease or license up to ten percent (10%) of the rentable square footage of each Property Location to concessionaires consistent with Tenant’s typical store operations, including without limitation, the existing license agreement between Tenant and Payless dated July 23, 1999, as amended; provided that (a) the term of such sublease or license shall not extend beyond the period that ends one day before the expiration of the Term; and (b) Tenant (i) gives Landlord written notice thereof, (ii) makes commercially reasonable efforts to provide to Landlord copies of any such subleases or licenses (provided that the failure to deliver the same shall not constitute a default by Tenant under this Lease), and (iii) provides Landlord with an officer’s certificate of Tenant certifying that the foregoing square footage restrictions have not been breached, along with a schedule of square footage calculations in support thereof attached thereto. Any sublease or licenses to concessionaires shall not count towards the limits against subletting set forth in Section 12.07 below.

12.07       Limits on Assignment, Subletting and Substitution. Notwithstanding anything to the contrary contained in this Lease and without in any way eliminating or diminishing Tenant’s obligation to comply with all Legal Requirements or its obligations hereunder, (a) the maximum amount of rentable square footage in this Lease that can be assigned, sublet or substituted in any one (1) year is limited to twenty percent (20%) of the aggregate rentable square footage of the Buildings and the maximum amount of rentable square footage in this Lease that can be assigned, sublet or substituted over the Term is limited to thirty percent (30%) of the aggregate rentable square footage of the Buildings; provided, however that the limits set forth in this Section 12.07 shall not apply to subleases or assignments with respect to (i) any Property Locations for which the Tenant is permitted to “go dark” pursuant to Section 4.01, or (ii) any concessionaire as described in Section 12.06, or (iii) any subleases existing as of the Effective Date; and (b) any attempted assignment, subletting or substitution in violation of this Section 12.07 shall be deemed null and void, and of no force or effect. Furthermore, Tenant shall not have the right to assign or sublet all or any portion of the Buildings unless Tenant shall have provided to Landlord, immediately prior to the effective date of such assignment or sublease, an officer’s certificate (the “Assignment or Sublease Officer’s Certificate”) signed by an officer of the assignee or sublessee certifying that none of the parties identified by Landlord as a ten percent (10%) shareholder of Landlord (on a written list certified by Landlord and to be

24

provided to Tenant following the request of Tenant in connection with any proposed assignment or sublease) owns, directly or, to the assignee’s or sublessee’s actual knowledge after such assignee or sublessee has made inquiry of its officer or similar person that is responsible for maintaining records regarding the direct ownership of such assignee or sublessee, indirectly, (1) ten percent (10%) or more of the total combined voting power of all classes of voting capital stock of the assignee or sublessee, as the case may be, or (2) ten percent (10%) or more of the total value of all classes of capital stock of the assignee or sublessee, as the case may be. Landlord shall provide the written list described in the preceding sentence within five (5) business days of written request therefore by Tenant and, in the absence of timely provision of such list, such officer’s certificate shall be based on the latest written list delivered by Landlord to Tenant.

ARTICLE 13.
WAIVER OF CERTAIN CLAIMS; INDEMNITY BY TENANT

13.01       Waiver of Certain Claims. Except as otherwise required under applicable law or to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” used throughout this Article 13 shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), but in all events, subject to the waiver of claims and subrogation set forth in this Lease, the Landlord Indemnified Parties shall not in any event whatsoever (a) be liable for any injury or damage to Tenant or any third party happening in, on or about the Premises, nor for any injury or damage to the Premises or to any property belonging to Tenant (including Tenant’s Personalty) or any third party which may be caused by any fire, breakage or other Casualty Event, or by any other cause whatsoever or by the use, misuse or abuse of any of the Buildings or any other improvements at a Property Location or which may arise from any other cause whatsoever; nor (b) be liable to Tenant or any third party for any failure of water supply, gas, telephone or electric current, nor for any injury or damage to any property of Tenant (including Tenant’s Personalty) or to the Premises caused by or resulting from gasoline, oil, steam, gas or electricity or hurricane, tornado, flood, wind or similar storms or disturbances, or water, rain, sleet, ice or snow which may leak or flow from the street, sewer, gas mains or subsurface area or from any part of the Premises, or leakage of gasoline or oil from pipes, storage tanks, appliances, sewers or plumbing works therein, or from any other place or from any other cause, nor for interference with light or other incorporeal hereditaments by anybody, or caused by any public or quasi-public work.

13.02       Tenant Responsible for Personal Property. All Tenant’s Personalty and other personal property belonging to any occupant of any Property Location that is in the applicable Building or the remainder of such Property Location shall be there at the risk of Tenant or other Person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

13.03       Indemnification.

(a)           Tenant agrees to use and occupy the Premises at its own risk and hereby releases the Landlord Indemnified Parties from all claims for any damage or injury to the full

25

extent permitted by law. Except to the extent of Landlord’s willful wrongful acts or gross negligence and without in any way limiting Tenant’s other indemnification obligations under this Lease (including without limitation, those set forth in Sections 9.04, 11.01(e), 25.08  and 32.01), Tenant shall (promptly as incurred or upon demand by any Landlord Indemnified Party) indemnify, save, protect, defend and hold harmless Landlord and any agent, beneficiary, representative, contractor, manager, member, director, employee, Mortgagee, officer, director, parent, partner, shareholder, trustee, affiliate, subsidiary, participant, successors and assigns of Landlord (collectively, with Landlord, the “Landlord Indemnified Parties”, and each, a “Landlord Indemnified Party”) from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by any Landlord Indemnified Party during or after (but attributable to a period of time falling within) the Term caused by, incurred or resulting from Tenant’s operations or by Tenant’s use and occupancy of the Premises, whether relating to its original design or construction, latent defects, alteration, maintenance, use by Tenant or any Person thereon.

(b)           Landlord shall indemnify, save, protect, defend and hold harmless Tenant and any agent, beneficiary, representative, contractor, manager, member, director, employee, Leasehold Mortgagee, officer, director, parent, partner, shareholder, trustee, affiliate, subsidiary, participant, successors and assigns of Tenant (collectively the “Tenant Indemnified Parties” and each, a “Tenant Indemnified Party”; the Tenant Indemnified Party and the Landlord Indemnified Party shall be collectively called the “Indemnified Party”) harmless from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable engineers’, architects’ and attorneys’ fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Tenant Indemnified Party by reason of any willful wrongful act or gross negligence by Landlord pursuant to or in connection with this Lease or Landlord’s repossession of the Premises.

(c)           The obligations of Tenant and Landlord under this Article 13 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.

(d)           If any claim, action or proceeding is made or brought against any Indemnified Party against which it is indemnified pursuant to this Section 13.03, then, upon demand by any Indemnified Party, the other party shall resist or defend such claim, action or proceedings in the Indemnified Party’s name, if necessary, by the attorneys for the insurance carrier (if such claim, action or proceeding is covered by insurance), otherwise by such attorneys as the Indemnified Party shall approve, which approval shall not be unreasonably withheld or delayed.

(e)           The provisions of this Section 13.03 shall survive for a period of five (5) years after the Expiration Date or earlier termination of this Lease.

26

ARTICLE 14.
USE OF CASUALTY INSURANCE PROCEEDS

14.01       Tenant’s Obligation to Restore. If all or any part of the improvements on any Property Location shall be destroyed or damaged in whole or in part by fire or other casualty (whether or not insured) of any kind or nature, ordinary or extraordinary, foreseen or unforeseen (a “Casualty Event”), Tenant shall give Landlord prompt written notice thereof, and Tenant, with reasonable diligence (subject to Force Majeure and Section 14.03 below), shall repair, alter, restore, replace and rebuild (collectively, “Restore” or “Restoration”) the same, as nearly as practicable to the character of the improvements on such Property Location existing immediately prior to such Casualty Event, and in no event shall Landlord be called upon to Restore the improvements on such Property Location, as now or hereafter existing, or any portion thereof or to pay any of the costs or expenses thereof. If Tenant is required to but shall fail or neglect to Restore with reasonable diligence (subject to Force Majeure and Section 14.03 below) the improvements on such Property Location or the portion thereof damaged or destroyed, or, having so commenced such Restoration, shall fail to complete the same with reasonable diligence (subject to Force Majeure) in accordance with the terms of this Lease, Landlord may (but shall not be obligated to), after thirty (30) days’ prior written notice to Tenant and Tenant’s failure to commence or re-commence such Restoration, complete such Restoration at Tenant’s expense, the costs for which Tenant shall be obligated to reimburse Landlord and until paid shall accrue Default Interest.

In the event the insurance proceeds after deduction of any reasonable costs and expenses, if any, incurred by Tenant, Landlord or a Mortgagee in collecting the same (collectively, “Net Insurance Proceeds”) of any Casualty Event are less than One Million Dollars ($1,000,000.00), increased annually based on increases in the CPI (the “Restoration Threshold”), Landlord shall disburse, or cause to be disbursed, to Tenant such Net Insurance Proceeds. In the event the Net Insurance Proceeds are greater than the Restoration Threshold, Landlord shall use commercially reasonable efforts to disburse or cause Mortgagee to disburse such Net Insurance Proceeds within ten (10) days upon Landlord being furnished with (a) evidence reasonably satisfactory to Landlord of the estimated cost of completion of the Restoration, (b) such architect’s certificates, waivers of lien, contractor’s sworn statements, mortgagee’s title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Landlord may reasonably require and approve in Landlord’s reasonable discretion, and (c) all plans and specifications for such Restoration, such plans and specifications to be approved by Landlord prior to commencement of any work, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to diligently provide or cause Mortgagee to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following Landlord’s receipt of such plans and specifications. Landlord may, at Tenant’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall also be a condition precedent to any disbursement, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to cause the consultant to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following such consultant’s and/or Landlord’s receipt of Tenant’s request for disbursement. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed; funds other than the Net Insurance Proceeds shall be disbursed prior to disbursement of such Net Insurance Proceeds; and at all times, the undisbursed balance of such Net Insurance Proceeds then held by

27

Landlord, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the Restoration, free and clear of all liens or claims for a lien. Prior to the disbursement of any portion of the Net Insurance Proceeds, Tenant shall provide evidence reasonably satisfactory to Landlord of the payment of Restoration expenses by Tenant up to the amount of the insurance deductible applicable to such Casualty Event. Landlord shall be entitled to keep any portion of the Net Insurance Proceeds which may be in excess of the cost of Restoration, and Tenant shall bear all additional costs and expense of such Restoration in excess of the Net Insurance Proceeds. Notwithstanding anything in this Section 14.01 to the contrary, if, at the time of a Casualty Event, Tenant fails to meet an EBITDAR Ratio (as defined in Section 30.06(c)) of 1.15 to 1 calculated on a trailing twelve (12) month basis at the time of such test, then Landlord shall have the right after the Casualty Event to withhold the applicable insurance proceeds for the Restoration if, at Mortgagee’s election, Mortgagee desires to apply the insurance proceeds relating to such Casualty Event to the payment of Landlord’s Mortgage (a “Casualty Withholding Event”). Promptly upon Landlord’s receipt of notice from Mortgagee of a Casualty Withholding Event (provided that Landlord shall use commercially reasonable efforts to cause Mortgagee to notify it as soon as possible of a decision), Landlord shall provide written notice thereof to Tenant.

14.02       No Abatement of Rent. Except as otherwise provided in Sections 14.03 and 14.04 below, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of damage to or total, substantial or partial destruction of any Building or any part thereof or the improvements on any Property Location or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever, and Tenant, notwithstanding any law or statute present or future, waives any and all rights to quit or surrender any Property Location or any part thereof; and Tenant’s obligations hereunder, including without limitation, the payment of Rent hereunder, shall continue as though the improvements on such Property Location had not been damaged or destroyed and without abatement, suspension, diminution or reduction of any kind.

14.03       Right to Terminate. Notwithstanding any other provision to the contrary contained in this Article 14, in the event that, as a result of such a Casualty Event, (a) Tenant shall reasonably estimate in the exercise of good faith business judgment that (i) the applicable Property Location cannot be used for the same purpose and substantially with the same utility as before such Casualty Event, or (ii) it will be unable to use such damaged Property Location for the customary operation of Tenant’s business for more than (1) one (1) year, or (2) one hundred twenty (120) days if such Casualty Event has occurred in the last two (2) years of the Term or any extension of the Term, or (b) Landlord elects not to provide the insurance proceeds from any Casualty Event to Tenant in accordance with a Casualty Withholding Event under Section 14.01, then, subject to the terms and conditions hereinafter set forth, Tenant shall have the right, exercisable by written notice given to Landlord no later than thirty (30) days following such Casualty Event, to cause Landlord to modify this Lease to remove the damaged Property Location (and reduce the Rent pursuant to the terms of Section 14.04 below) and, following such removal, Tenant shall have no further responsibility to Landlord with respect to such damaged Property Location, except for such indemnity or other provisions of this Lease which may relate

28

to such damaged Property Location. Such modification shall not be effective, and Tenant’s obligation to pay Rent hereunder shall continue, until and unless (A) Tenant has complied with all obligations pursuant to Article 6 hereof, (B) Tenant has paid to Landlord all Rent and other amounts payable with respect to the damaged Property Location through the date of the Casualty Event, and (C) Tenant has paid or has caused to be paid to Landlord as its interests may appear all insurance deductibles, and all insurance proceeds which shall have been paid to Tenant with respect to the destruction or damage of such Property Location and not utilized towards the Restoration; provided, however, that Tenant shall retain those insurance proceeds in which Landlord does not have an interest including, but not limited to, Tenant’s Personalty, and ordinary payroll insurance proceeds.

14.04       Reduction of Rent. Upon removal of a Property Location pursuant to Section 14.03 above, the Base Rent shall be reduced by the amount as determined in accordance with Exhibit B.

ARTICLE 15.
EMINENT DOMAIN

15.01       Taking: Lease to Terminate. If a substantial portion of a Building or a Parcel shall be lawfully taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation (collectively, a “Condemnation”), and (a) Tenant reasonably estimates in the exercise of good faith business judgment that, as a result thereof, the applicable Property Location cannot be used for the same purpose and substantially with the same utility as before such taking or conveyance or (b) Landlord elects not to provide the Condemnation proceeds from any Condemnation to Tenant in accordance with a Condemnation Withholding Event under Section 15.02 below, Tenant shall have the right to cause Landlord to modify this Lease to remove the taken Property Location, whereupon such removal of a Property Location the Base Rent shall be reduced by the amount as determined in accordance with Exhibit B. If this Lease is so modified pursuant to this Section 15.01, then, upon the date of such taking of possession, Tenant shall have no further responsibility to Landlord with respect to such Property Location except for such indemnity or other provisions of this Lease which by their nature may relate to such Property Location. Landlord shall be entitled to receive the entire Condemnation award relating to the land and improvements with respect to such taking.

15.02       Taking: Lease to Continue. In the event that only a part of a Property Location shall be taken as a result of a Condemnation, and Tenant reasonably estimates in the exercise of good faith business judgment that, as a result thereof, the remainder of such Property Location can be used for the same purpose and with substantially the same utility as before such Condemnation, this Lease shall not be modified and Tenant shall promptly repair and restore the remainder of such Property Location, subject to Force Majeure. In the event the proceeds of the Condemnation after deduction of any reasonable costs and expenses, if any, incurred by Tenant, Landlord or a Mortgagee in collecting the same (collectively, “Net Condemnation Proceeds”) are less than the Restoration Threshold, Landlord shall disburse, or cause to be disbursed, the Net Condemnation Proceeds to Tenant. In the event the Net Condemnation Proceeds are greater than the Restoration Threshold, Landlord shall use commercially reasonable efforts to disburse and/or cause Mortgagee to expeditiously disburse such Net Condemnation Proceeds upon Landlord

29

being furnished with (a) evidence satisfactory to Landlord of the estimated cost of completion of the repair or restoration, (b) such architect’s certificates, waivers of lien, contractor’s sworn statements, mortgagee’s title insurance endorsements, bonds, plats of survey, permits, approvals, licenses and such other documents and items as Landlord may reasonably require and approve in Landlord’s reasonable discretion, and (c) all plans and specifications for such repair or restoration, such plans and specifications to be approved by Landlord prior to commencement of any work, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to diligently provide or cause Mortgagee to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following Landlord’s receipt of such plans and specifications. Landlord may, at Tenant’s reasonable expense, retain a consultant to review and approve all requests for disbursements, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, in any event, Landlord shall use commercially reasonable efforts to cause the consultant to diligently provide its written approval or disapproval (with reasons of sufficient specificity to allow Tenant to correct the reasonable objection) following such consultant’s and/or Landlord’s receipt of Tenant’s request for disbursement. No payment made prior to the final completion of the repair or restoration shall exceed ninety percent (90%) of the value of the work performed; funds other than the Net Condemnation Proceeds shall be disbursed prior to disbursement of such Net Condemnation Proceeds; and at all times, the undisbursed balance of such Net Condemnation Proceeds then held by Landlord, together with funds deposited for that purpose or irrevocably committed to the reasonable satisfaction of Landlord by or on behalf of Tenant for that purpose, shall be at least sufficient in the reasonable judgment of Landlord to pay for the cost of completion of the repair or restoration, free and clear of all liens or claims for a lien. Landlord shall be entitled to keep any portion of the net proceeds from Condemnation which may be in excess of the cost of the repair or restoration, and Tenant shall bear all additional costs and expense of such repair or restoration in excess of the net proceeds from Condemnation. Notwithstanding anything in this Section 15.02 to the contrary, if, at the time of a Condemnation, Tenant fails to meet an EBITDAR Ratio of 1.15 to 1 calculated on a trailing twelve (12) month basis at the time of such test, then Landlord shall have the right after the Condemnation to withhold the Net Condemnation Proceeds for the restoration and repair if, at Mortgagee’s election, Mortgagee desires to apply the Net Condemnation Proceeds relating to such Condemnation to the payment of Landlord’s Mortgage (a “Condemnation Withholding Event”). Promptly upon Landlord’s receipt of notice from Mortgagee of a Condemnation Withholding Event (but not later than thirty (30) days after the Condemnation), Landlord shall provide written notice thereof to Tenant.

15.03       No Abatement of Rent. Except as otherwise provided in Section 15.01, this Lease shall not terminate, be forfeited or be affected in any manner, nor shall there be any reduction or abatement of the Rent payable hereunder, by reason of any Condemnation of any Property Location or any part thereof, or by reason of the untenantability of the same or any part thereof, for or due to any reason or cause whatsoever.

15.04       Tenant’s Claim for Reimbursement. Notwithstanding anything to the contrary in this Article 15, to the extent permitted by law, (a) Tenant shall be allowed, at its sole cost and expense, to pursue a claim against the condemning authority that shall be independent of and wholly separate from any action, suit or proceeding relating to any award to Landlord for reimbursement of Tenant’s leasehold interest, relocation expenses or for Tenant’s Personalty;

30

and (b) Tenant and any Tenant Mortgagee shall have the right to participate, at their sole cost and expense, in any Condemnation proceeding affecting a Property Location or any Buildings thereon; provided that such claim, award or participation does not adversely affect or interfere with the prosecution of Landlord’s claim for the Condemnation or otherwise reduce the amount recoverable by Landlord for the Condemnation.

ARTICLE 16.
DEFAULT

16.01       Events of Default. The occurrence of any one or more of the following matters constitutes a default (each, a “Default”) by Tenant under this Lease:

(a)           Failure by Tenant to pay any Rent within two (2) business days after written notice of failure to pay the same on the due date; provided, however, that Landlord shall only be obligated to provide such written notice and the two (2) business day cure period shall only be available twice every twelve (12) month period;

(b)           Failure by Tenant to pay, within 5 (five) business days after written notice of (i) demand by Landlord therefor to the extent such monies are due and payable, or (ii) Tenant’s failure to pay the same on the due date, of any other monies required to be paid by Tenant under this Lease, including without limitation, the failure by Tenant to pay, prior to delinquency, any Impositions, the failure of which to pay could result in the imposition of a lien against any Property Location;

(c)           Failure by Tenant to observe or to perform any other material covenant, agreement, condition or provision of this Lease, if such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant or such longer time as may be reasonably required to cure because of the nature of the default (provided Tenant shall have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursue such effort to completion) provided, however, that the foregoing notice obligation and cure period shall not be applicable where Tenant’s failure to observe or to perform any other material covenant agreement, condition or provision of this Lease relates to (i) Tenant’s payment of Rent or any other monetary obligation hereunder, or (ii) a condition that would place the Premises in immediate physical jeopardy or in immediate jeopardy of being forfeited or lost;

(d)           Intentionally deleted;

(e)           The levy upon, under writ of execution or the attachment by legal process of, the leasehold interest of Tenant or any Property Location, or the filing or creation of a lien with respect to such leasehold interest or any Property Location, which lien shall not be released or discharged within ninety (90) days from the date of Landlord’s written request to release or discharge such filing;

(f)            The insolvency of Tenant or Tenant’s admission in writing of its inability to pay its debts as they mature, or Tenant’s making an assignment for the benefit of creditors, or applying for or consenting to the appointment of a trustee or receiver for Tenant or for the major part of its property;

31

(g)           The appointment of a trustee or receiver for Tenant or for the major part of its property which is not discharged within one hundred fifty (150) days after such appointment;

(h)           The institution of any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors (i) by Tenant or (ii) against Tenant and which are allowed against it or are consented to by it or are not dismissed within one hundred fifty (150) days after such institution;

(i)            A final, nonappealable judgment is rendered by a court against Tenant which would render Tenant insolvent and is not discharged or provision made for such discharge by the earlier of (i) one hundred twenty (120) days from the date of entry thereof, or (ii) execution or levy thereon;

(j)            A monetary “Default” or monetary event of default by the tenant under the lease dated of even date herewith listed on Schedule 16.01(j) attached hereto (the “Other Lease”) that is not cured within the applicable notice and grace periods set forth in the Other Lease; provided however, this Section 16.01(j) shall be terminated and null and void and shall no longer apply as a potential Default under this Lease if (i) the EBITDAR Ratio calculated on a trailing twelve (12) month basis at the time of such test, is at least 1.50 to 1 for Pamida Stores Operating Co., LLC and 1.30 to 1 for ShopKo Stores Operating Co., LLC, each on a stand alone basis, and (ii) the EBITDAR Ratio of the consolidated combined Pamida and ShopKo entities calculated on a trailing twelve (12) month basis at the time of such test is at least 1.50 to 1 (collectively, the “Cross Default Termination Tests”). Tenant shall have the right to perform the Cross Default Termination Tests at any time and upon satisfaction of the Cross Default Termination Tests, Landlord shall confirm in writing that such tests have been satisfied and this Section 16.01(j) shall be terminated and null and void and no longer a potential Default under this Lease;

(k)           A default under or a breach of the terms and provisions of any Overlease with respect to the tenant thereunder (after expiration of all applicable cure periods) caused by Tenant; or

(l)            The failure by Tenant to observe or to perform any obligation set forth in Section 31.17 after the expiration of any applicable cure periods set forth in such Section.

16.02       Rights and Remedies of Landlord. If a Default occurs, Landlord shall have the rights and remedies hereinafter set forth, which shall be distinct, separate and cumulative and which shall not operate to exclude or deprive Landlord of any other right or remedy allowed it by law or equity:

(a)           Landlord, upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Default) with respect to any Default set forth in Sections 16.01(b) through (k) (expressly excluding Sections 16.01(a) and (l) for which no additional notice shall be required), may terminate this Lease with respect to each and every Property Location by giving to Tenant notice of Landlord’s election to do so, in which event the Term shall end, and all rights, title and interest of Tenant hereunder shall expire, on the date stated in such notice; provided, however, that Landlord shall only be obligated to provide such additional

32

written notice and the ten (10) day cure period shall be available only twice every twelve (12) months;

(b)           Landlord, upon ten (10) days additional prior notice to Tenant (during which time Tenant may cure the Default) with respect to any Default set forth in Sections 16.01(b) through (k) (expressly excluding Sections 16.01(a) and (l) for which no additional notice shall be required), may terminate the right of Tenant to possession with respect to each and every Property Location without terminating this Lease by giving notice to Tenant that Tenant’s right of possession shall end on the date stated in such notice, whereupon the right of Tenant to possession of the applicable Property Location or any part thereof shall cease on the date stated in such notice; provided, however that Landlord shall only be obligated to provide such additional written notice and the ten (10) day cure period shall be available only twice every twelve (12) months;

(c)           Landlord may, to the extent not prohibited by applicable Laws and subject to Section 31.13, (i) re-enter and take possession of the Premises (or any part thereof), any or all of Tenant’s Personalty upon the Premises and, to the extent permissible, all permits and other rights or privileges of Tenant pertaining to the general use and operation of the Premises, but excluding any permits or other rights and privileges that are specific to the use and operation of Tenant’s business upon the Premises, and (ii) expel Tenant and those claiming under or through Tenant, without being deemed guilty in any manner of trespass or becoming liable for any loss or damage resulting therefrom, without resort to legal or judicial process, procedure or action. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law shall constitute an election by Landlord to terminate this Lease unless such notice specifically so states. If Tenant shall, after default, voluntarily give up possession of the Premises to Landlord, deliver to Landlord or its agents the keys to the Premises, or both, such actions shall be deemed to be in compliance with Landlord’s rights and the acceptance thereof by Landlord or its agents, and shall not be deemed to constitute a termination of this Lease. Landlord reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate;

(d)           Except for a Default pursuant to Section 16.01(l), Landlord may bring an action against Tenant for any damages sustained by Landlord or any equitable relief available to Landlord in connection with enforcing its rights under this Article 16;

(e)           Landlord may relet the Premises or any part thereof for such term or terms (including a term which extends beyond the original Lease Term), at such rentals and upon such other terms as Landlord, in its reasonable discretion, may determine, with all proceeds received from such reletting being applied to the Rent due from Tenant in such order as Landlord may, in it sole discretion, determine, which may include, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, alteration, remodeling and repair costs and expenses of preparing for such reletting, all of which costs shall be reasonable and customary. Landlord reserves the right following any re-entry and/or reletting to exercise its right to terminate this Lease by giving Tenant written notice thereof, in which event this Lease will terminate as specified in said notice. Landlord agrees to use commercially reasonable efforts to mitigate any damages resulting from a Default of Tenant; provided, however, that Landlord’s obligation to so mitigate shall be satisfied in full and deemed reasonable if Landlord undertakes

33

to lease each Property Location to another tenant (a “Replacement Tenant”) in accordance with the following criteria:

(i)            Landlord shall not be obligated to lease a Property Location to a Replacement Tenant under terms or conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the same market area as the applicable Property Location, if any;

(ii)           Landlord shall not be obligated to enter into a lease with any proposed Replacement Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises; and

(iii)          Landlord shall not be required to expend any amount of money to alter, remodel or otherwise make the Premises suitable for use by a proposed substitute Tenant unless: (1) Tenant pays any such sum to Landlord in advance of Landlord’s execution of a substitute lease with such tenant (which payment shall not be in lieu of Rent or any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default under this Lease); and (2) Landlord, in Landlord’s sole discretion, determines that any such expenditure is financially justified in connection with entering into any such substitute lease.

(f)            Except for a Default pursuant to Section 16.01(l), Landlord may recover from Tenant all reasonable actual out-of-pocket costs and expenses paid or incurred by Landlord as a result of such Default, regardless of whether or not legal proceedings are actually commenced;

(g)           Except for a Default pursuant to Section 16.01(l), Landlord may immediately or at any time thereafter, upon written notice to Tenant (except in the event of an emergency, in which event no notice shall be necessary), at Landlord’s sole option but without any obligation to do so, correct such Default and charge Tenant all reasonable costs and expenses incurred by Landlord therein. Any sum or sums so paid by Landlord, together with any accrued Default Interest, shall be deemed to be Rent hereunder and shall be immediately due from Tenant to Landlord. Any such acts by Landlord in correcting Tenant’s Defaults hereunder shall not be deemed to cure said Defaults or constitute any waiver of Landlord’s right to exercise any or all remedies set forth herein;

(h)           Landlord may immediately or at any time thereafter, and with or without notice, except as required herein, set off any money of Tenant held by Landlord under this Lease or Other Lease against any sum owing by Tenant hereunder or owed under the Other Lease; provided that, subject to a Mortgagee’s right to credit the balance of any reserves held by the Mortgagee against future payments on the applicable debt, any Impositions Reserve or Insurance Reserve (as such terms are defined in Section 30.01) held by Landlord shall be applied and disbursed in accordance with Article 30; and/or

(i)            Landlord may seek any equitable relief available to Landlord, including, without limitation, the right of specific performance.

16.03       Final Damages. If this Lease is terminated by Landlord as provided in Section 16.02(a), in addition to Landlord’s rights set forth in Section 16.02, Landlord shall be

34

entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this Lease, which may be then owing and unpaid, and all costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder.

16.04       Removal of Personal Property. All of Tenant’s Personalty removed from any Property Location by Landlord pursuant to any provisions of this Lease or any Laws may be handled, removed or stored by Landlord at the sole cost and expense of Tenant, and Landlord, in no event, shall be responsible for the value, preservation or safekeeping thereof. Tenant shall pay Landlord for all expenses incurred by Landlord in such removal and storage charges against such property as long as the same is in Landlord’s possession or under Landlord’s control. Subject to Section 31.13, all of Tenant’s Personalty not removed from any Property Location or retaken from storage by Tenant within twenty (20) days after the end of the Term, however terminated, at Landlord’s option, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

16.05       Landlord’s Default. If Landlord shall violate, neglect or fail to perform or observe any of the representations, covenants, provisions, or conditions contained in this Lease on its part to be performed or observed, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default (provided, however, such period shall be limited to two (2) business days with respect to a default under Section 31.17(g)), or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such efforts to cure to completion, provided that Landlord shall not have such additional period to cure with respect to default under Section 31.17(g)), Tenant, at its option (in addition to all other rights and remedies provided Tenant at law, in equity or hereunder), upon further written notice to Landlord of Tenant’s intention to exercise any remedy hereunder, which shall provide Landlord with an additional ten (10) days cure period thereafter (provided that Landlord shall not have such additional period to cure with respect to default under Section 31.17(g)), may either terminate this Lease upon written notice thereof given to Landlord, or incur any reasonable expense necessary to perform the obligation of Landlord specified in such notice and bill Landlord for the costs thereof. If Landlord fails to reimburse Tenant for such reasonable costs within thirty (30) days after Landlord’s receipt of such bill, Tenant may deduct such costs from the next due installments of Monthly Base Rent, until such costs are recouped by Tenant.

16.06       Attorneys’ Fees. The defaulting party shall pay all of the non-defaulting party’s costs, charges and expenses, including court costs and reasonable attorneys’ fees, incurred in enforcing the defaulting party’s obligations under this Lease, incurred by the non-defaulting party in any action brought by a party in which the other party is the prevailing party, or incurred by a prevailing party in any litigation, negotiation or transaction in which the other party causes such prevailing party, without such prevailing party’s fault, to become involved or concerned.

16.07       Tenant Waiver. Tenant hereby expressly waives, for itself and all Persons claiming by, through and under Tenant, including creditors of all kinds, (a) any right and

35

privilege which Tenant has under any present or future Legal Requirements to redeem the Premises, or any part thereof, or to have a continuance of this Lease for the Term after termination of Tenant’s right of occupancy by order or judgment of any court or by any legal process or writ, or under the terms of this Lease; (b) the benefits of any present or future Legal Requirements that exempt property from liability for debt or for distress for rent; (c) any present or future Legal Requirements relating to notice or delay in levy of execution in case of eviction of a tenant for nonpayment of rent; and (d) any benefits and lien rights which may arise pursuant to any present or future Legal Requirements.

ARTICLE 17.
SUBORDINATION; LEASEHOLD MORTGAGE

17.01       Subordination. Landlord has executed and delivered and may execute and deliver hereafter from time to time a mortgage or trust deed in the nature of a mortgage, both being hereinafter referred to as a “Mortgage,” against any Parcel and improvements thereon or any interest therein. Landlord also may, subject to the approval of any Mortgagee (which approval Mortgagee, in its sole discretion, may withhold), hereafter sell and lease back any Property Location, or any part thereof, such lease of the underlying land herein called a “Ground Lease,” and the landlord under any such lease is herein called a “Ground Landlord.”  If requested by the mortgagee or trustee under any Mortgage (both being hereinafter referred to as a “Mortgagee”) or by any Ground Landlord, Tenant will either (a) subordinate its interest in this Lease to said Mortgage or said Ground Lease, as the case may be, and to any and all advances made thereunder and to the interest thereon, and to all renewals, replacements, supplements, amendments, modifications and extensions thereof, or (b) make certain of Tenant’s rights and interests in this Lease superior thereto; and Tenant will execute and deliver such agreement or agreements promptly, as may be reasonably approved by Tenant, Landlord or such Mortgagee, or such Ground Landlord, as the case may be. Any Mortgage to which this Lease is now or hereafter subordinate shall provide, in effect, that during the time this Lease is in force all insurance proceeds and condemnation awards shall be permitted to be used for restoration in accordance with the provisions of this Lease. Notwithstanding anything herein to the contrary, as a condition to subordinating its rights and interests under this Lease to any such Mortgagee or such Ground Landlord, as the case may be, so long as no Default has occurred and is continuing, Tenant’s rights and interests under this Lease shall remain enforceable and undisturbed and Mortgagee or such Ground Landlord, as the case may be, shall enter into a subordination, non-disturbance and attornment agreement with Tenant, which agreement shall be substantially in the form attached hereto as Exhibit E, or in such other form as may be reasonably approved by Tenant, Landlord, such Mortgagee or such Ground Landlord.

17.02       Liability of Mortgagee; Attornment. It is further agreed that (a) if any Mortgage shall be foreclosed, or if any Ground Lease shall be terminated, (i) the Mortgagee (or its grantees) or purchaser at any foreclosure sale (or grantee in a deed in lieu of foreclosure), or Ground Landlord, as the case may be, or their respective successors and assigns shall not be (1) liable for any act or omission of any prior landlord (including Landlord), subject to any defenses, offsets or counterclaims which Tenant may have against a prior landlord (including Landlord) as long as the same are not continuing, (2) bound by any obligation to perform any work or to make improvements to the applicable Property Location, or any portion thereof, or (3) bound by any prepayment of Base Rent or other Rent which Tenant may have made in excess of the amounts

36

then due for the next succeeding month (other than any reserves paid under this Lease), (ii) the liability of the Mortgagee hereunder or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease shall exist only so long as such Mortgagee, Ground Landlord, purchaser or owner, as applicable, is the owner of the applicable Building or Parcel and such liability shall not continue or survive after further transfer of ownership; and (iii) upon request of the Mortgagee if the Mortgage is foreclosed, or of the Ground Landlord if the Ground Lease is terminated, and provided that Tenant’s rights and interests under this Lease shall remain enforceable and undisturbed, Tenant will attorn, as Tenant under this Lease, to the purchaser at any foreclosure sale under any Mortgage, and Tenant will attorn as the tenant under this Lease to the Ground Landlord, and Tenant will execute such instruments as may be reasonably necessary or appropriate to evidence such attornment; and (b) this Lease may not be modified or amended so as to reduce Rent or shorten the Term provided hereunder, or so as to affect adversely in any other respect or to any material extent the rights of Landlord, and this Lease shall not be cancelled or surrendered, without the prior written consent, in each instance, of the Mortgagee or of the Ground Landlord, as the case may be, other than as expressly permitted pursuant to the terms of this Lease.

17.03       Tenant Leasehold Mortgage.

(a)           Provided that, at the time Tenant proposes to grant any Leasehold Mortgage (as defined in Section 17.03(c)(i)), no Default exists, Tenant shall have the right to grant a Leasehold Mortgage on Tenant’s leasehold interest in the Premises with respect to all but not less than all of the entire Premises. Any Tenant’s Mortgagee (as defined in Section 31.13) or permitted Leasehold Mortgagee (as defined in Section 17.03(c)(ii)) shall be deemed to be a third party beneficiary of any subordination, non-disturbance and attornment agreement granted to Tenant hereunder, but (i) any such Leasehold Mortgage otherwise shall be in all respects subject and subordinate to Landlord’s interest in this Lease and to any Mortgage or Ground Lease granted by Landlord, and to any renewals, modifications, consolidations, replacements and extensions of any such Mortgage or Ground Lease, whether such Mortgage or Ground Lease, or any renewal, modification, consolidation, replacement or extension thereof, is granted by Landlord prior or subsequent to any Leasehold Mortgage granted by Tenant; and (ii) the Leasehold Mortgage shall attach to and be a lien on Tenant’s leasehold interest in the Premises only, shall convey no interest or rights in and to Landlord’s interest in the Lease or the Premises which are greater than Tenant’s interest or rights in the Lease or the Premises, and shall be in form and substance reasonably satisfactory to Landlord and Tenant.

(b)           If Tenant shall grant a Leasehold Mortgage in compliance with the provisions of this Section 17.03, and if Tenant or the Leasehold Mortgagee shall, within thirty (30) days after the execution of such Leasehold Mortgage, send to Landlord a true copy thereof, together with written notice specifying the name and address of the Leasehold Mortgagee thereunder and the pertinent recording data with respect to such Leasehold Mortgage, then, so long as such Leasehold Mortgage shall remain unsatisfied of record, the following provisions shall apply:

(i)            Landlord shall use commercially reasonable efforts to give the Leasehold Mortgagee, at the address for the Leasehold Mortgagee given to Landlord as provided above, a copy of any notice of default hereunder that relates to the portions of the Premises

37

applicable to the Leasehold Mortgage at the approximate time and in a similar manner of giving such notice or communication to Tenant; provided, however, that the failure to deliver such notice shall not constitute a default by Landlord hereunder. Landlord will not exercise any right, power or remedy with respect to any Default hereunder that relates to the portions of the Premises applicable to the Leasehold Mortgage, and no notice to Tenant of any such Default shall be effective, until Landlord shall have so given to the Leasehold Mortgagee written notice or a copy of its notice to Tenant of such Default. Landlord acknowledges that the Leasehold Mortgagee shall have the right to approve any amendment that changes the permitted use, term, rent or any other payment obligation set forth herein, or that otherwise materially increases Tenant’s obligations or decreases Tenant’s rights under this Lease.

(ii)           Any Leasehold Mortgagee, in case Tenant shall be in default hereunder, shall, within the period herein provided, have the right to remedy such default, or cause the same to be remedied, and Landlord shall accept such performance by or at the instance of such Leasehold Mortgagee as if the same had been made by Tenant, provided such remedy has been performed in the time frame and in the same manner as permitted by Tenant under this Lease. If a receiver cures any default, Landlord shall accept such cure as though performed by the Leasehold Mortgagee.

(iii)          It is understood and agreed that any Leasehold Mortgagee, or its designee, or any purchaser in foreclosure proceedings, any grantee pursuant to an assignment in lieu of foreclosure, or any other party taking by, through or under a Leasehold Mortgage or its designee, may become the legal Tenant under this Lease with respect to the entire Premises through foreclosure proceedings, by assignment of this Lease in lieu of foreclosure or otherwise; provided, however, that any such designee, purchaser in foreclosure, grantee pursuant to an assignment in lieu of foreclosure or other party shall, in all events, take subject to the terms of this Lease.

(iv)          Upon any rejection of this Lease by any trustee of the Tenant in any bankruptcy, reorganization, arrangement or similar proceeding which would, if it were not for this Article 17, cause this Lease to terminate, without any action or consent by Landlord, Tenant or any Leasehold Mortgagee, the transfer of Tenant’s interest hereunder to such Leasehold Mortgagee shall automatically occur. Such Leasehold Mortgagee may terminate this Lease upon any such transfer by giving notice thereof to Landlord no later than thirty (30) days after notice of such transfer. Upon any such termination, such Leasehold Mortgagee shall have no further obligations hereunder, including any obligations which may have accrued prior to such termination, except for any obligations previously undertaken by the Leasehold Mortgagee pursuant to Section 17.03(b)(iii) or caused by Leasehold Mortgagee’s acts while in physical possession of the Premises or by a court appointed receiver acting as agent for Leasehold Mortgagee.

(v)           Landlord agrees to use commercially reasonable efforts to give the Leasehold Mortgagee notice of any condemnation proceedings affecting the applicable Property Location (the failure of which shall not constitute a default by Landlord hereunder), and such Leasehold Mortgagee shall have the right to intervene and be made a party to any such condemnation proceedings to the extent of Tenant’s right to do so under this Lease.

38

(vi)          If a Leasehold Mortgagee shall acquire title to Tenant’s interest in the Premises, by foreclosure of a Leasehold Mortgage thereon, by assignment in lieu of foreclosure, by an assignment for a nominee or wholly-owned subsidiary of such Leasehold Mortgagee, or otherwise, such Leasehold Mortgagee may assign this Lease or sublet or underlet the Premises only in compliance with Article 12. Upon any assignment made in compliance with Article 12 of this Lease in favor of any owner of the leasehold estate pursuant to this Lease whose interest shall have been acquired by, through or under any Leasehold Mortgagee or from any other holder thereof, the assignor shall be relieved of any further liability which may accrue under this Lease from and after the date of such assignment, provided that the assignee shall execute and deliver to Landlord a recordable instrument of assumption wherein such assignee shall assume and agree to perform and observe the covenants and conditions in this Lease contained on Tenant’s part to be performed and observed, it being the intention that once the Leasehold Mortgagee shall succeed to Tenant’s interest under this Lease, any and all subsequent assignments (whether by such Leasehold Mortgagee, any purchaser at a foreclosure sale or any other transferee or assignee) shall, subject to the provisions of Article 12, effect a release of the assignor’s liability under this Lease from and after such assignment.

(vii)         There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation or other entity may acquire or own or hold, directly or indirectly, (1) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in any such leasehold estate, and (2) the fee estate in the Premises or any part thereof or any interest in such fee estate, and no such merger shall occur unless and until all corporations, firms and other entities, including any Leasehold Mortgagee, having any interest in (A) this Lease or the leasehold estate created by this Lease and (B) the fee estate in the Premises or any part thereof or any interest in such fee estate shall join in a written instrument effecting such merger and shall duly record the same.

(viii)        Notwithstanding anything herein to the contrary, the provisions of this Article 17 shall inure only to the benefit of the Leasehold Mortgage which is a first lien on Tenant’s interest in the Premises. Landlord shall, upon request, execute, acknowledge and deliver to such Leasehold Mortgagee after its request an agreement prepared at the sole cost and expense of Tenant, in form reasonably satisfactory to such Leasehold Mortgagee and Landlord, among Landlord, Tenant and such Leasehold Mortgagee, agreeing to all of the provisions of this Section 17.03.

(c)           Definition of Terms.

(i)            For purposes of this Lease, “Leasehold Mortgage” shall mean a mortgage upon Tenant’s leasehold estate and other rights of Tenant created pursuant to this Lease, and Tenant’s rights under any subleases.

(ii)           For purposes of this Lease, “Leasehold Mortgagee” shall mean any mortgagee, trustee, or secured party under a Leasehold Mortgage. The Leasehold Mortgagee shall be an insurance company, savings bank, commercial bank (acting as a trustee, agent or otherwise), or other institutional lending source having a capital and surplus or net assets of at least Two Hundred Fifty Million Dollars ($250,000,000).

39

ARTICLE 18.
MORTGAGEE PROTECTION

Tenant agrees to give the Mortgagee or Ground Landlord, as the case may be, by overnight courier service or by registered or certified mail, a copy of any notice or claim of default served upon Landlord by Tenant, provided that prior to such notice, Tenant has been notified in writing, by way of service on Tenant of a copy of an assignment of Landlord’s interests in leases, or otherwise, of the address of such Mortgagee or Ground Landlord, as the case may be. Tenant further agrees that such Mortgagee or Ground Landlord, as the case may be, shall have the right to cure such default within the time period provided for hereunder for Landlord to cure any Landlord Default.

ARTICLE 19.
ESTOPPEL CERTIFICATE

Tenant and Landlord agree, from time to time and upon not less than ten (10) days’ prior request by either of them to the other, to deliver to the requesting party a statement in the form attached hereto as Exhibit C certifying to any mortgagee, purchaser or assignee, as the case may be, of such party (or proposed mortgagee, purchaser or assignee, as the case may be, of such party’s interest) (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease, as modified, is in full force and effect and identifying the modifications); (b) the date upon which Tenant began paying Rent and the dates to which Rent and other charges have been paid; (c) that the requesting party is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (d) that the Tenant is in occupancy of each Property Location and paying Rent on a current basis with no rental offsets or claims; (e) that there has been no prepayment of Rent other than that provided for in this Lease; (f) that there are no actions, whether voluntary or otherwise, pending against the other party under the bankruptcy laws of the United States or any state thereof; and (g) such other matters as may be reasonably requested to the knowledge of the party providing the estoppel.

ARTICLE 20.
REPRESENTATIONS AND WARRANTIES OF TENANT

The representations and warranties of Tenant contained in this Article 20 are being made as of the Effective Date to induce Landlord to enter into this Lease and Landlord has relied upon such representations and warranties. Tenant represents and warrants to Landlord as of the Effective Date as follows:

20.01       Organization, Authority and Status of Tenant. Tenant has been duly organized or formed, is validly existing and in good standing under the laws of its state of formation and is qualified as a limited liability company to do business in any jurisdiction where such qualification is required except where the failure to be so qualified would not have a Material Adverse Effect. All necessary company action has been taken to authorize the execution, delivery and performance by Tenant of this Lease and of the other documents, instruments and agreements provided for herein. Tenant is not a “foreign limited liability company,” “foreign corporation,” “foreign partnership,” “foreign trust” or “foreign estate,” as

40

those terms are defined in the Code and the regulations promulgated thereunder. The individual who has executed this Lease on behalf of Tenant is duly authorized to do so.

20.02       Enforceability. Assuming the due authorization, execution and delivery hereof by Landlord, this Lease constitutes the legal, valid and binding obligation of Tenant, enforceable against Tenant in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and the availability of injunctive relief and other equitable remedies.

20.03       Property Condition. Tenant has physically inspected all of the Premises and has examined title to the Premises, and has found all of the same satisfactory in all respects for all of Tenant’s purposes.

20.04       Litigation. There are no suits, actions, proceedings or investigations pending, or to the best of its knowledge, threatened against or involving Tenant or the Premises before any arbitrator or governmental authority which could reasonably be expected to result in a Material Adverse Effect in the operations of Tenant or the Premises.

20.05       Compliance With OFAC Laws. Neither Tenant nor any direct member of Tenant is an individual or entity whose property or interests are subject to being blocked under Executive Order 13224 issued by the President of the United States and all regulations promulgated thereunder (the “OFAC Laws”) or is otherwise in violation of any of the OFAC Laws; provided, however, that the representation contained in this sentence shall not apply to any individual, partnership, corporation, limited liability company, trust, or other form of entity (“Person”) to the extent such Person’s interest is in or through an entity whose securities are listed on a national securities exchange or quoted on an automated quotation system in the United States or a wholly-owned subsidiary of such entity.

20.06       Ownership. The interests in SKO Group Holdings, LLC, a Delaware limited liability company that indirectly owns all of the shares of Tenant, are directly owned by the persons identified on the letter from Tenant to Landlord of even date herewith.

20.07       Absence of Breaches or Defaults. Tenant is not in default under any document, instrument or agreement to which Tenant is a party or by which Tenant or the Premises is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect against Tenant or the Premises. The authorization, execution, delivery and performance of this Lease and the documents, instruments and agreements provided for herein will not result in any breach of or default under any document, instrument or agreement to which Tenant is a party or by which Tenant or the Premises is subject or bound, which has had, or could reasonably be expected to result in, a Material Adverse Effect against Tenant or the Premises.

20.08       Solvency. There is no contemplated, pending or threatened Insolvency Event or similar proceedings, whether voluntary or involuntary, against Tenant. The term “Insolvency Event” shall mean (a) a failure to generally pay debts as such debts become due, admitting in writing an inability to pay debts generally or making a general assignment for the benefit of creditors; (b) any proceeding being instituted by or against Tenant (i) seeking to adjudicate it bankrupt or insolvent; (ii) seeking liquidation, winding up, reorganization, arrangement,

41

adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors; or (iii) seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property, and in the case of any such proceeding instituted against, either such proceeding shall remain undismissed for a period of one hundred twenty (120) days or any of the actions sought in such proceeding shall occur; or (c) the taking of any corporate or company action to authorize any of the actions set forth above in this definition.

20.09       Licenses and Permits. Tenant has obtained or has the use of all required licenses and permits, both governmental and private, to use and operate the Premises as currently used except where the failure to have such licenses and permits would not have a Material Adverse Effect.

ARTICLE 21.
NONWAIVER

No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord or Tenant to enforce any remedy on account of the violation of such condition whether or not such violation is continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting any of Landlord’s rights under this Lease, it is agreed that no receipt of monies by Landlord from Tenant after the expiration or early termination in any way of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given to Tenant prior to the receipt of such monies. It is also agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any monies due, and the payment of said monies shall not waive or affect said notice, suit or judgment.

ARTICLE 22.
INTENTIONALLY DELETED

ARTICLE 23.
REAL ESTATE BROKERS

Each party represents to the other that it has not dealt with any broker, agent, or finder in connection with this Lease and agrees to indemnify and hold the other harmless from all damages, liability and expense, including reasonable attorneys’ fees, arising from any claims or demands of any broker, agent or finder for any commission alleged to be due such broker, agent or finder in connection with its having introduced that party to the Premises or having participated in the negotiation of the sale and lease-back of the Premises.

ARTICLE 24.
NOTICES

All notices and demands required or desired to be given by either party to the other with respect to this Lease or the Premises shall be in writing and shall be delivered personally, sent by overnight courier service, prepaid, or sent by United States registered or certified mail, return

42

receipt requested, postage prepaid, and addressed as herein provided. Notices to or demands upon Tenant shall be addressed to Tenant at 700 Pilgrim Way, Green Bay, Wisconsin 54304, Attention:  Chief Financial Officer and General Counsel, with a copy to each of C. Deryl Couch and Scott King at Sun Capital Partners, Inc., 5200 Town Center Circle, Suite 470, Boca Raton, Florida 33486, and with a copy to Klehr, Harrison, Harvey, Branzburg & Ellers LLP, 260 South Broad Street, 4th Floor, Philadelphia, Pennsylvania 19102, Attention: Bradley A. Krouse, Esq. Notices to or demands upon Landlord shall be addressed to Landlord at 14631 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85254 2711, Attention:  Michael T. Bennett, SVP, Operations, with a copy to Kutak Rock LLP, 1801 California Street, Suite 3100, Denver, Colorado 80202, Attention: Peggy A. Richter, Esq. Notices and demands shall be deemed given and served (a) upon receipt or refusal, if delivered personally, (b) one (1) business day after deposit with an overnight courier service or (c) upon three (3) business days after deposit in the United States mails, if mailed. Either party may change its address for receipt of notices by giving notice of such change to the other party in accordance herewith.

ARTICLE 25.
HAZARDOUS MATERIALS

25.01       Defined Terms.

(a)           “Claim” shall mean and include any demand, cause of action, proceeding, or suit for any one or more of the following: (i) actual or punitive damages, losses, injuries to Person or property, damages to natural resources, fines, penalties, interest, contribution or settlement, (ii) seeking a Response (as defined in Section 25.01(f)), (iii) the costs and expenses of site investigations, feasibility studies, information requests, health or risk assessments, or Response actions, and (iv) the costs and expenses of enforcing insurance, contribution or indemnification agreements.

(b)           “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules in effect and as amended from time to time relating to environmental quality, health, safety, contamination and cleanup, including, without limitation, the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq., and the Water Quality Act of 1987; the Federal Insecticide, Fungicide, and Rodenticide Act (“FIFRA”), 7 U.S.C. Section 136 et seq.; the Marine Protection, Research, and Sanctuaries Act, 33 U.S.C. Section 1401 et seq.; the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq.; the Noise Control Act, 42 U.S.C. Section 4901 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. Section 6901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), 42 U.S.C. Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act, the Emergency Planning and Community Right-to-Know Act, and the Radon Gas and Indoor Air Quality Research Act; the Toxic Substances Control Act (“TSCA”), 15 U.S.C. Section 2601 et seq.; the Atomic Energy Act, 42 U.S.C. Section 2011 et seq., and the Nuclear Waste Policy Act of 1982, 42 U.S.C. Section 10101 et seq., and state and local superlien and environmental statutes and ordinances, with implementing regulations, rules and guidelines, as any of the foregoing may be amended from time to time. Environmental Laws shall also include

43

all state, regional, county, municipal, and other local laws, regulations, and ordinances insofar as they are equivalent or similar to the federal laws recited above or purport to regulate Hazardous Materials (as defined in Section 25.01(c)).

(c)           “Hazardous Materials” shall mean and include the following, including mixtures thereof: any hazardous substance, mold, pollutant, contaminant, waste, by-product or constituent regulated under CERCLA; oil and petroleum products and natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel; pesticides regulated under FIFRA; asbestos and asbestos-containing materials, PCBs, and other substances regulated under TSCA; source material, special nuclear material, by-product material and any other radioactive materials or radioactive wastes, however produced, regulated under the Atomic Energy Act or the Nuclear Waste Policy Act; chemicals subject to the OSHA Hazard Communication Standard, 29 C.F.R. § 1910.1200 et seq.; and industrial process and pollution control wastes whether or not hazardous within the meaning of RCRA, and any other hazardous substance, pollutant or contaminant regulated under any other Environmental Law.

(d)           “Manage” or “Management” means to generate, manufacture, process, treat, store, use, re-use, refine, recycle, reclaim, blend or burn for energy recovery, incinerate, accumulate speculatively, transport, transfer, dispose of or abandon Hazardous Materials.

(e)           “Release” or “Released” shall mean any actual or threatened spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Materials into the environment, as “environment” is defined in CERCLA.

(f)            “Response” or “Respond” shall mean action taken to correct, remove, remediate, clean up, prevent, mitigate, monitor, evaluate, investigate, assess or abate the Release of a Hazardous Material.

25.02       Tenant’s Obligations with Respect to Environmental Matters. During the Term, (a) Tenant shall comply, at its sole cost and expense, with all Environmental Laws; (b) Tenant shall not, except as utilized in the ordinary course of business and not in violation of any Environmental Laws, Manage or authorize the Management of, any Hazardous Materials on any Property Location, including installation of any underground storage tanks, without prior written disclosure to and prior written reasonable approval by Landlord, except in accordance with applicable Environmental Laws; (c) Tenant shall not take any action that would subject any Property Location to the permit requirements under RCRA or any analogous state law, for storage, treatment or disposal of Hazardous Materials; and (d) Tenant shall arrange at its sole cost and expense, for the lawful transportation and off-site disposal at permitted landfills or other permitted disposal facilities and otherwise in accordance with all applicable Environmental Laws, of all Hazardous Materials that it generates.

25.03       Copies of Notices. During the Term, Tenant shall provide Landlord promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Claims, complaints, investigations, judgments, letters, notices of environmental liens or Response actions in progress, and other communications, written or oral, actual or threatened, from the United States

44

Environmental Protection Agency, Occupational Safety and Health Administration, the Environmental Protection Agency for the state in which the Premises are located, or other federal, state, or local agency or authority, or any other entity or individual, concerning (a) any actual or alleged Release of a Hazardous Materials on, to or from any Property Location; (b) the imposition of any lien on any Property Location; (c) any actual or alleged violation of, or responsibility under, any Environmental Laws; or (d) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity (each a “Notice”).

25.04       Landlord’s Right to Inspect. Upon the receipt of a Notice, or in the event that Landlord makes a good faith determination that such inspection is necessary, Landlord and Landlord’s employees, agents and representatives shall have the right to enter the applicable Property Location and, at Tenant’s sole cost and expense, conduct appropriate inspections or tests for the purpose of determining Tenant’s compliance with Environmental Laws, and determine the type, kind and quantity of all products, materials and substances brought onto the Premises, or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials and substances present on the applicable Property Location including, but not limited to, samples, products, materials or substances brought onto or made or produced on the applicable Property Location by Tenant or its agents, employees, contractors or invitees. Tenant agrees to cooperate with such investigations by providing any relevant information reasonably requested by Landlord. Tenant may not perform any sampling, testing, or drilling to locate Hazardous Materials in the applicable Property Location without Landlord’s prior written consent.

25.05       Tests and Reports. With respect to any applicable Property Location and upon the receipt of a Notice (or in the event that Landlord makes a good faith determination that the same is necessary), Tenant shall, at its sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises as may be reasonably requested by Landlord (including but not limited to sampling, testing and analysis of soil, water, air, building materials and other materials and substances whether solid, liquid or gas). Tenant shall provide Landlord with (a) copies of all environmental reports and tests obtained by Tenant; (b) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Materials; (c) copies of any permits issued to Tenant under Environmental Laws with respect to the applicable Property Location; (d) copies of any and all reports, notifications, and other filings made by Tenant to any federal, state, or local environmental authorities or agencies; and (e) any other applicable documents and information with respect to environmental matters relating to the applicable Property Location. Tenant shall provide Landlord with the results of appropriate reports and tests, with transportation and disposal contracts for Hazardous Materials, with any permits issued under Environmental Laws, and with any other documents necessary to demonstrate that Tenant complies with all Environmental Laws relating to the applicable Property Location, including, without limitation, payment of penalties or interest related thereto.

25.06       Tenant’s Obligation to Respond. If Tenant’s Management of Hazardous Materials at any Property Location (a) gives rise to liability or to a Claim under any Environmental Law, or any common law theory of tort or otherwise; (b) causes a threat to, or

45

endangers, the public health; or (c) creates a nuisance or trespass, Tenant shall, at its sole cost and expense, promptly take all necessary action in response so as to comply with all applicable Environmental Laws and eliminate or avoid any liability claim with respect thereto. Additionally, Tenant shall, at its sole cost and expense, and without limiting any other provision of this Lease, effectuate any Response required by any governmental authority of any condition (including, but not limited to, a Release) in, on, under or from the Premises and take any other reasonable action deemed necessary by any governmental authority for protection of human health or the environment. Notwithstanding anything in this Lease to the contrary, Tenant shall have the right to challenge and not comply with any requirement of a governmental authority without being in breach of this Lease so long as Tenant (i) pursues such challenge diligently and in good faith and (ii) complies with any requirement that results upon completion of such challenge.

25.07       Landlord’s Right to Act. In the event that Tenant shall fail to comply with any of its obligations under this Article 25 as and when required hereunder, after thirty (30) days written notice to Tenant and Tenant’s failure to commence to cure such failure (unless any Property Location or any Person is in imminent danger of harm, in which case notice that is feasible under the circumstances shall be given to Tenant), Landlord shall have the right (but not the obligation) to take such action as is required to be taken by Tenant hereunder and in such event, Tenant shall be liable and responsible to Landlord for all costs, expenses, liabilities, claims and other obligations paid, suffered, or incurred by Landlord in connection with such matters. Tenant shall reimburse Landlord immediately upon demand for all such amounts for which Tenant is liable with interest accruing at the Default Interest rate.

25.08       Indemnification. Except as otherwise required under applicable Laws or to the extent of Landlord’s willful wrongful acts or gross negligence (provided that the term “gross negligence” shall not include gross negligence imputed as a matter of law to any of the Landlord Indemnified Parties solely by reason of Landlord’s interest in any Property Location or Tenant’s failure to act in respect of matters which are or were the obligation of Tenant under this Lease), Tenant shall, immediately upon demand by Landlord, indemnify, save, protect, defend and hold harmless the Landlord Indemnified Parties from and against any and all Claims, Response costs, liabilities, suits, obligations, fines, damages, penalties, claims, costs, losses, charges and expenses, including, without limitation, loss of rental income, loss due to business interruption, and reasonable attorneys’ fees and costs, which may be imposed upon or incurred during or after (but attributable to a period of time falling within) the Term arising out of or in any way connected with any or all of the following occurring:

(a)           any Hazardous Materials which are, or have been at any time, Managed, Released or otherwise located on or at any Property Location during the Term (regardless of the location at which such Hazardous Materials may in the future be located or disposed of), including but not limited to, any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence or otherwise based upon, resulting from or in connection with any such Hazardous Materials; and (ii) obligations to take Response, cleanup or corrective action pursuant to any investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing;

46

(b)           any actual or alleged illness, disability, injury, or death of any individual in any manner arising out of or allegedly arising out of exposure to Hazardous Materials or other substances or conditions introduced to any Property Location during the Term;

(c)           any actual or alleged failure of Tenant or prior occupant or owner to comply with all applicable Environmental Laws during the Term; and

(d)           any failure by Tenant to comply with its obligations under this Article 25.

In the event any Claims or other assertion of liability shall be made against Landlord for which Landlord is entitled to indemnity hereunder, Landlord shall notify Tenant of such Claim or assertion of liability and thereupon Tenant shall, at its sole cost and expense, assume the defense of such Claim or assertion of liability (with counsel reasonably acceptable to Landlord) and continue such defense at all times thereafter until completion. The obligations of Tenant under this Article 25 shall survive for a period of five (5) years from the termination or expiration of this Lease.

ARTICLE 26.
TITLE AND COVENANT AGAINST LIENS

26.01       Title and Covenant Against Liens. Landlord’s title in the Premises is and always shall be paramount to the title of Tenant and nothing contained in this Lease shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen to be placed upon or against the Premises, the Buildings or the Parcels and, in case of any such lien attaching, to pay and remove or insure over same promptly. Except as provided in this Section 26.01 below and Section 9.04 above, Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or to be placed upon the Premises, the Buildings or the Parcels, and any and all liens and encumbrances created by Tenant shall attach only to Tenant’s interest in the Premises. If any such liens so attach and Tenant fails to pay and remove or bond the same within thirty (30) days, Landlord, at its election, may pay and satisfy the same, and in such event, the sums so paid by Landlord, with interest accruing from the date of Landlord’s payment at the Default Interest rate shall be deemed to be Rent due and payable by Tenant at once without notice or demand. Except as permitted pursuant to Section 9.04 and Article 17 of this Lease, Landlord covenants and agrees not to suffer or permit any covenants, restrictions, reservations, encumbrances, liens, conditions, encroachments, easements and other matters of title that would affect one or more of the Property Locations without Tenant’s prior written consent.

Landlord hereby grants a limited power of attorney to Tenant to acknowledge, deliver and execute on Landlord’s behalf any proposed agreement affecting the Property Location(s) if such agreement is in the nature of an easement and (a) is specifically stated to encumber the Property Location(s) only while Tenant is in possession of the Property Location(s) or (b) shall, by the terms of the agreement, end with the termination of this Lease. Upon the execution of any such agreement, Tenant shall deliver, within twenty (20) days thereof, a copy of such agreement to Landlord.

47

ARTICLE 27.
EXCULPATORY PROVISIONS

It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord’s interest in each Property Location to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord, Tenant shall look solely to the interests of Landlord in each Property Location; that Landlord shall have no personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein; and that no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually.

ARTICLE 28.
QUIET USE AND ENJOYMENT

If and as long as Tenant shall faithfully perform the agreements, terms, covenants and conditions hereof, Tenant shall and may (subject, however, to the provisions, reservations, terms and conditions of this Lease, including without limitation, Sections 17.01 and 17.02) peaceably and quietly have, hold and enjoy the Premises for the Term hereby granted, including extensions, without molestation or disturbance by or from Landlord or any Person or entity claiming by, through or under Landlord and free of any encumbrance created or suffered by Landlord, except from encumbrances created, suffered or consented to by Tenant. This covenant shall be construed as running with the land to and against subsequent owners and successors in interest and is not, nor shall it operate or be construed as, a personal covenant of Landlord, except to the extent of Landlord’s interest in the Premises and only so long as such interest shall continue, and thereafter this covenant shall be binding upon such subsequent owners and successors in interest of Landlord’s interest under this Lease, to the extent of their respective interests, as and when they shall acquire the same, and only so long as they shall retain such interest.

ARTICLE 29.
CHARACTERIZATION OF LEASE

The following expressions of intent, representations, warranties, covenants, agreements, stipulations and waivers are a material inducement to Landlord and Tenant entering into this lease:

29.01       Unseverable Lease. Landlord and Tenant intend that (a) this Lease constitutes an unseverable and single lease of all, but not less than all, of the Property Locations, and, if at any time this Lease covers other real property in addition to the Property Locations, neither this Lease, nor Landlord’s obligations or rights hereunder may be allocated or otherwise divided among such properties by Tenant; (b) except with respect to the leasehold position with respect

48

to Store Number 141 in Burlington, Iowa, this Lease is a “true lease” for federal and state income tax purposes, is not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease; and (c) the business relationship created by this Lease and any related documents is solely that of a long-term commercial lease between Landlord and Tenant, the Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, nor shall the same be deemed or construed, to create a partnership (de factor or de jure) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, nor to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

29.02       Waiver. Tenant and Landlord each waive any claim or defense based upon the characterization of this Lease as anything other than as a “true lease” and a master lease of all of the Property Locations. Tenant and Landlord each stipulate and agree (a) not to challenge the validity, enforceability or characterization of the lease of the Property Locations as a single, unseverable instrument pertaining to the lease of all, but not less than all, of the Property Locations, (b) except as may be required by Laws or a governmental authority (it being understood that Tenant and Landlord each agree that, except as indicated in Section 29.01(b), under current U.S. federal income tax law, this Lease is a “true lease”), not to assert or take, or omit to take, any action if such omission would be inconsistent with the agreements and understandings set forth in this Article 29, and (c) that, in the event that its separate existence from another Person is disregarded for U.S. federal income tax purposes, it shall not permit such Person to assert or take any action, or omit to take any action if such omission would be, inconsistent with the agreements and understandings set forth in this Article 29 (determined as though such Person had been a party hereto).

ARTICLE 30.
RESERVES

30.01       Reserves. Upon the occurrence of a Reserve Event (as defined below), Landlord may require Tenant to pay to Landlord on the day that Monthly Base Rent is next due during the Term an amount equal to the Impositions (the “Impositions Reserve”), premiums for insurance required under Article 6 (the “Insurance Reserve”), fixed and basic rents (the “Overlease Rents”) to be made pursuant to the Overleases (the “Overlease Reserve”) and/or maintenance expenses (“Maintenance Expenses”) for the Premises (in an amount equal to $0.20 per net rentable square foot of the Premises) (the “Maintenance Reserve”; the Impositions Reserve, the Insurance Reserve, the Overlease Reserve and/or the Maintenance Reserve are each a “Reserve” and collectively, the “Reserves”) that Landlord reasonably estimates will be necessary in order to accumulate with Landlord sufficient funds to pay such Impositions, insurance premiums, Overlease Rents and Maintenance Expenses as applicable for the earlier of (a) the ensuing twelve (12) months, or (b) at least thirty (30) days prior to their respective due dates. Landlord shall hold or cause the Mortgagee to hold the amount for each Reserve required hereunder in an interest-bearing account which interest thereon shall accrue for the benefit of Tenant (which may be a book entry subaccount) (each, a “Reserve Subaccount Account”, and collectively, the “Reserve Subaccounts”). Landlord shall have the right to collect Reserves on an annual basis until the occurrence of a Reserve Reversal Event (defined in Section 30.06 (g) below).

49

30.02       Satisfaction of Tenant’s Obligations. Any Reserve payments made by Tenant pursuant to Section 30.01 for Impositions, Maintenance Expenses, Overlease Rents and insurance premiums shall satisfy Tenant’s obligations to pay Impositions, Overlease Rents and Maintenance Expenses and to pay for and maintain insurance under this Lease for the applicable twelve (12) month period. Landlord shall timely pay or cause to be paid such Impositions, Overlease Rents and insurance premiums or make such Reserves available to Tenant to timely pay such Impositions, Overlease Rents and insurance premiums.

30.03       Reserve Period; Maintenance Expenses. During a Reserve Period (as defined below), Landlord shall disburse or cause the Mortgagee to disburse funds held in the Reserve Subaccount for Maintenance Expenses to Tenant within fifteen (15) days after the delivery by Tenant to Landlord of a request therefor, in an amount greater than Twenty Five Thousand Dollars ($25,000) (or a lesser amount if the total amount in the Maintenance Reserve is less than Twenty Five Thousand Dollars ($25,000), in which case only one such disbursement as to that particular Maintenance Expense shall be made), provided that the request for disbursement is accompanied by: (a) a certificate signed by an officer of Tenant: (i) stating that the maintenance which is the subject of the requested disbursement has been completed, (ii) identifying each Person that supplied materials or labor in connection with such maintenance or any portion thereof, and (iii) stating that each such Person supplying materials or labor has been or, upon receipt of the requested disbursement, will be paid in full with respect to the portion of the maintenance which is the subject of the requested disbursement; (b) copies of appropriate lien waivers, to the extent applicable, or other evidence of payment reasonably satisfactory to Landlord; and (c) if requested by Landlord’s Mortgagee, a title search for such Property Location indicating that such Property Location is free from all liens, claims and other encumbrances not previously approved by Landlord.

30.04       Reserve Reversal Event. Upon a Reserve Reversal Event, no further Reserves shall be required and any Reserves and/or Letter of Credit (as defined in Section 30.06(d) below) held by Landlord or Mortgagee shall be immediately released and/or returned, as the case may be, to Tenant.

30.05       Letter of Credit. Notwithstanding anything to the contrary contained in this Article 30 or Section 9.05, at Tenant’s option, in lieu of the requirements set forth herein with respect to Tenant’s obligation to make deposits into one or more Reserve Subaccounts, Tenant may deliver a Letter of Credit or Letters of Credit, to Landlord in an amount or amounts equal to the aggregate amount which Tenant would otherwise be required to deposit for Impositions, insurance premiums, Overlease Rents and/or Maintenance Expenses, over the ensuing twelve (12) month period, and/or Required Repairs, whereupon Landlord shall remit or cause Mortgagee to remit the Reserves then on deposit, if any, in the applicable Reserve Subaccount to Tenant. In the event that Tenant delivers a Letter of Credit or Letters of Credit for Impositions, insurance premiums, the Overlease Rents, Maintenance Expenses and/or Required Repairs, Tenant shall be responsible for the payment of such item and Landlord shall not be responsible therefor. Tenant shall provide Landlord with notice of any increases (or decreases) in the aggregate payments over the ensuing twelve (12) month period for Impositions, insurance premiums, Overlease Rents and/or Maintenance Expenses, as the case may be, not less than forty-five (45) days prior to the date any such increase (or decrease) is first due and payable, and the applicable Letter of Credit shall be increased (or decreased) by an amount equal to such

50

increased (or decreased) by an amount equal to such increased (or decreased) amount at least thirty (30) days prior to the date such increase (or decrease) is first due and payable.  Landlord shall allow a reduction in the Letter of Credit or Letters of Credit relating to the Reserve Subaccount for Maintenance Expenses or Required Repairs upon satisfaction of the conditions precedent for disbursement set forth in Section 30.03 or Section 9.05, as applicable, which reduction shall be in an amount equal to the amount that would have been disbursed to Tenant had the Reserve Account for Maintenance Expenses or the Required Repairs Subaccount, contained cash.  Upon any non-payment of Impositions, insurance premiums, Overlease Rents, Maintenance Expenses or Required Repairs, Tenant agrees that Landlord shall have the right, but not the obligation, to draw on such applicable Letter of Credit and to apply all or any part thereof to the payment of the item for which such Letter of Credit was established.

30.06       Defined Terms.

(a)           “EBITDAR” shall mean, with respect to any Person, for any period, an amount equal to (without duplication):  (i) the consolidated net income of such Person for such period, plus (ii) depreciation, amortization and other non-cash charges (including, but not limited to, imputed interest, deferred compensation and charges associated with impairment of goodwill pursuant to FASB 142) for such period (to the extent deducted in the computation of consolidated net income of such Person), all in accordance with GAAP, plus (iii) interest expense for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (iv) the provision for taxes for such period (to the extent deducted in the computation of consolidated net income of such Person), plus (v) any rental amounts (excluding reimbursable expenses including but not limited to taxes, maintenance and insurance) payable by such Person under any leases then in effect to which the Person is a party, utilizing the rental amounts (excluding reimbursable expenses including but not limited to taxes, maintenance and insurance) in effect at the time of the EBITDAR calculation (collectively, “EBITDAR Rent”) (to the extent such EBITDAR Rent was deducted in the computation of consolidated net income of such Person), plus (vi) non-recurring items and unusual items. In calculating the EBITDAR Ratio for the combined, consolidated ShopKo/Pamida entity with respect to periods prior to December 28, 2005, Tenant may use pro forma adjusted financial statements with customary adjustments made to reflect the acquisition of ShopKo Stores Inc. by SKO Group Holding, LLC and a pro forma capital structure.  Following the separation of the ShopKo and Pamida entities, customary pro forma adjustments also may be made to accurately reflect the historic operations of ShopKo, on the one hand, and Pamida, on the other.

(b)           “EBITDAR Event” shall mean Tenant’s failure to maintain an EBITDAR Ratio (as defined below) of 1.15 to 1 or higher (tested quarterly on a twelve (12) month trailing basis).

(c)           “EBITDAR Ratio” shall be the ratio of EBITDAR to interest and operating lease expenses.

(d)           “Letter of Credit” means an evergreen, irrevocable, unconditional, transferable, clean sight draft letter of credit, in form and substance acceptable to Landlord in its reasonable discretion, in favor of Landlord and issued by a bank or financial institution reasonably acceptable to Landlord.

51

(e)           “Reserve Event” shall mean the occurrence of (i) a monetary Default or (ii) an EBITDAR Event.

(f)            “Reserve Period” shall mean the period time commencing on the date that
(i) a monetary Default shall have occurred or (ii) an EBIDTAR Event shall have occurred and, with respect to clause (a) or (b), ending upon the occurrence of a Reserve Reversal Event.

(g)           “Reserve Reversal Event” shall mean Tenant (i) remaining free from monetary Default and (ii) maintaining an EBITDAR Ratio of 1.15 to 1 or higher (on a twelve (12) month trailing basis) for a period of not less than four (4) consecutive quarters.

ARTICLE 31.
MISCELLANEOUS

31.01       Successors and Assigns.  Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also of their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge or subletting contrary to the provisions of this Lease.

31.02       Modifications in Writing.  No modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon either party unless in writing and signed by Landlord and Tenant.

31.03       Definition of Tenant.  The word “Tenant” whenever used herein shall be construed to mean Tenant or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporations, limited liability companies or other organizations, partnerships or other entities, or individuals, shall be assumed in all cases as though fully expressed in each case.  In all cases where there is more than one Tenant, the liability of each shall be joint and several.  Landlord shall have the right, at its discretion, to enforce Landlord’s rights under this Lease against each entity signing this Lease as Tenant, individually, or against all of such Persons collectively, so that any one of the entities signing this Lease as Tenant shall be bound to the provisions of this Lease and shall be required to pay all of the Rent and other amounts from time to time owed by Tenant under this Lease.

31.04       Definition of Landlord.  The term “Landlord” as used in this Lease means only the owner or owners at the time being of each Property Location so that in the event of any assignment, conveyance or sale, once or successively, of said Property Location, or any assignment of this Lease by Landlord, said Landlord making such sale, conveyance or assignment shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder, if any, accruing after such sale, conveyance or assignment, and Tenant agrees to look solely to such purchaser, grantee or assignee with respect thereto. This Lease shall not be affected by any such assignment, conveyance or sale, and Tenant agrees to attorn to the purchaser, grantee or assignee.

31.05       Headings.  The headings of Articles and Sections are for convenience only and do not limit, expand or construe the contents of the Articles or Sections.

52

31.06       Time of Essence.  Time is of the essence of this Lease and of all provisions hereof.

31.07       Default Rate of Interest.  All amounts, including, without limitation, Base Rent and Rent, owed by Tenant to Landlord pursuant to any provision of this Lease shall bear interest from the date due until paid at the lesser of: (a) the greater of (i) five percent (5%) in excess of the rate of interest announced from time to time by Wachovia Bank, National Association (or its successors and assigns), as its prime, reference or corporate base rate (“Prime”), changing as and when said Prime rate changes, or (ii) ten percent (10%) per annum; or (b) the maximum rate permissible by law (“Default Interest”).

31.08       Severability.  The invalidity of any provision of this Lease shall not impair or affect in any manner the validity, enforceability or effect of the rest of this Lease.

31.09       Entire Agreement.  All understandings and agreements, oral or written, heretofore made between the parties hereto are merged in this Lease, which, together with that certain Side-Letter Agreement between Landlord and Tenant dated as of the Effective Date (the “Side-Letter Agreement”), fully and completely express the agreement between Landlord (and its beneficiaries, if any, and their agents) and Tenant.  Notwithstanding anything in this Agreement to the contrary, upon the execution and delivery of this Lease and the Side-Letter Agreement by Landlord and Tenant, (a) this Lease and the Side-Letter Agreement shall supersede any previous discussions, agreements and/or term or commitment letters relating to this Lease and the Side-Letter Agreement or the Transaction, including without limitation, that certain Letter of Intent dated March 31, 2006, between SKO Group Holding Corp., on behalf of Tenant, and Spirit Finance Corporation, on behalf of Landlord, (b) the terms and conditions of this Lease and the Side-Letter Agreement shall control notwithstanding that such terms are inconsistent with or vary from those set forth in any of the foregoing agreements, and (c) this Lease and the Side-Letter Agreement may only be amended by a written agreement executed by Landlord and Tenant.  The provisions of this Section shall survive the expiration or earlier termination of this Lease.

31.10       Force Majeure.  If either party fails to perform timely any of the terms, covenants and conditions of this Lease on such party’s part to be performed and such failure is due in whole or in part to any strike, lockout, civil disorder, inability to procure materials at commercially reasonable rates, prolonged failure of power, riots, insurrections, war, fuel shortages, accidents, casualties, acts of God, acts caused directly or indirectly by the other party (or such other party’s agents, employees, contractors, licensees or invitees) or any other cause beyond the reasonable control of such party (expressly excluding, however, the obligations imposed upon Tenant with respect to Base Rent and any other Rent to be paid hereunder) (“Force Majeure”), then such party shall not be deemed in default under this Lease as a result of such failure and any time for performance by such party provided for herein shall be extended by the period of delay resulting from such cause.

31.11       Memorandum of Lease.  This Lease shall not be recorded.  However, a memorandum of this Lease in the form attached hereto as Exhibit G shall be executed, in recordable form, by both parties concurrently herewith and may be recorded by Tenant, at Tenant’s expense, with the official charged with recordation duties for any of the counties in

53

which a Property Location is located, with directions that it be returned to Tenant.  If, and when, an original memorandum of Lease is returned to Tenant following recording, Tenant shall furnish a copy of same to Landlord.

31.12       No Construction Against Preparer.  This Lease has been prepared by Tenant and its professional advisors and reviewed by Landlord and its professional advisors.  Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

31.13       Waiver of Landlord’s Lien.  Notwithstanding anything contained herein to the contrary, Landlord hereby waives any statutory liens and any rights of distress with respect to Tenant’s Personalty.  This Lease does not grant a contractual lien or any other security interest to Landlord or in favor of Landlord with respect to Tenant’s Personalty.  Respecting any mortgagee or other lender of Tenant having a security interest in Tenant’s Personalty (“Tenant’s Mortgagee”), Landlord agrees as follows: (a) to provide Tenant’s Mortgagee, upon written request of Tenant (accompanied by the name and address of Tenant’s Mortgagee), with a copy of any default notice(s) given to Tenant under this Lease; provided, however, that (i) Landlord acknowledges and agrees that with respect to Wachovia Bank, National Association, as agent, as Tenant’s Mortgagee, such Tenant request shall be deemed to have been made as of the Effective Date, and (ii) the failure to deliver such notice shall not constitute a default by Landlord hereunder, and (b) to allow Tenant’s Mortgagee, prior to any termination of this Lease or repossession of the applicable Property Location by Landlord, the same notice rights and period of time to cure such default as is allowed Tenant under this Lease, and (c) to permit Tenant’s Mortgagee to go upon the applicable Property Location for the purpose of removing Tenant’s Personalty any time within ninety (90) days after the effective date of any termination of this Lease or any repossession of the Premises or any part thereof by Landlord.  Landlord further agrees to execute and deliver the form of written waiver reasonably requested by Tenant’s Mortgagee from time to time to evidence or effect the aforesaid waiver and agreements of Landlord or substantially in the form attached hereto as Exhibit F.

31.14       Investment Tax Credits.  Landlord expressly waives and relinquishes in favor of Tenant any rights to claim the benefit of or to use any federal or state investment tax credits that are currently, or may become, available during the Term as a result of any installation of any equipment, furniture or fixtures installed by Tenant in or on the Premises whether or not such items become a part of the realty and agrees, without cost or liability to Landlord, to execute and deliver to Tenant any election form reasonably required to evidence Tenant’s right to claim investment tax credits.

31.15       Signage.  Tenant shall be entitled to place signs upon each Property Location subject to any applicable Laws or any applicable REAs or Overleases.

31.16       Definition of CPI.  “CPI” means the Consumer Price Index which is designated for the applicable month of determination as the United States City Average for All Urban Consumers, All Items, Not Seasonally Adjusted, with a based period equaling 100 in 1982 – 1984, as published by the United States Department of Labor’s Bureau of Labor Statistics or any successor agency.  In the event that the Consumer Price Index ceases to be published, its

54

successor index as published by the same governmental authority which published the Consumer Price Index shall be substituted and any necessary reasonable adjustments shall be made by Landlord and Tenant in order to carry out the intent of this Lease.  In the event there is no successor index, Landlord shall reasonably select an alternative price index that will constitute a reasonable substitute for the Consumer Price Index.  “CPI Increase” shall mean the percentage change in the CPI for the month which is two months prior to the date of this Lease or the CPI used for the immediately preceding Adjustment Date, as applicable, and the CPI for the month which is two months prior to the applicable Adjustment Date.

31.17       Financial Statements.

(a)           So long as (1) the provisions of Section 16.01(j) shall be in effect and (2) the purchase price paid by Spirit Finance Corporation or an affiliate (“Spirit”) in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such measurement date, on an aggregate basis, continues to exceed twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord the following financial statements:

(i)            within forty-five (45) days after the end of each fiscal quarter of Tenant (provided, however, that Tenant shall not be in Default under this Lease for failure to deliver the Holding Unaudited Financial Reports (defined below) unless such failure to deliver the Holding Unaudited Financial Reports continues and is not cured within an additional fifteen (15) days after the aforesaid forty-five (45) day period), the interim unaudited (A) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of SKO Group Holding Corp. and its consolidated subsidiaries (the “Holding Unaudited Reporting Financials”), which Tenant acknowledges shall be filed as part of Spirit’s Securities and Exchange Commission (“SEC”) reporting obligations; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each Property Location, in the form attached hereto as Exhibit J (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant (provided, however, that so long as Tenant delivers to Landlord “draft” statements within the aforesaid seventy-five (75) day period, Tenant shall not be in Default under this Lease for failure to deliver the Holding Audited Financial Reports (defined below) unless such failure to deliver the Holding Audited Financial Reports continues and is not cured within an additional ten (10) days after the aforesaid seventy-five (75) day period), the audited (A) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of SKO Group Holding Corp. and its consolidated subsidiaries (the “Holding Audited Reporting Financials”), and together with the Holding Unaudited Reporting Financials, (the “Holding Reporting Financials”), which Tenant acknowledges shall be filed as part of Spirit’s SEC reporting obligations; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its

55

filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each Property Location (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(b)           At such time as (1) the provisions of Section 16.01(j) are no longer in effect and (2) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date, on an aggregate basis, continues to exceed twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord the following financial statements:

(i)            within forty-five (45) days after the end of each fiscal quarter of Tenant (provided, however, that Tenant shall not be in Default under this Lease for failure to deliver the Tenant Unaudited Financial Reports (defined below) unless such failure to deliver the Tenant Unaudited Financial Reports continues and is not cured within an additional fifteen (15) days after the aforesaid forty-five (45) day period), the interim unaudited (A) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of Tenant and its consolidated subsidiaries (the “Tenant Unaudited Reporting Financials”); (B) such other financial information reasonably requested by Landlord to the extent required for Spirit to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each Property Location (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant (provided, however, that so long as Tenant delivers to Landlord “draft” statements within the aforesaid seventy-five (75) day period, Tenant shall not be in Default under this Lease for failure to deliver the Tenant Audited Reporting Financials and Tenant Reporting Financials (each defined below) unless such failure to deliver the Tenant Audited Reporting Financials and Tenant Reporting Financials continues and is not cured within an additional ten (10) days after the aforesaid seventy-five (75) day period), the audited (A) consolidated balance sheet, statement of operations, statement of stockholders’ equity and statement of cash flows and all other related schedules for the fiscal period then ended of Tenant and its consolidated subsidiaries (the “Tenant Audited Reporting Financials” and together with the Tenant Unaudited Reporting Financials, the “Tenant Reporting Financials”), (B)  such other financial information reasonably requested by Landlord to the extent required for Spirit to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each Property Location (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(c)           So long as (1) the provisions of Section 16.01(j) shall be in effect and (2) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such measurement date, on an aggregate basis, continues to exceed ten percent (10%) but is less than twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the

56

acquisitions of those assets were reported in a report on Form 8-K) then, Tenant shall deliver to Landlord such financial statements and information required for Spirit to comply with all reporting requirements of the SEC.

(d)           At such time as the provisions of Section 16.01(j) are no longer in effect, and at all times thereafter during the Term of this Lease, Tenant shall deliver to Landlord the following financial statements:

(i)            within forty-five (45) days after the end of each fiscal quarter of Tenant (provided, however, that Tenant shall not be in Default under this Lease for failure to deliver the following items unless such failure to deliver same continues and is not cured within an additional fifteen (15) days after the aforesaid forty-five (45) day period), the (A) Tenant Unaudited Reporting Financials; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each of the Property Locations (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)); and

(ii)           within seventy-five (75) days after the end of each fiscal year of Tenant (provided, however, that so long as Tenant delivers to Landlord “draft” statements within the aforesaid seventy-five (75) day period, Tenant shall not be in Default under this Lease for failure to deliver the following items unless such failure to deliver same continues and is not cured within an additional ten (10) days after the aforesaid seventy-five (75) day period), the (A) Tenant Audited Reporting Financials; (B) such other financial information reasonably requested by Landlord to the extent required for Landlord to satisfy its filing obligations under the rules and regulations of the SEC; and (C) income and expense statements for the business at each of the Property Locations (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)).

(e)           All financial statements to be provided hereunder shall be prepared in accordance with GAAP, and the Holding Reporting Financials and the Tenant Reporting Financials will be prepared in accordance with Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided that any unaudited Reporting Financials will not be reviewed by independent public accountants.  In the event of changes after the Effective Date in the rules and regulations of the SEC applicable to Tenant’s obligations hereunder, Landlord will reasonably cooperate with Tenant to the extent Tenant wishes to appeal or otherwise seek exemptive relief from such requirements from the SEC, subject to Landlord’s obligation to timely file the applicable financial information.  To the extent such changes are the sole cause of an increase in the cost of compliance hereunder and under Section 31.17(e) of the Other Lease of more than Two Hundred Fifty Thousand Dollars ($250,000), in the aggregate on an annual basis, such additional reporting costs in excess of Two Hundred Fifty Thousand Dollars ($250,000) on an annual basis (adjusted annually for the increase in the CPI) shall be paid by Landlord.

(f)            At such time as (1) the provisions of Section 16.01(j) shall be in effect and (2) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date and the Property Locations under the Other Lease on such

57

measurement date, on an aggregate basis, no longer exceeds twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, the Holding Reporting Financials shall no longer be required to comply with Regulation S-X and Spirit shall no longer include such Reporting Financials as part of its SEC filings.  At such time as (i) the provisions of Section 16.01(j) are no longer in effect and (ii) the purchase price paid by Spirit in respect of the Property Locations leased to Tenant hereunder on any measurement date, on an aggregate basis, no longer exceeds twenty percent (20%) of Spirit’s total assets as of the date of its most recent audited balance sheet (including any assets acquired subsequent to the date of that balance sheet if the acquisitions of those assets were reported in a report on Form 8-K) then, the Tenant Reporting Financials shall no longer be required to comply with Regulation S-X and Spirit shall no longer include such Reporting Financials as part of its SEC filings.

(g)           Landlord agrees to treat as confidential, and to not disclose without Tenant’s written consent, all income and expense statements for the business at each Property Location and any other information specific to a Property Location including, but not limited to, the reports generated by Tenant under Section 31.17(j) (collectively, the “Confidential Information”); provided, however, that Confidential Information does not include information which (i) is already known to Landlord prior to receipt as evidenced by prior documentation thereof or has been independently developed by Landlord on a non-confidential basis; (ii) is or becomes generally available to the public other than as a result of an improper disclosure by Landlord or its representatives; (iii) becomes available to Landlord on a non-confidential basis from a source other than Tenant or any of its representatives, provided that such source is not, to Landlord’s knowledge, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to Tenant with respect to such information; or (iv) is disclosed pursuant to a requirement of a court, administrative agency or other regulatory or governmental body or is disclosed pursuant to applicable law, rule or regulation.  Notwithstanding the foregoing, Landlord may, without the written consent of Tenant, disclose any Confidential Information solely to a Mortgagee or trustee in connection with a Securitization or a rating agency involved with respect to such Securitization (collectively, the “Disclosure Parties”) and the Disclosure Parties may further disclose the Confidential Information solely to B-piece buyers in connection with the Securitization or an institutional investor that typically invests in Securitizations of this type and size (“Other Parties”) to the extent the Disclosure Parties customarily disclose the same to the Other Parties in connection with the Securitization and to the extent requested by the Other Parties; provided that (A) the Disclosure Parties and the Other Parties are advised that the Confidential Information is confidential, (B) the Confidential Information may not be placed in any prospectus, or other Securities offering material or other written materials by Landlord, or any Mortgagee, trustee or rating agency or any Affiliated Party, and (C) the Disclosure Parties and the Other Parties (other than the rating agencies which are not required to execute a Confidentiality Agreement but may only disclose information to parties that have executed a Confidentiality Agreement), execute a confidentiality agreement substantially in the form attached hereto as Schedule 31.17(g), or such other form as reasonably agreed upon by Tenant, Landlord, the Disclosure Parties, and/or the Other Parties (the “Confidentiality Agreement”).  Notwithstanding anything to the contrary contained in this Section, (a) in no event shall any Confidential Information be disclosed to any retailers, and (b)

58

Landlord and Tenant understand and agree that the Disclosure Parties may disclose aggregate, portfolio level financial information regarding Tenant and the Properties as a whole.

(h)           All financial statements to be provided hereunder shall be certified by the chief financial officer or administrative member of Tenant, which certification shall be in the form of Schedule 31.17(h) attached hereto and shall state that such financial statements (i) are true, complete and correct in all material respects, (ii) fairly present, in all material respects, the financial condition of Tenant as of the date of such reports, and (iii) satisfy the requirements set forth in Section 31.17.  If Tenant discovers that its financial statements contain a misstatement or an omission in any material respect, it shall promptly notify Landlord of same and take such actions as are reasonably necessary to correct such financial statements; provided, however, in no event shall Tenant willfully and intentionally misstate its financial statements.  In no event shall Tenant have any liability to Landlord or its affiliates in respect of any breach of the foregoing certification caused by Tenant’s negligence or gross negligence or, except as set forth in Section 16.01 and Section 16.02, for failure to perform its obligations under this Section 31.17.  Landlord’s sole rights and remedies for a breach of this Section 31.17 shall be limited to those remedies that are available to Landlord as set forth in Section 16.02 of this Lease.

(i)            Tenant agrees that the Holding Audited Reporting Financials and the Tenant Audited Reporting Financials shall be audited by, and the Holding Unaudited Reporting Financials and the Tenant Unaudited Reporting Financials shall be reviewed by, a nationally recognized accounting firm.  Furthermore, Tenant shall use commercially reasonable efforts to cause its accountants to deliver their consent in a timely manner to the inclusion of their audit opinion in any regulatory reports filed as part of Spirit’s SEC reporting obligation; provided, however, that such accountants’ failure or refusal to consent shall not be a Default under this Lease.

(j)            Tenant agrees, as an accommodation to Landlord and for strictly informational purposes, to prepare and deliver to Landlord a report of each Property Location detailing the (i) sales per square foot at each individual Property Location, (ii) occupancy costs of each Property Location, and (iii) capital expenditures of each Property Location, within forty-five (45) days after the end of each fiscal quarter and ninety (90) days after the close of each fiscal year of Tenant, as applicable (such information to be subject to the confidentiality and non-disclosure provisions set forth in Section 31.17(g)); provided, however, that (1) the inaccuracy of any reports, (2) Tenant’s failure to timely deliver such reports, and/or (3) any deficiency in such reports or any other failure to comply with this Section, shall not constitute a Default under this Lease.

31.18       State-Specific-Provisions.  The provisions and/or remedies which are set forth on the attached Exhibit H shall be deemed a part of and included within the terms and conditions of this Lease.

31.19       Counterparts.  This Lease may be executed in one or more counterparts, each of which shall be deemed an original.

31.20       Mortgagee Consent.  With respect to any and all provisions of this Lease requiring Landlord’s consent, the refusal or failure of Landlord’s Mortgagee to grant consent (to

59

the extent required and applicable) shall be a reasonable basis for Landlord to withhold its consent.

31.21       Waiver of Jury Trial and Certain Damages.  Landlord and Tenant hereby knowingly, voluntarily and intentionally waive the right either may have to a trial by jury with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought by either of the parties hereto against the other or its successors with respect to any matter arising out of or in connection with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, and/or any claim for injury or damage, or any emergency or statutory remedy.  This waiver by the parties hereto of any right either may have to a trial by jury has been negotiated and is an essential aspect of their bargain.  Furthermore, Tenant and Landlord hereby knowingly, voluntarily and intentionally waive the right each may have to seek punitive, consequential, special and indirect damages from the other or any of its successors and assigns with respect to any and all issues presented in any action, proceeding, claim or counterclaim brought with respect to any matter arising out of or in connection with this Lease or any document contemplated herein or related hereto.  The waiver by Tenant and Landlord of any right each may have to seek punitive, consequential, special and indirect damages has been negotiated by the parties hereto and is an essential aspect of their bargain.

31.22       Securitizations.  As a material inducement to Landlord’s willingness to enter into this Lease, Tenant hereby acknowledges and agrees that Landlord may, in connection with a Securitization from time to time and at any time (a) subject to Section 31.17(g), advertise, issue press releases, send direct mail or otherwise disclose information in this Lease for marketing purposes; and (b) (i) act or permit another Person to act as sponsor, settler, transferor or depositor of, or a holder of interests in, one or more Persons or other arrangements formed pursuant to a trust agreement, indenture, pooling agreement, participation agreement, sale and servicing agreement, limited liability company agreement, partnership agreement, articles of incorporation or similar agreement or document; and (ii) permit one or more of such Persons or arrangements to offer and sell stock, certificates, bonds, notes, other evidences of indebtedness or securities that are directly or indirectly secured, collateralized or otherwise backed by or represent a direct or indirect interest in whole or in part in any of the assets, rights or properties described in Section 12.04 of this Lease, in one or more Persons or arrangements holding such assets, rights or properties, or any of them (collectively, the “Securities”), whether any such Securities are privately or publicly offered and sold, or rated or unrated (any combination of which actions and transactions described in both clauses (i) and (ii) in this paragraph, whether proposed or completed, are referred to in this Lease as a “Securitization”).  Tenant shall cooperate fully with Landlord and any Affected Party (defined below) with respect to all reasonable requests and due diligence procedures and to use reasonable efforts to facilitate such Securitization, including, without limitation, but subject to Section 31.17(g), providing for inclusion in any prospectus or other Securities offering material such documents, financial and other data, and other information and materials which would customarily be required with respect to Tenant by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Securitization.  For purposes of this Section 31.22, (1) “Affected Party” means each direct or indirect participant or investor in a proposed or completed Securitization, including, without limitation, any prospective owner, any rating agency or any party to any agreement executed in connection with the Securitization, and (2) Landlord shall reimburse the reasonable costs and expenses incurred by Tenant in connection with its obligations under this

60

Section 31.22, provided that such costs and expenses are in excess of the costs and expenses Tenant may incur in connection with the performance of its obligations under this Lease.

31.23       No Merger.  There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of any of the Premises or any interest in such fee estate or ownership.  No such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease, and (ii) the fee estate in or ownership of the Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

31.24       Fair Market Rent.  With respect to the determination of the initial Base Rent for an Extension Period, if the parties are unable to agree upon an initial Base Rent that, taking into account the length of the Extension Period and the adjustments to the Base Rent during the Extension Period anticipated under Section 2.01, results in fair market rent for the Extension Period (such initial Base Rent, the “FMV Base Rent”), then an independent MAI Appraiser (defined below) selected by agreement of the parties within ten (10) days of said request shall prepare a determination of the FMV Base Rent.  In making such determination, the appraiser shall consider rentals received in the general market area in which the Property Location is located for similar buildings of comparable characteristics, including, but not limited to, comparable lease terms, age, condition and classification.  If within ten (10) business days after being notified of the results of such appraisal, Landlord and/or Tenant elects to reject that determination, then each of the parties shall name an additional independent MAI Appraiser within ten (10) days after such rejection.  In the event the appraisers so named together with the originally named appraiser are unable to agree on an FMV Base Rent then the determination shall be the amount agreed upon by the majority of said appraisers and reported to the parties within ten (10) days thereafter.  In the event the parties are unable to select the appraiser in the first instance, each shall select one appraiser within ten (10) days after the period for having agreed, and those two appraisers shall select a third appraiser (in absence of agreement as to the selection of said third independent appraiser, such selection shall be made by a mediation process reasonably agreed upon by the parties or in absence of the same, by a court of competent jurisdiction).  The costs and expenses of such appraisal, including the fees of the appraiser or appraisers, shall be divided equally between Tenant and Landlord.  The determination of the majority of the appraisers as to the FMV Base Rent shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof.  For purposes of this Section 31.24, “MAI Appraisers” shall mean firms or individuals, each of whom shall have not less than ten (10) years experience in appraising retail commercial real estate, preferably in areas where a majority of the Property Locations are situated.  The determination of the FMV Base Rent hereunder shall be made on a Property Location-by-Property Location basis, and the initial Base Rent for such Extension Period shall reflect the FMV Base Rents as determined hereunder for the Property Locations with respect to which the related Extension Option was exercised.  For purposes of this Section 31.24, “initial Base Rent” shall mean the annual Base Rent in effect during the Extension Period until the first Adjustment Date during such Extension Period.

61

ARTICLE 32.
OVERLEASES

32.01       Overleases.  This Article 32 applies specifically to each Property Location that is a Leasehold Property, and shall apply, regardless of the identity of the Overlandlord.  Because this Lease is a sublease as to each of the Leasehold Properties, this Article 32 inclusive shall be applicable only to a Leasehold Property.  The following provisions are in addition to the other provisions of this Lease which apply to all of the Property Locations, including the Leasehold Properties, and these following provisions shall not substitute for or replace the other provisions in this Lease, except to the extent the following provisions conflict with the other provisions in this Lease, in which case these following provisions shall govern as to a Leasehold Property:

(a)           No Leasehold Property shall be used or occupied, or permitted or suffered to be used or occupied, by Landlord or Tenant or any party claiming by or through Landlord or Tenant for any use, purpose or activity which is not permitted by the Overlease for such Leasehold Property.

(b)           Tenant, insofar as applicable to the Premises, shall at its sole expense, (i) comply with the Overleases, and with all applicable Legal Requirements pursuant to the Overleases, and (ii) notwithstanding the requirements of Article 6, comply pursuant to the Overleases with the requirements of all policies of insurance of whatsoever nature which are required to be maintained pursuant to the Overleases.

(c)           Tenant acknowledges that this Lease, and Tenant’s occupancy of a Leasehold Property, are subject to and subordinate to the applicable Overlease.  Tenant agrees that the terms, covenants, provisions and conditions of the Overleases applying to Landlord as the tenant thereunder shall apply directly to Tenant, and Tenant hereby does and shall assume and perform fully all the duties, obligations, liabilities and undertakings of Landlord as the tenant under each and all of the Overleases, including as Rent under this Lease, payment of all the fixed, basic rents and additional rents and any and all other payments to be made pursuant to the Overleases, whether arising before, on or after the Effective Date.  In the event of any inconsistency between the terms, covenants, provisions and conditions of any such Overlease and the terms, covenants, provisions and conditions of this Lease as the same applies to the Premises or common areas on a Leasehold Property, in that the Overlease imposes an obligation or liability on the tenant thereunder (and therefore on Tenant under this Lease by virtue of Tenant’s assumption thereof) which is stricter or broader or more onerous or not covered by this Lease, then, even though the subject matter may be one which is the same in both the Overlease and this Lease, the terms, covenants, provisions and conditions of the Overlease with respect to such obligation or liability shall control and be complied with by Tenant.  Tenant and Landlord each agrees that it will not do, or cause or suffer to be done, any act (whether of commission or omission) which would result in a breach of or default under any term, covenant, provision or condition of any Overlease.  A default under an Overlease not caused by Tenant shall not constitute a default under this Lease.

(d)           Landlord shall have no responsibility or liability to provide any services to Tenant with respect to either the Premises, or for performing any of the duties, obligations, liabilities or undertakings of any landlord or tenant under any Overlease as it applies to the

62

Premises or to a Property Location.  Landlord agrees, however, that in cases where Landlord’s cooperation is necessary to enforce rights of the tenant under any of the Overleases, Landlord will use its reasonable efforts to cause the Overlandlords to perform their duties, obligations, liabilities and undertakings thereunder, provided Tenant agrees to and does bear the expense and reimburse Landlord (immediately upon demand) for any and all expenses including reasonable experts and attorneys’ fees incurred by Landlord in connection therewith.   To the extent that to do so does not prejudice or impair the rights and remedies intended to be enjoyed by Landlord under this Lease and does not in any manner or to any degree impose (with respect to any Overlease) or increase (with respect to this Lease) the duties, obligations, liabilities or undertakings of Landlord and does not modify or terminate an Overlease, Landlord agrees to otherwise cooperate with Tenant so that all of the rights and benefits of the Overleases intended to be enjoyed by the prime tenants thereunder shall be available to Tenant, except Tenant shall not have or enjoy any options to cancel or terminate an Overlease, or surrender the premises covered by an Overlease, or to renew or to extend an Overlease (except as provided for in Section 32.01(q)), or to purchase the fee title, or to exercise rights of first refusal, or have any rights to encumber, assign or sublet the interest of the tenant under the Overleases (except as provided for in Article 12), or rights to build additional buildings or improvements (except as provided for in Articles 11, 14 and 15).  At Tenant’s full cost and expense and without expense to Landlord, Tenant may obtain from each Overlandlord a non-disturbance agreement in form and substance reasonably acceptable to Tenant.

(e)           In addition to other indemnification provisions by Tenant in this Lease, and not in limitation thereof, Tenant hereby agrees to indemnify, save, protect, defend and hold harmless the Landlord Indemnified Parties from and against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses (including experts’ and attorney’s fees) imposed upon or incurred by the Landlord Indemnified Parties, that may be based on or asserted or alleged to be based on any breach by Tenant of any term, covenant, provision or condition of any Overlease arising before or during the Term of this Lease.

(f)            In the event of any Casualty Event, or in the event of any Condemnation of all or part of any Leasehold Property, the terms, covenants, provisions and conditions of the Overlease for such Leasehold Property shall not be the controlling instrument as between Landlord and Tenant, but the provisions of this Lease relating to such event shall control exclusively between Landlord and Tenant.

(g)           Landlord shall not amend or modify any Overlease without Tenant’s consent, which consent may be withheld, delayed or conditioned at Tenant’s sole discretion, for any reason or for no reason.  Landlord shall not voluntarily terminate or consent to any termination of such Overlease for any reason without Tenant’s written consent, which consent may be withheld, delayed or conditioned at Tenant’s sole discretion, for any reason or for no reason.  If either Tenant defaults under an Overlease or Landlord acts or fails to act in a manner which results in a default under an Overlease, then the other party (upon reasonable advance written notice to the defaulting party, unless the Overlease is in imminent danger of termination, in which case notice that is feasible under the circumstances shall be given to the defaulting party) may cure such default (but shall have no obligation to do so) if after the notice the defaulting party fails to take steps to effect such cure.

63

(h)           Subject to Section 32.01 (d), the performance by Overlandlord of Overlandlord’s obligations in accordance with any of the Overleases, shall, for all purposes, be accepted by Tenant, and shall be deemed to be the performance of such obligations by Landlord under the provisions of such Overlease and also under this Lease to the extent the obligations are the same, and in such case Tenant shall neither look to Landlord for performance of such obligations nor seek to hold Landlord liable for performance of such obligations or for the manner of performance of such obligations or for any default in performance or non-performance of such obligations.

(i)            Whenever, by reason of Tenant’s assumption of all the obligations contained in an Overlease as provided in this Article 32 or otherwise, any provision of the Overlease requires the tenant thereunder to make any payment of any money, including the fixed, base rent payable thereunder, or requires such tenant to take any action within a certain period of time (whether with or without notice), then, notwithstanding that a provision in this Lease calls for such payment to be made or action to be taken at a different time, Tenant shall make such payment to the Overlandlord, Landlord or other appropriate third party or take such action, as the case may be, within the shorter of the time specified in this Lease or the time specified in the Overlease; and if such payment or other action is required to be paid or taken within a specified time period after notice or receipt of an invoice, then upon such notice or upon receipt of such invoice, Tenant shall make such payment or take such other action, as the case may be, no later than five (5) business days prior to the last day of such time period (excluding, however, installments of fixed or base rent or other payments due under the Overleases which shall be paid by Tenant directly to the Overlandlord pursuant to the Overlease).

(j)            Whenever any provision of an Overlease requires the Overlandlord to give notice or submit an invoice to the tenant thereunder and Landlord has received such notice or invoice but the Overlandlord has not given Tenant such notice or invoice directly, then Landlord shall notify Tenant by sending Tenant a copy of said notice or invoice.  Such notification by Landlord to Tenant of said Overlandlord’s notice or invoice shall for all purposes hereunder be deemed timely given if sent to Tenant within five (5) business days after receipt by Landlord of the notice from Overlandlord.

(k)           Whenever any provision of an Overlease requires the tenant under the Overlease to obtain the Overlandlord’s consent for any purpose, including obtaining consent prior to the undertaking of an act or proposed act, and Tenant desires such consent, such provision shall for all purposes hereunder be deemed to require the prior written consent of both Overlandlord and Landlord; provided, however, if Landlord is willing to consent, Landlord, at Tenant’s expense, shall cooperate to a reasonable extent with Tenant to obtain the Overlandlord’s consent provided Tenant pays all Landlord’s expenses, including reasonable attorneys’ fees, in Landlord’s extending such cooperation.

(l)            If Tenant contends that Overlandlord is not observing, complying with or performing its obligations under the Overlease, Tenant shall have the right to notify Landlord of a default of the Overlandlord which notice shall specify the nature of such default. Within five (5) business days after its receipt of such notice, Landlord shall give written notice to Overlandlord (in the manner required by the Overlease), which notice shall specify the nature of such claimed default in the same manner as was specified in Tenant’s notice to Landlord.

64

Landlord further agrees to extend assistance to and cooperate with Tenant in order to effectuate a cure of any alleged default, provided that all costs and expenses, including reasonable attorneys’ fees, in connection therewith are borne by Tenant.  If (i) Tenant shall have given written notice to Landlord of such default by the Overlandlord, as aforesaid, (ii) the Overlease allows withholding of such payments from the Overlandlord and (iii) Landlord consents in writing, Tenant also shall have the right to withhold payments of that portion of the Overlease rent payable to the Overlandlord which is payable by Landlord (as tenant) at that time under the Overlease in accordance with the applicable provision, if any, of the Overlease allowing such withholding of rent.  Tenant agrees that it will defend, indemnify and hold harmless the Landlord Indemnified Parties from and against any and all Losses arising from or related to any matter described in this Section 32.01(l).

(m)          Whenever in this Lease rights or privileges are granted to Landlord or Tenant with respect to any matter or thing, such rights or privileges shall be exercisable by Landlord insofar as the same are not inconsistent with, or in violation of, the terms, covenants and conditions of the Overlease with respect to the same matter or thing and the terms, rights and privileges granted to Landlord and Tenant herein, but where the rights and privileges granted by the Overlease to the tenant thereunder exceed the rights and privileges granted in this Lease to Landlord or Tenant, then Landlord or Tenant shall exercise such rights and privileges only to the extent expressly permitted herein if the result of exercising the greater rights or privileges in the Overlease would be detrimental to the other party hereto.

(n)           Subject to the other provisions of this Article 32, if an Overlease would need to be extended by Landlord exercising an extension option in that Overlease in order to match Tenant’s exercise of an Extension Option under this Lease, then, as a condition for Tenant’s Extension Option to be validly exercised under this Lease, Tenant must give Landlord notice of Tenant’s exercise of the Extension Option under this Lease at least thirty (30) days prior to the deadline set forth in the Overlease for validly exercising the extension option under the Overlease, time being of the essence.

(o)           As to each Leasehold Property, upon Tenant’s written notice, Landlord, subject to the proviso in this sentence and subject also to the other provisions and conditions in this Article 32, shall from time to time exercise Landlord’s rights to the extent necessary and to the extent available to Landlord, in order to extend the term of the Overlease applicable to that Leasehold Property until at least the Expiration Date; provided, however Landlord need not (i) exercise its extension rights if on the date Landlord’s notice of extension of the Overlease is to be given to the landlord under an Overlease (each, an “Overlandlord” and collectively, the “Overlandlords”), a Default on the part of Tenant then exists under this Lease, and (ii) exercise the extension of an Overlease until the one hundred eightieth (180th) day prior to the deadline for exercising such Overlease extension pursuant to its terms (or until the first (1st) day that such Overlease extension option may be exercised by Landlord if such date would occur less than one hundred eighty (180) days after the date of Tenant’s notice advising Landlord to exercise the extension option), and Landlord simultaneously provides Tenant with written confirmation of same.  In the event Landlord fails to timely exercise the extension option, as provided above, Landlord hereby grants Tenant the right to exercise such extension option on Landlord’s behalf and, in furtherance thereof, grants Tenant a limited power of attorney to acknowledge, deliver and execute, on Landlord’s behalf, such documentation as is required to effectuate the exercise

65

of the extension option.  Tenant shall provide Landlord with copies of any documentation relating to Tenant’s exercise of an extension option made on Landlord’s behalf.  To the extent that the term of any Overlease, as extended, extends beyond the Expiration Date of the Master Lease, Landlord, at its sole cost and expense, bears the obligation to pay any rent applicable to such period under the Overlease.  If Tenant does not request that Landlord (or Landlord is not required due to Tenant’s Default as described above) to exercise any option available to Landlord to extend the term of an Overlease and Landlord does not, in fact, exercise such extension option, then (i) this Lease shall terminate as to the Leasehold Property, (ii) Landlord and Tenant shall modify this Lease to remove such Leasehold Property that is subject to the Overlease as to which Landlord did not exercise the extension option effective as of the date of expiration of the subject Overlease, without reduction in Base Rent, (iii) following such removal, this Lease shall continue in full force and effect as to the remaining Property Locations, (iv) Tenant shall surrender to Landlord that portion of the Premises upon which the Leasehold Property is located, and (v) Tenant shall have no further responsibility to Landlord with respect to such removed Leasehold Property, except for such indemnity or other provisions of this Lease which may relate to such removed Leasehold Property.

(p)           As to any period before the end of the initial Term of this Lease, Tenant shall have the right to notify Landlord by sending Landlord a written notice stating expressly that Tenant desires Landlord not to exercise an extension option under an Overlease and that Tenant desires the Overlease to expire. The notice must be received by Landlord not less than one hundred twenty (120) days before the last day on which Landlord is required to exercise its extension option under the Overlease, time being of the essence.  If Landlord receives such notice, Landlord may either intentionally fail to exercise the Overlease extension option and permit the Overlease to expire, or Landlord may exercise its extension option for Landlord’s own account.  In either case, (i) this Lease shall terminate as to the Leasehold Property, (ii) Landlord and Tenant shall modify this Lease to remove such Leasehold Property that is subject to the Overlease effective as of the date of expiration of the subject Overlease or the date the extension period of the Overlease commences, as applicable, without reduction in Base Rent, (iii) following such removal, this Lease shall continue in full force and effect as to the remaining Property Locations, (iv) Tenant shall surrender to Landlord that portion of the Premises upon which the Leasehold Property is located, and (v) Tenant shall have no further responsibility to Landlord with respect to such removed Leasehold Property, except for such indemnity or other provisions of this Lease which may relate to such removed Leasehold Property.

(q)           When Landlord sends a notice to an Overlandlord extending the term of the Overlease, Landlord will send a copy of that notice to Tenant.  Within thirty (30) days after receipt by Landlord of a notice from Tenant extending this Lease in accordance with and subject to the provisions and conditions in Sections 32.01(n), (o) and (p), Landlord will send its own extension notice to the Overlandlord (when extension is necessary) extending the Overlease.  If Tenant does not receive from Landlord the copy of Landlord’s extension notice to the Overlandlord by the thirtieth (30th) day after the date Tenant had sent its own valid notice to Landlord and also has not received a notice from Landlord disputing Landlord’s duty to exercise an option to extend the Overlease, then, in such case, Tenant itself may exercise the extension option under the Overlease, on Landlord’s behalf and acting in place and stead of Landlord, by notice to the Overlandlord.

66

(r)            If any Overlease does not contain sufficient extension options for Landlord (as tenant thereunder) to be able to keep granting Tenant extensions thereof as to any Leasehold Property to match the term of this Lease or Tenant’s exercise of an extension option in accordance with this Lease, and the leasehold estate of that Leasehold Property shall therefore expire before the then current term of this Lease will have expired, then in each such case (i) that particular Leasehold Property shall no longer be part of the Premises under this Lease, (ii) without liability to Landlord, this Lease shall terminate as to the Leasehold Location, (iii) Landlord and Tenant shall modify this Lease to remove such Leasehold Property that is subject to the expired Overlease effective as of the date of expiration of the subject Overlease, without reduction in Base Rent, (iv) following such removal, this Lease shall continue in full force and effect as to the remaining Property Locations, (v) Tenant shall surrender to Landlord that portion of the Premises upon which the Leasehold Property is located, and (vi) Tenant shall have no further responsibility to Landlord with respect to such removed Leasehold Property, except for such indemnity or other provisions of this Lease which may relate to such removed Leasehold Property.

(s)           Landlord hereby agrees to indemnify, save, protect, defend and hold Tenant harmless from and against any and all actual damages and out-of-pocket costs and expenses (including experts’ and attorneys’ fees) imposed upon or incurred by Tenant as a result of any default under an Overlease on behalf of the tenant thereunder that is directly the result of the actions of Landlord or omissions of Landlord including, but not limited to, (i) a transfer or assignment in breach of an Overlease, or (ii) the failure of Landlord to pay rents and/or other amounts due under an Overlease where an Overlease Reserve has been established for such amounts; provided, however, Landlord hereby agrees to indemnify, save, protect, defend and hold Tenant harmless from and against any and all Losses resulting from the occurrence of an event described in clauses (i) and/or (ii) above.

(t)            The parties acknowledge that the Overlease related to Store No. 141, located in Burlington, Iowa (“Store 141”), contains an option to purchase the Store No. 141 real estate (the “Store 141 Property”) at fair market value, exercisable on January 1, 2007 or on January 1, 2012 (the “Option”).  Landlord shall exercise the Option on either January 1, 2007 or January 1, 2012 (such date selection to be at Landlord’s sole discretion), and upon Landlord’s acquisition of the Store 141 Property, (i) the Store 141 Property shall be converted from a Leasehold Property to a Fee Property without further action of Landlord or Tenant hereunder, (ii) any ground lease payments previously made by Tenant to the Overlease Landlord shall be made by Tenant directly to Landlord includible as Base Rent hereunder, and (iii) subject to Sections 2.01 and 32.01(t)(ii) hereunder, the Base Rent shall remain the same.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

67

IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed as of the date first written above.

LANDLORD:		TENANT:

SPIRIT SPE PORTFOLIO 2006-1, LLC, a Delaware limited liability company		SHOPKO STORES OPERATING CO., LLC, a Delaware limited liability company

By:	/s/ Michael T. Bennett	By:	/s/ Peter G. Vandenhouten
Name: Michael T. Bennett		Name:	Peter G. Vandenhouten
Its: Senior Vice President		Its:	Secretary

LANDLORD:

SPIRIT SPE PORTFOLIO 2006-2, LLC, a Delaware limited liability company

By:	/s/ Michael T. Bennett
Name: Michael T. Bennett
Its: Senior Vice President

68

EXHIBIT A-1

LIST OF FEE PROPERTIES

Store #	Concept	Address	City	ST	Zip
2	ShopKo	301 Bay Park Square	Green Bay	WI	54304
3	ShopKo	3415 Calumet Ave	Manitowoc	WI	54220
4	ShopKo	2430 E. Mason St	Green Bay	WI	54302
5	ShopKo	230 N. Wisconsin St	De Pere	WI	54115
7	ShopKo	4344 Mormon Coulee Rd	La Crosse	WI	54601
8	ShopKo	1105 E. Grand Ave	Rothschild	WI	54474
9	ShopKo	1306 N. Central Ave	Marshfield	WI	54449
10	ShopKo	1150 West Washington St	Marquette	MI	49855
11	ShopKo	500 South Carpenter Ave	Kingsford	MI	49802
12	ShopKo	1100 E Riverview Expressway	Wisconsin Rapids	WI	54494
15	ShopKo	1000 W. Northland Ave	Appleton	WI	54914
16	ShopKo	2530 First Avenue North	Escanaba	MI	49829
17	ShopKo	4161 Second Street South	Saint Cloud	MN	56301
18	ShopKo	1710 South Main St	West Bend	WI	53095
19	ShopKo	701 South Church St	Watertown	WI	53094
21	ShopKo	1850 Madison Ave	Mankato	MN	56001
22	ShopKo	1900 North Main St	Mitchell	SD	57301
23	ShopKo	125 Main St North	Hutchinson	MN	55350
24	ShopKo	955 W. Clairemont Ave	Eau Claire	WI	54701

A-1-1

Store #	Concept	Address	City	ST	Zip
25	ShopKo	1200 Susan Drive	Marshall	MN	56258
26	ShopKo	2761 Prairie Ave	Beloit	WI	53511
27	ShopKo	4801 Washington Ave	Racine	WI	53406
28	ShopKo	800 E. Maes St	Kimberly	WI	54136
29	ShopKo	7401 Mineral Point Rd	Madison	WI	53717
30	ShopKo	2500 US Highway 14	Janesville	WI	53547
31	ShopKo	5300 52nd St	Kenosha	WI	53144
32	ShopKo	2101 W. Broadway	Monona	WI	53713
33	ShopKo	1578 Appleton Rd	Menasha	WI	54952
34	ShopKo	2602 Shopko Dr	Madison	WI	53704
35	ShopKo	2820 Highway 63 South	Rochester	MN	55904
36	ShopKo	3708 Highway 63 North	Rochester	MN	55906
37	ShopKo	2677 S. Prairie View Road	Lake Hallie	WI	54729
38	ShopKo	2208 North Webb Rd	Grand Island	NE	68803
39	ShopKo	4200 South 27th St	Lincoln	NE	68502
41	ShopKo	1209 18th Ave Northwest	Austin	MN	55912
42	ShopKo	1300 Koeller St	Oshkosh	WI	54902
45	ShopKo	601 Galvin Rd South	Bellevue	NE	68005
46	ShopKo	5646 North 90th St	Omaha	NE	68134
48	ShopKo	2005 Krenzien Dr	Norfolk	NE	68701
49	ShopKo	500 N. Highway 281	Aberdeen	SD	57401
50	ShopKo	616 West Johnson St	Fond Du Lac	WI	54935
51	ShopKo	1425 Janesville Ave	Fort Atkinson	WI	53538

A-1-2

Store #	Concept	Address	City	ST	Zip
52	ShopKo	615 South Monroe	Mason City	IA	50401
53	ShopKo	510 East Philip Ave	North Platte	NE	69101
54	ShopKo	700 9th Ave SE	Watertown	SD	57201
55	ShopKo	1200 Main St	Stevens Point	WI	54481
56	ShopKo	14445 W. Center Rd	Omaha	NE	68144
57	ShopKo	405 Cottonwood Dr	Winona	MN	55987
58	ShopKo	1755 North Humiston Ave	Worthington	MN	56187
59	ShopKo	1001 South Highway 15	Fairmont	MN	56031
60	ShopKo	2610 North Bridge Ave	Albert Lea	MN	56007
61	ShopKo	501 Highway 10 Southeast	Saint Cloud	MN	56304
62	ShopKo	301 Northwest Bypass	Great Falls	MT	59404
63	ShopKo	4215 Yellowstone Highway	Pocatello	ID	83202
64	ShopKo	2100 Caldwell Blvd	Nampa	ID	83651
66	ShopKo	North 9520 Newport Highway	Spokane	WA	99218
67	ShopKo	1649 Pole Line Rd East	Twin Falls	ID	83301
68	ShopKo	800 E. 17th St	Idaho Falls	ID	83404
69	ShopKo	217 West Ironwood Dr	Coeur D’Alene	ID	83814
75	ShopKo	2510 South Reserve St	Missoula	MT	59801
76	ShopKo	1601 W. 41st St	Sioux Falls	SD	57105
78	ShopKo	1845 Haines Ave	Rapid City	SD	57701
80	ShopKo	2201 Zeier Rd	Madison	WI	53704
81	ShopKo	5801 Summit View Ave	Yakima	WA	98908
84	ShopKo	1553 West 9000 South	West Jordan	UT	84088

A-1-3

Store #	Concept	Address	City	ST	Zip
86	ShopKo	2266 N. University Parkway	Provo	UT	84604
87	ShopKo	1018 Washington Blvd	Ogden	UT	84404
88	ShopKo	1150 North Main St	Layton	UT	84041
89	ShopKo	1600 W. Rose St	Walla Walla	WA	99362
90	ShopKo	1771 Wisconsin Ave	Grafton	WI	53024
92	ShopKo	867 N. Columbia Center Blvd.	Kennewick	WA	99336
95	ShopKo	2655 Broadway Ave	Boise	ID	83706
96	ShopKo	55 Lake Blvd	Redding	CA	96003
97	ShopKo	4850 West 3500 South	West Valley City	UT	84120
99	ShopKo	9366 State Highway 16	Onalaska	WI	54650
100	ShopKo	699 Green Bay Rd	Neenah	WI	54956
102	ShopKo	2741 Roosevelt St	Marinette	WI	54143
104	ShopKo	747 South Main St	Brigham City	UT	84302
106	ShopKo	905 S 24th West	Billings	MT	59102
107	ShopKo	190 South 500 West	West Bountiful	UT	84010
108	ShopKo	955 North Main St	Spanish Fork	UT	84660
109	ShopKo	4060 Riverdale Rd	Riverdale	UT	84405
110	ShopKo	2290 South 1300 East	Salt Lake City	UT	84106
112	ShopKo	3101 Montana Ave	Helena	MT	59602
114	ShopKo	801 West Central Entrance	Duluth	MN	55811
116	ShopKo	518 S. Taylor Dr	Sheboygan	WI	53081
119	ShopKo	1350 North Galena Ave	Dixon	IL	61021
120	ShopKo	405 West 8th St	Monroe	WI	53566

A-1-4

Store #	Concept	Address	City	ST	Zip
123	ShopKo	900 West Memorial Dr	Houghton	MI	44931
125	ShopKo	555 West South St	Freeport	IL	61032
127	ShopKo	1450 East Geneva St	Delavan	WI	53115
129	ShopKo	4515 South Regal St	Spokane	WA	99223
130	ShopKo	1777 Paulson Rd	River Falls	WI	54022
132	ShopKo	320 Highway O	Rice Lake	WI	54868
133	ShopKo	1400 Big Thunder Blvd	Belvidere	IL	61008
134	ShopKo	1450 South Grand Ave	Pullman	WA	99163
139	ShopKo	3200 Broadway St	Quincy	IL	62301
140	ShopKo	1964 West Morton Ave	Jacksonville	IL	62650
145	ShopKo	1190 North 6th St	Monmouth	IL	61462
500	ShopKo HQ	700 Pilgrim Way	Green Bay	WI	54304
501	ShopKo Exp	3705 Monroe Rd	De Pere	WI	54115
502	ShopKo Exp	2585 Lineville Rd	Green Bay	WI	54313
503	ShopKo Exp	1011 N Wisconsin St	Port Washington	WI	53074
997	ShopKo Dist Ctr	1001 East Gowen Rd	Boise	ID	83716
998	ShopKo Dist Ctr	10808 South 132nd St	Omaha	NE	68138
999	ShopKo Dist Ctr	1717 Lawrence Dr	De Pere	WI	54115
OL	ShopKo Optical Lab	1450 West Main Ave	De Pere	WI	54115
107		SHOPKO PROPERTIES

A-1-5

EXHIBIT A-2

LIST OF LEASEHOLD PROPERTIES

1.             #070       13414 East Sprague Avenue, Spokane, Washington 99216

2.             #072       2120 Thain Grade, Lewiston, Idaho 83501

3.             #073       2530 Rudkin Road, Union Gap, Washington 98903

4.             #091       1341 North Main Street, Logan, Utah 84341

5.             #141       313 North Roosevelt Avenue, Burlington, Iowa 52601

A-2-1

EXHIBIT A-3

LEGAL DESCRIPTION OF EACH PARCEL

A-3-1

LEGAL DESCRIPTION

Lot Two (2), Volume 45 Certified Surveys Maps, Page 265, said map being part of Private Claim 20, West side of Fox River, Village of Ashwaubenon, Brown County, Wisconsin; Except any part thereof used for street purposes.

Together with the non-exclusive easements created in that certain Reciprocal Easement and Operating Agreement, recorded in Volume 3637, Page 42, as Document No. 929681; as amended in Amended and Restated Reciprocal Easement and Operating Agreement recorded in Volume 5054, Page 34, as Document No. 967921; as further amended in Volume 24079, Page 7, as Document No. 1426015; and as Document No. 1669972 and as Document No. 1939053.

Tax I.D.:  VA-132-1-4

LEGAL DESCRIPTION

Lot Numbered Three (3) of a Certified Survey in Lots Number Eleven (11) and Lot Number Twelve (12) of the Subdivision of the Southeast Quarter (SE1/4) of Section Number Twenty-five (25), Township Number Nineteen (19) North, Range Number Twenty-three (23) East, in the City of Manitowoc, as recorded in the Office of the Register of Deeds for Manitowoc County, Wisconsin, in Volume 25 of Certified Survey Maps, page 149, #993980.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED IN MANITOWOC CROSS-EASEMENT AGREEMENT, RECORDED IN VOLUME 580, PAGE 394, #522993; AS AMENDED IN VOLUME 629, PAGE 218, #547986; AND IN VOLUME 1075, PAGE 585, #734462.

Tax Key No. Part 52-725-000-122.00

LEGAL DESCRIPTION

Parcel I

Lots One (1), Volume 51 Certified Survey Maps, page 93, Map No. 7471, said map being part of Lot 1, Volume 22 Certified Survey Maps, page 334, being part of Lots Ten (10), Eleven (11) and Twelve (12), Plat of East Town Shopping Center, in the City of Green Bay, East side of Fox River, Brown County, Wisconsin.

Parcel II

Ingress and Egress easement created by instrument, dated July 31, 1981 and recorded August 11, 1981, in Jacket 4947, Image 21, as Document No. 964941; instrument dated December 3, 1981 and recorded December 3, 1981, in Jacket 5129, Image 34, as Document No. 970136; instrument dated November 5, 1981 and recorded December 3, 1981, in Jacket 5133, Image 2, as Document No. 970137; instrument dated August 25, 1988 and recorded August 31, 1988 in Jacket 23562, Image 1, as Document No. 1163750; instrument dated June 10, 1988, as Document No. 1624163; instrument dated March 10, 2000, as Document No. 1748352; and instrument dated March 1, 2003 and recorded April 8, 2003, as Document No. 1999247.

Parcel III

Together with non-exclusive easements set forth in Declaration of Cross-Easements and Covenants and Restrictions Affecting Land by ShopKo SPE Real Estate, LLC, a Delaware limited liability company, recorded as Document No. 2245756.

Tax I.D.:  21-126-11

LEGAL DESCRIPTION

Parcel I:

(A) Lot Two (2), Volume 15 Certified Survey Maps, Page 21, Map No. 2915; said map being part of Lots One (1) through Twelve (12), inclusive, and the vacated alley of Block Twenty (20); and Lots One (1) through Three (3), inclusive, and Lots Ten (10) through Twelve (12), inclusive, and part of Lots Four (4) and Nine (9) and part of vacated alley in Block Twenty-four (24); and Lots Four (4) through Eight (8), inclusive, and part of Lot Nine (9) and part of the vacated alley of Block Twenty-three (23); and part of vacated Williams and Wisconsin Streets; all according to the recorded Original Plat of the Village (now City) of De Pere, in the City of De Pere, East side of Fox River, Brown County, Wisconsin.

(B) Rights created under a Cross-Easement Agreement by and between ShopKo Stores, Inc. and the Redevelopment Authority of the City of De Pere, Wisconsin, dated July 8, 1985 and recorded July 9, 1985 in Jacket 9153 Records Image 31, as Document No. 1053439, and as amended by Amendment No. 1 to Cross-Easement Agreement dated February 1, 1989 and recorded February 20, 1989 in Jacket 14056 Records Image 10, as Document No. 1176186.

(C) Easement as described in Item #1 of Grant of Easements dated July 8, 1985 and recorded on July 9, 1985 in Jacket 9154 Records Image 29, as Document No. 1053440.

Parcel II:

(A) Lot Three (3), Volume 15 Certified Survey Maps, Page 21, Map No. 2915; said map being part of Lots One (1) through Six (6), and Eight (8), through Twelve (12), Block Twenty (20), according to the recorded Original Plat of De Pere, in the City of De Pere, East side of Fox River, Brown County, Wisconsin.

(B) Rights created under a Cross-Easement Agreement by and between ShopKo Stores, Inc. and the Redevelopment Authority of the City of De Pere, Wisconsin, dated July 8, 1985 and recorded July 9, 1985 in Jacket 9153 Records Image 31, as Document No. 1053439, and as amended by Amendment No. 1 to Cross-Easement Agreement dated February 1, 1989 and recorded February 20, 1989 in Jacket 14056 Records Image 10, as Document No. 1176186.

TAX I.D.:  ED-875; ED-861

LEGAL DESCRIPTION

Part of the West half of the Southeast quarter (W 1/2-SE 1/4) of Section 16, Township 15 North, Range 7 West, City of La Crosse, La Crosse County, Wisconsin, described as follows: Commencing at the Northwest corner of Joseph Boschert’s Suburban Addition to the Town of Shelby, a La Crosse County survey marker; thence North 89° 54’ 40” East 774.44 feet along the North line of Shelby Road to a 2-inch iron pipe in the concrete on the East line of Bank Drive and the point of beginning of this description; thence North 00° 05’ 20” West 52.19 feet along said East line to a 2-inch iron pipe in the concrete; thence North 21° 02’ 40” West 302.42 feet along said East line to a 2- inch iron pipe in the concrete; thence continue along said East line 52.40 feet along the arc of a curve, concave to the Southwest, whose radius is 1393.31 feet and whose chord bears North 22° 07’ 18” West 52.40 feet to a 1-1/4 inch iron pipe; thence North 51° 55’ 27” East 250.0 feet to a 1-1/4 inch iron pipe; thence North 38° 16’ 25” West 113.42 feet to a 1-1/4 inch iron pipe; thence North 51° 43’ 35” East 315.71 feet to a 1-1/4 inch iron pipe on the Westerly line of USH #14- 61; thence South 38° 16’ 25” East 471.97 feet along said Westerly line to a 1-1/4 inch iron pipe in the centerline of vacated Markle Road; thence South 01° 35’ 23” West 331.49 feet along said centerline to a 1-1/4 inch iron pipe on the North line of Shelby Road; thence South 47° 23’ 40” West 137.26 feet along said North line to 2-inch iron pipe in concrete; thence continue along said North line 74.21 feet along the arc of a curve, concave to the Northwest, whose radius is 100.0 feet and whose chord bears South 68° 39’ 10” West 72.51 feet to a 2- inch iron pipe in the concrete; thence South 89° 54’ 40” West 360.57 feet along said North line to the point of beginning.

EXCEPT the following described parcel: Part of Certified Survey Map #100, Doc. #1385583, filed in Volume 11 of La Crosse County Certified Survey Maps, Page 100, City of La Crosse, La Crosse County, Wisconsin, described as follows: Commencing at the North quarter corner of Section 16; thence South 01° 23’ 58” West 2624.79 feet to the center quarter corner of said Section 16; thence South 29° 47’ 07” East 2539.75 feet to the Southwesterly right of way line of Mormon Coulee Road; thence South 01° 33’ 58” West 81.38 feet to the point of beginning of this EXCEPTION; thence South 01° 33’ 58” West 250.23 feet to the Northerly right of way line of Shelby Road; thence along said right of way line South 47° 19’ 52” West 46.19 feet; thence North 38° 16’ 16” West 193,43 feet; thence North 51° 06’ 10” East 206.36 feet to the point of beginning of this EXCEPTION.

Together with the non-exclusive easements created in cross-easement, first refusal and party wall agreement, recorded in volume 602, page 489, 3877847; as amended by documents recorded in volume 621, page 421, #891186; volume 663, page 611, #918980; document no. 1383573 and document no. 1384271.

TAX I.D.:  17-50323-500

LEGAL DESCRIPTION

Parcel 4 of certified Survey Map No. 1335 recorded in the Office of the Register of Deeds for Marathon County, Wisconsin in Volume 6 of certified Survey Maps, Page 16; being a part of the Southeast 1/4 of the Northeast 1/4 of Section 24, Township 28 North, Range 7 East, and being a part of Lots 6, 7 and 8, Block 1 and Lots 4 and 5, Block 2, Berlik’s Park View Lots, and also being a part of vacated first and Mary Streets, all in the village of Rothschild, Marathon County, Wisconsin; Excepting those parts thereof described in deeds recorded in the register of deeds office for Marathon County, Wisconsin, in Volume 277 of Micro- Records on Page 1107 and in Volume 432 of Micro-Records on Page 1138.

Together with the rights granted under cross easement agreements recorded in the office of the register of deeds for Marathon County, Wisconsin, in Volume 252 of Micro-Records on Page 730, as Document No. 715080, re-recorded in Volume 261 of Micro-Records on Page 363, as Document No. 722415; and in Volume 254 of Micro-Records on Page 706 as Document No. 716759, re-recorded in Volume 261 Micro-Records on Page 384, as Document No. 722416.

TAX I.D.:  54-0050-001-008-00-00

LEGAL DESCRIPTION

That part of that Northeast 1/4 of Section 5, in Township 25 North, Range 3 East, in the City of Marshfield, Wood County, Wisconsin, described as follows:

Beginning at the northwest corner of the intersection of Kalsched Street and Central Avenue; Thence northerly along the West Line of Central Avenue a distance of 661 feet to the southwest corner of the intersection of Upham Street and Central Avenue; Thence westerly along the South line of Upham Street 1014.7 feet to a point in the East line of Chestnut Avenue, if extended; Thence southerly along the East line of said Chestnut Avenue, if extended, 595.85 feet to the North line of Kalsched Street; Thence easterly along the North line of Kalsched Street 727.3 feet to the point of beginning except the following:

A. That parcel described as follows:

Commencing at the northwest corner of the intersection of Central Avenue and Kalsched Street; Thence northeasterly along the westerly line of Central Avenue 320 feet to a point; Thence westerly parallel to the North line of Kalsched Street 400 feet to a point; Thence southwesterly and parallel to the westerly line of Central Avenue to a point which is 150 feet North at right angles from North line of Kalsched Street; Thence westerly parallel to the northerly line of Kalsched Street 106 feet to a point; Thence southerly at right angles to the northerly line of Kalsched Street 150 feet to the Northerly line of Kalsched Street; Thence easterly along the northerly line of Kalsched Street 437 1/2 feet to the point of beginning (“retained portion);

B. And that part described as follows:

Beginning at the southwest corner of the intersection of Central Avenue and Upham Street; Thence westerly along the South line of Upham Street 300 feet to a point; Thence southwesterly parallel to the westerly line of Central Avenue 125 feet to a point; Thence easterly parallel to the South line of Upham Street 300 feet to a point in the westerly line of Central Avenue; Thence northeasterly along the westerly line of Central Avenue 125 feet to the point of beginning.

C. That part of the Northeast 1/4 of Section 5, in Township 25 North, Range 3 East, in Marshfield, Wood County, Wisconsin, described as follows:

Commencing at the northwest corner of the intersection of Kalsched Street and Central Avenue; Thence northerly along the West line of Central Avenue a distance of 320 feet to the point of beginning; Thence West and parallel with Upham Street a distance of 57 feet; Thence North to a point coinciding with the southerly line of excepted Parcel B in a Warranty Deed dated January 19, 1968, by and between Edward G. Koller and Margaret M. Koller, his wife and Marshfield Developers, a co-partnership; said point being 147 feet West of the West line of Central Avenue; Thence East 147 feet along said southerly line above described to the West line of Central Avenue; Thence South along the West line of Central Avenue to the point of beginning.

D. That part of the Northeast 1/4 of Section 5, in Township 25 North, Range 3 East, in the City of Marshfield, Wood County, Wisconsin, described as follows:

Commencing at the northwest corner of the intersection of Central Avenue and Kalsched Street; Thence westerly along the northerly line of Kalsched Street 437 1/2 feet to the point of beginning; Thence continuing westerly along the North line of Kalsched Street a distance of 100 feet; Thence North at right angles a distance of 74.58 feet; Thence East at right angles and parallel to the northerly line of Kalsched Street a distance of 14.8 feet; Thence South at right angles a distance of 12.7 feet; Thence easterly at right angles and parallel to the northerly line of Kalsched Street a distance of 19.3 feet; Thence northerly and at right angles a distance of 12.7 feet; Thence East at right angles and parallel to the northerly line of Kalsched Street a distance of 65.9 feet; Thence South at right angles a distance of 74.58 feet to the point of beginning.

That part of the northeast 1/4 of Section 5, in Township 25 North, Range 3 East, in the City of Marshfield, Wood County, Wisconsin, described as follows:

Commencing at the northwest corner of the intersection of Central Avenue and Kalsched Street; Thence westerly along the northerly line of Kalsched Street 437 1/2 feet; Thence North and at right angles a distance of 74.5 feet to the point of beginning; Thence continuing North a distance of 76.42 feet; Thence East at right angles and parallel to the North line of Kalsched Street a distance of 67.08 feet; Thence South at right angles a distance of 76.42 feet; Thence West and parallel to the North line of Kalsched Street a distance of 67.08 feet to the point of beginning.

Also insuring access for ingress and egress from the insured premises to Central Avenue over the present driveway of the “retained parcel” referred to in Volume 391 Deeds on Page 173, Wood County records as shown on Foth & Vandyke & Associates Survey Map No. 2896 dated August 11, 1983, as Exception A.

TOGETHER WITH AN EASEMENT TO MAINTAIN, REPAIR, RESTORE AND REPLACE BUILDING ENCROACHMENTS AND AN EASEMENT FOR A PYLON SIGN AS SET FORTH IN AGREEMENT RE ENCROACHMENTS, PARTY WALL, SIGN AND COMMON AREA MAINTENANCE, RECORDED IN VOLUME 547, PAGE 731 AS AMENDED BY AMENDMENT TO ENCROACHMENT, PARTY WALL, SIGN EASEMENT AND COMMON AREA MAINTENANCE AGREEMENT RECORDED AS DOCUMENT NO. 2003R124230.

TAX I.D.:  33-03215

LEGAL DESCRIPTION

PARCEL 1:

Land situated and being in the City of Marquette, County of Marquette, and State of Michigan, described as follows:

Part of the East 3/8 of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4), part of the Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4), and part of Block 3 of the West End Addition, all in Section 22, Township 48 North, Range 25 West, more fully described as:

Commencing at the Northwest corner of said Section 22; thence South 89°35’08” East, 817.25 feet along the North line of said Section 22; thence South 00°15’25” East, 561.32 feet along the West line of said East 3/8 of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) to the Point of Beginning; thence South 72°16’00” East, 397.61 feet along the South right-of-way line of West Ridge Street (formerly Westwood Road); thence South 78°02’44” East, 183.80 feet along the said South right-of-way line of West Ridge Street; thence South 00°51’00” East, 39.73 feet; thence South 57°00’00” East 58.89 feet (incorrectly described as 55.71 feet in Liber 332, page 502 of Deeds); thence South 46°00’00” East, 26.19 feet; thence South 00°51’00” East, 46.55 feet; thence South 46°00’00” East, 187.52 feet along the old Southerly right-of-way line of Westwood Road; thence South 34°00’00” East along the said old Southerly right-of-way line of Westwood Road to the South line of Bluff Street extended; thence West along the said South line of Bluff Street Extended to the East line of the West 1/8 of the said Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4); thence North along said East line to the West 1/8 of the Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4) to a point which is 315 feet North of the North right-of-way line of Washington Street (said right-of-way being 100 feet North of the Centerline of said street); thence West, 315 feet North of and parallel to the said North right-of-way line of Washington Street to the East line of the said Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4); thence South 340 feet along the said East line of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) to the said North right-of-way line of Washington Street (said right-of-way line being 75 feet North of the Centerline of said Street); thence Westerly along the said North right-of-way line of Washington Street to a point which is 188.36 feet East along said right-of-way line from the said West line of the East 3/8 of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) of Section 22; thence North 00°10’53” East, 96.61; thence North 89°47’07” West, 80.58 feet; thence North 00°15’25” West, 54.70 feet; thence North 87°18’21” West, 108.50 feet to a point on the said West line of the East 3/8 of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) of Section 22, which is North 00°15’25” West 150.00 feet from the said North right-of-way line of Washington Street; thence North 00°15’25” West 557.43 feet along the said West line of the East 3/8 of said Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) of Section 22 to the Point of Beginning; and

PARCEL 2:

That part of the West 5/8ths of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) of Section 22, Township 48 North, Range 25 West, City of Marquette, County of Marquette, and State of Michigan, described as follows:

Commencing at the Northwest corner of said Section 22; thence South 89°35’30” East (Bearing Base Gourdie-Fraser and Assoc. Shopko Survey 1974) 817.39 feet along the North line of Section 22 to the East line of the West 5/8ths of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4); thence South 0°15’25” East, 534.35 feet along the East line of the West 5/8ths to the South line of Westwood Road, and continuing South 0°15’25” East, 307.50 feet along the East 5/8ths line to a 1/2 inch rod set in cement, this being the Point of Beginning of this description; thence North 84°40’25” West, 276.90 feet to a concrete monument on the East line of the Elks parcel (Liber 311 of Deeds, page 457); thence North 0°29’25” West, 314.90 feet to a 1 1/4 inch iron pipe on old fence line on the South side of Westwood Road (former DH&O RR); thence Easterly on a curve to the right along said Right-of-Way to the East line of the West 5/8ths of the Northwest Quarter of Northwest Quarter (NW 1/4 of NW 1/4); thence South 0°15’25” East, 307.50 feet, more or less, to the Point of Beginning; EXCEPTING therefrom the Right-of-Way for Westwood Road;

and FURTHER EXCEPTING therefrom that part of the West 5/8 of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) of Section 22, Township 48 North, Range 25 West, in the City of Marquette, Marquette County, and State of Michigan, described as follows: Commencing at the Northwest corner of said Section 22; thence South 89°35’08” East, 817.25 feet (recorded in Liber 350 of Deeds, page 495, and Liber 329 of Deeds, page 579, as South 89°35’30” East, 817.39 feet) along the North line of said Section 22 to the East line of the West 5/8 of the said Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) of Section 22; thence South 00°15’25” East, 816.85 feet along the said East line of the West 5/8 of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) of Section 22, to the Point of Beginning; thence continuing South 00°15’25” East, 25.00 feet along the said East line of the West 5/8 of the Northwest Quarter of the Northwest Quarter (NW 1/4 of NW 1/4) of Section 22; thence North 84°40’25” West, 276.10 feet along the North line of a parcel described in Liber 329 of Deeds, page 579; thence North 0°29’25” West, 25.00 feet along the East line of the Elks Parcel described in Liber 311 of Deeds, page 457; thence South 84°40’25” East, 276.20 feet to the Point of Beginning; and

PARCELS 3 AND 4: Those certain parcels of land being part of the West End Addition, and part of the Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4) of Section 22, Township 48 North, Range 25 West, described as:

Commencing at the Northwest corner of Block 3, West End Addition; thence S00°51’27”E, 320.02’ along the West line of Block 3 to the Point of Beginning; thence S89°16’27”E, 111.83’ to the Westerly right-of-way line of McClellan Avenue; thence S00°51’37”E, 50.00’; thence N89°16’27”W, 111.72’ to the West line of Block 3; thence N89°32’25”W, 50.78’; thence N33°47’12”W, 36,04’; thence N45°54’30”W, 29.76’; thence S89°32’25”E, 90.97’ to the Point of Beginning; and

Commencing at the Northwest corner of the Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4) of Section 22; thence S00°10’20”E, 932.95’ along the West line of the Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4) to the Point of Beginning; thence continuing S00°10’20”E, 315.00’ along the West line of the Northeast Quarter of the Northwest Quarter (NE 1/4 of NW 1/4) to the North right-of-way line of Washington Street; thence S89°29’20”E, 164.52’ along the North right-of-way line of Washington Street; thence N00°13’33”W, 315.02’; thence N89°29’20”W, 164.22’ to the Point of Beginning.

Together with non-exclusive easement rights created by Cross-Easement Agreement as disclosed by instrument recorded in Liber 119 of Miscellaneous Records, page 191, as assigned in Liber 137 of Miscellaneous Records, page 691.

Tax I.D.:  52-52-005-137-40, as to Parcels 1, 3 and 4

Tax I.D.:  52-52-005-136-30, as to Parcel 2

LEGAL DESCRIPTION

The land referred to is situated in the County of Dickinson, City of Kingsford, State of Michigan, is described as follows:

PARCEL C

That part of the South 1/2 of the Northeast 1/4 of Section 1, Township 39 North, Range 31 West, City of Kingsford, Dickinson County, Michigan, described as follows:

Commencing at the North 1/4 corner of said Section 1; thence South 00 degrees 32 minutes 37 seconds East, along the North -South quarter line, a distance of 1,575.75 feet; thence North 89 degrees 52 minutes 05 seconds East, a distance of 1,170.99 feet to the Point of Beginning; thence continue North 89 degrees 52 minutes 05 seconds East along said line, a distance of 329.27 feet; thence South 00 degrees 07 minutes 56 seconds East, a distance of 220.52 feet; thence North 89 degrees 52 minutes 05 seconds East, a distance of 250.59 feet to the West right of way line of Carpenter Avenue; thence South 05 degrees 12 minutes 54 seconds West along said West line, a distance of 74.75 feet; thence South 89 degrees 15 minutes 42 seconds West, a distance of 218.53 feet; thence South 00 degrees 44 minutes 18 seconds East, a distance of 291.84 feet to the North line of East Boulevard; thence South 89 degrees 15 minutes 43 seconds West, along said North line, a distance of 541.24 feet; thence North 00 degrees 42 minutes 53 seconds West, a distance of 452.25 feet; thence North 89 degrees 48 minutes 35 seconds East, a distance of 189.75 feet; thence North 00 degrees 41 minutes 50 seconds West, a distance of 142.39 feet to the Point of Beginning.

EASEMENT PARCELS

Together with an access easement over, under and across and part of the South 1/2 of the Northeast 1/4 of Section 1, Township 39 North, Range 31 West, City of Kingsford, Dickinson County, Michigan, described as follows:

Commencing at the North 1/4 corner of said Section 1; thence South 00 degrees 32 minutes 37 seconds East, along the North-South quarter line, a distance of 1,575.75 feet to its intersection with the Westerly extension of the North line of Parcel C; thence North 89 degrees 52 minutes 05 seconds East, along said Westerly extension and North line, a distance of 1,294.90 feet to the Point of Beginning of said easement; thence continue North 89 degrees 52 minutes 05 seconds East, along said North line, a distance of 205.36 feet to the Northwest corner of Parcel A; thence South 00 degrees 07 minutes 56 seconds East along the West line of said Parcel A, a distance of 220.52 feet to the Southwest corner of said Parcel A; thence North 89 degrees 52 minutes 05 seconds East, along the South line of said Parcel A, a distance of 250.59 feet to the Southeast corner of said Parcel A; thence South 05 degrees 12 minutes 55 seconds West, along the West right of way line of Carpenter Avenue, a distance of 74.75 feet to the Northeast corner of Parcel B; thence South 89 degrees 15 minutes 43 seconds West, along the North line of said Parcel B a distance of 218.53 feet to the Northwest corner of said Parcel B; thence South 00 degrees 44 minutes 18 seconds East, along the West line of said Parcel B, a distance of 291.84 feet to the North right of way line of East Boulevard; thence South 89 degrees 15 minutes 43 seconds West, along said North line, a distance of 228.07 feet; thence North 00 degrees 39 minutes 53 seconds West, a distance of 591.51 feet to the Point of Beginning.

Together with non-exclusive easement rights created by Declaration of Cross-Easements, and Covenants and Restrictions Affecting the Land executed by Shopko Properties, Inc., and Iron Mountain/Kingsford Community Federal Credit Union recorded in Liber 356 of Records, pages 833 through 866.

Tax ID No.: Part of Tax Item No. 22-052-001-038-00 and 22-052-001-039-00

LEGAL DESCRIPTION

Lot 1 of WOOD COUNTY CERTIFIED SURVEY MAP 8277, recorded in Volume 28, of C.S.M.’s on page 177, being part of re-subdivided Lot 6 of WOOD COUNTY CERTIFIED SURVEY MAP 2003, recorded in Volume 7 of C.S.M.’s on page 203, which is part of Lots 9, 10, 15 and 16 of the East Side Annex Assessor’s Plat No. 28, recorded in Volume 11 of Plats, page 104, as document no 519898, located in the Northwest 1/4 of the Northeast 1/4 of Section 20, Town 22 North, Range 6 East, City of Wisconsin Rapids, Wood County, Wisconsin.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS-EASEMENT AND SITE RESTRICTION AGREEMENT RECORDED IN VOLUME 488, PAGE 699, AS DOCUMENT NO. 583414; AS AMENDED IN: VOLUME 554, PAGE 889, AS DOCUMENT NO. 686929; VOLUME 556, PAGE 93, AS DOCUMENT NO. 687121; VOLUME 760, PAGE 224, AS DOCUMENT NO. 781388 AND VOLUME 943, PAGE 824, AS DOCUMENT NO. 848911.

Tax Item No. 34-11796, covers more land

LEGAL DESCRIPTION

PARCEL I

All that part of the Southeast 1/4 of Section Fifteen (15), Township 21 North, Range 17, East in the City of Appleton, Outagamie County, Wisconsin, described as follows:

Commencing at the Southeast corner of said Section Fifteen (15); thence North 0° 34’ East 312.88 feet; thence South 45° 40’ West 388.19 feet; thence North 89° 14’ West 1,041.1 feet to the point of beginning; thence North 0° 34’ East 623.4 feet; thence North 89° 14’ West 464.4 feet; thence South 0° 34’ West 623.4 feet; thence South 89° 14’ East 464.4 feet to the point of beginning.

PARCEL II

All that part of the Southeast 1/4 of Section 15, Township 21 North, Range 17 East, in the City of Appleton, Outagamie County, Wisconsin, described as follows:

Commencing at the Southeast corner of said Section Fifteen (15); thence North 0° 34’ East 312.88 feet; thence South 45° 40’ West 388.19 feet; thence North 89° 14’ West 805.5 feet to the point of beginning; thence North 0° 34’ East 286 ft.; thence North 89° 14’ West 235.6 ft.; thence South 0° 34’ West 286 ft.; thence South 89° 14’ East 235.6 ft. to the point of beginning.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS EASEMENT AGREEMENT RECORDED IN JACKET 4197, IMAGE 6-42, AS DOCUMENT NO. 833941; AS AMENDED IN JACKET 4477, IMAGE 1-5, AS DOCUMENT NO. 841113 AND IN JACKET 5066, IMAGE 1-25, AS DOCUMENT NO. 855482.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY MUTUAL EASEMENT AGREEMENT RECORDED ON JANUARY 22, 1986 IN JACKET 6010, IMAGE 18-33 AS DOCUMENT NO. 877936.

TAX I.D.:  315-949406

LEGAL DESCRIPTION

The land referred to is situated in the County of Delta, City of Escanaba, State of Michigan, is described as follows:

Part of the South half of the Northeast quarter of Section 25, Township 39 North, Range 23 West, in the City of Escanaba, Delta County, Michigan, described as follows:

From the East quarter corner of Section 25, Township 39 North, Range 23 West, measure North 00 degrees 39 minutes East along the East line of said Section a distance of 211.81 feet; thence measure North 89 degrees 14 minutes 40 seconds West a distance of 50.0 feet to a point on the North right-of-way line of 1st Avenue North and the West right-of-way line of State Highway M-35; thence measure North 89 degrees 58 minutes West along said North right-of-way line a distance of 881.10 feet to the point of beginning of the land herein described; thence continue North 89 degrees 58 minutes West along said North right-of-way line a distance of 446.38 feet; thence North 00 degrees 02 minutes East a distance of 686.48 feet to the South right-of-way line of 3rd Avenue North (formerly known as the C.NW. Railroad right-of-way); thence North 84 degrees 50 minutes East along said right-of-way line a distance of 449.36 feet; thence South 00 degrees 05 minutes 39 seconds West a distance of 366.06 feet; thence South 00 degrees 07 minutes 47 seconds West a distance of 69.0 feet; thence North 89 degrees 52 minutes 13 seconds West a distance of 23.38 feet; thence South 00 degrees 07 minutes 47 seconds West a distance of 192.0 feet; thence South 89 degrees 52 minutes 13 seconds East a distance of 23.38 feet; thence South 00 degrees 07 minutes 47 seconds West a distance of 100.0 feet to the point of beginning.

Together with non-exclusive easement rights created by Reciprocal Easement Agreement as disclosed by instrument recorded in Liber 10 Miscellaneous, page 135.

Together with non-exclusive easement rights created by Cross Easement Agreement and Addendum as disclosed by instrument recorded in Liber 353 Records, page 932; and Liber 353 Records, page 972; First Amendment to Cross Easement Agreement recorded in Liber 383 Records, page 210; Assignment of Cross Easement Agreement recorded in Liber 397 Records, page 403.

Tax Parcel Number 21-051-420-2825-200-022

Tax Parcel Number 21-051-430-0000-356-000

LEGAL DESCRIPTION

Lot 3 Block 1 of SHOPKO, Stearns County, Minnesota, recorded as document number 1167162

Together with non-exclusive easement rights created by Cross-Easement Agreement by and between Shopko Stores, Inc., a Minnesota corporation, and Marcellus P. Knoblach, Trustee of the Marcellus P. Knoblach Revocable Trust, as contained in Document No. 682514, dated August 21, 1990, recorded August 30, 1990, First Amendment to Cross-Easement as contained in Document No. 715269, dated March 26, 1992, recorded April 07, 1992, Second Amendment to Cross-Easement as contained in Document No. 724995, dated July 09, 1992, recorded August 17, 1992, and Third Amendment to Cross-Easement, as contained in Document No. 765936, dated December 21, 1993, recorded January 12, 1994.

Together with non-exclusive easement rights created by Cross-Access Agreement by CSM Investors, Inc., a Minnesota corporation, and Shopko Stores, Inc., a Minnesota corporation, as contained in Document No. 755486, dated September 03, 1993, recorded September 14, 1993.

Tax I.D.: R82.47407.000; R82.47407.041; R47407.077

LEGAL DESCRIPTION

Parcel 2 of Certified Survey Map No. 3198 recorded on March 23, 1988, in Volume 19 on Page 1, as Document No. 525074, being a redivision of Parcels 1, 2 and Certified Survey Map No. 3034 and lands all being a part of the Northeast 1/4 and Southeast 1/4 of the Southeast 1/4 of Section 23, Township 1 North, Range 19 East, City of West Bend, Washington County, Wisconsin.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS-EASEMENT AGREEMENT, RECORDED IN VOLUME 938, PAGE 529, DOCUMENT NO. 509905, AS AMENDED IN VOLUME 953, PAGE 47, DOCUMENT NO. 515392.

TAX I.D. 291-1119-234-0014

LEGAL DESCRIPTION

Parcel 2 as designated on certified survey map no. 1389, recorded in the office of the register of deeds in and for Jefferson County, Wisconsin, on January 21, 1980 in Volume 4 of certified surveys on pages 402, 403 and 404, as document no. 767214, being a re-division of part of part of Crangle’s Addition to the City of Watertown, being a part of the Southwest 1/4 of Section 4, in Township 8 North, Range 15 East, in the City of Watertown, Jefferson County, Wisconsin.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS-EASEMENT AGREEMENT, RECORDED IN VOLUME 635, PAGE 122, DOCUMENT NO. 791893, AS AMENDED IN VOLUME 851, PAGE 412, DOCUMENT NO. 909983.

TAX I.D. (282-9108-1504-31-052)

LEGAL DESCRIPTION

Parcel 1:

Lot 1, Block 1, G&K Enterprises, according to the recorded plat thereof, Blue Earth County, Minnesota.

Parcel 2:

Non-exclusive easements and rights as contained in the Cross-Easement and Use Restriction Agreement dated July 01, 1985, recorded July 03, 1985 as Document No. 354784 by and between Shopko Stores, Inc., a Minnesota corporation, and Randall Stores, Inc., a South Dakota corporation; as amended by the Assignment of Cross-Easement and Use Restriction Agreement filed March 18, 1993, as Document No. 333CR638; as amended by the Amendment to Cross-Easement and Use Restriction Agreement, dated July 20, 1995, filed December 10, 1999, as Document No. 391CR506; as further amended by the Second Amendment to Cross-Easement and Use Restriction Agreement, filed December 10,1999, as Document No. 391CR507.

Parcel 3:

Non-exclusive easements and rights as contained in the Mutual Access Agreement dated December 07, 1999, filed December 10, 1999, as Document No. 391CR500 by and between Duehring Properties, LLC, a Minnesota limited liability company and Shopko Properties, Inc., a Minnesota corporation.

Parcel 4:

Non-exclusive easements and rights as contained in the Easement Agreement dated December 07, 1999, filed December 10, 1999, as Document No. 391CR505 by and between Duehring Properties, LLC, a Minnesota limited liability company and Shopko Properties, Inc., a Minnesota corporation.

Parcel 5:

Non-exclusive easements and rights as contained in the Building Restriction Easement dated June 12, 1990, filed June 26, 1990, as Document No. 313CR916 by and between Shopko Stores, Inc., a Minnesota corporation and Randall Stores, Inc., a South Dakota corporation.

Parcel 6:

Non-exclusive easements and rights contained in Cross-Easement Agreement dated March 24, 1995, filed April 27, 1995, as Document No. 351CR257 by and between River Place Partners, a Minnesota general partnership and Shopko Properties, Inc., a Minnesota corporation.

Tax Parcel # (R01-09-09-477-007)

LEGAL DESCRIPTION

Parcel A: Lot G-3-A, a Portion of the South 500’ of Lot G-3, except Lot G-3D and G-3E, a Subdivision of Lot G-3A, all in the NW1/4 of Section 15, T103N, R60W of the 5th P.M., City of Mitchell, Davison County, South Dakota, according to the recorded plat thereof filed for record in Book 14 of Plats, Page 87;

Parcel B: Non-Exclusive Easement for the benefit of Parcel A as created by the Cross-Easement Agreement (Mitchell, South Dakota) dated September 17, 1992, filed September 18, 1992, in Book 53 of Misc. Records, Page 669, to provide reciprocal easements for pedestrian and vehicular ingress, egress, parking, passage and traffic and for utilities in, over, upon, across and through the land described as follows: The North 338.66’ of Lot G-2, according to the plat filed in Plat Book 9, Page 6; and Lot G-3-B, a portion of the South 500 feet of Lot G-3, according to the plat filed in Plat Book 14, Page 87, all in the Northwest Quarter (NW1/4) of Section 15, T103N, R60W, of the 5th P.M., City of Mitchell, Davison County, South Dakota;

Both filed in the office of the Register of Deeds, Davison County, South Dakota.

TAX I.D.: 15780-01500-75011

LEGAL DESCRIPTION

Parcel A:

Lot 1, Block 1, except the North 200 feet of the West 200 feet, Hutchinson Downtown Redevelopment Plat, McLeod County, Minnesota.

Parcel B:

Non-exclusive easement for ingress, egress, access and vehicular traffic as contained in Document Nos. 282811 and 282812.

TAX I.D.:  R23-057-0010

LEGAL DESCRIPTION

The land referred to is situated in the County of Eau Claire, State of Wisconsin, is described as follows:

Lot 2 of EAU CLAIRE COUNTY SURVEY MAP recorded in Volume 12, of C.S.M’s on page 329, located in the Northeast ¼ of the Southeast ¼ and the Northwest ¼ of the Southeast ¼ of Section 30, Town 27 North, Range 9 West, City of Eau Claire, Eau Claire County, Wisconsin.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS-EASEMENT AGREEMENT RECORDED IN VOLUME 478 OF RECORDS, PAGE 615, DOCUMENT NO. 456665, AS AMENDED IN VOLUME 519, PAGE 367 AND VOLUME 750, PAGE 512, DOCUMENT NO. 601769.

TAX I.D.:  15-1054

LEGAL DESCRIPTION

The land referred to is situated in the State of Minnesota, County of Lyon and described as follows:

Lot Two (2), SHOPKO ADDITION to the City of Marshall, Lyon County, Minnesota, according to the recorded plat thereof, EXCEPT the following described parcels:

Parcel 2:

All that part of Lot 2 of Shopko Addition in the City of Marshall, as filed and recorded in the office of the County Recorder in and for Lyon County, Minnesota, being more particularly described as follows:

Commencing at the northeast corner of said Lot 2; thence North 88 degrees 56 minutes 59 seconds West, bearing based on said Shopko Addition, along the northerly line of said Lot 2 a distance of 56.38 feet to the point of beginning; thence continuing North 89 degrees 56 minutes 59 seconds West, along said northerly line, a distance of 164.12 feet; thence southwesterly, along said northerly line, along a tangential curve concave to the southeast, having a central angle of 34 degrees 36 minutes 44 seconds, a radius of 247.00 feet, and an arc length of 149.21 feet; thence South 53 degrees 10 minutes 22 seconds East, not tangent to said curve, a distance of 221.42 feet; thence North 36 degrees 49 minutes 38 seconds East a distance of 213.44 feet to the point of beginning.

Parcel 3:

All that part of Lot 2 of Shopko Addition in the City of Marshall, as filed and recorded in the office of the County Recorder in and for Lyon County, Minnesota, being more particularly described as follows:

Commencing at the northeast corner of said Lot 2; thence North 88 degrees 56 minutes 59 seconds West, bearing based on said Shopko Addition, along the northerly line of said Lot 2, a distance of 220.50 feet; thence southwesterly, along said northerly line, along a tangential curve concave to the southeast, having a central angle of 46 degrees 34 minutes 06 seconds, a radius of 247.00 feet, and an arc length of 200.75 feet to the point of beginning; thence continuing southwesterly along said northerly line, along said curve, having a central angle of 22 degrees 45 minutes 05 seconds and an arc length of 98.08 feet, thence South 00 degrees 41 minutes 46 seconds West, not tangent to said curve, along the west line of said Lot 2, a distance of 31.84 feet; thence South 53 degrees 10 minutes 22 seconds East a distance of 208.45 feet; thence North 36 degrees 49 minutes 38 seconds East a distance of 122.95 feet; thence North 53 degrees 10 minutes 22 seconds West a distance of 233.55 feet to the point of beginning.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land dated October 25, 2005 as Document No. 162623.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 6, 2006 as Document No. 164277.

Tax Parcel No. 27.798001.0

LEGAL DESCRIPTION

Lot 3 of Certified Survey Map Recorded as Document No. 1718381, being a division of Lot 2 of certified Survey Map No. 95938 recorded on June 10, 1982 in Volume 11 on page 37, of Certified Survey Maps of Rock County, being a part of Lots 4, 5 and 6 of SUNSHINE VILLAGE as situated in part of the Northwest 1/45 of the Southwest 1/4 of Section 18, in Township 1 North, Range 13 East of the Fourth Principal Meridian, in the City of Beloit, Rock County, Wisconsin.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS-EASEMENT AGREEMENT, RECORDED IN VOLUME 694, PAGE 328, DOCUMENT NO. 884807; AS AMENDED IN VOLUME 50, PAGE 670, DOCUMENT NO. 926036.

Tax Item No. 206-21861800

LEGAL DESCRIPTION

That part of the Southeast 1/4 of Section 13, Township 3 North, Range 22 East, in the City of Racine, Racine County, Wisconsin, bounded as follows:

Commence at the East 1/4 corner of said Section 13; run thence North 89 degrees 10 minutes 36 seconds West 70.09 feet on the East-West 1/4 line of said section; thence South 02 degrees 07 minutes 30 seconds East 437.62 feet, parallel with the East line of said section, to the point of beginning of this description; continue thence South 02 degrees 07 minutes 30 seconds East 807.66 feet to the North line of Wright Avenue; thence North 89 degrees 15 minutes 33 seconds West 451.84 feet on the North line of Wright Avenue; thence North 02 degrees 06 minutes 07 seconds West 265.00 feet; parallel with the East line of Perry Avenue; thence South 87 degrees 53 minutes 53 seconds West 58.00 feet; thence North 02 degrees 06 minutes 07 seconds West 33.00 feet; thence North 13 degrees 08 minutes 24 seconds East 414.58 feet; thence North 87 degrees 53 minutes 53 seconds East 82.43 feet; thence North 02 degrees 07 minutes 30 seconds West 471.10 feet; thence North 89 degrees 59 minutes 19 seconds East 107.64 feet; thence South 02 degrees 07 minutes 30 seconds East 380.00 feet; thence North 87 degrees 52 minutes 30 seconds East 210.00 feet to the point of beginning.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN MEMORANDUM OF AGREEMENT AND CROSS-EASEMENT AGREEMENT, RECORDED IN VOLUME 1500, PAGE 105, DOCUMENT NO. 1049671, AS AMENDED IN VOLUME 1529, PAGE 456, DOCUMENT NO. 1060937; VOLUME 1615, PAGE 353, AS DOCUMENT NO. 1091078.

Tax Parcel Number: 276-00-00-22-879-001

LEGAL DESCRIPTION

Lot One (1), Certified Survey Map No. 791, a part of Lots Seven (7) and Eight (8) of HEWITT’S SUBDIVISION in Government Lots Four (4) through Seven (7), Section 26, Township 21 North, Range 18 East, Village of Kimberly, Outagamie County, Wisconsin; EXCEPT land conveyed for highway in Document No. 1306628, Outagamie County Registry.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED IN CROSS-EASEMENT AGREEMENT RECORDED IN JACKET 3238, IMAGE 1-40 AS DOCUMENT NO. 809349; AS AMENDED IN JACKET 9628, IMAGE 42-48 AS DOCUMENT NO. 964456.

AND

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED IN CROSS-EASEMENT AGREEMENT RECORDED IN JACKET 9628, IMAGE 11-41 AS DOCUMENT NO. 964455.

Tax Parcel Number: 25-0-0892-02

LEGAL DESCRIPTION

PARCEL A:

Lot One (1), Certified Survey Map No. 3422, recorded in the Office of the Register of Deeds for Dane County, Wisconsin, on February 15, 1980, in Volume 13 of Certified Survey Maps, on Pages 250-253, as Document No. 1657742, located in the City of Madison, Dane County, Wisconsin, EXCEPT that part conveyed in deed Recorded April 29, 1982, in Volume 3544 of Records, Page 40, as Document No. 1738368.

PARCEL B:

Together with non-exclusive Parking, Ingress-Egress, Utility, Roadway, Support and Sign Easements as set forth in Document recorded April 25, 1969, in Volume 100 of Records, Page 396, as Document No. 1239177, Unrecorded Supplement thereto dated January 24, 1969, Second Supplement thereto dated March 7, 1971, and Recorded April 26, 1971, in Volume 243 of Records, Page 140, as Document No. 1288279, First Amendment thereto dated June 2, 1971, and Recorded on September 16, 1971 in Volume 283 of Records, Page 238, as Document No. 1303874, Third Supplement thereto dated November 8, 1972, and Recorded on March 28, 1973, in Volume 425 of Records, Page 512, as Document No. 1359322, Fourth Supplement thereto dated January 31, 1980, and Recorded on February 15, 1980, in Volume 1667 of Records, Page 35, as Document No. 1657737,Fifth Supplement thereto dated May 12, 1982, and Recorded on September 21, 1982, in Volume 3863 of Records, Page 25, as Document No. 1752610, Sixth Supplement thereto dated April 29, 1983, and Recorded on June 24, 1983 in Volume 4628 of Records, Page 33, as Document No. 1786646, Seventh Supplement thereto dated January 27, 1989, and Recorded on January 27, 1989, in Volume 12447 of Records, Page 4, as Document No. 2124846.

Also together with non-exclusive Parking, Ingress-Egress, Utility, Roadway, Support and Sign Easements as set forth in Document recorded February 15, 1980, in Volume 1668 of Records, on Page 10, as Document No. 1657745; Amended and restated agreement dated April 23, 1982 Recorded:  May 25, 1982, in Volume 3600 of Records, on Page 1, as Document No. 1740913; First amendment dated June 10, 1994 Recorded:  June 20, 1994, in Volume 27741 of Records, on Page 53, as Document No. 2610739.

Tax Roll Parcel No. 251/0708-261-0092-0

Address Per Tax Roll: 7401 Mineral Point Road

LEGAL DESCRIPTION

Lot 2 of Certified Survey Map recorded on September 11, 2003, in Volume 26, on Pages 241 to 243, as Document No. 1632214, being a division of Lot 1 of Certified Survey Map recorded in Volume 14 on Pages 384 through 387 being a part of the Southwest 1/4 of the Southwest 1/4 and part of the Northwest 1/4 of the Southwest 1/4 of Section 17, in Township 3 North, Range 13 East of the Fourth Principal Meridian in the City of Janesville, Rock County, Wisconsin.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED IN CROSS-EASEMENT AGREEMENT RECORDED IN CARD NO. 369, IMAGE 75, AS DOCUMENT NO. 1080189; AS AMENDED IN DOCUMENT NO. 1705075.

Tax Parcel Number: 241-02174-0151

LEGAL DESCRIPTION

Parcel I:

Lot 1 in ShopKo Kenosha Subdivision, being a part of the Southwest 1/4 of the Northwest 1/4 of Section 35, Township 2 North, Range 22 East, City of Kenosha, Kenosha County, Wisconsin, according to the plat thereof as recorded January 6, 2006 as Document No. 1465228, Kenosha County Records.

Said Lot 1 contains 379,110.77 square feet (8.70 acres).

Parcel II:

Easement rights as created, limited and defined in Cross Easement Agreement recorded February 21, 1990, in Volume 1384 Records, pages 41-72, Document No. 837296; as amended by Document No. 1441102.

Together with that non-exclusive easement as created in that certain Declaration of Easement, recorded in volume 1395, page 52, as document no. 842706.

Tax Parcel No. 08-222-35-251-004

LEGAL DESCRIPTION

PARCEL I: Lot Five (5), South Towne Assessor’s Plat, in the City of Monona, Dane County, Wisconsin.

PARCEL II: Together with non-exclusive parking, ingress-egress, utility, roadway, support and sign easements as set forth in instrument recorded on August 10, 1982, in Volume 3763 of Records, Page 54, as Document No. 1748335.

TOGETHER WITH NON-EXCLUSIVE EASEMENTS AS CREATED IN THAT CERTAIN CROSS EASEMENT AGREEMENT RECORDED IN VOLUME 3740, PAGE 53, AS DOCUMENT NO. 1747290; AS AMENDED IN VOLUME 4811, PAGE 53, AS DOCUMENT NO. 1795167.

TOGETHER WITH AN EASEMENT FOR FIRE EXITS GRANTED IN THAT CERTAIN EASEMENT, RECORDED IN VOLUME 3189, PAGE 35, AS DOCUMENT NO. 1723411.

Tax Roll Parcel No. 258/0710-301-2175-7

LEGAL DESCRIPTION

PARCEL I:

Lots Two (2) and Three (3) of Certified Survey Map No. 745, recorded April 22, 1980, in Volume One (1) of Certified Survey Maps on page 745 as Document No. 548436, being part of the Southeast 1/4 of the Southeast 1/4 of Section 2, Town 20 North, Range 17 East, City of Menasha, Winnebago County, Wisconsin; Except land conveyed for highway purposes in Document No. 576571 and Document No. 601728, Winnebago County Registry; Also except land conveyed by Document No. 662690 and Document No. 905465, Winnebago County Registry; Also except land described as Certified Survey Map No. 1484 and Certified Survey Map No. 1509 and Certified Survey Map No. 4450, Winnebago County Registry.

Tax Key Number: 4-0779-07

PARCEL II:

Lot (2), Certified Survey Map No. 2355 filed in the Office of the Register of Deeds for Winnebago County, Wisconsin on June 12, 1991, in Volume 1, on Page 2355, as Document No. 768745, being part of Lot One (1) of Certified Survey Map No. 1509, being part of the Southeast ¼ of the Southeast ¼ of Section Two (2), Township Twenty (20) North, Range Seventeen (17) East, City of Menasha, Winnebago County, Wisconsin.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS-EASEMENT AGREEMENT, RECORDED AS DOCUMENT NO. 662688; AS AMENDED IN DOCUMENT 668081; DOCUMENT 703884; DOCUMENT NO. 771197; DOCUMENT NO. 771198 AND DOCUMENT NO. 771199.

Tax Key Number: 4-0779-11

LEGAL DESCRIPTION

PARCEL I: Lot Two (2), Certified Survey Map No. 11066, recorded in the Office of the Register of Deeds for Dane County, Wisconsin in Volume 66 of Certified Survey Maps, Pages 245-249, as Document No. 3912528, located in the City of Madison, Dane County, Wisconsin.

Tax Parcel No. 251/0810-314-2203-3

PARCEL II: Lot One (1), Certified Survey Map No. 3903, recorded in the Office of the Register of Deeds for Dane County, Wisconsin in Volume 16 of Certified Survey Maps, Pages 126-127, as Document No. 1735558, located in the City of Madison, Dane County, Wisconsin, EXCEPT that part contained in Certified Survey Map No. 8047 recorded in Volume 43 of Certified Survey Maps, page 40 as Document No. 2725888.

TOGETHER WITH NON-EXCLUSIVE EASEMENTS AS CREATED IN THAT CERTAIN DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS AFFECTING LAND RECORDED AS DOCUMENT NO. 2726748; AS AMENDED IN VOLUME 3155756.

Tax Parcel No. 251/0810-314-2101-9

LEGAL DESCRIPTION

Parcel 1:

Lots 2, 3, 4, and 5, Block 2, The 12 Seas Subdivision, according to the plat thereof on file and of record in the office of the county recorder, Olmsted County, Minnesota; AND

Lot 1, Block 1, The Twelve Seas Second Subdivision, according to the plat thereof on file and of record in the office of the county recorder, Olmsted County, Minnesota.

Parcel 2:

Non-exclusive easement for ingress and egress as contained in Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated July 16, 2001, filed August 07, 2001, as Document No. 882540.

TAX I.D.:  R64.14.44.022847

TAX I.D.:  R64.14.44.022848

TAX I.D.:  R64.14.44.022849

TAX I.D.:  R64.14.44.022850

TAX I.D.:  R64.14.44.022851

LEGAL DESCRIPTION

Parcel A:

Lot One (1), Block One (1), Chateau Third Replat, City of Rochester, Minnesota, according to the plat thereof on file and of record in the office of the Registrar of Titles, Olmsted County.

(Torrens property, Certificate of Title No. 29953)

Parcel B:

Non-exclusive easement for ingress, egress, access and vehicular traffic as contained in Document Nos. 91373 and 103947.

Parcel C:

Non-exclusive easements created by Declaration of Cross-Easements and Covenants and Restrictions dated May 04, 2001 and filed August 31, 2001 as Document No. 91373 and First Amendment to Declaration of Covenants and Restrictions dated October 15, 2003 and filed December 19, 2003 as Document No. 103947.

TAX I.D.:  74-24-24-075073

LEGAL DESCRIPTION

The land referred to is situated in the County of Chippewa, Village of Lake Hallie, State of Wisconsin, is described as follows:

PARCEL A

Lot 2 Chippewa County Certified Survey Map No. 562, as recorded in Volume 2 of Certified Survey Maps on pages 28 and 29, as Document No. 432122, in the Village of Lake Hallie, Chippewa County, Wisconsin.

PARCEL B

Lot 2 of Certified Survey Map No. 2959 recorded on August 1, 2005, in Volume 13, pages 260, 261 and 262, as Document No. 708094, being a redivision of Lot 3 of Certified Survey Map No. 562, recorded in Volume 2, pages 28 and 29 in the Southwest 1/4 of the Northwest 1/4 of Section 25, Town 28 North, Range 9 West, Village of Lake Hallie, Chippewa County, Wisconsin.

TOGETHER WITH NON-EXCLUSIVE EASEMENTS AS CREATED IN THAT CERTAIN CROSS-EASEMENT AGREEMENT RECORDED IN VOLUME 542, PAGE 187, AS DOCUMENT NO. 432923.

Tax Parcel Numbers: 22809-2523-70562002 & 22809-2523-70562003

LEGAL DESCRIPTION

Lot 13 and 17, Grand Island Mall Eighth Subdivision in the City of Grand Island, Hall County, Nebraska.

Together with non-exclusive easement rights created by of Cross-Easement Agreement by and between Shopko Stores, Inc., a Minnesota corporation and Grand Island Mall Ltd., a Nebraska limited partnership, filed September 11, 1987 as Inst. No. 87-105438 and Assigned to Shopko Properties, Inc. a Minnesota corporation by Assignment of Cross Easement filed March 29, 1993 as Inst. No. 93-102295, in the office of the Register of Deeds, Hall County, Nebraska.

Together with non-exclusive easement rights created by Easement Agreement, filed May 24, 1978 as Inst. No. 78-003140, in the office of the Register of Deeds, Hall County, Nebraska.

Together with non-exclusive easement rights created by Cross-Easement Agreement, filed September 27, 1984 as Inst. No. 84-005071, in the office of the Register of Deeds, Hall County, Nebraska.

Together with non-exclusive easement rights created by Cross-Easement Agreement, filed October 1, 1984 as Inst. No. 84-005181, in the office of the Register of Deeds, Hall County, Nebraska.

TAX I.D.: 400292890

TAX I.D.: 400293420

LEGAL DESCRIPTION

A portion of Lots 3, 4, 5 and 6, and all of Lot 7, Block 5 Bishop Heights, plus a part of vacated Pioneers Boulevard, and Lot 68, Irregular Tracts located in Section 7, Township 9 North, Range 7 East of the 6th P.M., more particularly described as follows:

Beginning at the intersection of the Northwest right of way line of Chicago Rock Island and Pacific Railroad, and Southeast corner of said Lot 7; thence Southwesterly along the Northwest Railroad right of way line on a assumed bearing of S37°05’53”W, 41.14 feet to the center line of said vacated Pioneers Boulevard; thence N89°34’13”W along said center line, 30.0 feet; thence S36°40’47”W, 40.92 feet to a point on the South line of said vacated Pioneers Boulevard; thence N89°34’13”W along said South line, 280.90 feet; thence N89°12’05”W, 65.39 feet; thence N04°24’18”E, 66.13 feet; thence Northerly along said New Easterly right of way line of South 27th Street on following bearing and distances:

N09°11’35”E, 113.51 feet

N27°20’34”E, 19.73 feet

N41°58’46”E, 83.53 feet

S89°57’23”W, 49.90 feet

N20°24’05”E, 163.36 feet

N03°03’00”E, 143.61 feet

N01°49’20”E, 33.67 feet (chord distance to the point of tangency of a curve on the Easterly right of way line of present 27th Street; thence continuing Northerly on said Easterly right of way line N00°00’00”E, 30.81 feet to the Southwest lot corner of Lot 2, Block 5, said Bishop Heights; thence Easterly along South line Lot 2, extended Easterly, N90°00’00”E, 250.00 feet; thence S73°53’13”E, 183.2 feet to a point on the most Northerly corner Shopko Store Building; thence S53°49’13”E, 217.32 feet along Northeasterly wall line of Shopko Building extended Southeasterly to a point on a curve; thence 233.86 feet along the arc of a curve to the right having a radius of 6435.43 feet and a chord which bears S36°03’25”W, 233.85 feet to a point of tangency said curve (said point of tangency being on the Northwesterly right of way line Chicago, Rock Island and Pacific Railroad); thence S37°05’53”W along said Northwesterly railroad line 235.67 feet to point of beginning EXCEPT the following described tract of land:

A part of Lot 7, Block 5, Bishop Heights, more particularly described as follows:

Commencing at the Northwest corner of Section 7, Township 9 North, Range 7 East of the 6th P.M., Lincoln, Lancaster County, Nebraska, said point being on the centerline said vacated Pioneer Boulevard; thence Northerly along Westerly line of Section 6, 33.0 feet to a point on the South line of said Lot 7; thence Easterly along South line of said Lot 7 on an assumed bearing of S89°34’13”E, 85.70 feet; thence Northerly on left deflection angle of 90°, 12.0 feet to point of beginning; thence continuing Northerly N00°25’47”E, 100.0 feet; thence N89°34’13”W, 110.0 feet; thence S00°25’47”W, 100.0 feet; thence S89°34’13”E, 110.0 feet to point of beginning.

Together with non-exclusive easement rights created by Cross-Easement and Use Restriction Agreement, by and between Shopko Stores, Inc., a Minnesota corporation, and Bishop Heights Partners, a Nebraska general partnership, filed October 1, 1985 as Inst. No. 85-26236, in the office of the Register of Deeds of Lancaster County, Nebraska. Assigned to Shopko Properties, Inc., a Minnesota corporation, by Assignment of Cross Easement and Use Restriction Agreement, filed March 22, 1993 as Inst. No. 93-9982, in the office of the Register of Deeds of Lancaster County, Nebraska.

Tax I.D.:  16-06-314-006-000

LEGAL DESCRIPTION

Parcel A:

Lot 12, Block 1, Oak Park Mall Subdivision, Mower County, Minnesota.

Parcel B:

Non-exclusive easements contained in Article 18 of the Operating Agreement between General Growth Properties and Shopko Stores, Inc., dated September 22, 1982, recorded October 20, 1982 in the office of the Mower County Recorder in Book 55 of Miscellaneous, at page 176, as amended by the First Amendment of Operating Agreement dated March 8, 1984, recorded August 2, 1984 in Book 58 of Miscellaneous, at page 298.

Parcel C:

Non-exclusive easements contained Declaration of Rights and Easements dated June 1, 1976, recorded September 28, 1976 in Book 336 of Deeds at page 470, as amended by the First Amendment dated September 21, 1982, recorded October 20, 1982 in Book 380 of Deeds at page 332.

TAX I.D.:  R34.521.0120

LEGAL DESCRIPTION

Parcel I:

That part of the Northwest 1/4 of Section 27, Township 18 North, of Range 16 East, in the City of

Oshkosh, Winnebago County, Wisconsin, which is bounded and described as follows:

Commencing at the West 1/4 corner of Section 27; thence South 89 degrees 00 minutes 49 seconds East along the South line of said Northwest 1/4, 971.39 feet to a point; thence North 00 degrees 41 minutes 58 seconds East, 926.66 feet to the true point of beginning of the land to be described; thence continuing North 00 degrees 41 minutes 58 seconds East, 400.00 feet to the North line of the Southwest 1/4 of the Northwest 1/4 of Section 27; thence North 88 degrees 51 minutes 16 seconds West along the North line of the Southwest 1/4 of the Northwest 1/4, 716.41 feet to a point on the East right of way line of U.S. Highway No. 41; thence South 01 degrees 45 minutes 30 seconds West along said right of way line, 338.95 feet to a point; thence South 03 degrees 53 minutes 39 seconds West along said right of way line, 61.13 feet to a point; thence South 88 degrees 51 minutes 16 seconds East, 726.07 feet to the point of beginning.

AND

That part of the Southwest ¼ of the Northwest ¼ of Section 27, Township 18 North, Range 16 East, City of Oshkosh, Winnebago County, Wisconsin, described as follows:

Commencing at the West ¼ corner of said Section 27; thence S 89° 00’ 49” E, 237.00 feet along the South line of the Northwest ¼ of said Section 27; thence N00°41’00”E, 763.63 feet to the point of beginning; thence N00°41’00”E, 12.07 feet; thence N03°54’05”E, 153.16 feet; thence S88°51’31”E, 726.06 feet; thence S00°41’58”W, 165.11 feet; thence N88°51’16”W, 734.61 feet to the point of beginning.

Less and excepting lands contained in Certified Survey Map No. 2672.

Also, less and excepting lands contained in Certified Survey Map No. 5203.

Parcel II:

Rights and Easements created in Reciprocal Easement Agreement by and between Shopko Stores, Inc. and TBLD Corp., a California Corporation dated November 4, 1992 and recorded November 19, 1992, as Document No. 817282.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS CREATED BY DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS AFFECTING LAND, RECORDED AS DOCUMENT NO. 1234519.

TOGETHER WITH NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT, RECORDED AS DOCUMENT NO. 817282.

Tax Parcel Number: 13-0850-0100

LEGAL DESCRIPTION

Lot 1, American Plaza Replat II, an Addition to the City of Bellevue, Sarpy County, Nebraska.

Together with non-exclusive easement rights created by Cross-Easement and Use Restriction Agreement, by and between Shopko Stores, Inc., a Minnesota corporation and Cullum Development Co., a Texas corporation, filed February 14, 1985 in Book 58 at Page 279, Miscellaneous Records, and Amendment filed November 5, 1985 in Book 58 at Page 2418, Assigned to Shopko Properties, Inc., filed March 19, 1993 as Instrument No. 93-05270, Amendment No. 1 filed November 6, 1996 as Instrument No. 96-22747, Records, Sarpy County, Nebraska.

Tax I.D.:  11301449

LEGAL DESCRIPTION

Lot 1 of Replat 1 of subdivision known as Fort Division Replat of Lots 1, 2 and 3, being the Replat of Lot 1, Fort Division, an Addition to the City of Omaha, Douglas County, Nebraska; Excepting therefrom Lots 2 and 3 as described on Instrument No. 2005-155-172.

Together with non-exclusive easement rights created by Cross-Easement Agreement by and between ShopKo Stores, Inc., a Minnesota corporation, and Lerner Fort Partnership, a Nebraska general partnership, filed September 16, 1988 in Book 862 at Page 266, Miscellaneous Records and First Amendment to Cross-Easement Agreement filed September February 24, 1998 in Book 1239 at Page 203, Miscellaneous Records, Douglas County, Nebraska.

Tax I.D.:  3470-5000-11

LEGAL DESCRIPTION

Lot 1 of Replat 2 of Lot 1-R, Block 1, of Replat of Shopko Acres in the City of Norfolk, Madison County, Nebraska.

Together with non-exclusive easement rights created by Cross-Easement and Use Restriction Agreement by and between Shopko Stores, Inc., a Minnesota corporation and Super Valu Stores, Inc., a Delaware corporation, filed May 8, 1986 in M86-5 at Pages 235-258, Amendment filed September 21, 1988 in M88-9 at Pages 704-710A, Assumption filed September 21, 1988 in M88-9 at Pages 719-720, Second Amendment filed August 25, 1989 in M89-8 at Pages 682-687, Third Amendment filed March 17, 2004 in M2004-3 at Pages 1226-1237 inclusive, Office of Madison County Register of Deeds.

TAX I.D.:  5902800.23

LEGAL DESCRIPTION

Shopko Outlot of the Plat entitled “Second Replat of Lot 1 (EXCEPT the North 140 feet of the West 150 feet) and Lot 2 of Howard’s Outlot B in the Northeast Quarter of Section 14, Township 123 North, Range 64 West of the 5th P.M.”, according to the plat thereof of record, Brown County, South Dakota.

Together with non-exclusive easement rights created by Reciprocal Easement and Operating Agreement and “First Offer” Agreement, recorded April 20, 1984, in Book 93MR, Page 415 and Assignment of Reciprocal Easement and Operating Agreement and “First Offer” Agreement dated March 1, 1993, recorded April 6, 1993, in Book 112MR, Page 607.

TAX I.D.:  32-681-000-0050-50; 32-681-000-0050-00

LEGAL DESCRIPTION

Lot 2, Certified Survey Map No. 6469 recorded in Volume 44 of Certified Survey Maps, on pages 65, 65A and 65B, Document No. 776307, located in the Northwest 1/4 of the Southeast 1/4 of Section 9, Township 15 North, Range 17 East, City of Fond Du Lac, Fond Du Lac County, Wisconsin.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN DECLARATION OF CROSS-EASEMENTS RECORDED IN INSTRUMENT NO. 779025.

TOGETHER WITH EXCLUSIVE EASEMENT FOR ELECTRIC FACILITIES CREATED BY THAT CERTAIN ELECTRICAL EASEMENT AGREEMENT RECORDED AS DOCUMENT 779027.

Tax Parcel Number: 15-17-09-42-322-00

LEGAL DESCRIPTION

Part of the Northeast 1/4 of the Southwest 1/4 of Section 9, in Township 5 North, Range 14 East, in the City of Fort Atkinson, Jefferson County, Wisconsin, described as follows:

Beginning at the Southwest corner of Lot 2 of Certified Survey Map No. 260 as Document No. 708671, recorded in Volume 1 on Page 323, Jefferson County Register of Deeds; thence South 83 degrees 53 minutes 12 seconds West 244.32 feet, thence North 74 degrees 24 minutes 14 seconds West 649.40 feet, thence North 15 degrees 38 minutes 40 seconds East 400.25 feet, thence South 72 degrees 24 minutes 14 seconds East 363.23 feet, thence South 87 degrees 57 minutes 50 seconds East 406.92 feet, thence South 00 degrees 32 minutes 59 seconds East 421.92 feet to the Point of Beginning.

Excepting therefrom that part conveyed in Limited Warranty Deed recorded August 30, 2004, as Document No. 1159474.

Tax Parcel Numbers: 226-0514-0931-001 & 226-0514-0931-002

LEGAL DESCRIPTION

LOT 1 IN THE RE-SUBDIVISION OF SHOPKO SOUTH BEING PART OF LOT 1 AND ALL OF LOT 2 IN BLOCK 1 OF SHOPKO SOUTH, MASON CITY, CERRO GORDO COUNTY, IOWA ACCORDING TO THE PLAT THEREOF RECORDED NOVEMBER 16, 2005 AS DOCUMENT R2005-10429 AT THE CERRO GORDO COUNTY RECORDER’S OFFICE.

TOGETHER WITH AN EASEMENT FOR THE CONSTRUCTION, OPERATION AND MAINTENANCE OF A PYLON SIGN AS CREATED BY SIGN EASEMENT AGREEMENT RECORDED OCTOBER31, 2001 AS DOCUMENT NUMBER 0110465.

TOGETHER WITH NON-EXCLUSIVE EASEMENTS AS CREATED BY DECLARATION OF CROSS EASEMENTS AND COVENANTS AND RESTRICTIONS RECORDED OCTOBER 30, 2001 AS DOCUMENT NUMBER 0110466.

TAX PARCELS: 070940902100, 070940902200 AND 070940902400

LEGAL DESCRIPTION

Lot 1, Block 2, in South Platte Business Park, a Subdivision of Lot 7 of Fritz’s Subdivision of part of the SE 1/4 of Section 4, Township 13 North, Range 30 West of the 6th P.M., in North Platte, Lincoln County, Nebraska.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded May 3, 2006 as Inst. No. 20062822.

Tax ID No. 40050.00

LEGAL DESCRIPTION

Lots 9 through 16 in Block 2; vacated 7th Street East lying between 9th Avenue South and 10th Avenue South; Lots 1 through 16 in Block 3; all that part of the vacated alley lying between Lots 1 through 8, on the one hand, and Lots 9 through 16, on the other hand, in said Block 3; the West 21 feet of Lots 1 through 4; Lot 5 less the North 30 feet less the West 21 feet in Block 4; all that part of the vacated 6th Street East lying between 9th Avenue South and 10th Avenue South, less the West 56.5 feet lying adjacent to and along the East line of said Lots 1 through 4 and the North 30 feet of Lot 5, in Block 4, all in the Plat Entitled: “Davlin’s Addition to Watertown”, Codington County, South Dakota, according to the recorded plat thereof.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land by and between Shopko Stores Inc. to Hardbodies Inc., recorded December 7, 1995, in Book 4G of Miscellaneous Records, Page 380.

TAX I.D.: 6949

LEGAL DESCRIPTION

That part of Blocks 29, 30, 31 and 32 and vacated Union Street and College Avenue of Valentine Brown’s Addition to the City of Stevens Point, located in the Northeast 1/4 of the Northwest 1/4 of Section 32, Township 24 North, Range 8 East, City of Stevens Point, Portage County, Wisconsin, described as follows:

Commencing at the Northeast corner of Block 29 of said Valentine Brown’s Addition; thence South 00 degrees 57 minutes 46 seconds West a distance of 18.65 feet to the point of beginning; thence North 90 degrees 00 minutes 00 seconds East a distance of 198.50 feet; thence South 00 degrees 00 minutes 00 seconds East, a distance of 10.00 feet; thence North 90 degrees 00 minutes 00 seconds East, a distance of 80.00 feet; thence North 00 degrees 00 minutes 00 seconds East a distance of 139.00 feet; thence North 90 degrees 00 minutes 00 seconds West, a distance of 30.00 feet; thence North 00 degrees 00 minutes 00 seconds East, a distance of 37.00 feet; thence North 90 degrees 00 minutes 00 seconds West, a distance of 50.00 feet; thence North 00 degrees 00 minutes 00 seconds East, a distance of 95.00 feet; thence North 90 degrees 00 minutes 00 seconds West, a distance of 341.00 feet; thence South 00 degrees 00 minutes 00 seconds East, a distance of 261.00 feet; thence North 90 degrees 00 minutes 00 seconds East, a distance of 142.50 feet to the point of beginning and there terminating.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY THAT CERTAIN RECIPROCAL EASEMENTS, PARKING AND OPERATING AGREEMENT AND DECLARATION OF RESTRICTIONS, RECORDED IN VOLUME 457, PAGE 817, AS DOCUMENT NO. 380726; AS AMENDED IN VOLUME 457, PAGE 901, AS DOCUMENT NO. 380735.

TAX I.D.:  2408-32-2029-50

LEGAL DESCRIPTION

Lot 2, Crescent Oaks Plaza Replat, an Addition to the City of Omaha, Douglas County, Nebraska.

Together with non-exclusive easement rights created by Corporation Quitclaim Deed, filed May 16, 1984 in Book 1730 at Page 43, Deed Records, Douglas County, Nebraska.

Together with non-exclusive easement rights created by Cross-Easement Agreement by and between Shopko Stores, Inc., a Minnesota corporation, and K.V. Company, a Nebraska Partnership, filed June 13, 1986 in Book 777 at Page 469, Miscellaneous Records, and First Amendment to Cross-Easement Agreement, filed September 24, 1997 in Book 1223 at Page 298, Miscellaneous Records, Douglas County, Nebraska.

TAX I.D.:  1070-1502-09

LEGAL DESCRIPTION

PARCEL 1:

That part of Lot 7 of the Subdivision of Section 20, Township 107 North, Range 7 West of the Fifth Principal Meridian, Winona County, Minnesota, being located in the Northeast Quarter of the Southwest Quarter of said Section 20, described as follows:

Commencing at the southeast corner of the Northeast Quarter of the Southwest Quarter of said Section 20; thence westerly along the south line of the Northeast Quarter of the Southwest Quarter of said Section 20, a distance of 379.80 feet to the northwesterly right-of-way line of Trunk Highway No. 14; thence on an assumed bearing of North 34 degrees 02 minutes East along said northwesterly right-of-way line, 596.15 feet to a one-half inch iron pipe monument in the centerline of Cottonwood Drive; thence North 55 degrees 58 minutes West along the centerline of said Cottonwood Drive and its northwesterly extension, 310.00 feet to a one-half inch iron pipe monument; thence South 34 degrees 02 minutes West, 247.73 feet to a point on the northwesterly line of said Cottonwood Drive for the point of beginning of the land to be described; thence North 55 degrees 58 minutes West, 99.00 feet; thence North 34 degrees 02 minutes East, 239.00 feet; thence South 55 degrees 19 minutes East, 140.00 feet; thence South 34 degrees 02 minutes West, 25.33 feet to a point on the northerly line of said Cottonwood Drive; thence easterly 158.83 feet along the northerly line of said Cottonwood Drive and along a non-tangential curve concave to the South, having a radius of 180.00 feet, a central angle of 50 degrees 33 minutes 30 seconds, and the chord of said curve bears South 81 degrees 14 minutes 45 seconds East; thence South 55 degrees 58 minutes East tangent to said curve and along the northerly line of said Cottonwood Drive, 130.00 feet to the northwesterly right-of-way line of said Trunk Highway No. 14; thence North 34 degrees 02 minutes East along said northwesterly highway right-of-way line, 60.40 feet to the east line of said Northeast Quarter of the Southwest Quarter, also being the east line of said Lot 7; thence North 0 degrees 18 minutes 14 seconds East along the east line of said Northeast Quarter of the Southwest Quarter, 124.03 feet to the intersection with a line 125.00 feet southwesterly of, measured at right angles to, and parallel with the tangent of a curve of the centerline of the southbound lane of Trunk Highway No. 61, as monumented; thence North 59 degrees 19 minutes 09 seconds West along said last intersected line and along its northwesterly extension being 125.00 feet southerly of, measured at right angles to, and parallel with the centerline of the southbound lane of said Trunk Highway No. 61, a distance of 1079.93 feet to the intersection with a line bearing North 34 degrees 02 minutes East from the point of intersection of the present southwesterly right-of-way line of Gilmore Valley Creek (said creek right-of-way line being immediately southerly of said Trunk Highway No. 61), as monumented with a line 990.00 feet westerly of, measured at right angles to, and parallel with the east line of the Southwest Quarter of said Section 20; thence South 34 degrees 02 minutes West, 105.04 feet along said last intersected line to said last described point of intersection on said right-of-way line of Gilmore Valley Creek; thence continuing South 34 degrees 02 minutes West, 195.00 feet to a one-half inch iron pipe monument; thence South 3 degrees 40 minutes 13 seconds West, 257.00 feet to a one-half inch iron pipe monument; thence South 37 degrees 10 minutes 59 seconds East, 327.17 feet to a point on the northwesterly extension of the southwesterly line of the property described in Record Deed Document No. 248834, distance 397.30 feet northwesterly from the most southerly corner of the property described in said Deed Document No. 248834; thence South 55 degrees 58 minutes East along said last intersected line and the southwesterly line of the property described in said Deed Document No. 248834, a distance of 197.30 feet to a point 200.00 feet northwesterly of the most southerly corner of the property described in said Deed Document No. 248834, said point also being the most southerly corner of the property described in Record Deed Document No. 290510; thence North 34 degrees 02 minutes East along the southeasterly line of the property described in said Deed Document No. 290510. a distance of 225.00 feet to the intersection with the northwesterly line of the property described in said Deed Document No. 248834; thence South 55 degrees 58 minutes East along said last intersected line, 200.00 feet to the northwesterly line of said Cottonwood Drive; thence North 34 degrees 02 minutes East along the Northwesterly line of said Cottonwood Drive, 24.00 feet to the point of beginning.

ALSO, That part of Lot 7 of the Subdivision of Section 20, Township 107 North, Range 7 West, Winona County, Minnesota described as follows: Commencing at the southeast corner of the Northeast Quarter of the Southwester Quarter of said Section 20; thence run westerly on the south line of the Northeast Quarter of the Southwest Quarter of said Section 20, a distance of 379.8 feet to the northwesterly right-of-way line of Trunk Highway No. 14 as now located and monumented; thence on an assumed bearing of North 34 degrees 02 minutes 00 seconds East along said northwesterly right-of-way line, 596.15 feet to a one-half inch iron pipe monument in the centerline of Cottonwood Drive; thence North 55 degrees 58 minutes 00 seconds West along the centerline of said Cottonwood Drive and its northwesterly extension, 310.00 feet to a one-half inch iron pipe monument; thence South 34 degrees 02 minutes 00 seconds West, 247.73 feet to a point on the northwesterly line of said Cottonwood Drive for the point of beginning of the land to be described; thence North 55 degrees 58 minutes 00 seconds West, 99 feet; thence North 34 degrees 02 minutes 00 seconds East, 239 feet; thence South 55 degrees 19 minutes 00 seconds East, 140 feet; thence South 34 degrees 02 minutes 00 seconds West, 25.33 feet to a point on the northerly line of said Cottonwood Drive; thence easterly 158.83 feet along the northerly line of said Cottonwood Drive and along a non-tangential curve concave to the South, having a radius of 180 feet, a central angle of 50 degrees 33 minutes 30 seconds, and a chord bearing of South 81 degrees 14 minutes 45 seconds East; thence South 55 degrees 58 minutes 00 seconds East, 130 feet to a point on the northwesterly right-of-way line of said Trunk Highway No. 14 said point hereinafter referred to as “Point A”; thence North 34 degrees 02 minutes 00 seconds East along said highway right-of-way line, 60.4 feet to the east line of said Northeast Quarter of the Southwest Quarter; thence North 0 degrees 18 minutes 14 seconds East along said east quarter-quarter line, 84.03 feet to a point hereinafter referred to as “Point B”; thence North 36 degrees 02 minutes 43 seconds West, 87.33 feet; thence North 59 degrees 19 minutes 09 seconds West, 959.83 feet to a point hereinafter referred to as “Point C”; thence South 34 degrees 02 minutes 00 seconds West, 109.25 feet to a point hereinafter referred to as “Point D”; thence North 55 degrees 17 minutes 55 seconds West, 60.01 feet to the west line of the East 990 feet of said Northeast Quarter of the Southwest Quarter; thence South 0 degrees 18 minutes 14 seconds West, along the west line of said East 990 feet, 78.73 feet; thence South 90 degrees 00 minutes 00 seconds West, 52.75 feet; thence South 34 degrees 02 minutes 00 seconds West, 69.99 feet to a point hereinafter referred to as “Point E”; thence South 0 degrees 00 minutes 00 seconds West, 180.16 feet to a point hereinafter referred to as “Point F”; thence South 90 degrees 00 minutes 00 seconds West, 10 feet to a point hereinafter referred to as “Point G”; thence southeasterly 177.68 feet on a non-tangential curve concave to the northeast, having a radius of 270.44 feet, a delta angle of 37 degrees 38 minutes 37 seconds and a chord bearing of South 18 degrees 49 minutes 19 seconds East; thence South 37 degrees 38 minutes 37 seconds East, 99.58 feet; thence South 24 degrees 58 minutes 00 seconds East, 23.89 feet to a point hereinafter referred to as “Point H”; thence North 65 degrees 02 minutes 00 seconds East, 10 feet to a point hereinafter referred to as “Point J”; thence South 24 degrees 58 minutes 00 seconds East, 120 feet to a point on the northwesterly extension of the southwesterly line of the property described in record Deed Document No. 248834, distant 382.3 feet northwesterly of the most southerly corner of said property, said point hereinafter referred to as “Point K”; thence South 55 degrees 58 minutes 00 seconds East along said northwesterly extension, 105 feet; thence South 55 degrees 58 minutes 00 seconds East along said southwesterly property line, 77.3 feet; thence North 34 degrees 02 minutes 00 seconds East, 225 feet to a point on the northeasterly line of said property; thence South 55 degrees 58 minutes 00 seconds East, 200 feet to the most easterly corner of said property; thence North 34 degrees 02 minutes 00 seconds East, 24 feet to the point of beginning.

EXCEPTING THEREFROM, THE PARCEL DESCRIBED AS FOLLOWS:  That part of Lot 7 of the Subdivision of Section 20, Township 107 North, Range 7 West, Winona County, Minnesota, described as follows: Commencing at the southeast corner of the Northeast Quarter of the Southwest Quarter of said Section 20; thence westerly along the south line of the Northeast Quarter of the Southwest Quarter of said Section 20, a distance of 379.80 feet to the northwesterly right-of-way line of Trunk Highway No. 14; thence on an assumed bearing of North 34 degrees 02 minutes00 seconds East along said northwesterly right-of-way line of Trunk Highway No. 14 a distance of 683.95 feet to the east line of said Northeast Quarter of the Southwest Quarter, (also being the east line of said Lot 7) and the point of beginning of the land to be described; thence North 0 degrees 18 minutes 14 seconds East along said east line of the Northeast Quarter of the Southwest Quarter a distance of 84.03 feet; thence North 36 degrees 02 minutes 43 seconds West, a distance of 87.33 feet; thence North 59 degrees 19 minutes 09 seconds West, a distance of 166.00 feet; thence South 30 degrees 40 minutes 51 seconds West, a distance of 53.17 feet; thence Southerly a distance of 60.21 feet along a non-tangential curve concave to the West, having a radius of 165.00 feet, a central angle of 20 degrees 54 minutes 33 seconds, and the chord of said curve is 59.88 feet in length and bears South 15 degrees 23 minutes 56 seconds East; thence South 4 degrees 56 minutes 40 seconds East, tangent to said curve, a distance of 26.47 feet; thence southerly a distance of 76.25 feet along a tangential curve concave to the East, having a radius of 125.0 feet and a central angle of 34 degrees 56 minutes 56 seconds, to the intersection of the northerly line of Cottonwood Drive as monumented; thence Southeasterly along said northerly line of Cottonwood Drive a distance of 36.92 feet along a non-tangential curve concave to the southwest, having a radius of 180.0 feet, a central angle of 11 degrees 45 minutes 11 seconds, and the chord of said curve is 36.86 feet in length and bears South 61 degrees 50 minutes 36 seconds East, to a one-half inch iron pipe monument on said northerly line of Cottonwood Drive; thence South 55 degrees 58 minutes 00 seconds East along said northerly line of Cottonwood Drive as monumented, a distance of 130.0 feet to a one-half inch iron pipe monument on said northwesterly right-of-way line of Trunk Highway No. 14; thence North 34 degrees 02 minutes 00 seconds East along said northwesterly right-of-way line of Trunk Highway No. 14 a distance of 60.40 feet to the point of beginning.

PARCEL 2:

Appurtenant easements for access as contained and described in the Cross-Access and Site Restriction Agreement, recorded as Document No. 344340 in the Office of the County Recorder, Winona County, Minnesota.

PARCEL 3:

Appurtenant easements for access, ingress, egress and parking as contained and described in the Access and Parking Easement and Maintenance Agreement, recorded as Document No. 389976 in the Office of the County Recorder, Winona County, Minnesota.

Tax Parcel # (R32.320.0800)

LEGAL DESCRIPTION

Parcel 1:

Lot 1, Block 1, Darling’s Third Addition, City of Worthington, Nobles County, Minnesota.

Parcel 2:

Lot 2, Block 1, Darling’s Third Addition EXCEPT the South 250 feet thereof, City of Worthington, Nobles County, Minnesota.

Parcel 3:

Non-exclusive easement for pedestrian and vehicular access as contained in Easement Agreement recorded February 2, 1999 as Document No. 274373, Nobles County, Minnesota.

TAX I.D.:  31-1526-600; 31-1526-700

LEGAL DESCRIPTION

Parcel 1:

Lot 1, Block 1, ShopKo Addition to the City of Fairmont according to the recorded plat thereof, Martin County, Minnesota.

Parcel 2:

Non-exclusive easements created by Amended and Restated Declaration of Cross-easements and Covenants and Restrictions dated January 28, 2004, recorded February 27, 2004, as Document No. 370878.

TAX I.D.:  R23.321.0010

LEGAL DESCRIPTION

Parcel 1:

Beginning at the Northwest corner of the Southwest Quarter of the Northeast Quarter of Section 33, Township 103 North, Range 21 West; thence South 89 degrees 42 minutes 50 seconds East 825.00 feet on an assumed bearing on the North line of the Southwest Quarter of the Northeast Quarter of Section 33, Township 103 North, Range 21 West; thence South 00 degrees 18 minutes 30 seconds East 448.00 feet; thence North 89 degrees 42 minutes 50 seconds West 410.00 feet; thence South 00 degrees 18 minutes 30 seconds East 15.00 feet; thence North 89 degrees 42 minutes 50 seconds West 415.00 feet to the West line of the Southwest Quarter of the Northeast Quarter of Section 33, Township 103 North, Range 21 West; thence North 00 degrees 18 minutes 30 seconds West 463.00 feet on the West line of said quarter quarter section to the point of beginning, being part of the Southwest Quarter of the Northeast Quarter of Section 33, Township 103 North, Range 21 West, except therefrom the following:

Lot 1, Block 1, Wells Federal Bank Addition, Freeborn County, Minnesota;

and

That part of the Southwest Quarter of the Northeast Quarter of Section 33, Township 103 North, Range 21 West, described as follows:

Commencing at the Northwest corner of the Southwest Quarter of the Northeast Quarter of Section 33, Township 103 North, Range 21 West; thence South 00 degrees 18 minutes 30 seconds East, a distance of 463 feet, on an assumed bearing on the West line of said SW 1/4 NE 1/4, to the point of beginning; thence South 89 degrees 42 minutes 50 seconds East a distance of 210.00 feet, on a line parallel with the North line of said SW 1/4 NE 1/4; thence North 00 degrees 18 minutes 30 seconds West a distance of 160.00 feet; thence North 89 degrees 42 minutes 50 seconds West a distance of 210.00 feet, to a point on the West line of said SW 1/4 NE 1/4; thence South 00 degrees 18 minutes 30 seconds East a distance of 160.00 feet, to the point of beginning.

Parcel 2:

Non-exclusive easement for ingress and egress as contained in Warranty Deed Document No. 309117, dated March 08, 1985, filed March 14, 1985 and described as follows: Part of the Southwest Quarter of the Northeast Quarter of Section 33, Township 103 North, Range 21 West, City of Albert Lea, Freeborn County, Minnesota described as commencing at the Northwest corner of the Southwest Quarter of the Northeast Quarter of Section 33, Township 103 North, Range 21 West; thence South 00 degrees 18 minutes 30 seconds East 463.00 feet along the West line of said quarter quarter section to the point of beginning; thence South 89 degrees 42 minutes 50 seconds East 415.00 feet; thence North 00 degrees 18 minutes 30 seconds West 15 feet; thence South 89 degrees 42 minutes 50 seconds East 82.83 feet; thence South 00 degrees 18 minutes 30 seconds East 40.00 feet; thence North 89 degrees 42 minutes 50 seconds West 497.83 feet to the West line of said quarter quarter section; thence North 00 degrees 18 minutes 30 seconds West 25.00 feet to the point of beginning.

Parcel 3:

Non-exclusive easement for ingress and egress as contained in Cross-Easement and Use Restriction Agreement dated March 08, 1985, filed March 14, 1985 as Document No. 309118 and the First Amendment to Cross-Easement and Use Restriction Agreement dated March 03, 2005, filed March 16, 2005 as Document No. 452016.

TAX I.D.:  R34.256.0461

LEGAL DESCRIPTION

The land referred to is situated in the State of Minnesota, County of Benton and described as follows:

Lots 1 and 2, Block 1, Lincoln Place Addition, according to the plat thereof on file or of record in the office of the County Recorder, Benton County, Minnesota.

Except:

The most southerly 30.00 feet of Lots 1 and 2, Block 1, lying easterly of the east line of Outlot A, said Lincoln Place Addition;

And except:

That part of Lots 1 and 2, Lincoln Place Addition, described as: Beginning at the Southwest corner of said Lot 1; thence North 04 degrees 33 minutes 56 seconds West, plat bearing, along the West line of said Block 1, a distance of 117.41 feet; thence North 83 degrees 32 minutes 46 seconds East, a distance of 88.58 feet; thence Easterly and Southeasterly, a distance of 77.08 feet along a non-tangential curve concave to the Southwest having a radius of 61.26 feet and a central angle of 72 degrees 05 minutes 28 seconds, the chord of the last described curve bears South 63 degrees 09 minutes 58 seconds East; thence South 00 degrees 20 minutes 31 seconds East, a distance of 153.44 feet; thence Southwesterly, a distance of 57.06 feet along a non-tangential curve concave to the Northwest having a radius of 59.14 feet and a central angle of 55 degrees 16 minutes 58 seconds the chord of the last described curve bears South 37 degrees 41 minutes 45 seconds West; thence South 88 degrees 15 minutes 09 seconds West, a distance of 84.29 feet; thence Northwesterly, a distance of 9.50 feet along a tangential curve concave to the North having a radius of 37.81 feet and a central angle of 14 degrees 23 minutes 30 seconds; thence North 77 degrees 21 minutes 21 seconds West, tangential to the last described curve, a distance of 8.74 feet, more or less to the West line of said Block 1; thence North 04 degrees 33 minutes 56 seconds West along the West line of said Block 1, a distance of 102.49 feet to the point of beginning.

And except:

That part of Lot 1, Block 1, Lincoln Place Addition, according to the plat thereof on file and of record in the Office of the Benton County Recorder, Benton County, Minnesota described as follows: Beginning at the most northerly corner of Outlot B, said Lincoln Place Addition; thence North 30 degrees 35 minutes 43 seconds East, plat bearing, along the northwesterly line of said Lot 1, a distance of 43.75 feet; thence North 79 degrees 07 minutes 39 seconds East, along the northerly line of said Lot 1, a distance of 148.35 feet; thence South 01 degree 24 minutes 11 seconds East 181.59 feet; thence South 88 degrees 35 minutes 49 seconds West 169.51 feet to the west line of said Lot 1; thence North 01 degree 24 minutes 11 seconds West, along said west line, 120.08 feet to the point of beginning.

Together with Non-exclusive easements created by Cross-Easement and Use Restriction Agreement as contained in Document No. 173066, dated March 15, 1985, recorded April 17, 1985 in Book 2 of Easements, page 553; as assigned by Assignment of Cross-Easement and Use Restriction Agreement, as contained in Document No. 213702, dated March 01, 1993, recorded March 26, 1993; as amended by First Amendment to Cross-Easement and Use Restriction Agreement, as contained in Document No. 221497, dated March 14, 1994, recorded March 15, 1994.

Together with Non-exclusive easements created by Declaration of Cross-Easement as contained in Document No. 238373, dated October 17, 1996, recorded October 22, 1996.

Together with Non-exclusive easements created by Grant of Easements for ingress and egress as contained in Document No. 173049, dated March 15, 1985, recorded April 16, 1985 in Book 2 of Easements, page 546.

Together with Non-exclusive easement rights created by Cross-Easement and Use Restriction Agreement as contained in Document No. 215818, dated May 28, 1993, recorded June 25, 1993; as amended by First Amendment to Cross-Easement and Use Restriction, as contained in Document No. 221434, dated March 03, 1994, recorded March 10, 1994.

Tax I.D # (R17.01422.00)

LEGAL DESCRIPTION

Lot 1C of the amended Plat of Lot 1C, Block 1 of the Westwood No. 2 Addition to the City of Great Falls, Cascade County, Montana, according to the official map or plat on file and of record in the Office of the Clerk and Recorder of said county.

Together with non-exclusive easement rights created by Cross Easement Agreement made by and between Pacific Coast Realty, Inc. and Dr. William G. Shull Recorded: July 30, 1985, on Reel 175, Document 891, as assigned by Transfer of Contract Rights executed by Pacific Coast Realty, Inc., to ShopKo Stores, Inc., recorded January 22, 1992 on Real 234, Document 181 and First Amendment recorded October 27, 1999 on Reel 327, under Document 669.

Tax I.D.:  1856705

LEGAL DESCRIPTION

A portion of Lots 2 and 4 Block 1, Pine Ridge Mall Subdivision and a portion of Lot 1, Block 1, Pine Ridge Mall First Addition, Bannock County, Idaho, as the same appears on the Official Plat thereof, filed in the Office of the County recorder of said County, described as follows:

A parcel of land located in the SW 1/4 of Section 10, Township 6 South, Range 34 East, Boise Meridian, Bannock County, Idaho, more particularly described as follows:

Beginning at the S 1/16 corner on the West line of said section, a found Railroad Spike (Instr. #752838); thence South 89°14’42” East 1480.08 feet to the southeast corner of the Shopko Store, the true point of beginning; thence North along the East line of the store 261.47 feet to the northeast corner of the store; thence continuing North 147.00 feet; thence West 46.15 feet; thence North 99.00 feet; thence West 55.00 feet; thence North 392.92 feet;

Thence West 39.19 feet to the point of curvature of a 325.00 foot radius curve to the left having a central angle of 90°00’00” the radius point of which bears South; thence along said curve 510.51 feet to the point of tangency; thence South 565.39 feet to the point of curvature of a 20.00 foot radius curve having a central angle of 90°00’00”, the radius point of which bears East; thence along said curve 31.42 feet to the point of tangency; thence East 445.34 feet; thence North 10.00 feet to the true point of beginning.

Together with non-exclusive easements and rights of way for ingress, egress and use over and across the “Common Areas” of the Shopping Center including easements for utilities which “Common Areas” are more particularly described in the Reciprocal Easement Agreement, dated 8-7-95, and recorded as Document No. 95011571 on 8-10-95 in the Records of Bannock County, Idaho.

Together with a non-exclusive easement for a roadway as created in that certain Road Easement Agreement recorded as Document No. 634989; recorded as Document No. 637192.

Tax Parcel Numbers: RCPR1000102 & RCPRM000202

LEGAL DESCRIPTION

A parcel of land being portions of Lots 16 and 28 of Midway Subdivision, Canyon County, Idaho as filed for record in the office of the Canyon County Recorder in Book 4 of Plats at Page 39 and more particularly described as follows:

BEGINNING at a brass cap marking the South Quarter corner of said Section 8; thence North 0° 32’ 20” East 1,435.00 feet along the Easterly boundary of the said Southwest Quarter of Section 8 to the True Point of Beginning; thence continuing North 0° 32’ 20” East, 141.07 feet along the said Easterly boundary of the Southwest Quarter of Section 8 to a point; thence North 46° 15’ 05” West, 328.75 feet along a line Northeasterly of and parallel with the center line of Caldwell Boulevard, also known as U.S. Highway 30, S.A.P. No. #14 (4) , to a point; thence South 43° 44’ 55” West 286.79 feet to a point; thence South 46° 15’ 05” East 28.01 feet; thence South 43° 44’ 55” West 69.00 feet to a point; thence South 46° 15’ 05” East 46.08 feet to a point; thence South 43° 44’ 55” West 84.00 feet to a point; thence North 46° 15’ 05” West 74.09 feet to a point; thence South 43° 44’ 55” West 502.92 feet to a point on the proposed Northeasterly right-of-way line of said Caldwell Boulevard; thence South 46° 15’ 05” East 385.77 feet along the said proposed Northeasterly right-of-way line of Caldwell Boulevard to a point; thence North 43° 44’ 55” East 123 feet to a point; thence South 46° 15’ 05” East 45.42 feet to a point; thence North 43° 44’ 55” East 390.38 feet to a point; thence North 46° 15’ 05” West 5.86 feet along a line Northeasterly of and parallel with the said center line of Caldwell Boulevard to a point; thence North 43° 44’ 55” East 326.51 feet to the Point of Beginning.

AND

A parcel of land being portions of Lots 16 and 28 of Midway Sub-Division, as filed for record in the office of the Canyon County Recorder, Caldwell, Idaho in Book 4 of Plats at Page 39 lying in the Southwest Quarter of Section 8, Township 3 North, Range 2 West, Boise Meridian, Canyon County, Idaho and more particularly described as follows:

BEGINNING at a brass cap marking the South One-Quarter corner of the said Section 8; thence North 0° 32’ 20” East 209.93 feet along the Easterly boundary of the said Southwest Quarter of Section 8 to a point on the centerline of Caldwell Boulevard; thence North 46° 15’ 05” West 1,234.80 feet along the said centerline of Caldwell Boulevard to a point; thence North 0° 22’ 46” East 42.63 feet to a point on the Northeasterly right-of-way line of the said Caldwell Boulevard, also said point being the Real Point of Beginning; thence North 43° 44’ 55” East 22.00 feet to a point; thence South 46° 15’ 05n East 431.19 feet along a line 22.00 feet Northeasterly of and parallel with the said Northeasterly right-of-way line of Caldwell Boulevard; thence South 43° 44’ 55” West 22.00 feet to a point on the said Northeasterly right-of-way line of Caldwell Boulevard; thence North 46° 15’ 05” West 431.19 feet along the said Northeasterly right-of-way line of Caldwell Boulevard to the Point of feet.

EXCEPTING THEREFROM:

A parcel of land located in the Southwest Quarter, Section 8, Township 3 North, Range 2 West, Boise Meridian, Nampa, Canyon County, Idaho.

COMMENCING at a found brass cap which marks the Quarter corner common to Sections 8 and 17, Township 3 North, Range 2 West; thence along the North-South centerline of Section 8, North 00” 32’ 20” East, a distance of 282.65 feet to a point on the Northeasterly right-of-way line of Caldwell Blvd. (U.S. Hwy 30); thence along said right-of-way line North 46° 15’ 05” West, a distance of 1,020.71 feet to the Real Point of Beginning; thence continuing along said right-of-way line, North 46° 15’ 05” West, a distance of 143.44 feet; thence leaving said right-of-way line, North 43° 44’ 55” East, a distance of 193.82 feet; thence South 46° 15’ 05” East, a distance of 143.44 feet; thence South 43° 44’ 55” West, a distance of 193.82 feet to the Real Point of Beginning.

Together with the non-exclusive easements created by that certain Restated Cross-Easement and Use Restriction Agreement recorded as Instrument No. 8530323, as amended in Instrument No. 8825243; as assigned in 9305742, (re-recorded as Instrument No. 9413958); as amended in Instrument No. 9412004; as amended in Instrument No. 9505364; as amended in Instrument No. 9505365; and in Instrument No. 200003682.

Together with an easement for a drainage ditch created by that certain Easement Agreement, recorded as Instrument No. 8624614; as amended in Instrument No. 9409788; and in Easement and Maintenance Agreement recorded as Instrument No. 8624615; as amended in Instrument No. 9409788.

Tax Parcel Number: N5735028000C

LEGAL DESCRIPTION

Parcel A:

That portion of Country Homes Estates and vacated Westview Avenue, according to the plat on file in Volume “S” of Plats, Page 16, in Spokane County, Washington, in the East half of the Southwest Quarter, Section 17, Township 26 North, Range 43 East, W.M., particularly described as follows:

Commencing at the Southeast corner of said East half of the Southwest Quarter (South Quarter corner), monumented with a Brass Cap, 3 inches in diameter, set in concrete;

Thence North 0° 03’ 09” East, 20.00 feet along the East boundary of said East half of the Southwest quarter to a rebar, 1/2 inches in diameter, with a plastic cap marked 18091;

Thence South 88° 51’ 00” West, 477.59 feet parallel with the South boundary of said East half of the Southwest quarter to the point of beginning;

Thence continuing South 88° 51’ 00” West, 70.00 feet parallel with the South boundary of said East half of the Southwest quarter;

Thence North 58° 05’ 56” West 841.09 feet North to the Southeast right of way line of the Newport Highway, P.S.H. No. 6;

Thence North 31° 54’ 04” East, 298.69 feet on the southeasterly boundary of the Newport Highway P.S.H. No. 6 right of way;

Thence South 58° 05’ 56” East, 274.00 feet;

Thence North 31° 54’ 04” East, 210.00 feet;

Thence North 58° 05’ 56” West, 223.00 feet;

Thence South 31° 54’ 04” West, 28.50 feet;

Thence North 58° 05’ 06” West, 51.00 feet to the southeasterly boundary of the said Newport Highway P.S.H. No. 6 right of way;

Thence North 31° 54’ 04” East, 63.50 feet on said right of way;

Thence South 58° 05’ 56” East, 507.00 feet;

Thence South 31° 54’ 04” West, 25.00 feet;

Thence South 58° 05’ 56” East, 278.33 feet;

Thence South 31° 54’ 04” West, 284.00 feet;

Thence South 58° 05’ 56” East, 60.00 feet;

Thence South 31° 54’ 04” West, 112.85 feet;

Thence South 1° 09’ 00” East, 99.78 feet to the point of beginning;

Except the southerly 27.5 feet parallel to Holland Road conveyed to the City of Spokane by Recording No. 9105240097;

Also except that portion of Country Homes Estates and vacated Westview Avenue, according to plat recorded in Volume “S” of Plats, Page 16, in Spokane County, Washington, in the East Half of the Southwest Quarter of Section 17, Township 26 North, Range 43 East. W.M., more particularly described as follows:

Commencing at the southwesterly corner of Tract 2 as shown on record of survey recorded in Book 100 of surveys, Pages 18 and 19; said point also being on the easterly right of way line of Newport Highway (P.S.H. No. 6);

Thence North 31° 54’ 04” East along said right of way line a distance of 93.66 feet to the point of beginning;

Thence continuing along said right of way line North 31° 54’ 04” East a distance of 205.00 feet to the southwesterly corner of tract 1, as shown on said record of survey;

Thence along the southerly line of said Tract 1, South 58° 05’ 56” East a distance of 274.00 feet to the southeasterly corner of said Tract 1;

Thence South 31° 54’ 04” West a distance of 205.00 feet;

Thence North 58° 05’ 56” West a distance of 274.00 feet to the point of beginning;

Situate in the City of Spokane, County of Spokane, State of Washington.

Parcel B:

An easement for fire access purposes and footings easements lying over and across that portion of Country Homes Estates and vacated Westview Avenue, according to the plat on file in Volume “S” at Page 16, in the Office of the Recorder of Spokane County, Washington in the East half of the Southwest Quarter, Section 17, Township 26 North, Range 43 East of the Willamette Meridian, in Spokane County, Washington, more particularly described as follows:

Commencing at the Southeast corner of said East half of the Southwest

Quarter (South Quarter Section corner), monumented with a Brass Cap, 3 inches in diameter, set in concrete;

Thence North 0° 03’ 09” East, 20.00 feet along the East boundary of said East half of the Southwest Quarter to a rebar, 1/2 inches in diameter, with a plastic cap marked 18091;

Thence South 88° 51’ 00” West, 477.59 feet parallel with the South boundary of said East half of the Southwest quarter;

Thence North 1° 09’ 00” West, 99.78 feet;

Thence North 31° 54’ 04” East, 112.85 feet to the point of beginning;

Thence continuing North 31° 54’ 04” East, 344.00 feet;

Thence North 58° 05’ 56” West, 398.33 feet;

Thence South 31° 54’ 04” West, 35.00 feet;

Thence South 58° 05’ 56” East, 60.00 feet;

Thence South 31° 54’ 04” West, 25.00 feet;

Thence South 58° 05’ 56” East, 278.33 feet;

Thence South 31° 54’ 04” West, 284.00 feet;

Thence South 58° 05’ 56” East, 60.00 feet to the point of beginning;

Situate in the County of Spokane, State of Washington.

Together with non-exclusive easement rights created by Common Access and Utility Agreement between First Western Development of Washington V Associates and Shopko Stores, Inc., and Holland Road Properties, Inc., Howard Gatlin, and the City of Spokane recorded as document 9104260214 and amendment recorded as document 9304050598.

TAX I.D.:  36173-1340

LEGAL DESCRIPTION

Lot 6 in Block 1 of First Amended Magic Valley Mall, Planned Unit Development, recorded in Book 14 of Plats, Page 35, a Resubdivision and renumbering of a portion of Lot 1 in Block 1 of Magic Valley Mall, Twin Falls County, Idaho, according to the Plat thereof, recorded in Book 13 of Plats, Page 22, records of said County, being more particularly described as follows:

Township 9 South, Range 17 East of the Boise Meridian, Twin Falls County, Idaho

Section 34: A parcel of land located in Lot 3 and the SE 1/4 SW 1/4, being more particularly described as follows:

Beginning at the South quarter corner of said Section 34;

Thence North 89° 36’ 38” West along the South line of Section 34 for 721.30 feet;

Thence North 580.64 feet to the True Point of Beginning;

Thence North 69° 29’ 15” East 150.00 feet to the point of curvature of a 79.32 foot radius curve having a central angle of 41° 26’ 06”, the radius point of which bears North 20° 30’ 45” West;

Thence along said curve 57.36 feet to the point of tangency;

Thence North 28° 03’ 15” East 118.61 feet to the point of curvature of a 120.21 foot radius curve having a central angle of 28° 01’ 26”, the radius point of which bears North 61° 56’ 45” West;

Thence along said curve 58.80 feet to the point of tangency;

Thence North 0° 01 ‘09” East 302.33 feet to the point of curvature of a 276.07 foot radius curve having a central angle of 20° 31’ 54”, the radius point of which bears North 89° 58’ 51” West;

Thence along said curve 98.93 feet to the point of tangency;

Thence North 20° 30’ 45” West 53.76 feet to the point of curvature of a 250.00 foot radius curve having a central angle of 90° 00’ 00”, the radius point of which bears South 69° 29’ 15” West;

Thence along said curve 392.70 feet to the point of tangency;

Thence South 69° 29’ 15” West 140.00 feet;

Thence North 20° 30’ 45” West 100.00 feet to the point of curvature of a 61.74 foot radius curve having a central angle of 28° 09’ 31”, the radius point of which bears North 69° 29’ 15” East;

Thence along said curve 30.34 feet to the point of tangency;

Thence North 07° 38’ 46” East 29.09 feet to the southerly right of way line of interior blvd;

Thence North 82° 21’ 14” West along the southerly right of way 18.00 feet;

Thence South 07° 38’ 46” West 29.09 feet to the point of curvature of a 79.74 foot radius curve having a central angle of 28° 09’ 31”, the radius of which bears South 82° 21’ 14” East;

Thence along said curve 39.19 feet to the point of tangency;

Thence South 20° 30’ 45” East 100.00 feet;

Thence South 69° 29’ 15” West 120.00 feet to the point of curvature of a 332.71 foot radius curve having a central angle of 5° 35’ 31”, the radius point of which bears North 20° 30’ 45” West;

Thence along said curve 32.47 feet;

Thence South 20° 30’ 45” East 320.32 feet;

Thence North 69° 29’ 14” East 27.99 feet to the point of curvature of a 25.00 foot radius curve having a central angle of 60° 00’ 13”, the radius point of which bears South 20° 30’ 46” East;

Thence along said curve 26.18 feet to the point of tangency;

Thence South 50° 30’ 33” East 27.56 feet;

Thence South 20° 30’ 45” East 49.28 feet to the “North” face of the proposed ShopKo Store;

Thence South 58° 28’ 20” West along said face 23.96 feet to the “northwest” corner of ShopKo;

Thence South 31° 31’ 40” East along the “West” face of the ShopKo Store 265.33 feet to the “southwest” corner of said ShopKo Store;

Thence South 46° 29’ 57” East 49.79 feet;

Thence South 20° 30’ 45” East 115.83 feet to the true point of beginning.

Together with non-exclusive easement rights contained in Construction, Operation and Reciprocal Easement Agreement, recorded January 22, 1988 as Instrument No. 933982 AND First Amendment to Construction, Operation and Reciprocal Easement Agreement, recorded February 9, 1990 as Instrument No 966367 AND Second Amendment to Construction, Operation and Reciprocal Easement Agreement, recorded December 27, 1994 as Instrument No. 1994021965 AND Assignment of Construction, Operation and Reciprocal Easement Agreement, recorded March 23, 1993 as Instrument No. 1993003856.

Tax Parcel Number: RPT32460010060A

LEGAL DESCRIPTION

Lot 5, Block 1, Corrected First Amended Plat of ShopKo Acres, Division No.1, an addition to the City of Idaho Falls, Bonneville County, Idaho, according to the Plat recorded November 3, 2004 as Instrument No. 1169161.

Together with the non-exclusive easements created by that certain Cross-Easement and Use Restriction Agreement, recorded as Instrument No. 690400; as assigned by Instrument No. 847123; as affected by Instrument No. 981345; as affected by Instrument No. 1169118.

Tax Parcel Number: RPA2151001005OA

LEGAL DESCRIPTION

Lot 2, Block 1, ShopKo Subdivision Lot 1 Replat, According to the Plat Recorded in the Office of the County Recorder in Book “J” of Plats at Pages 229 and 229A, Records of Kootenai County, State of Idaho.

Together with Non-exclusive easements created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land recorded August 17, 2005 as document 1973402.

Tax Parcel Number: C-8255-000-001-0

LEGAL DESCRIPTION

Parcel I

Lots 1 to 7 inclusive, and Lots 44 to 48 inclusive, in Block 39 and Lots 21 to 28 inclusive, in Block 44 of Car Line Addition, a platted subdivision in Missoula County, Missoula, Montana, according to the official recorded plat thereof.

Together with that portion of Livingston Avenue between Reserve Street and Clark Street and that portion of the alleys in Blocks 39 and 44, Car Line Addition, up to the center line thereof and adjacent to the above described lots in Block 39 and 44 of Car Line Addition as vacated by Resolution No. 85-137, recorded November 13, 1985 in Book 213 of Micro Records at Page 914.

Lots 22, 23 and 24 in Block 39 of Car Line Addition, a platted subdivision of Missoula County, Missoula, Montana, according to the official recorded plat thereof.

Together with that portion of the alley in Block 39, Car Line Addition, up to the center line thereof and adjacent to the above described lots in Block 39, Car Line Addition as vacated by Resolution No. 85-137, recorded November 13, 1985 in Book 213 of Micro Records at Page 914. Recording Reference: Book 236 of Micro Records at Page 496

Parcel II

Lots 8 to 14 inclusive, and Lots 30 to 43 inclusive, in Block 39, and Lots 1 to 20 inclusive, and Lots 29 to 48 inclusive, in Block 44 of Car Line Addition, a platted subdivision of Missoula County, Missoula, Montana, according to the recorded plat thereof.

Together with that portion of Livingston Avenue between Reserve Street and Clark Street and that portion of the alleys in Block 39 and 44, Car Line Addition up to the center line thereof and adjacent to the above described lots in Block 39 and 44 of Car Line Addition as vacated by Resolution No. 85-137, recorded November 13, 1985 in Book 213 of Micro Records, at Page 914. Recording Reference: Book 236 of Micro Records at Page 498

Parcel III

Lots 25, 26, 27, 28 and 29 in Block 39 of Car Line Addition, a platted subdivision of Missoula County, Missoula, Montana, according to the Official Recorded Plat thereof.

Together with that portion of Livingston Avenue between Reserve Street and Clark Street and that portion of the alley in Block 39 of Car Line Addition, up to the center line thereof and adjacent to the above described lots in Block 39, Car Line Addition as vacated by Resolution No. 85-137, recorded November 13, 1985 in Block 213 of Micro Records at Page 914. Recording Reference: Book 236 of Micro Records at Page 499.

Excepting therefrom that part thereof described as follows:

Parcel No. 25 on Montana State Highway Project No. M 8103(3), as shown on the right of way plan for said project on file in the Office of the County Clerk & Recorder in Missoula County, Montana. Said parcel is also described as Lots 1 through 24, inclusive, in Block 39 of Car Line Addition, a platted subdivision of Missoula County, Montana, according to the Official Plat thereof, on file and of record in the Office of the Clerk and Recorder of Missoula County, Montana as shown by the shaded area on the plat, consisting of 2 sheets, attached hereto and made a part hereof, containing an area of 8,180 sq. ft., more or less. By acceptance hereof, The State of Montana agrees to pay for all construction work to be done at this location, within the property boundaries conveyed, as shown on Exhibit 1. Recording Reference: Book 351 of Micro Records at Page 1565.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land made by and between ShopKo Properties, Inc. and Magnum Development Corp. Recorded: November 3, 2004 Book/Page: Book No. 742 of Micro Records at Page 1193.

TAX I.D.:  1328252

LEGAL DESCRIPTION

Tract 2 of Shopko Addition to the City of Sioux Falls, Minnehaha County, South Dakota, according to the recorded plat thereof; except Lot H-1, Lot A and Lot 1 of Tract 2 contained therein.

Together with non-exclusive easement rights created by Easement and Restriction Agreement recorded August 15, 1985, in Book 157 of Miscellaneous, Pages 700-718 and Amendment to Easement and Restriction Agreement recorded September 19, 2005 in Book 252 of Miscellaneous, Page 62.

Together with non-exclusive easement rights created by Fire and Emergency Access Easement recorded March 10, 1987, in Book 165 of Miscellaneous, Pages 374-376.

TAX I.D.:  56179

LEGAL DESCRIPTION

Lot 2 of Shopko Addition to the City of Rapid City, Pennington County, South Dakota, as shown on the plat filed in Plat Book 27, Page 124; and as corrected by Affidavit of Surveyor recorded August 1, 1996, in Book 64, Page 46.

Together with non-exclusive easement rights created by Declaration of Cross-Easement and Covenants and Restrictions Affecting Land recorded April 11, 1997 in Book 64, Page 5772 and First Amendment recorded August 11, 1997 in Book 68, Page 3119.

Tax I.D.:  49463

LEGAL DESCRIPTION

Lot 1 of Certified Survey Map No. 5143, recorded in the Office of the Register of Deeds for Dane County, Wisconsin, in Volume 23 of Certified Survey Maps, Page 172, as Document No. 1986827, located in the City of Madison, Dane County, Wisconsin.

Together with the non-exclusive easements created in that certain Cross-Easement and Operating Agreement recorded in Volume 9350 of Records, Page 84 as Document No. 1989171; as amended in Volume 16222 of Records, Page 27, as Document No. 2273104 and in Volume 16222, Page 41, as Document No. 2273105.

Together with a joint driveway easement recorded in Volume 6965 of Records, Page 43, as Document No. 1887159; as amended in Volume 16223 of Records, Page 16, as Document No. 2273110.

Tax I.D.:  251-0810-272-0601-1

LEGAL DESCRIPTION

Lot 1 of Short Plat recorded under Auditor’s File No. 7002143, County of Yakima, State of Washington.

Together with non-exclusive easement rights created by instrument recorded May 3, 1909 in Book 84 of Deeds Page 437.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land recorded March 13, 1997 as document 7002197.

TAX I.D.:  181321-24437

LEGAL DESCRIPTION

BEGINNING AT A POINT ON THE SOUTH LINE OF 9000 SOUTH STREET, SAID POINT BEING NORTH 89°53’45” EAST 789.64 FEET ALONG THE QUARTER SECTION LINE AND SOUTH 00°06’15” EAST 71.04 FEET FROM THE CENTER OF SECTION 3, TOWNSHIP 3 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN, SAID POINT ALSO BEING ON AN 11,512.20 FOOT RADIUS CURVE TO THE LEFT (CENTER BEARS NORTH 01°09’37” WEST 11,512.20 FEET OF WHICH THE CENTRAL ANGLE IS 01°27’14”); AND RUNNING THENCE NORTHEASTERLY ALONG THE ARC OF SAID CURVE AND SOUTH LINE 292.15 FEET; THENCE SOUTH 00°06’15” EAST 256.86 FEET; THENCE NORTH 89°53’45” EAST 41.00 FEET; THENCE SOUTH 00°06’15” EAST 216.00 FEET; THENCE NORTH 89°53’45” EAST 141.14 FEET; THENCE SOUTH 00°00’50” EAST 367.00 FEET; THENCE SOUTH 89°53’45” WEST 134.22 FEET; THENCE NORTH 00°06’15” WEST 25.00 FEET; THENCE SOUTH 89°53’45” WEST 381.00 FEET; THENCE NORTH 60°06’15” WEST 66.68 FEET; THENCE SOUTH 89°53’45” WEST 134.60 FEET; THENCE NORTH 00°06’15” WEST 144.66 FEET; THENCE NORTH 89°53’45” EAST 234.00 FEET; THENCE NORTH 00°06’15” WEST 155.00 FEET; THENCE SOUTH 89°58’45” WEST 136.00 FEET; THENCE NORTH 00°06’15” WEST 331.00 FEET; THENCE NORTH 89°53’45” EAST 136.00 FEET; THENCE NORTH 00°06’15” WEST 141.77 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY AMENDED AND RESTATED DECLARATION OF RESTRICTIONS AND GRANT OF EASEMENTS RECORDED JUNE 05, 1987 INSTRUMENT NO. 4470260 IN BOOK 5927 AT PAGE 840, FIRST AMENDMENT RECORDED JULY 18, 1988 AS INSTRUMENT NO. 4650833 IN BOOK 6047 AT PAGE 2288, SECOND AMENDMENT RECORDED NOVEMBER 09, 1994 INSTRUMENT NO. 5963096 IN BOOK 7052 AT PAGE 1649 AND THIRD AMENDMENT RECORDED MAY 01, 2000 INSTRUMENT NO. 7629216, BOOK 8358, PAGE 8483.

TAX I.D.:  27-03-401-018-0000

LEGAL DESCRIPTION

BEGINNING AT A POINT ON THE NORTH RIGHT-OF-WAY LINE OF UNIVERSITY PARKWAY, SAID POINT BEING ON THE ARC OF A 11,539.16 FOOT RADIUS CURVE (RADIUS POINT BEARS SOUTH 42°31’04” WEST), SAID POINT ALSO BEING NORTH 1,237.125 FEET AND WEST 567.40 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 25, TOWNSHIP 6 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN (BASED ON THE UTAH COORDINATE SYSTEM, CENTRAL ZONE, BEARINGS OF SECTION LINES) AND RUNNING THENCE NORTH 43°26’ EAST 148.82 FEET; THENCE SOUTH 46°34’ EAST 240.00 FEET; THENCE SOUTH 43°26’ WEST 23.18 FEET; THENCE NORTH 88°26’ EAST 28.28 FEET; THENCE NORTH 43°26’ EAST 378.14 FEET; THENCE NORTH 46°34’ WEST 260.00 FEET; THENCE SOUTH 43°26’ WEST 92.95 FEET; THENCE NORTH 46°34’ WEST 80.00 FEET; THENCE NORTH 43°26’ EAST 435.88 FEET; THENCE SOUTH 88°26’ WEST 156.33 FEET; THENCE NORTH 46°34’ WEST 294.79 FEET; THENCE SOUTH 43°26’ WEST 238.33 FEET; THENCE SOUTH 46°34’ EAST 56.00 FEET; THENCE SOUTH 43°26’ WEST 328.96 FEET; THENCE SOUTH 46°34’ EAST 44.33 FEET; THENCE SOUTH 43°26’ WEST 201.50 FEET TO A POINT ON 200.70 FOOT LONG SPIRAL CURVE, SAID POINT ALSO BEING ON THE NORTHERLY RIGHT-OF-WAY LINE OF UNIVERSITY PARKWAY; THENCE SOUTHEASTERLY ALONG THE ARC OF SAID SPIRAL CURVE 4.53 FEET TO A POINT ON A 11,539.16 FOOT RADIUS CURVE TO THE RIGHT (RADIUS POINT BEARS SOUTH 40°37’39” WEST); THENCE SOUTHEASTERLY ALONG THE ARC OF SAID CURVE AND SAID RIGHT-OF-WAY LINE 380.70 FEET THROUGH A CENTRAL ANGLE OF 1°53’25” (L.C. BEARS SOUTH 48°25’39” EAST) TO THE POINT OF BEGINNING.

LESS AND EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PROPERTY:

BEGINNING AT A POINT ON THE NORTHEASTERLY RIGHT OF WAY LINE OF UNIVERSITY PARKWAY SAID POINT BEING ON THE ARC OF A 11539.16 FOOT RADIUS CURVE (THE RADIUS POINT BEARS SOUTH 40°42’11” WEST), SAID POINT ALSO BEING WEST 840.65 FEET AND NORTH 1,479.81 FEET FROM THE SOUTH QUARTER CORNER OF SECTION 25, TOWNSHIP 6 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN: THENCE CONTINUING ALONG SAID RIGHT OF WAY LINE AND ALONG SAID CURVE 235.80 FEET; THE CHORD OF WHICH BEARS SOUTH 49°08’22” EAST 235.80 FEET; THENCE NORTH 43°26’00” EAST 135.85 FEET; THENCE NORTH 46°34’00” WEST 235.56 FEET; THENCE SOUTH 43°26’00” WEST 146.44 FEET TO THE POINT OF BEGINNING.

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY DECLARATION OF EASEMENTS, COVENANTS AND RESTRICTIONS AFFECTING LAND RECORDED AS ENTRY NO. 29349 IN BOOK 2336 AT PAGE 258, AS AMENDED BY FIRST AMENDMENT RECORDED AS ENTRY NO. 12537 IN BOOK 2400 AT PAGE 674 AND RE-RECORDED AS ENTRY NO. 16005 IN BOOK 2408 AT PAGE 539, SECOND AMENDMENT RECORDED AS ENTRY NO. 9917 IN BOOK 2501 AT PAGE 907, THIRD AMENDMENT RECORDED AS ENTRY 26586 IN BOOK 2942 AT PAGE 921 AND FOURTH AMENDMENT RECORDED AS ENTRY 120021:2002.

Tax I.D. (19:001:0176)

LEGAL DESCRIPTION

A part of the Northeast Quarter of Section 20, Township 6 North, Range 1 West, Salt Lake Base and Meridian, U.S. Survey:

Beginning at a point on the East line of Washington Boulevard being 66.00 feet South 89°09’45” East and 571.82 feet North 0°50’15” East from the Ogden City Monument at the Intersection of the Centerline of Washington Boulevard and the Old Centerline of 12th Street (Ogden City ‘A’ Station = 193 + 54.16 ‘B’ Station = 99 + 97.61) running thence North 0°50’15” East 631.15 feet along the East line of Washington Boulevard to a point West (North 89°09’45” West 655.15 feet and South (South 0°50’15’ West) 380.56 feet from the Northeast Corner of said Section 20; running thence South 89°13’45” East 379.50 feet; thence South 0°50’15” West 77.90 feet; thence South 89°09’45” East 263.69 feet to the West line of Adams Avenue; thence South 0°49’55” West 497.00 feet along said West line; thence North 89°10’05” West 291.20 feet; thence South 0°49’55” West 57.23 feet; thence North 89°10’05” West 352.04 feet to the point of beginning.

Less and Excepting therefrom all of Lot 1, Baam Subdivision recorded as Entry No. 1881120 in Book 56 at Page 63 of Official Records.

Together with non-exclusive easement rights created by Cross-Easement executed August 28, 1987 by and between ShopKo Stores, Inc. dba UvalKo ShopKo Stores, Inc., a Minnesota corporation and Rayco Corporation, recorded September 9, 1987 as Entry No. 1024435 in Book 1525 at Page 2244 of Official Records and First Amendment recorded October 10, 2002 as Entry No. 1881121 in Book 2272 at Page 2345.

Tax I.D. (12-104-0028)

Tax I.D. (12-105-0045)

LEGAL DESCRIPTION

PARCEL 1:

Beginning at a State Road Right of Way Monument on the Easterly right of way line of a State Road, said point of beginning being South 89°47’00” West along the Section Line 1578.32 feet and North 927.27 feet from the South Quarter Corner of Section 17, Township 4 North, Range 1 West, Salt Lake Base and Meridian and running thence along said State Road Right of Way Line South 56°46’30” East 101.00 feet; thence 321.81 feet along the arc of a 5789.58 foot radius curve to the right (Chord bears South 48°53’51” East 321.77 feet); thence North 60°57’00” East 416.00 feet; thence North 55°04’50” East 305.24 feet to the Westerly Right of Way Line of Interstate I-15; thence running along said Right of Way Line the following three courses: North 34°55’10” West 246.79 feet; thence North 34°59’00” West 104.11 feet; thence North 35°05’10” West 153.64 feet; thence South 60°57’00” West 621.17 feet; thence South 29°03’00” East 141.02 feet; thence South 60°57’00” West 202.55 feet to the point of beginning.

Less and Excepting therefrom:

Beginning at a State Road Right of Way Monument on the Easterly Right of Way Line of a State Road, said point of beginning being South 89°47’00” West along the Section Line 1578.32 feet and North 927.27 feet from the South Quarter Corner of Section 17, Township 4 North, Range 1 West, Salt Lake Base and Meridian and running thence North 60°57’00’ East 202.55 feet; thence North 29°03’00” West 102.47 feet; thence North 60°57’00” East 30.60 feet; thence South 29°03’00” East 144.96 feet; thence South 60°57’00” West 210.81 feet to the East boundary of State Highway 126; thence North 56°46’30” West 48.00 feet to the point of beginning.

PARCEL 2:

A non-exclusive easement for fire protection and emergency access for pedestrians and vehicles created by Cross Easements recorded as Entry Number 794323 in book 1181 at page 82; as amended in Entry Number 894390 in book 1357 at page 229; amended in Entry Number 898500 in book 1364 at page 510; and in Entry Number 1070120 in book 1677 at page 921 over, across, on and through the following described property in Davis County, State of Utah:

Commencing at a State Road Right of Way Monument on the Easterly Right of Way Line of a State Road, said point being South 89°47’00” West along the Section Line, 1578.32 feet and North 927.27 feet from the South Quarter Corner of Section 17, Township 4 North, Range 1 West, Salt Lake Base and Meridian, and running thence along said State Road Right of Way Line South 56°46’30” East 101.00 feet; thence 321.81 feet along the arc of a 5789.58 foot radius curve to the right (Chord bears South 48°53’51” East 321.77 feet); thence North 60°57’00” East 355.6 feet to the point of beginning; thence continuing North 60°57’00” East 60.40 feet; thence North 55°04’50” East 305.25 feet; thence South 34°55’10” East 60.00 feet; thence South 55°04’50” West 365.33 feet; thence North 34°55’10” West 66.17 feet to the point of beginning.

PARCEL 3:

Beginning at a State Road Right of Way Monument on the Easterly Right of Way Monument on the Easterly Right of Way Line of a State Road, said point of beginning being South 89°47’00” West along the Section Line 1578.32 feet and North 927.27 feet and North 51°30’00” West along the

State Road Right of Way Line 62.58 feet from the South Quarter Corner of Section 17, Township 4 North, Range 1 West, Salt Lake Base and Meridian, and running thence North 51°30’00” West 90.00 feet along the State Road Right of Way Line; thence North 60°57’00” East 260.82 feet; thence South 29°03’00” East 38.55 feet; thence South 60°57’00” West 118.43 feet; thence South 38°30’00” West 116.87 feet to the point of beginning.

Parcel 4:

Non-exclusive easement rights created by document entitled “Cross-Easement Agreement” recorded July 16, 1987 as Entry No. 794323 in Book 1181 at Page 82 of Official Records 1181, as amended in Entry Number 894390 in book 1357 at page 229; as amended in Entry Number 898500 in book 1364 at page 510; and as amended in Entry Number 1070120 in book 1677 at page 921.

Tax I.D. (10-029-0075)

LEGAL DESCRIPTION

That portion of the east half of Section 25, Township 7 north, Range 35 east of the Willamette Meridian, Walla Walla City and County, Washington, described as follows:

Commencing at the east quarter corner of said Section 25; thence south 89° 53’ 44” west for 1661.31 feet to a brass cap in a monument case marking an original corner of the Veterans Administration Reservation; thence north 89° 53’ 44” east for 50.66 feet to the east right of way margin of Myra Road and the True Point of Beginning; thence south 27° 26’ 13” east, parallel with the west line of said Veterans Administration Reservation and along said east right of way margin, for 978.83 feet; thence north 62° 33’ 47” east for 406.01 feet; thence north 27° 26’ 13” west for 35.66 feet; thence north 31° 56’ 01” east for 95.19 feet; thence north 27° 26’ 13” west for 258.65 feet; thence south 62° 33’ 47” west for 20.00 feet; thence north 27° 26’ 13” west for 25.00 feet; thence north 15° 16’ 51” east for 196.17 feet; thence north 27° 26’ 13” west for 176.57 feet; thence south 75° 22’ 20” west for 132.97 feet; thence north 27° 26’ 13” west for 18.87 feet; thence south 75° 22’ 20” west for 298.43 feet; thence north 27° 26’ 13” west for 165.00 feet to the south right of way margin of Rose Street; thence south 75° 22’ 20” west, along said right of way, for 160.00 feet to intersect the northerly line of said Veterans Administration Reservation; thence south 61° 24’ 00” west, along said northerly line, for 24.32 feet to the easterly right of way margin of Myra Road; thence south 27° 26’ 13” east, along said Myra Road right of way margin, for 24.17 feet to the true point of beginning.

Also known as Lots 1 and 22 of Blue Mountain Mall, according to the Survey of the Binding Site Plan thereof recorded April 3, 1997, in Volume B of Surveys, page 29, under Auditor’s file no. 9702909, and as further defined in Agreement recorded October 22, 1992, under Auditor’s file no. 9209488, records of Walla Walla County, Washington.

Together with non-exclusive easement rights created by Cross Easements recorded as Auditor’s Number 8805467 in volume 172 at page 567 as assigned as Auditor’s Number 9302753 in volume 205 at page 364.

Together with non-exclusive easement rights created by Construction, Operation and Reciprocal Easement Agreement (the “REA”) recorded as Auditor’s Number 9007345 in volume 177 at page 333 as assigned as Auditor’s Number 9302754 in volume 205 at page 387, as amended as Auditor’s Number 0010942 in volume 305 at page 107.

Together with non-exclusive easement rights created by Easement and Maintenance Agreement recorded as Auditor’s Number 9209489 in volume 201 at page 389.

TAX I.D.:  36-07-30-58-0022; 36-07-30-58-0001

LEGAL DESCRIPTION

Lot 1 of Certified Survey Map No. 1991, recorded on October 6, 1988 in Volume 15 on Page 76, as Document No. 408655, being a part of Parcel 2, Ozaukee County Certified Survey Maps on pages 176 and 177, and being a part of Lots 3 and 4, in Block 3, in Assessor’s Plat of Village of Grafton, located in the Southwest 1/4 of Section 24, in Township 10 North, Range 21 East, in the Village of Grafton, Ozaukee County, Wisconsin.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY THE CROSS EASEMENT AGREEMENT RECORDED AS DOCUMENT NO. 400200 IN VOLUME 610 AT PAGE 884, AS AMENDED BY AMENDMENT NO. 1 TO CROSS EASEMENT AGREEMENT RECORDED AS DOCUMENT NO. 410701 IN VOLUME 632 AT PAGE 984 AND AMENDMENT NO. 2 TO CROSS EASEMENT AGREEMENT RECORDED AS DOCUMENT NO. 595569 IN VOLUME 1078 AT PAGE 919.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN RECIPROCAL EASEMENT AGREEMENT RECORDED AS DOCUMENT NO. 417729 IN VOLUME 647 AT PAGE 397.

Tax I.D.:  100500303011

LEGAL DESCRIPTION

A portion of the East half of Section 31, Township 9 North, Range 29 East, W.M., in Benton County, Washington, being more particularly described as follows:

Beginning at the Southeast corner of said Section 31; thence North 0° 13’ 59” West 2,035.00 feet along the East line of said Section 31 to a point on the centerline of Grandridge Boulevard as recorded under Auditor’s File No. 743134, records of Benton County;

thence North 79° 46’ 10” West, 272.47 feet along the centerline of said Grandridge Boulevard to a point on the West right-of-way line of Columbia Center Boulevard, said point being on a 4,955.60 feet radius curve concave to the West (radius point bears North 79° 46’ 10” West); thence Northerly 70.43 feet along the arc of said curve through a central angle of 0° 48’ 51” to a point of cusp with a 30.00 feet radius curve concave to the Northwest (radius point bears North 80° 35’ 03” West);

thence Southwesterly 47.55 feet along the arc of said curve through a central angle of 90° 48’ 51”;

thence North 79° 46’ 10” West 15.04 feet;

thence continuing North 79º 46’ 10” West, 49.88 feet to the beginning of a 400.00 feet radius curve concave to the South;

thence Westerly, 268.76 feet along the arc of said curve through a central angle of 38° 29’ 51” to a point of reverse curvature with a 520.00 feet radius curve concave to the North;

thence Southwesterly Westerly and Northwesterly 652.91 feet along the are of said curve through a central angle of 71° 56’ 26”;

thence North 46° 19’ 35” West, 123.21 feet;

thence North 0° 18’ 48” East, 444.73 feet to Point “A” and the True Point of Beginning;

thence continuing North 0° 18’ 48 “ East, 235.00 feet;

thence South 89° 41’ 12” East, 361.97 feet to the Southwest corner of Cavanaugh’s Motor Inn property as described under Auditor’s File No. 86-14669, records of Benton County;

thence continuing South 89° 41’ 12” East, 739.97 feet along the South line of said property;

thence South 1° 13’ 36” West, 81.25 feet to the beginning of a 4,940.10 feet radius curve concave to the West;

thence Southerly 98.53 feet along the arc of said curve through a central angle of 1° 08’ 34”;

thence South 5° 40’ 17” West, 239.92 feet;

thence South 4° 38’ 04” West, 12.45 feet;

thence North 89° 41’ 12” West, 859.25 feet along the North edge of the existing Costco Building Wall and a projection thereof;

thence North 0° 18’ 48” East, 120.00 feet;

thence North 89° 41’ 12” West, 35.00 feet;

thence North 00° 18’ 48” East, 76.00 feet;

thence North 89° 41’ 12” West, 180.50 feet to the said Point “A”.

Together with

That portion of the East half of Section 31, Township 9 North, Range 29 East, W.M., City of Kennewick, Benton County, Washington, described as follows:

Commencing at the Southeast corner of said Section 31;

thence North 0° 13’ 59” West along the East line of said Southeast quarter 2,035.00 feet to the centerline of Grandridge Boulevard as shown on a record survey filed in Book 1 of Surveys, at page 1063, records of Benton County Auditor;

thence North 79° 46’ 10” West along the said centerline 242.97 feet to the intersection of Columbia Center Boulevard;

thence continuing along the said centerline of Grandridge Boulevard North 79° 46’ 10” West 124.92 feet to a cased monument at the beginning of a curve to the left as shown on said record survey, the radius point of which bears South 10° 13’ 50” West 360.00 feet;

thence Westerly along said curve for 241.89 feet to the point of reverse curvature of a curve, the radius point of which bears North 28° 16’ 01” West 560.00 feet;

thence Westerly along said curve 703.14 feet;

thence North 43° 40’ 25” East 40.00 feet, to the Northerly right-of-way line of Grandridge Boulevard;

thence North 46° 19’ 35” West along said Northerly right-of-way line 123.21 feet;

thence North 0° 18’ 48” East along the West line of said Record Survey No. 1063 for 679.73 feet;

thence South 89° 41’ 12” East along said Survey for 291.97 feet, to the True Point of Beginning;

Thence South 89° 41’ 12” East along said line 70.00 feet, to the Southwest corner of a Parcel conveyed to Goodale & Barbieri Companies by deed recorded under Auditor’s File No. 86- 14669;

thence North 00° 18’ 48” East 845.00 feet, to the Northwest corner of said deed and the Southerly right-of-way of W. Quinault Avenue;

thence North 89° 41’ 12” West along said right-of-way 80.00 feet to the Northeast corner of a parcel shown on a record survey filed in Volume 1 of Surveys, Page 1465, records of Benton County, Washington;

thence South 00° 18’ 48” West 322.50 feet to the Southeast corner of said parcel;

thence South 10° 34’ 20” East 52.95 feet;

thence South 0° 18’ 48” West 470.50 feet to the said True Point of Beginning.

Less that portion of the following

That portion of the Southeast quarter of the Southeast quarter of the Northeast quarter of Section 31, Township 9 North, Range 29 East, W.M., Benton County, Washington described as follows:

Commencing at the East quarter corner of said Section, said corner being North 0° 13’ 59” West 2,620.99 feet from the Southeast corner of said Section as depicted on a record of Survey No. 176;

thence North 63° 01’ 04” West 281.89 feet to the true point of beginning;

thence North 00° 2’ 29” East 141.84 feet;

thence North 89° 57’ 31” West 15.60 feet to the beginning of a curve to the right, the radius point of which bears North 00° 2’ 29” East 4.50 feet;

thence Northwesterly along said curve 7.10 feet;

thence North 0° 27’ 14” East 13.78 feet;

thence North 89° 32’ 46” West 150.00 feet;

thence South 00° 2’ 29” West 160.01 feet;

thence South 89° 32’ 46” East 170.00 feet to the said true point of beginning; Except portion deeded to City of Kennewick under Auditor’s File No. 95-29765.

Together with non-exclusive easement rights created by Cross-Easement Agreement by and between Shopko Stores, Inc., a Minnesota Corporation and Costco Wholesale Corporation, a Washington Corporation recorded October 13, 1988 as document 88-12303.

Together with non-exclusive easement rights created by Easement and Maintenance Agreement by and between D & C Ventures I Limited Partnership, Shopko Stores, Inc., Kenwick Silvercloud Inn, L.P. and The Summit Group dated July 21, 1994 and recorded November 17, 1994 as document 94-36928.

Tax I.D.:  1-3199-400-0002-005

LEGAL DESCRIPTION

Parcel I:

Lot 2 in Block 1 of GATEWAY SUBDIVISION, according to the plat thereof, filed in Book 57 of Plats at Pages 5271 through 5273, Records of Ada County, Idaho.

Parcel II:

Easements for pedestrian and vehicular ingress, egress, parking, passage and traffic and for utilities as created by that certain Cross Easement Agreement, recorded December 30, 1988, as Instrument No. 8863908, Assignment, recorded March 22, 1993, as Instrument No. 9320191, and First Amendment recorded November 4, 1999, as Instrument No. 99107859, Records of Ada County, Idaho.

Tax Parcel Numbers: R-3058-91-0205 & R-3058-91-0286

LEGAL DESCRIPTION

Parcel A:  Parcel 1 as shown on Parcel Map LS-35-88, being a portion of the southeast One-Quarter of Section 24, Township 32 North, Range 5 West, M.D.M., filed for record November 17, 1988 in Book 27 of Parcel Maps at Page 21, Shasta County Records, as corrected by Certificate of Correction recorded in the Office of the County recorder on March 08, 1989 in Book 2470 of Official Records at Page 454, records of Shasta County, California.

Parcel B:  Easements for ingress and egress by vehicular and pedestrian traffic and the right of vehicular parking upon, over and across those portions of Parcels 2, 3, 4, 5, 6, and 7 of Parcel Map LS-35-88 referred to in Parcel A lying within the common area as defined in the Agreement of Covenants, Conditions and Establishment of Restrictions and Grants of Easements recorded November 17, 1988 in Book 2444 of Official Records at Page 60; as amended as Instrument No. 1989-0004577, Book 2462, Page 121; as amended as Instrument No. 1989-0031071 in Book 2520, Page 314 and as Instrument No. 1999-0025824, Shasta County Records.

TAX I.D. (113-320-014-000)

LEGAL DESCRIPTION

PARCEL 1:

Lot 1, SHOPKO 3500 SOUTH SUBDIVISION, according to the Official Plat thereof, on file and of record in the Office of the Salt Lake County Recorder.

PARCEL 2:

Parcel A, SHOPKO 3500 SOUTH SUBDIVISION, according to the Official Plat thereof, on file and of record in the Office of the Salt Lake County Recorder, more particularly described as:

Beginning at a point on the North right of way line of 3500 South Street said point being South 89°59’22” West along the Section line 645.0 feet and North 00°00’38” West 33.0 feet from the Southeast Corner of Section 25, Township 1 South, Range 2 West, Salt Lake Base and Meridian, and running thence North 00°00’38” West 117.00 feet; thence North 89°59’22” East 60.0 feet; thence South 00°00’38” East 117.00 feet to the afore-mentioned right of way line; thence along said right of way line South 89°59’22” West 60.0 feet to the point of beginning.

Together with non-exclusive easement rights created by Cross Easement Agreement recorded as Entry No. 4738354 in Book 6105 at Page 892, as amended by Amendment No. 1 to Cross Easement Agreement recorded as Entry No. 4804543 in Book 6146 at Page 2759 and Amendment No. 2 to Cross Easement Agreement recorded as Entry No. 9287430 in Book 9089 at Page 6268.

TAX I.D. (14-25-476-012-0000)

LEGAL DESCRIPTION

Lot Two (2) of Certified Survey Map #115, Doc. #1169362, filed in Volume 7 of La Crosse County Certified Survey Maps, Page 115, La Crosse County, Wisconsin.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS EASEMENT AGREEMENT RECORDED AS DOCUMENT NO. 955171 IN VOLUME 723 AT PAGE 10, AS CORRECTED BY AFFIDAVIT RECORDED AS DOCUMENT NO. 990021 IN VOLUME 785 AT PAGE 53 AND AMENDED BY ADDENDUM TO CROSS EASEMENT AGREEMENT RECORDED AS DOCUMENT NO. 1016928 IN VOLUME 833 AT PAGE 289.

Tax I.D.:  18-3589-9

LEGAL DESCRIPTION

Parcel I:

Lot One (1), Certified Survey Map No. 3364 filed in the Office of the Register of Deed for Winnebago County, Wisconsin on February 14, 1996, in Volume 1, on Page 3364, as Document No. 927218, being part of Lot 1, Certified Survey Map No. 2052, Volume 1 of Certified Survey Maps on Page 2052 being part of the Northeast 1/4 of the Southeast 1/4 and part of the Southeast 1/4 of the Northeast 1/4 of Section 29, Township 20 North, Range 17 East, City of Neenah, Winnebago County, Wisconsin.

Parcel II:

Easement for the benefit of Parcel I created by Instrument executed by an between ShopKo Stores, Inc. and Neenah Associates Limited Partnership dated September 11, 1989 and recorded on October 12, 1989 as Document No. 731618 for reciprocal easement purposes including, but not limited to pedestrian and vehicular ingress, egress, parking, passage and for utilities in, over, upon, across and through the subject premises.

TAX I.D.:  07-0616-01-00

LEGAL DESCRIPTION

Lot one (1), Volume 18 Certified Survey Maps, Page 193, Map No. 2742, being all of Lot Two (2), Volume 11 Certified Survey Maps, Page 199, Map No. 1735, being part of Certified Survey Map’s 852, 612, 606, 596, all in part of the Northeast ¼ of the Northeast ¼, Section Fourteen (14), Township Thirty (30) North, Range Twenty-Three (23) East, City of Marinette County, Wisconsin.

TOGETHER WITH THE EASEMENT FOR INSTALLATION, REPAIR, MAINTENANCE, USE, REPLACEMENT AND REMOVAL OF LIGHT POLES, LIGHTS, BASES, WIRES, CONDUITS, METERS AND ALL APPARATUS RELATED THERETO GRANTED IN GRANT OF EASEMENT RECORDED AS DOCUMENT NO. 492492 IN VOLUME 3307 AT PAGE 1.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS ACCESS AGREEMENT RECORDED AS DOCUMENT NO. 490086 IN VOLUME 3223 AT PAGE 40.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY CROSS-EASEMENT AGREEMENT RECORDED: MAY 1, 2000 VOLUME/JACKET/REEL: 8308 PAGE/IMAGE: 7 DOCUMENT NO. 600116 AND ASSIGNED JUNE 30, 2000 IN DOCUMENT NO. 602436.

TAX I.D.:  251-00632.008

LEGAL DESCRIPTION

PARCEL 1:

LOT 1, AMENDMENT TO LOT 1, BRIGHAM INTERMOUNTAIN DEVELOPMENT PLAT E, BRIGHAM CITY, BOX ELDER COUNTY, UTAH

LESS AND EXCEPTING THEREFROM: BEGINNING AT THE SOUTHEAST CORNER OF SAID LOT 1, AND RUNNING THENCE NORTH 89°25’18” WEST 60.00 FEET ALONG THE SOUTH LINE OF SAID LOT 1, THENCE NORTH 1°02’21” EAST 51.67 FEET, THENCE SOUTH 88°57’39” EAST 32.00 FEET, THENCE NORTH 01°02’21” EAST 237.93 FEET, THENCE NORTH 28°57’39” WEST 46.66 FEET, THENCE NORTH 61°02’21” EAST 28.00 FEET, THENCE SOUTH 28°57’39” EAST 54.17 FEET TO THE EASTERLY LINE OF SAID LOT 1, THENCE SOUTH 01°02’21” WEST 296.62 FEET ALONG SAID EASTERLY LINE TO THE POINT OF BEGINNING.

PARCEL 2:

BEGINNING AT THE SOUTHEAST CORNER OF LOT 1, BRIGHAM INTERMOUNTAIN DEVELOPMENT PLAT E, AND RUNNING THENCE NORTH 89°25’18” WEST 60.00 FEET ALONG THE SOUTH LINE OF SAID LOT 1, THENCE NORTH 1°02’21” EAST 51.67 FEET, THENCE SOUTH 88°57’39” EAST 32.00 FEET, THENCE NORTH 01°02’21” EAST 237.93 FEET, THENCE NORTH 28°57’39” WEST 46.66 FEET, THENCE NORTH 61°02’21” EAST 28.00 FEET, THENCE SOUTH 28°57’39” EAST 54.17 FEET TO THE EASTERLY LINE OF SAID LOT 1, THENCE SOUTH 01°02’21” WEST 296.62 FEET ALONG SAID EASTERLY LINE TO THE POINT OF BEGINNING.

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY RECIPROCAL EASEMENT RECORDED SEPTEMBER 13, 1989 AS ENTRY NO. 26169 IN BOOK 478 AT PAGE 471.

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY DECLARATION OF CROSS-EASEMENT AND COVENANTS AND RESTRICTIONS AFFECTING LAND RECORDED SEPTEMBER 20, 1999 AS ENTRY NO. 133178 IN BOOK 723 PAGE 140.

TAX I.D. (03-146-0152)

TAX I.D. (03-146-0156)

LEGAL DESCRIPTION

Lot 4A, Block 5, of Amended Plat of Lots 1 & 4 of Block 5 of Hogan Homestead Subdivision, in the City of Billings, Yellowstone County, Montana, according to the official plat on file in the office of the Clerk and Recorder of said County, under Document #1363903.

Together with non-exclusive easement rights created by Covenants, Conditions and Restrictions recorded December 12, 1985, in Book/Roll 1284, Page 2089, under Document #1375135 and Amendments November 20, 1989, Book/Roll 1342, page 1936 under Document #1542313, November 26, 1991, Book/Roll 1367, Page 3508 under Document #1615674 and December 1, 1992, Book/Roll 1387, Page 304 under Document #1662463.

Together with non-exclusive easement rights created by Declaration of Reciprocal Easements recorded May 21, 1982, in Book/Roll 1236, Page 2644, under Document #1229749.

TAX I.D.:  A25007

LEGAL DESCRIPTION

Beginning on the West line of a Highway at a point North 89°59’16” West 171.98 feet along the Section line and North 0°12’25” West 617.50 feet along said Highway line from the Northeast Corner of Section 25, Township 2 North, Range 1 West, Salt Lake Base and Meridian, and running thence North 0°12’25” West 417.70 feet; thence South 89°47’35” West 1027.84 feet to the East right-of-way line of U.S. Interstate Highway 15; thence along said right-of-way line South 0°56’00” West 208.88 feet to a point on a 895.37 foot curve to the left; thence Southeasterly along the arc of said right-of-way curve 177.21 feet (Central angle =11°20’27”); thence leaving said right-of-way North 89°47’35” East 478.03 feet; thence South 0°12’25” East 32.70 feet; thence North 89°47’35” East 540.00 feet to the point of beginning.

Less and Excepting therefrom the following:

Beginning on the West line of a Highway (500 West Street) at a point which is North 89°59’16” West 171.98 feet along the Section Line and North 0°12’25” West 989.50 feet along said Highway Line from the Southeast Corner of Section 24, Township 2 North, Range 1 West, Salt Lake Base and Meridian, and running thence South 0°12’25” East 150.00 feet along said Highway Line; thence South 89°47’35” West 200.00 feet; thence North 0°12’25” West 150.00 feet; thence North 89°47’35” East 200.00 feet to the point of beginning.

Together with non-exclusive easement rights created by Shopping Center Cross-Easement and Maintenance Agreement (Gateway Crossing) recorded January 24, 1994 as Entry No. 1091828 in Book 1715 at Page 220.

TAX I.D. (06-039-0164)

TAX I.D. (06-039-0147)

LEGAL DESCRIPTION

PARCEL 1 (FEE):

BEGINNING AT THE INTERSECTION OF THE WEST LINE OF MAIN STREET AND THE NORTH LINE OF 900 NORTH STREET, SPANISH FORK, UTAH COUNTY, UTAH, WHICH POINT IS NORTH 00°18’26” EAST ALONG MAIN STREET 66 FEET AND NORTH 89°33’00” WEST ALONG 900 NORTH STREET 4.00 FEET FROM THE NORTHEAST CORNER OF BLOCK 135, FLAT A, SPANISH FORK SURVEY OF BUILDING LOTS, SAID POINT ALSO BEING SOUTH 285.21 FEET AND WEST 55.77 FEET FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE NORTH 00°18’26” EAST 1.0 FEET WEST OF FENCE LINE 846.44 FEET TO THE SOUTHERLY RIGHT OF WAY LINE OF HIGHWAY I-15 OFF RAMP, AND THE FOLLOWING 3 CALLS BEING ALONG SAID RIGHT OF WAY LINE: 1) NORTH 69°22’05” WEST 38.65 FEET; 2) THENCE SOUTH 64°31’57” WEST 301.82 FEET TO A NON-TANGENT POINT ON A 2804.79 FOOT RADIUS CURVE TO THE LEFT (CENTER BEARS SOUTH 25°40’09” EAST AND HAS A CENTRAL ANGLE OF 07°30’27”); 3) THENCE SOUTHWESTERLY ALONG THE ARC OF SAID CURVE 367.51 FEET; THENCE SOUTH 00°21’00” WEST 374.94 FEET; THENCE SOUTH 89°33’00” EAST 125.00 FEET; THENCE SOUTH 00°21’00” WEST 170.00 FEET TO THE NORTH LINE OF 900 NORTH STREET; THENCE SOUTH 89°33’00” EAST 502.35 FEET ALONG SAID NORTH LINE TO THE POINT OF BEGINNING.

EXCEPTING THEREFROM THE FOLLOWING DESCRIBED PARCELS 1A, 1B AND 1C:

1A:

BEGINNING AT THE INTERSECTION OF THE WEST LINE OF MAIN STREET AND THE NORTH LINE OF 1000 NORTH STREET, SPANISH FORK, UTAH COUNTY, UTAH, WHICH POINT IS NORTH 00°18’26” EAST 262.38 FEET AND NORTH 89°30’00” WEST 54.24 FEET FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE SOUTH 00°18’26” WEST 56.00 FEET ALONG SAID MAIN STREET; THENCE NORTH 89°39’00” WEST 223.99 FEET TO A POINT ON A 15 FOOT RADIUS CURVE TO THE LEFT (CENTER BEARS SOUTH 00°21’00” WEST AND HAS A CENTRAL ANGLE OF 90°00’00”); THENCE ALONG THE ARC OF SAID CURVE 23.56 FEET; THENCE SOUTH 00°21’00” WEST 476.50 FEET TO THE NORTH BOUNDARY OF 900 NORTH STREET; THENCE NORTH 89°33’00” WEST 56.00 FEET ALONG SAID NORTH BOUNDARY; THENCE NORTH 00°21’00” EAST 547.41 FEET; THENCE SOUTH 89°39’00” EAST 294.94 FEET TO THE POINT OF BEGINNING.

1B:

BEGINNING AT A POINT WHICH IS NORTH 00°18’26” EAST 262.38 FEET AND NORTH 89°39’00” WEST 54.24 FEET FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE NORTH 89°39’00” WEST 626.40 FEET, MORE OR LESS, TO THE SOUTHERLY RIGHT OF WAY LINE OF THE I-15 OFF RAMP AND THE FOLLOWING 3 CALLS BEING ON SAID RIGHT OF WAY LINE, SAID POINT ALSO BEING ON A 2804.79 FOOT RADIUS CURVE TO THE RIGHT (CENTER BEARS SOUTH 32°56’46” EAST AND HAS A CENTRAL ANGLE OF 07°28’43”); 1) THENCE ALONG THE ARC OF SAID CURVE 366.10 FEET; 2) THENCE NORTH 64°31’57” EAST 301.82 FEET; 3) THENCE SOUTH 69°22’05” WEST 38.65 FEET TO THE WEST LINE OF MAIN STREET, A DEDICATED ROAD; THENCE SOUTH 00°18’26” WEST 298.51 FEET ALONG SAID WEST LINE TO THE POINT OF BEGINNING.

1C:

COMMENCING AT A POINT LOCATED NORTH 00°28’26” WEST ALONG THE SECTION LINE 184.04 FEET AND WEST 58.52 FEET FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN; THENCE SOUTH 00°22’11” WEST 232.00 FEET; THENCE NORTH 88°34’29” WEST 96.01 FEET; THENCE NORTH 00°22’11” EAST 232.00 FEET; THENCE SOUTH 88°34’29” EAST 96.01 FEET TO THE POINT OF BEGINNING.

PARCEL 2 (EASEMENT):

A NON-EXCLUSIVE ACCESS EASEMENT FOR REASONABLE INGRESS AND EGRESS TO AND FROM THE ABOVE PROPERTY TO AND FROM 1000 NORTH STREET OVER THE FOLLOWING DESCRIBED PROPERTY:

BEGINNING AT A POINT WHICH IS NORTH 00°18’26” EAST 262.38 FEET AND NORTH 89°39’00” WEST 54.24 FEET FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE NORTH 89°39’00” WEST 160.00 FEET; THENCE NORTH 00°18’26” EAST 252.06 FEET TO THE SOUTHERLY RIGHT OF WAY LINE OF THE I-15 OFF RAMP AND THE FOLLOWING 2 CALLS BEING ON SAID RIGHT OF WAY; 1) THENCE NORTH 64°31’57” EAST 137.43 FEET; 2) THENCE SOUTH 69°22’05” EAST 38.65 FEET TO THE WEST LINE OF MAIN STREET, A DEDICATED ROAD; THENCE SOUTH 00°18’26” WEST 298.51 FEET ALONG SAID WEST LINE TO THE POINT OF BEGINNING.

PARCEL 3 (EASEMENT):

NON-EXCLUSIVE EASEMENTS OVER AND ACROSS THE FOLLOWING DESCRIBED PROPERTIES, WHICH EASEMENTS ARE TO BE USED FOR UNDERGROUND UTILITIES INCLUDING, BUT NOT LIMITED TO POWER LINES AND NATURAL GAS LINES:

3A:

BEGINNING AT A POINT ON THE NORTH LINE OF 900 NORTH STREET, SPANISH FORK, UTAH MEASURED 281.27 FEET SOUTH (DEEDED 278.50 FEET SOUTH) AND MEASURED 558.11 FEET WEST (DEEDED 558.09 FEET WEST) FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN; THENCE NORTH 89°33’00” WEST 115.00 FEET ALONG THE NORTH LINE OF SAID 900 NORTH STREET TO THE TRUE POINT OF BEGINNING; THENCE NORTH 89°33’00” WEST 10 FEET ALONG THE NORTH LINE OF SAID 900 NORTH STREET; THENCE NORTH 00°21’00” EAST 170 FEET; THENCE SOUTH 89°33’00” EAST 10 FEET; THENCE SOUTH 00°21’00” WEST 170 FEET TO THE POINT OF BEGINNING.

3B:

BEGINNING AT A POINT WHICH IS NORTH 00°18’26” EAST 262.38 FEET AND NORTH 89°39’00” WEST 680.64 FEET FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE SOUTH 00°21’00” WEST 374.94 FEET TO THE NORTH LINE OF EASEMENT 3A ABOVE; THENCE SOUTH 89°33’00” EAST 10 FEET ALONG SAID NORTH LINE; THENCE NORTH 00°21’00” EAST 374.95 FEET; THENCE NORTH 89°39’00” WEST 10 FEET TO THE POINT OF BEGINNING.

3C:

BEGINNING AT A POINT WHICH IS NORTH 00°18’26” EAST 262.38 FEET AND NORTH 89°39’00” WEST 214.24 FEET FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE NORTH 89°39’00” WEST 466.40 FEET, MORE OR LESS, TO THE SOUTHERLY RIGHT OF WAY LINE OF THE I-I5 OFF RAMP, SAID POINT ALSO BEING ON A 2804.79 FOOT RADIUS CURVE TO THE RIGHT (CENTER BEARS SOUTH 32°56’46” EAST AND HAS A CENTRAL ANGLE OF 0°22’26”); THENCE 18.31 FEET ALONG THE ARC OF SAID CURVE AND SAID SOUTHERLY RIGHT OF WAY TO A POINT 10 FEET NORTH PERPENDICULAR FROM THE SOUTH LINE AS DESCRIBED ABOVE; THENCE SOUTH 89°39’00” EAST 451.06 FEET TO THE EAST BOUNDARY LINE OF JB’S PRESENT PROPERTY LINE; THENCE SOUTH 00°18’26” WEST 10 FEET TO THE POINT OF BEGINNING.

PARCEL 4 (EASEMENT):

RIGHTS OF INGRESS AND EGRESS ESTABLISHED BY CROSS-EASEMENT AGREEMENT BETWEEN SHOPKO STORES, INC. AND HARMAN MANAGEMENT CORPORATION, RECORDED MAY 1,1991 AS ENTRY NO. 16179 IN BOOK 2786 AT PAGE 800 OF OFFICIAL RECORDS:

BEGINNING AT A POINT ON THE NORTH LINE OF 900 NORTH STREET, SPANISH FORK, UTAH, MEASURED 261.27 FEET SOUTH (DEEDED 276.50 FEET SOUTH) AND MEASURED 558.11 FEET WEST (DEEDED 558.09) FEET WEST) FROM THE EAST QUARTER CORNER OF SECTION 13, TOWNSHIP 8 SOUTH, RANGE 2 EAST, SALT LAKE BASE AND MERIDIAN, AND RUNNING THENCE NORTH 89°33’00” WEST 125.00 FEET ALONG SAID 900 NORTH STREET; THENCE NORTH 00°21’00” EAST 170.00 FEET; THENCE SOUTH 89°33’00” EAST 125.00 FEET; THENCE SOUTH 00°21’00” WEST 170.00 FEET TO THE POINT OF BEGINNING. NOTE: BEARINGS ROTATED 00°02’00” CCW FROM DEED BEARINGS TO MATCH THE NORTH LINE OF 900 NORTH STREET. BEGINNING DISTANCES MEASURED TO MATCH THE NORTH LINE OF 900 NORTH STREET.

PARCEL 5:

NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS AFFECTING LAND DATED JUNE 26, 2003 BY AND BETWEEN SHOPKO STORES, INC., A WISCONSIN CORPORATION AND JALS #5, LLC, A UTAH LIMITED LIABILITY COMPANY RECORDED JUNE 30, 2003 AS ENTRY NO. 97899:2003 OF OFFICIAL RECORDS.

TAX I.D. (24-049-0044)

TAX I.D. (24-049-0066)

LEGAL DESCRIPTION

A portion of the Northwest Quarter of Section 8, Township 5 North, Range 1 West, Salt Lake Base and Meridian:

Beginning at the Northeast Corner of the Northwest Quarter of said Section 8 and running thence South 00°28’ West 104.97 feet to a point on a 175 foot radius curve to the right (center bears North 84°33’00” West and has a central angle of 28°48’00”); thence along the arc of said curve 87.96 feet; thence South 34°15’00” West 425.03 feet to the true point of beginning of this parcel and running thence South 34°15’00” West 609.38 feet; thence North 52°46’00” West 164.96 feet; thence South 37°43’00” West 197.48 feet to a point of the Northerly line of Washington Terrace Road as described in Book 160 at Page 517 of the Official Records of Weber County, said point also being a point on a 345 foot radius curve to the left (center bears South 50°38’20” West and has a central angle of 10°14’50”); thence Northwesterly along the arc of said curve and said road 61.70 feet; thence North 37°42’00” East 110.98 feet; thence North 48°41’00” West 80.86 feet; thence North 39°55’00” East 272.21 feet; thence North 51°27’52” West 14.76 feet to a fence corner; thence along said fence North 51°27’52” West 367.09 feet; thence North 38°02’43” East 19.05 feet; thence North 51°59’43” West 198.76 feet to the Easterly line of Riverdale Road; thence North 38°21’00” East 402.99 feet along said Easterly line; thence South 51°48’01” East 493.55 feet; thence South 38°21’00” West 10.72 feet; thence South 51°48’01” East along a building line 342.00 feet to the place of beginning.

Together with non-exclusive easement rights created Cross-Easement Agreement dated April 1, 1990 by and between ShopKo Stores, Inc. dba UvalKo ShopKo Stores, Inc. (ShopKo), F.C. Stangl, III, dba F.C. Stangl Construction Company (Developer), Alan Canter, an individual (Canter) and Toys “R” Us, Inc. (Toys) and May 1, 1990 recorded 1107699 in Book 1579 at Page 2298 of Official Records.

TAX I.D. (06-029-0027)

LEGAL DESCRIPTION

Beginning at a point on the West right of way of 1300 East and the South right of way line of Stringham Avenue, said point is South 89°56’22” West 30.273 feet and South 00°11’46” West 33.00 feet from a monument in the intersection of Stringham Avenue and 1300 East Street; thence South 89°56’22” West 136.50 feet to the Northwest Corner of Lot 43, Block 4, Union Heights; thence South 00°12’04” West 315.345 feet; thence South 79°06’15” West 37.669 feet; thence South 79°06’15” West 62.488 feet; thence South 75°32’34” West 124.634 feet; thence South 89°56’42” West 629.538 feet; to the East line of Highland Drive; thence North 20°05’15” West 80.894 feet along said East line; thence North 89°56’42” East 100.601 feet to the Southeast Corner of Lot 1, of said Block 4; thence North 00°12’04” East 71.527 feet; thence North 89°56’37” East 8.00 feet; thence North 00°12’04” East 73.029 feet; thence North 89°56’32” East 1.85 feet; thence North 00°12’04” East 8.00 feet; thence North 00°09’17” East 136.549 feet to the Northwest Corner of Lot 12, of said Block 4; thence North 00°03’38” West 33.00 feet; thence South 89°56’22” West 24.354 feet; thence North 00°03’38” West 36.140 feet to a point on the West line of Lot 90, Block 5, Union Heights; thence North 89°51’54” East 362.600 feet; thence North 00°08’06” West 149.029 feet; thence North 89°59’17” East 354.275 feet; thence South 00°11’46” West 178.914 feet; thence North 89°59’17” East 211.997 feet to the West right of way line of 1300 East Street; thence along said right of way line South 00°11’46” West 39.245 feet to the point of beginning.

Also, known as Parcel 4, SUGARHOUSE CENTER, according to the Official Plat thereof, on file and of record in the Office of the Salt Lake County Recorder.

Together with rights under the following four easement documents:

1. A Cross-Easement Agreement executed July 13, 1990 being recorded August 9, 1990 as Entry No. 4951043 in Book 6243 at Page 1178 of Official Records, First Amendment to Cross-Easement Agreement being recorded May 24, 1991 as Entry No. 5071522 in Book 6319 at Page 1015 of Official Records.

2. Easement Deed executed April 10, 1990 being recorded August 9, 1990 as Entry No. 4951044 in Book 6243 at Page 1234 of Official Records.

3. Easement Deed executed May 21, 1990 being recorded August 9, 1990 as Entry No. 4951045 in Book 6243 at Page 1238 of Official Records.

4. Easement Deed executed May 8, 1990 being recorded August 9, 1990 as Entry No. 4951046 in Book 6243 at Page 1242 of Official Records.

TAX I.D. (16-20-276-037-0000)

LEGAL DESCRIPTION

Lot 1A-1 of the ShopKo Minor Subdivision in the City of Helena, Lewis and Clark County, Montana, as shown on the Final Plat filed under Doc. No. 3042910.

Together with non-exclusive easement rights created by Declaration of Restrictions and Grant of Easements recorded in M Book 15 of Records, page 3109 and amendments recorded in M Book 16 of Records, page 6682, in M Book 19 of Records, page 3276, and in M Book 29 of Records, page 4036.

Tax I.D.: 1888-17-3-01-01-0000

LEGAL DESCRIPTION

The land referred to is situated in the State of Minnesota, County of St. Louis and described as follows:

That part of Lot 7, Block 1 of the recorded subdivision of Watson Centers Subdivision, Saint Louis County, Minnesota, described as follows:

Beginning at the northeast corner of the SW1/4-NW1/4 of Section 20, Township 50 North, Range 14 West being the northwest corner of Lot 8, Block 1 of said Watson Centers Subdivision; thence South 00 degrees 41 minutes 30 seconds East, along the east line of said Lot 7 a distance of 330.97 feet to the southeast corner of said Lot 7; thence South 89 degrees 16 minutes 30 seconds West, along the south line of said Lot 7 a distance of 73.81 feet to an angle point in the boundary of said Lot 7; thence North 09 degrees 37 minutes 44 seconds East, continuing along the boundary line of said Lot 7 a distance of 103.23 feet to an angle point in said boundary; thence North 80 degrees 31 minutes 43 seconds West, continuing along the boundary line of said Lot 7 a distance of 28.66 feet; thence North 00 degrees 36 minutes 59 seconds West a distance of 166.32 feet; thence South 89 degrees 13 minutes 02 seconds West a distance of 152.91 feet; thence South 00 degrees 36 minutes 59 seconds East a distance of 148.43 feet to the south line of said Lot 7; thence South 89 degrees 13 minutes 02 seconds West, along said south line a distance of 49.44 feet to an angle point in said south line; thence North 60 degrees 32 minutes 29 seconds West, along the southwesterly line of said Lot 7 a distance of 335.14 feet to an angle point in said southwesterly boundary; thence North 00 degrees 46 minutes 58 seconds West, along the west line of said Lot 7 a distance of 259.01 feet to an angle point in said west line; thence North 89 degrees 13 minutes 02 seconds East, continuing along the boundary of said Lot 7 a distance of 31.50 feet to an angle point in said boundary line; thence North 34 degrees 55 minutes 09 seconds East, continuing along the boundary line of said Lot 7 a distance of 71.82 feet to an angle point in said boundary line; thence North 89 degrees 13 minutes 02 seconds East, continuing along the boundary line of said Lot 7 a distance of 61.46 feet to an angle point in said boundary line; thence North 00 degrees 46 minutes 58 seconds West, continuing along the boundary line of said Lot 7 a distance of 182.68 feet to an angle point in said boundary line; thence South 89 degrees 13 minutes 02 seconds West, continuing along the boundary line of said Lot 7 a distance of 88.12 feet to an angle point in said boundary line; thence North 00 degrees 46 minutes 58 seconds West, continuing along the boundary line of said Lot 7 a distance of 193.86 feet to the northwest corner of said Lot 7; thence North 89 degrees 15 minutes 02 seconds East, along the north line of said Lot 7 a distance of 530.07 feet to the northeast corner of said Lot 7; thence South 00 degrees 41 minutes 07 seconds East, along the east line of said Lot 7 a distance of 655.98 feet to the point of beginning.

Together with non-exclusive easements created by Covenants, Restrictions and Reciprocal Easement Agreement dated September 24, 1992, recorded October 9, 1992, as Document No. 555104 and Amendment dated November 20, 1992, recorded February 9, 1993, as Document No. 560365.

Tax Parcel No: Part of 010-4445-00071

LEGAL DESCRIPTION

Lot 2 of Certified Survey Map recorded in Volume 13 on pages 258 and 259, being part of Lot 1 of the certified survey map recorded in Volume 10 on page 234, being located in a part of the Northeast 1/4 of the Southwest 1/4, the Southeast 1/4 of the Southwest 1/4 and the Northwest 1/4 of the Southeast 1/4 all in Section 21, Township 15 North, Range 23 East, in the City of Sheboygan, Sheboygan County, Wisconsin.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN CROSS-EASEMENT AND DECLARATION OF RESTRICTIVE COVENANTS RECORDED IN VOLUME 1250, PAGE 485 AS DOCUMENT NO. 1359227; AS AMENDED IN VOLUME 1486, PAGE 150 AS DOCUMENT NO. 1468835.

Tax I.D. No.:  59281-215104

LEGAL DESCRIPTION

LOT 3 OF THE REPLAT OF LOT C OF LOWELL PARK PLAZA SUBDIVISION LOCATED IN THE SOUTHEAST QUARTER (SE 1/4) OF SECTION THIRTY (30) TOWNSHIP TWENTY-TWO (22) NORTH, RANGE 9 EAST OF THE FOURTH PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED IN BOOK J OF PLATS, PAGE 91, AS DOCUMENT 519364, IN LEE COUNTY, ILLINOIS.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY DECLARATION OF EASEMENTS, RESTRICTIONS AND OPERATING AGREEMENT MADE BY AND BETWEEN SHOPKO STORES, INC., AND EAGLE FOOD CENTERS, INC., DATED APRIL 6, 1993 AND RECORDED APRIL 6, 1993 IN BOOK 9304, PAGE 583 AS DOCUMENT 519403.

TAX PARCEL NUMBER: 07-02-30-427-013

LEGAL DESCRIPTION

Lot 1 of Certified Survey Map No. 1487 recorded in Volume 4 of Certified Survey Maps of Green County on pages 468 and 469, being part of the Southeast 1/4 of the Northeast 1/4 of Section 33, in Township 2 North, Range 7 East of the Fourth Principal Meridian, in the City of Monroe, Green County, Wisconsin, Excepting that portion conveyed by deed recorded as Document No. 407637 and further described as a portion of Lot 1 of Certified Survey Map No. 1487, recorded in Volume 4 of Certified Survey Maps of Green County on pages 468 and 469, being part of the Southeast 1/4 of the Northeast 1/4 of Section 33, in Township 2 North, Range 7 East of the Fourth Principal Meridian, in the City of Monroe, Green County, Wisconsin, described as follows:
Commencing at the Northeast corner of Lot 2 of Certified Survey Map No. 1487, thence South 89 degrees 47 minutes 25 seconds West, 231.00 feet, thence North 0 degrees 00 minutes 0 seconds East, 16.5 feet, thence North 89 degrees 47 minutes 25 seconds East, 231.00 feet, thence South 0 degrees 00 minutes 00 seconds West 16.5 feet to the point of beginning.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS AFFECTING LAND RECORDED IN VOLUME 560, PAGE 154, AS DOCUMENT NO. 375898; AS AMENDED IN VOLUME 644, PAGE 874, AS DOCUMENT NO. 407638.

TOGETHER WITH DRAINAGE DITCH, SANITARY AND STORM SEWER EASEMENTS RECORDED IN VOLUME 474, PAGE 389, AS DOCUMENT NO. 341580.

Tax I.D.:  23-251-3900-0000

LEGAL DESCRIPTION

The land referred to is situated in the County of Houghton, City of Houghton, State of Michigan, is described as follows:

Parcel A
A parcel of land in the Southwest 1/4 of Section 35, Town 55 North, Range 34 West, Houghton County, Michigan, commencing at the Southwest corner of Section 35, Town 55 North, Range 34 West; thence North 89 degrees 58 minutes 35 seconds East 841.28 feet along the South section line to a point on the East boundary of the recorded Plat of OAK GROVES ESTATES; thence North 14 degrees 44 minutes 06 seconds East 420.38 feet to the Northeast corner of Outlot A of said plat and point of beginning; thence North 89 degrees 54 minutes 21 seconds 599.69 feet along the North line of Outlot A of said plat; thence North 00 degrees 00 minutes 37 seconds East, 414.92 feet along the East line of Lots 16, 15 and 14 of said plat; thence North 85 degrees 38 minutes 31 seconds East, 642.63 feet along the South lines of Lots 12 through 8 of said plat; thence South 00 degrees 00 minutes 16 seconds East, 120.20 feet; thence South 89 degrees 58 minutes 13 seconds East, 134.45 feet; thence due South, 394.09 feet; thence South 75 degrees 04 minutes 09 seconds West 209.98 feet; thence North 14 degrees 44 minutes 06 seconds East, 107.25 feet to the point of beginning.

Excepting therefrom Parcels 1 and 2 described as follows:
Parcel 1
A parcel of land in the Southwest 1/4 of Section 35, Town 55 North, Range 34 West, Houghton County, Michigan, commencing at the Southwest corner of Section 35, Town 55 North, Range 34 West; thence North 89 degrees 58 minutes 35 seconds East 841.28 feet along the South section line to a point on the East boundary of the recorded plat of OAK GROVES ESTATES; thence North 14 degrees 44 minutes 06 seconds East, 420.38 feet to the Northeast corner of Outlot “A: of said Plat; thence North 164.49 feet to the Point of beginning thence North 160.00 feet; thence East 145.61 feet; thence South 160.00 feet; thence West, 145.61 feet to the Point of Beginning.

Parcel 2
A parcel of land in the Southwest 1/4 of Section 35, Town 55 North, Range 34 West, Houghton County, Michigan, commencing at the Southwest corner of Section 35, Town 55 North, Range 34 West; thence North 89 degrees 58 minutes 35 seconds East, 841.28 feet along the South section line to a point on the East boundary of the recorded Plat of OAK GROVES ESTATES; thence North 14 degrees 44 minutes 06 seconds East 313.13 feet to the Point of beginning; thence North 14 degrees 44 minutes 06 seconds East, 107.25 feet to the Northeast corner of Outlot “A; thence North 77.39 feet; thence East 145.61 feet; thence South 135.00 feet; thence South 75 degrees 04 minutes 09 seconds West 178.93 feet to the Point of Beginning.

Parcel B
A parcel of land in the Southwest 1/4 of Section 35, Town 55 North, Range 34 West, Houghton County, Michigan, commencing at the Southwest corner of Section 35, Town 55 North, Range 34 West; thence North 89 degrees 58 minutes 35 seconds East 841.28 feet along the South section line to a point on the East boundary of the recorded Plat of OAK GROVES ESTATES; thence North 14 degrees 44 minutes 06 seconds East 313.13 feet to the Southeast corner and point of beginning of Parcel B, being a part of Outlot A of said plat; thence 56.88 feet along a curve with a radius of 218.28 feet to the right having a chord bearing of South 82 degrees 32 minutes 05 seconds East 56.72 feet; thence West 78.96 feet; thence North 50.22 feet; thence West 327.00 feet; thence North 61.68 feet; thence South 89 degrees 54 minutes 21 seconds East 489.48 feet along the North line of Outlot A of said plat; thence South 14 degrees 44 minutes 06 seconds West 107.25 feet along the East line of Outlot A of said plat to the point of beginning.

Together with Non Exclusive Easement as created, limited and defined in Cross Easement Agreement recorded in Liber 93 of Miscellaneous Records, page 489.

Tax Item No. 052-185-005-20

LEGAL DESCRIPTION

LOT 3 IN THE FINAL PLAT OF SHOPKO SUBDIVISION, BEING A SUBDIVISION OF PART OF THE SOUTHWEST 1/4 OF SECTION 6, TOWNSHIP 26 NORTH, RANGE 8, EAST OF THE FOURTH PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 23, 2005, AS DOCUMENT 70062, SITUATED IN THE CITY OF FREEPORT, STEPHENSON COUNTY, ILLINOIS.

TAX PARCEL NUMBERS: 04-19-06-300-083 & 18-19-06-300-079

LEGAL DESCRIPTION

Lot 2 of Pine Tree Plaza, as recorded in Cabinet “C”, Slide 57, being a part of the Southeast 1/4 and Southwest 1/4 of the Southeast 1/4 of Section 17 and part of the Northeast 1/4 and Northwest 1/4 of the Northeast 1/4 of Section 20, in Township 2 North, Range 16 East, in the City of Delavan, Walworth County, Wisconsin.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN AMENDED AND RESTATED DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS AFFECTING LAND, RECORDED IN VOLUME 635, PAGE 2615, AS DOCUMENT NO. 307058.

Tax I.D.:  XPIN 00002

LEGAL DESCRIPTION

That portion of Government Lots 4 and 5 lying within the fractional Northwest quarter of Section 3, Township 24 North, Range 43 East, W.M. in the City of Spokane County, Washington, lying Easterly of Regal Road C.P.H. 52 and the Palouse Highway S.R.P. No. 16, being more particularly described as follows:

Beginning at a point on the West line of said Government Lot 5, 796.00 feet, North 01°09’46” East of the Southwest corner of said Lot 5;

Thence South 88°50’14” East, 495.00 feet to the true point of beginning;

Thence North 01°09’46” East, 16.50 feet;

Thence North 88°50’14” West, 187.00 feet to the point of intersection of the centerline of the Palouse Highway S.R.P. No. 16 (Vacated);

Thence North 48°12’32” West along said centerline 23.39 feet to the point of beginning of a curve to the right the radius of which bears North 41°47’28” East, 1146.00 feet;

Thence along said centerline and curve to the right, through central angle of 23°45’02”, an arc distance of 475.05 feet to the Easterly right of way line of Regal Street;

Thence North 08°53’14” West along said right of way line, 47.14 feet;

Thence South 89°05’20” East, 214.67 feet;

Thence North 00°00’29” West, 86.16 feet;

Thence North 26°37’23” East, 22.38 feet;

Thence North 00°00’ West, 118.79 feet to a point on the Southerly right of way line of 44th Avenue, said point being on a curve to the right the radius of which bears South 06°54’08” East, a distance of 720.00 feet

Thence along said right of way line and curve to the right, through a central angle of 6°53’39”, an arc distance of 86.63 feet to a point of tangency;

Thence North 89°59’31” East, along said right of way line, 681.84 feet;

Thence South 00°51’16” West, 699.33 feet;

Thence North 89°50’14” West, 491.78 feet, to the true point of beginning.

Together with non-exclusive easement rights created by Declaration of Cross-Access Easement recorded February 5, 2004 as document no. 5031129.

Tax I.D.: 34032-9138

LEGAL DESCRIPTION

Lot 2, certified survey map, recorded in Volume 10 of certified survey maps, page 2728, Document No. 512575, being a part of the Northwest 1/4 of the Southeast 1/4; the Southwest 1/4 of the Southeast 1/4 and the Southeast 1/4 of the Southeast 1/4 of Section 25, Township 28 North, Range 19 West, City of River Falls, St. Croix County, Wisconsin.

TOGETHER WITH THE NON-EXCLUSIVE EASEMENTS CREATED BY THAT CERTAIN COVENANTS AND RESTRICTIONS AFFECTING LAND AND DECLARATION OF CROSS-EASEMENTS, RECORDED IN VOLUME 1066, PAGE 106, DOCUMENT NO. 513357; AS AMENDED IN VOLUME 1361, PAGE 489, DOCUMENT NO. 588133 AND IN VOLUME 2587, PAGE 20, DOCUMENT NO. 764596.

TAX.I.D.:  276-1040-30-230

LEGAL DESCRIPTION

Parcel 1:

Lot 4 in Barron County Certified Survey Map No. 5273, Volume 36, Page 96 recorded on February 9, 2006 by the Register of Deeds, Barron County, Wisconsin, being a part of Barron County Certified Survey Map No. 3273, Volume 23, Page 53, located in part of the Northwest Quarter of the Southwest Quarter (NW-SW) of Section 33, Township 35 North, Range 11 West (T35N-R11W), City of Rice Lake, Barron County, Wisconsin, as more particularly described as follows:

Commencing at the West quarter corner of said Section 33; thence S 80°15’45” E, 493.47 feet to the Northeast corner of Lot 1 of C.S.M. V.31 P.29, and the point of beginning (P.O.B.) of said parcel; thence along the south right-of-way of C.T.H. O along the arc of a curve deflecting to the left (northerly) that has a radius of 11,559.16 feet and a chord of 278.28 feet that bears N 88°07’36” E, 278.28 feet; thence N 87°27’01” E and continuing along said right-of-way, 136.32 feet to the Northwest corner of parcel a of C.S.M. V.22 P.74; thence S 0°24’24” W along the west line of said parcel a, 259.83 feet; thence S 89°36’00” E along the south line of said parcel a, 120.00 feet to the Northwest corner of Lot 1 of C.S.M. V.32 P.32; thence S 0°03’44” W along the west line of said Lot 1, 381.02 feet to the northerly right-of-way of Pioneer Avenue; thence along said right-of-way along the arc of a curve deflecting to the left (southerly) that has a radius of 252.36 feet and a chord of 258.41 feet that bears S 46°24’01” W, 271.29 feet; thence S 88°59’05” W along the north right-of-way of college drive, 303.16 feet; thence continuing along said right-of-way along the arc of a curve deflecting to the right (northerly) that has a radius of 100.00 feet and a chord of 130.76 feet that bears N 50°11’14” W, 142.52 feet; thence N 9°21’32” W and continuing along said right-of-way, 541.98 feet to the Southwest corner of Lot 1 of said C.S.M. V. 31 P.29; thence N 88°58’51” E along the south line of said Lot 1, 147.94 feet to the Southeast corner of said Lot 1; thence N 0°20’46” W along the east line of said Lot 1, 188.98 feet to the P.O.B.

Said parcel contains 10.054 acres (437,934 S.F.), more or less; EXCEPTING THEREFROM Lots 1, 2 and 3 of Barron County Certified Survey Map No. 3273, Volume 23, Page 53, and after said exception, said Lot 4 contains 7.195 acres (313,420 square feet), more or less.

Parcel 2:

A non-exclusive 45-foot wide access easement for ingress and egress, in favor of Parcel 1, over Lot 1 of Certified Survey Map 32-32, Map No. 4589, a part of the Northwest 1/4 of the Southwest 1/4 of Section 33, Township 35 North, Range 11 West, in the City of Rice Lake, Barron County, Wisconsin.

Parcel 3:

Together with the non-exclusive easements created by that certain Declaration of Cross Easements and Covenants and Restrictions Affecting Land, recorded in Volume 910, Page 456; as amended in Volume 910, page 481 and Volume 981, page 322.

Tax I.D.:  276-8001-55-000

LEGAL DESCRIPTION

LOT 1 AS DESIGNATED UPON THE PLAT OF BIG THUNDER BEING PART OF THE SOUTHWEST QUARTER OF SECTION 23, TOWNSHIP 44 NORTH, RANGE 3, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED OCTOBER 6, 1994 AS DOCUMENT NUMBER 94-7489, ENVELOPE 142-B, IN THE RECORDER’S OFFICE OF BOONE COUNTY, ILLINOIS.

TOGETHER WITH NON-EXCLUSIVE EASEMENTS AS CREATED BY DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS AFFECTING THE LAND MADE BY SHOPKO STORES, INC., BIG THUNDER DEVELOPMENT CO., INC., AND JOHN T. WOLF, AS TRUSTEE UNDER TRUST AGREEMENT DATED MAY 29, 1992 AND KNOWN AS JOHN T. WOLF DECLARATION OF TRUST; DATED MARCH 31, 1995 AND RECORDED MARCH 31, 1995 AS DOCUMENT 95-1623.

Tax Parcel Number: 05-23-303-003

LEGAL DESCRIPTION

Lot C, ShopKo Subdivision, according to the plat thereof, recorded under Auditor’s File No. 583629, records of Whitman County, Washington.

Lot 1 of Shopko Short Plat No. 1, according to plat thereof recorded under Auditor’s File No. 667163, records of Whitman County, Washington.

Together with non-exclusive easement rights created by Slope Easement Agreement executed by and between ShopKo Stores, Inc., a Minnesota Corporation and William M. Chipman and Carol G. Chipman, recorded May 3, 1995 as document no. 576809.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded January 31, 2006 as document no. 669168.

TAX I.D.:  1-1317-99-00-01-0000

LEGAL DESCRIPTION

TRACT I:

A PART OF THE EAST HALF OF LOTS ONE (1) AND TWO (2) OF I. O. WOODRUFF’S SUBDIVISION OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION SIX (6), IN TOWNSHIP TWO (2) SOUTH OF THE BASE LINE AND IN RANGE EIGHT (8) WEST OF THE FOURTH PRINCIPAL MERIDIAN, ADAMS COUNTY, ILLINOIS, BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS, TO-WIT:  COMMENCING AT A POINT ON THE SOUTH LINE OF BROADWAY, SAID POINT BEING FORTY-TWO AND FORTY-NINE HUNDREDTHS (42.49) FEET WEST OF THE WEST LINE OF THE EAST THREE (3) ACRES OF LOTS ONE (1) AND TWO (2) OF SAID I. O. WOODRUFF’S SUBDIVISION AND SIXTY-SIX (66) FEET SOUTH OF THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION SIX (6), THENCE SOUTH 00º 14’ WEST PERPENDICULAR TO SAID SOUTH LINE OF BROADWAY ONE HUNDRED SEVENTY-FIVE (175) FEET, THENCE SOUTH 89º 46’ EAST PARALLEL WITH SAID SOUTH LINE OF BROADWAY TWO HUNDRED TWENTY-SEVEN (227) FEET TO A POINT ON THE WEST LINE OF 33RD STREET, THENCE SOUTH 01º 20’ 04” WEST ALONG SAID WEST LINE ONE HUNDRED SEVENTY-ONE AND EIGHTY-TWO HUNDREDTHS (171.82) FEET, THENCE NORTH 88º 39’ 56” WEST ALONG SAID WEST LINE TEN (10) FEET, THENCE SOUTH 01º 20’ 04” WEST ALONG TWO HUNDRED EIGHTY-SIX AND SEVEN HUNDREDTHS (286.07) FEET TO A POINT ON THE SOUTH LINE OF SAID LOT TWO (2), SAID POINT BEING FORTY-TWO AND SIXTY-THREE HUNDREDTHS (42.63) FEET FROM THE SOUTHEAST CORNER OF SAID LOT TWO (2), THENCE NORTH 89º 41’ 32” WEST ALONG THE SOUTH LINE OF SAID LOT TWO (2) A DISTANCE OF SIX HUNDRED THREE AND TWO HUNDREDTHS (603.02) FEET TO THE SOUTHWEST CORNER OF THE EAST HALF OF SAID LOTS ONE (1) AND TWO (2), THENCE NORTH 00º 23’ 24” EAST ALONG THE WEST LINE OF THE EAST HALF OF SAID LOTS ONE (1) AND TWO (2) A DISTANCE OF SIX HUNDRED TWENTY-ONE AND EIGHTY-THREE HUNDREDTHS (621.83) FEET TO A POINT ON THE SOUTH LINE OF BROADWAY, SAID POINT BEING SEVENTY-SIX (76) FEET SOUTH OF THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION SIX (6), THENCE SOUTH 89º 46’ EAST ALONG SAID SOUTH LINE ONE HUNDRED ONE AND FORTY-SEVEN HUNDREDTHS (101.47) FEET, THENCE NORTH 00º 14’ EAST ALONG SAID SOUTH LINE TEN (10) FEET, THENCE SOUTH 89º 46’ EAST ALONG SAID SOUTH LINE TWO HUNDRED NINETY-ONE AND SIXTY-FIVE HUNDREDTHS (291.65) FEET TO THE POINT OF BEGINNING, CONTAINING 7.965 ACRES, ALL AS SHOWN ON A PLAT OF SURVEY MADE BY KLINGNER AND ASSOCIATES, P.C. RECORDED IN BOOK 14 OF PLATS, AT PAGE 625, IN THE OFFICE OF THE ADAMS COUNTY RECORDER OF DEEDS TO WHICH PLAT REFERENCE IS MADE FOR GREATER CERTAINTY, SITUATED IN THE CITY OF QUINCY, COUNTY OF ADAMS AND STATE OF ILLINOIS.

TRACT II:

A PART OF THE EAST HALF OF LOTS 1 AND 2 OF I. O. WOODRUFF’S SUBDIVISION OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 6 IN TOWNSHIP 2 SOUTH OF THE BASE LINE AND IN RANGE 8 WEST OF THE FOURTH PRINCIPAL MERIDIAN, ADAMS COUNTY, ILLINOIS, BEING MORE PARTICULARLY BOUNDED AND DESCRIBED AS FOLLOWS, TO-WIT:

COMMENCING AT A POINT ON THE SOUTH LINE OF BROADWAY, SAID POINT BEING 42.49 FEET WEST OF WEST LINE OF THE EAST 3 ACRES OF LOTS 1 AND 2 OF SAID I. O. WOODRUFF’S SUBDIVISION AND 66 FEET SOUTH OF THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 6, THENCE SOUTH 89º 46’ EAST ALONG SAID SOUTH LINE 211.86 FEET TO A POINT 39.63 FEET FROM THE EAST LINE OF LOT 1 OF SAID I. O. WOODRUFF’S SUBDIVISION, THENCE SOUTH 43º 40’ 07” EAST 26.16 FEET TO A POINT ON THE WEST LINE OF 33RD STREET, THENCE SOUTH 01º 20’ 04” WEST ALONG SAID WEST LINE 156.18 FEET, THENCE NORTH 89º 46’ WEST PARALLEL WITH SAID SOUTH LINE OF BROADWAY 227 FEET, THENCE NORTH 00º 14’ EAST 175 FEET TO THE POINT OF BEGINNING, CONTAINING 0.915 ACES, ALL AS SHOWN ON A PLAT OF SURVEY MADE BY KLINGNER AND

ASSOCIATES, P.C. RECORDED IN BOOK 14 OF PLATS AT PAGE 625 IN THE OFFICE OF THE ADAMS COUNTY RECORDER OF DEEDS TO WHICH PLAT REFERENCE IS MADE FOR GREATER CERTAINTY.

EXCEPT A PART OF THE EAST HALF OF LOT 1 OF I. O. WOODRUF’S SUBDIVISION OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 6 IN TOWNSHIP 2 SOUTH OF THE BASE LINE AND IN RANGE 8 WEST OF THE FOURTH PRINCIPAL MERIDIAN, ADAMS COUNTY, ILLINOIS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT ON THE SOUTH LINE OF BROADWAY, SAID POINT BEING 13.97 FEET EAST OF WEST LINE OF THE EAST 3 ACRES OF LOTS 1 AND 2 OF SAID I. O. WOODRUFF’S SUBDIVISION AND 66 FEET SOUTH OF THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 6, THENCE SOUTH 89º 46’ EAST ALONG SAID SOUTH LINE OF BROADWAY 155.48 FEET TO A POINT 39.63 FEET FROM THE EAST LINE OF LOT 1 OF SAID I. O. WOODRUFF’S SUBDIVISION, THENCE SOUTH 43º 40’ 07” EAST 26.16 FEET TO A POINT ON THE WEST LINE OF 33RD STREET, THENCE RECORD SOUTH 01º 20’ 04” WEST ALONG SAID WEST LINE 261.20 FEET, MEASURED AS SOUTH 01º 22’ 29” WEST 261.20 FEET, THENCE NORTH 89º 46’ WEST PARALLEL WITH SAID SOUTH LINE OF BROADWAY 168.42 FEET, THENCE NORTH 00º 14’ EAST 280.00 FEET TO THE POINT OF BEGINNING, CONTAINING 1.097 ACRES, MORE OR LESS.

ALSO EXCEPT TRACT III BEING PART OF THE EAST HALF OF LOT 1 OF I. O. WOODRUFF’S SUBDIVISION OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 6, TOWNSHIP 2 SOUTH OF THE BASE LINE AND IN RANGE 8 WEST OF THE FOURTH PRINCIPAL MERIDIAN, ADAMS COUNTY, ILLINOIS, SAID TRACT III CONTAINING 0.505 ACRES, MORE OR LESS, AND AS SHOWN BY PLAT OF SURVEY DATED AUGUST 11, 2005, PREPARED BY KENNETH E. SCHRADER & ASSOCIATES, LTD., SURVEYORS AND ENGINEERS, AND RECORDED ON AUGUST 12, 2005 IN BOOK 705 ON PAGE 8731 AS DOCUMENT NUMBER 200508731 IN THE RECORDERS OFFICE OF ADAMS COUNTY, ILLINOIS.

TRACT III:  NON-EXCLUSIVE EASEMENT FOR THE BENEFIT OF TRACTS I AND II AS CREATED BY DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS RECORDED IN BOOK 14 OF RIGHT OF WAYS, AT PAGE 1956 DOCUMENT NO. 087804 FOR INGRESS, EGRESS, PARKING AND UTILITIES OVER THE FOLLOWING DESCRIBED REAL ESTATE, TO-WIT:

A PART OF THE EAST HALF OF LOT 1 OF I. O. WOODRUFF’S SUBDIVISION OF THE WEST HALF OF THE NORTHEAST QUARTER OF SECTION 6 IN TOWNSHIP 2 SOUTH OF THE BASE LINE AND IN RANGE 8 WEST OF THE FOURTH PRINCIPAL MERIDIAN, ADAMS COUNTY, ILLINOIS, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS.

BEGINNING AT A POINT ON THE SOUTH LINE OF BROADWAY, SAID POINT BEING 13.97 FEET EAST OF WEST LINE OF THE EAST 3 ACRES OF LOTS 1 AND 2 OF SAID I. O. WOODRUFF’S SUBDIVISION AND 66 FEET SOUTH OF THE NORTH LINE OF THE NORTHEAST QUARTER OF SAID SECTION 6, THENCE SOUTH 89º 46’ EAST ALONG SAID SOUTH LINE OF BROADWAY 155.48 FEET TO A POINT 39.63 FEET FROM THE EAST LINE OF LOT 1 OF SAID I. O. WOODRUFF’S SUBDIVISION, THENCE SOUTH 43º 40’ 07” EAST 26.16 FEET TO A POINT ON THE WEST LINE OF 33RD STREET, THENCE RECORD SOUTH 01º 20’ 04” WEST ALONG SAID WEST LINE 261.20 FEET, MEASURED AS SOUTH 01º 22’ 29” WEST 261.20 FEET, THENCE NORTH 89º 46’ WEST PARALLEL WITH SAID SOUTH LINE OF BROADWAY 168.42 FEET, THENCE NORTH 00º 14’ EAST 280.00 FEET TO THE POINT OF BEGINNING, CONTAINING 1.097 ACRES, MORE OR LESS, AS SHOWN ON PLAT OF SURVEY RECORDED IN BOOK 15 OF PLATS, AT PAGE 1181 TO WHICH REFERENCE IS MADE FOR GREATER CERTAINTY.

TAX PARCEL NUMBER: 23-3-3503-001-00

LEGAL DESCRIPTION

Being that part referred to as the “Remainder Tract” of SHOPKO PLAZA, a subdivision lying within the City of Jacksonville, Illinois, as per plat thereof, recorded in Plat Cabinet B, Slide 45, in the office of the Recorder of Morgan County, Illinois; said Remainder Tract is situated in Sections 24 and 25 in Township 15 North and Range 11 West of the Third Principal Meridian and being described as follows:

COMMENCING AT the southeast corner of the West Half of the Southeast Quarter of said Section 24, which is monumented by a 4-inch square stainless steel plate found flush; thence South 89 degrees 55 minutes 52 seconds West 839.10 feet to the southwest corner of W.H. Kurtz Subdivision, as recorded (sic) in Miscellaneous Book JJ, page 429 in said Recorder’s office; said southwest corner lies on the north boundary of West Morton Avenue (60 feet north of the centerline) and it is monumented by a 5/8-inch rebar set flush with a survey cap inscribed “D.L. Helms RLS 3322” (referred to as a rebar in the remainder of this description); thence, along the north boundary of said West Morton Avenue and the west boundary of said W.H. Kurtz Subdivision, North 00 degrees 10 minutes 52 seconds East 5.00 feet to a rebar set flush at the POINT OF BEGINNING of this description: thence, continue along the west boundary of said W.H. Kurtz Subdivision and a northerly projection thereof, North 00 degrees 10 minutes 52 seconds East 667.27 feet to a 1-inch iron pipe found flush at the southwest corner of Grandview Terrace Subdivision, as recorded in Plat Cabinet B, Slide 16 in said Recorder’s office; thence, along the west boundary of said Grandview Terrace Subdivision, North 00 degrees 08 minutes 01 second East 556.73 feet to a 1-inch iron pipe found flush at the southeast corner of Paul’s Hill Subdivision, as recorded in Plat Cabinet A, Slide 140 in said Recorder’s office; thence, along the south boundary of said Paul’s Hill Subdivision the following two (2) courses:  (1) North 89 degrees 48 minutes 56 seconds West 154.91 feet to a 1-inch iron pipe found buried 2 inches at the southeast corner of Lot 12 in said subdivision and (2) South 84 degrees 55 minutes 25 seconds West 465.08 feet to a rebar set flush at the southwest corner of Lot 15 in said subdivision; thence, continue along the south boundary of said subdivision and a westerly projection thereof, North 89 degrees 51 minutes 53 seconds West 170.00 feet to a 1-inch iron pipe found buried 2 inches at the northwest corner of the land described in deed to Penn-Daniels, Inc. in Document No. 429308 in said Recorder’s office; thence South 00 degrees 00 minutes 00 seconds West 542.02 feet to a 1-inch iron pipe found exposed 5 inches at the southwest corner of said Penn-Daniels land and the northwest corner of the land described in deed to Jack’s of Jacksonville, Inc. (now Penn-Daniels, Inc.) in Deed Drawer 3, Card 220 in said Recorder’s office; thence continue South 00 degrees 00 minutes 00 seconds West 673.94 feet to a ½-inch iron pipe found buried 4 inches at the southwest corner of said Jack’s of Jacksonville land and being on the north boundary of West Morton Avenue (60 feet from the centerline); thence, along said north boundary, North 88 degrees 00 minutes 50 seconds East 205.99 feet to a chiseled “+” in concrete; thence North 01 degree 59 minutes 10 seconds West 280.00 feet to a railroad spike set flush; thence North 88 degrees 00 minutes 50 seconds East 400.00 feet to a railroad spike set flush; thence South 01 degree 59 minutes 10 seconds East 260.00 feet to a rebar set flush on the north boundary of West Morton Avenue (80 feet north of the centerline); thence along said north boundary the following three (3) courses:  (1) North 88 degrees 00 minutes 50 seconds East 85.97 feet to a rebar set flush; (2) South 72 degrees 27 minutes 11 seconds East 44.86 feet to a rebar set flush and (3) North 88 degrees 00 minutes 50 seconds East 51.17 feet to the point of beginning and containing 19.438 acres, more or less. The bearing system of this description is based upon the west boundary of the land described in deed to Jack’s of Jacksonville, Inc. (now Penn-Daniels, Inc.) in Deed Drawer 3, Card 220 in said Recorder’s office being South 00 degrees 00 minutes 00 seconds West (South).

EXCEPTING THEREFROM (sic) Outlot 3 of SHOPKO PLAZA, a subdivision lying within the City of Jacksonville, Illinois, as per plat thereof, recorded in Plat Cabinet B, Slide 45, in the office of the Recorder of Morgan County, Illinois; said outlot is situated in Section 24 in Township 15 North and Range 11 West of the Third Principal Meridian.

After the above-described exception, the “Remainder Tract” contains 18.577 acres (809,214.12 square feet), more or less.

Tax Parcel Number:  08-24-404-052

LEGAL DESCRIPTION

Tract “A” being part of the Southwest Quarter of Section 20, Township 11 North, Range 2 West of the Fourth Principal Meridian, Warren County, Illinois, said Tract “A” containing 6.971 Acres, more or less, as shown by Plat of Survey dated August 3, 2005, prepared by Kenneth E. Schrader & Associates, Ltd., Surveyors and Engineers, recorded August 8, 2005 in Book 1104 on Page 262 (Plat Cabinet 3, Slide 72) and as Document Number 489627 in the Recorder’s Office of Warren County, Illinois.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 6, 2006 as Document Number 491598 in Book 1131 on Page 211 in the Recorder’s Office of Warren County, Illinois.

Tax Parcel Numbers: 09-044-025-00 & 09-044-025-01

LEGAL DESCRIPTION

Lot One (1), Plat of Ledgeview Commercial Park, a County Plat, in the Town of Ledgeview, Brown County, Wisconsin.

Together with non-exclusive easement rights created by Declaration of Cross-Easements and Covenants and Restrictions Affecting Land, dated January 27, 2006, and recorded February 6, 2006 as Document No. 2238930.

Tax Key No. Part of D-1544

LEGAL DESCRIPTION

Lot One (1), Volume 47 Certified Survey Maps, Page 176, Map No. 7004, said map being all of Lot 1, Volume 41 Certified Survey Maps, Page 334, Map No. 6283 and part of the Northeast 1/4 of the Northwest 1/4, Section Four (4), Township Twenty-four (24) North, Range Twenty (20) East, in the Village of Howard, Brown County, Wisconsin.

Tax Key No. VH-143-2

LEGAL DESCRIPTION

That part of the Southeast ¼ of the Southwest ¼ of Section 21, Township 11 North, Range 21 East, in the City of Port Washington, Ozaukee County, Wisconsin, bounded and described as follows:

Commencing at the intersection of the North line of Whitefish Road and the West line of North Wisconsin Street, running thence North 0 deg. 44’ East, 366.58 feet along the West line of Wisconsin Street, thence South 89 deg. 38’ West 356.63 feet to a point on the extension Northerly of the West line of North Benjamin Street, thence South 0 deg. 42’ West 364.23 feet along the extension Northerly of the West line of North Benjamin Street to its intersection with the North line of Whitefish Road, thence East 356.3 feet to the point of beginning, EXCEPTING AND EXCLUDING FROM the foregoing described land with the following:

Exception No. 1: The West 66 feet thereof.

Exception No. 2: Commencing at a point which is 226.58 feet North of the intersection of the North line of Whitefish Road and the West line of North Wisconsin Street, and from said point running thence North 0 deg. 44’ East 140 feet to a point; thence South 89 deg. 38’ West 135 feet to a point; thence due South 140 feet to a point; thence due East 135 feet to the place of beginning, being a part of the Southeast ¼ of the Southwest ¼ of Section 21, Town 11 North, Range 22 East.

THE ABOVE ALSO DESCRIBED AS:

That part of the Southeast ¼ of the Southwest ¼ of Section 21, Township 11 North, Range 22 East, in the City of Port Washington, Ozaukee County, Wisconsin, bounded and described as follows:

Beginning at the intersection of the North right of way line of Whitefish Road and the West right of way line of North Wisconsin Street; thence North 00 deg. 44’ 00” East 226.51 feet along said West right of way line of Wisconsin Street; thence South 89 deg. 38’ 00” West, 135.00 feet; thence North 00 deg. 44’ 00” East, 140.00 feet to the Southerly line of Volume 1, Certified Survey Maps, Page 505, Map #281; thence South 89 deg. 38’ 00” West, 154.98 feet along said Southerly line to the East right of way line of North Benjamin Street; thence South 00 deg. 42’ 00” West, 364.65 feet along said East right of way line to the North right of way line of Whitefish Road; thence South 90 deg. 00’ 00” East, 289.74 feet along said North right of way line to the point of beginning.

Tax Parcel Number: 16-040-0008-000

LEGAL DESCRIPTION

Lot Three (3) and that part of the Westerly 1/2 of Outlot Two (2), lying between the Northerly and Southerly boundaries of Lot Three (3), extended Easterly, Ashwaubenon Business Centre, a County Plat, Village of Ashwaubenon, Brown County, Wisconsin.

Tax I.D.:  VA-823

LEGAL DESCRIPTION

PARCEL I:

A PARCEL OF LAND BEING A PORTION OF THE WEST HALF OF SECTION 1, TOWNSHIP 2 NORTH, RANGE 2 EAST, B.M., ADA COUNTY, IDAHO, AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A BRASS CAP MARKING THE NORTHWEST CORNER OF THE WEST HALF OF SAID SECTION 1: THENCE SOUTH 00°44’50” WEST 740.41 FEET ALONG THE WESTERLY BOUNDARY OF THE WEST HALF OF SAID SECTION 1 TO AN ALUMINUM CAP SET IN CONCRETE, SAID ALUMINUM CAP BEING ON THE SOUTHERLY RIGHT OF WAY LINE OF GOWEN ROAD AS SHOWN ON ACCESS ROAD FAP 237 C (1) HIGHWAY SURVEY ON FILE IN THE OFFICE OF THE IDAHO DEPARTMENT OF TRANSPORTATION, BOISE, IDAHO; THENCE LEAVING SAID WESTERLY BOUNDARY SOUTH 76°13’05” EAST 67.75 FEET ALONG THE SOUTHERLY RIGHT OF WAY LINE OF SAID GOWEN ROAD TO AN IRON PIN, SAID IRON PIN BEING THE REAL POINT OF BEGINNING; THENCE CONTINUING ALONG THE SOUTHERLY RIGHT OF WAY LINE OF SAID GOWEN ROAD SOUTH 76°13’05” EAST 1369.05 FEET TO AN ALUMINUM CAP SET IN CONCRETE ON THE WESTERLY RIGHT OF WAY LINE OF THE UNION PACIFIC RAILROAD, SAID ALUMINUM CAP BEING A POINT ON CURVE; THENCE LEAVING SAID SOUTHERLY RIGHT OF WAY LINE ALONG SAID WESTERLY RIGHT OF WAY LINE OF THE UNION PACIFIC RAILROAD ALONG A NON-TANGENT CURVE TO THE LEFT 1954.71 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 56°59’03”, A RADIUS OF 1965.40 FEET, TANGENTS OF 1066.77 FEET AND A LONG CHORD OF 1875.14 FEET BEARING SOUTH 08°46’10” WEST TO AN IRON PIN MARKING A POINT OF COMPOUND CURVE; THENCE CONTINUING ALONG SAID WESTERLY RIGHT OF WAY LINE OF THE UNION PACIFIC RAILROAD ALONG A CURVE TO THE LEFT 186.82 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 02°45’32”, A RADIUS OF 3879.71 FEET, TANGENTS OF 93.43 FEET AND A LONG CHORD OF 186.80 FEET BEARING SOUTH 21°37’23” EAST TO AN IRON PIN MARKING A POINT OF ENDING OF CURVE; THENCE LEAVING THE SAID WESTERLY RIGHT OF WAY LINE OF UNION PACIFIC RAILROAD ALONG A NON-TANGENT LINE NORTH 76°13’05” WEST 1172.57 FEET TO AN IRON PIN, SAID IRON PIN BEING 66.00 FEET EASTERLY OF THE WESTERLY BOUNDARY OF SAID WEST HALF OF SECTION 1; THENCE NORTH 00°26’46” EAST 156.74 FEET ALONG A LINE PARALLEL TO AND 66.00 FEET EASTERLY OF THE WESTERLY LINE OF SAID WEST HALF OF SECTION 1 TO AN IRON PIN ON THE SOUTHERLY BOUNDARY OF THE NORTHWEST QUARTER OF SAID SECTION 1; THENCE CONTINUING ALONG SAID PARALLEL LINE

NORTH 00°44’50” EAST 1917.11 FEET TO THE POINT OF BEGINNING.

PARCEL II:

TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR VEHICULAR INGRESS AND EGRESS AND FOR THE INSTALLATION OF UTILITY LINES GRANTED IN THE NON-EXCLUSIVE EASEMENT, RECORDED AS INSTRUMENT NO. 9131308, OVER, ACROSS, UPON, IN, UNDER AND THROUGH THE FOLLOWING:

A PARCEL OF LAND BEING A 66-FOOT WIDE INGRESS-EGRESS EASEMENT LYING IN THE WEST HALF OF SECTION 1, TOWNSHIP 2 NORTH, RANGE 2 EAST, B.M., AND MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A BRASS CAP MARKING THE NORTHWEST CORNER OF SAID WEST HALF OF SECTION 1; THENCE SOUTH 00°44’50” WEST 740.41 FEET ALONG THE WESTERLY BOUNDARY OF SAID WEST HALF OF SECTION 1 TO AN ALUMINUM CAP ON THE SOUTHERLY RIGHT OF WAY LINE OF GOWEN ROAD, SAID ALUMINUM CAP BEING THE REAL POINT OF BEGINNING; THENCE CONTINUING ALONG SAID WESTERLY BOUNDARY OF THE WEST HALF OF SECTION 1 SOUTH 00°44’50” WEST 1932.87 FEET TO A BRASS CAP MARKING THE WEST QUARTER CORNER OF SAID SECTION 1; THENCE CONTINUING ALONG SAID WESTERLY BOUNDARY OF THE WEST HALF OF SECTION 1 SOUTH 00°26’46” WEST 140.96 FEET TO AN IRON PIN; THENCE LEAVING SAID WESTERLY BOUNDARY SOUTH 76°13’05” EAST 67.83 FEET TO AN IRON PIN; THENCE NORTH 00°26’46” EAST 156.74 FEET ALONG A LINE PARALLEL WITH AND 66.00 FEET EASTERLY OF SAID WESTERLY BOUNDARY OF THE WEST HALF OF SECTION 1 TO AN IRON PIN; THENCE NORTH 00°44’50” EAST 1917.11 FEET ALONG A LINE PARALLEL WITH AND 66.00 FEET EASTERLY OF SAID WESTERLY BOUNDARY OF THE WEST HALF OF SECTION 1 TO AN IRON PIN ON SAID SOUTHERLY RIGHT OF WAY LINE OF GOWEN ROAD; THENCE NORTH 76°13’05” WEST 67.75 FEET ALONG SAID SOUTHERLY RIGHT OF WAY LINE OF GOWEN ROAD TO THE POINT OF BEGINNING OF THE ABOVE DESCRIBED 66-FOOT WIDE INGRESS-EGRESS EASEMENT.

Tax Parcel Number: S-1501-22-3205

LEGAL DESCRIPTION

The North Half of the Southeast Quarter of Section 25, Township 14 North, Range 11 East of the 6th P.M., Sarpy County, Nebraska, Except that part conveyed to Sarpy County, Nebraska at Instrument No. 99-35025, Records, Sarpy County, Nebraska.

Tax I.D.:  10466843

LEGAL DESCRIPTION

PARCEL I:

Lot One (1), Volume 15 Certified Survey Maps, Page 387, Map No. 3035; said map being part of the Northwest 1/4 of the Northwest 1/4 and the Northeast 1/4 of the Northwest 1/4, Section Thirty-two (32), Township Twenty-three (23) North, Range Twenty (20) East, in the City of De Pere, West side of Fox River, Brown County, Wisconsin, excepting therefrom parts used for road purposes.

Tax I.D.:  WD-D0062-1

PARCEL II:

Lot One (1), Volume 25 Certified Survey Maps, Page 62, Map No. 4115; said map being part of Lots Three (3) and Four (4), and Outlots Three (3) and Six (6), according to the recorded Plat of De Pere Business Park, in the City of De Pere, West side of Fox River, Brown County, Wisconsin.

Tax I.D.:  WD-364-D-503

PARCEL III:

(A)

Lots Two (2), Volume 25 Certified Survey Maps, Page 62, Map No. 4115; said map being part of Lots Three (3), Four (4), Outlot Three (3) and Outlot Six (6), according to the recorded Plat of De Pere Business Park, in the City of De Pere, West side of Fox River, Brown County, Wisconsin.

Tax I.D.:  WD-364-D-503-1

(B)

Lot Three (3), Volume 25 Certified Survey Maps, Page 62, Map No. 4115; said map being part of Lots Three (3), Four (4), Outlot Three (3) and Outlot Six (6), according to the recorded Plat of De Pere Business Park, in the City of De Pere, West side of Fox River, Brown County, Wisconsin.

Tax I.D.:  WD-364-D-503-2

PARCEL IV:

(A)

Lot One (1), Volume 39 Certified Survey Maps, page 72, Map No. 5920; said map being part of Outlot Two (2), Volume 25 Certified Survey Maps, page 62 and part of Lot Four (4), according to the recorded Plat of De Pere Business Park, in the City of De Pere, West side of Fox River, Brown County, Wisconsin.

Tax I.D.:  WD-364-D-504-3

AND

(B)

Outlot One (1), Volume 25 Certified Survey Maps, page 62, Map No. 4115; said map being part of Lots Three (3), Four (4), Outlot Three (3) and Outlot Six (6), according to the recorded Plat of De Pere Business Park, all in the City of De Pere, West side of Fox River, Brown County, Wisconsin.

Tax I.D.:  WD-364-D-503-3

AND

(C)

Outlot (4), according to the recorded Plat of De Pere Business Park, in the City of De Pere, West side of Fox River, Brown County, Wisconsin.

Tax I.D.:  WD-364-D-536

AND

(D)

Outlot One (1), Volume 15 Certified Survey Maps, page 387, Map No. 3035; said map being part of Northwest Quarter of the Northwest Quarter (NW l/4 of NW l/4) and the Northeast Quarter of the Northwest Quarter (NE l/4 of NW l/4) and Parcel One (1), Volume 4 Certified Survey Maps, page 255, all in the City of De Pere, West side of Fox River, Brown County, Wisconsin, excepting therefrom any part used for road purposes.

Tax I.D.:  WD-D0062-2

LEGAL DESCRIPTION

Parcel I

Part of Private Claim 20 and 21, West side of Fox River, Village of Ashwaubenon, Brown County, Wisconsin, described as:

Commencing at the Southwest corner of Private Claim 21, West side of Fox River; thence South 64 deg. 02’50” East, 11,222.34 feet; thence North 25 deg. 57’10” East, 44.88 feet to the point of beginning at the intersection of the Westerly right of way of Gross Avenue (now Holmgren Way) with the Northerly right of way of Pilgrim Drive; thence North 64 deg. 16’30” West, 73.05 feet along the Northerly right of way of Pilgrim Drive; thence North 26 deg. 40’00” East, 541.40 feet; thence South 63 deg. 20’00” East, 553.61 feet; thence North 26 deg. 40’00” East, 1,234.87 feet to the Southerly right of way of Willard Drive; thence South 64 deg. 00’42” East, 1,480.82 feet along said Southerly right of way to the Westerly right of way of Ashland Avenue; thence along said right of way of Ashland Avenue 374.86 feet along the arc of a 11,550.20 foot radius curve to the left whose chord bears South 30 deg. 32’51” West, 374.84 feet; thence continuing along said right of way South 29 deg. 37’06” West, 834.64 feet to the Northerly right of way of Pilgrim Drive; thence North 65 deg. 23’48” West, 50.97 feet along said Northerly right of way; thence continuing along said right of way 287.49 feet along the arc of a 1,213.70 foot radius curve to the left whose chord bears North 72 deg. 10’57” West, 286.82 feet; thence continuing along said right of way North 63 deg. 32’30” West, 276.41 feet; thence continuing along said right of way South 3 deg. 30’00” East, 79.92 feet; thence continuing along said right of way North 82 deg. 49’30” West, 200.03 feet; thence North 25 deg. 17’20” West, 107.96 feet; thence North 47 deg. 40’54” West, 173.91 feet; thence South 79 deg. 29’06” West, 382.69 feet; thence North 64 deg. 15’47” West, 550.22 feet to the Westerly right of way of Gross Avenue (now Holmgren Way); thence South 32 deg. 06’30” West, 276.78 feet along said right of way to the point of beginning and intending to fully describe the parcel previously described in Jacket 9 Image 19, Brown County Records, and also Document No. 1669974, excepting Jacket 18016 Records, Image 51 and excepting Document No. 1682565 and excepting lands conveyed for road purposes.

AND

Excepting a parcel of land located in part of Private Claim 20, West side of Fox River, Village of Ashwaubenon, Brown County, Wisconsin, described as follows:

Commencing at the Northeast corner of said Lot 6, Holmgren Way Commercial Park; thence South 56 deg. 30’00” West, 32.55 feet along the East line of said Lot 6 to the point of beginning; thence South 26 deg. 00’00” West, 92.89 feet; thence South 70 deg. 00’00” West, 14.40 feet to the East line of said Lot 6; thence North 26 deg. 00’00” East, 60.00 feet along said East line of Lot 6; thence North 38 deg. 00’00” East, 42.01 feet along said East line; thence North 56 deg. 30’00” East, 2.49 feet along said East line to the point of beginning.

AND

Excepting therefrom the recorded plat of Holmgren Way Commercial Park, a portion of which is now known as Lot One (1), Volume 50 Certified Survey Maps, Page 29, Map No. 7329.

Parcel II

A Parcel of land located in part of Lot Six (6), Holmgren Way Commercial Park, Village of Ashwaubenon, Brown County, Wisconsin, described as follows:

Commencing at the Northeast corner of said Lot 6; thence South 56 deg. 30’00” West, 32.55 feet along the East line of said Lot 6; thence South 26 deg. 00’00” West, 92.89 feet; thence South 70 deg. 00’00” West, 41.40 feet to the South line of said Lot 6; thence North 63 deg. 22’40” West, 35.85 feet along said South line to the point of beginning; thence continuing along said South line North 63 deg. 22’40” West, 39.15 feet to the Southwest corner of said Lot 6; thence North 20 deg. 44’12” East, 17.29 feet; thence North 59 deg. 00’00” East, 7.39 feet; thence South 31 deg. 00’00” East, 43.77 feet to the point of beginning.

TOGETHER WITH THOSE NON-EXCLUSIVE EASEMENTS AS CREATED BY THAT CERTAIN DECLARATION OF CROSS-EASEMENTS AND COVENANTS AND RESTRICTIONS AFFECTING LAND, RECORDED AS DOCUMENT NO. 1990339; AS AMENDED IN DOCUMENT NO. 2085665 AND IN DOCUMENT NO. 2219431.

TAX I.D.:  VA-132-1-2

LEGAL DESCRIPTION

Parcel 1:

That portion of the Northwest Quarter of the Northeast Quarter of Section 22, Township 25 North, Range 44 East, W.M., in Spokane County, Washington, described as follows:

Beginning at the Northwest corner of said Northwest Quarter of said Northeast Quarter;

Thence North 89°57’13” East along the North line of said Northwest Quarter of the Northeast Quarter, 495.00 feet;

Thence South 0°02’00” East parallel with the West line of said Northwest Quarter of the Northeast Quarter 30.00 feet to the South lien of Sprague Avenue;

Thence North 89°57’13” East along the South line of Sprague Avenue 332.35 feet;

Thence South 0°14’11” East 320.56 feet to a line 301.00 feet North of and parallel to the North line of the Idaho and Western Railroad and the true point of beginning of this description;

Thence North 89°45’49” East along said parallel line 385.00 feet;

Thence South 0°14’11” East 261.00 feet;

Thence South 89°45’49” West 385.00 feet;

Thence North 0°14’11” West 261.00 feet to the true point of beginning;

Together with a revocable license to use of the following described real estate:

Parcel 2:

That portion of the Northwest Quarter of the Northeast Quarter of Section 22, Township 25 North, Range 44 East, W.M., in Spokane County, Washington, described as follows:

Beginning at the Northwest corner of said Northwest Quarter of said Northeast Quarter;

Thence South 0°02’00” East along the West line of said Northwest Quarter of the Northeast Quarter 654.30 feet to the North line of the Idaho and Western Railroad;

Thence North 89°45’49” East along said North line 30.00 feet to the true point of beginning of this description;

Thence continuing North 89°45’49” East along said North line 1273.54 feet to the West line of Blake Road;

Thence North 0°02’33” West along the West line of Blake Road 20.00 feet;

Thence South 89°45’49” West parallel with the North line of said Idaho and Western Railroad 1273.54 feet to the East line of McDonald Road;

Thence South 0°02’00” East 20.00 feet to the true point of beginning of this description.

Together with non-exclusive easement rights created by Declaration of Easement with Covenants and Restrictions recorded June 27, 1986 as document 8606270454.

Together with non-exclusive easement rights created by Lease Agreement made by and between Arthur G. Grant and Jean Grant and Shopko Stores, Inc., dated June 26, 1986 as disclosed by Memorandum of Lease recorded June 27, 1986 as document 8606270453.

Tax. I.D.:  45221-9220S; 45221-9220

LEGAL DESCRIPTION

Parcel 1:

A part of Sections 5, 6, 7, and 8, Township 35 North, Range 5 West of the Boise Meridian, Nez Perce County, Idaho, more particularly described as follows:

Commencing at the corner common to Sections 5, 6, 7, and 8; Thence North 68º36’11” West a distance of 89.74 feet to a rebar, 30 inches long, 5/8 inches in diameter with an aluminum tag marked P.E./L.S.3245, the point of beginning; Thence South 14º51’58” East a distance of 798.96 feet to a rebar, 30 inches long, 5/8 inches in diameter with an aluminum tag marked P.E./L.S.3245; Thence North 75º08’02” East a distance of 450.33 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 14º51’58” West a distance of 236.87 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence 30.87 feet along the arc of a 85.00 foot radius curve right, said curve having a chord bearing North 4º27’39” West a distance of 30.70 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E/L.S.3245; Thence North 5º56’27” East a distance of 92.06 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence South 83º29’43” East a distance of 41.28 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked of P.E./L.S. 3245; Thence 28.76 feet along the arc of a 170.00 foot radius curve left, said curve having a chord bearing South 88º20’23” East a distance of 28.73 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an Aluminum tag marked P.E./L.S. 3245; Thence North 37º19’52” East a distance of 64.18 feet to a point on the Westerly right of way boundary of Thain Grade, 80.88 feet left of centerline station 92+06, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 38º04’03” West a distance of 344.00 feet along said Westerly right of way boundary (of record as North 38º22’00” West) to a point 80.00 feet left of centerline station 95+50, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./ L.S.3245; Thence North 88º15’43” West a distance of 39.05 feet along said Westerly right of way boundary to a point 110.00 feet left of centerline station 95+75, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 38º04’03” West a distance of 134.60 feet along said Westerly right of way boundary (of record as North 38º22’00” West) to a point 110.00 feet left of centerline station 97+09.60, said point also being on the Southerly right of way boundary of Nez Perce Grade, 100 feet left of centerline station 1+08.12, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence a distance of 111.15 feet, and leaving said Westerly right of way boundary, along the Southerly right of way boundary of Nez Perce Grade on the arc of a 577.47 foot, radius curve right, said curve having a chord bearing South 58º31’42” West a distance of 110.98 feet to a point 100.00 feet left of centerline station 2+00.07, monumented with a rebar, 30 inches long, 5/8 inches in diameter with an aluminum tag marked P.E./L.S. 3245; Thence North 25º57’27” West a distance of 20.00 feet along said Southerly right of way boundary (of record as North 25º56’39” West on the record of survey by James Grow) to a point 80.00 feet left of centerline station 2+00.07, monumented with a rebar, 30 inches long, 5/8 inches in diameter with an aluminum tag marked P.E./L.S.3245; Thence 111.99 feet along said Southerly right of way boundary on the arc of a 557.47 foot radius curve right, said curve having a chord bearing South 69º47’51” West,111.80 feet to a point 80.00 feet left of centerline station 2+95.95, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence South 75º33’10” West, a distance of 115.09 feet along said Southerly right of way boundary (of record as South 75º33’57” West, on the record of survey by James Grow) to a point 80.00 feet left of centerline station 4+11.04, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence continuing South 75º33’10” West a distance of 42.70 feet along said Southerly right of way boundary (of record as South 75º33’57” West on the record of survey by James Grow) to a point 78.15 feet left of centerline station 4+60.55, to the Point of Beginning.

Parcel 2:

Together with an easement for fire protection and emergency access for pedestrian and vehicular access, ingress and egress, over, across, upon and through the real estate located in Nez Perce County, Idaho, described as follows: A part of the Northeast quarter (NE1/4) of section 7 and the Northwest quarter (NW1/4) of Section 8, Township 35 North, Range 5 West of the Boise Meridian, Nez Perce County, Idaho, more particularly described as follows:

Commencing at the corner common to Sections 5, 6, 7, and 8; Thence North 68º36’11” West a distance of 89.74 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence South 14º51’58” East a distance of 473.63 feet to the point of beginning; Thence continuing South 14º51’58” East a distance of 325.33 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence South 75º08’02” West a distance of 60.00 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 14º51’58” West a distance of 325.33 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 75º08’02” East a distance of 60.00 feet to the Point of Beginning.

Also together with an easement for vehicular access, ingress and egress, over, across, upon and through the real estate located in Nez Perce County, Idaho, described as follows: A part of the Northwest quarter (NW1/4) of Section 8, Township 35 North, Range 5 West of the Boise meridian, Nez Perce County, Idaho, more particularly described as follows:

Commencing at the corner common to Sections 5, 6, 7, and 8; Thence North 68º36’11” West a distance of 89.74 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence South 14º51’58” East a distance of 798.96 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 75º08’02” East a distance of 450.33 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245, the point of beginning; Thence continuing North 75º08’02” East a distance of 60.00 feet to a rebar; 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 14º51’58” West a distance of 236.87 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 5º56’27” East a distance of 34.94 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L,S.3245; Thence 20.01 feet along the arc of a 35.00 foot radius curve right, said curve having a chord bearing North 70º25’56” East 19.74 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence 65.00 feet along the arc of a 230.00 foot radius curve left, said curve having a chord bearing North 78º43’04” East a distance of 64.78 feet to a point on the Westerly right of way boundary of Thain Grade, 118.6 feet left of centerline station 91+11.39, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 6º55’57” East a distance of 54.58 feet along said Westerly right of way boundary to a point 80.00 feet left of centerline station 91+50.00, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 38º04’03” West a distance of 56.00 feet along said Westerly right of way boundary (of record as North 38º22’00” West) to a point 80.00 feet left of centerline station 92+06.00, monumented with a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence South 37º19’52” West, and leaving said right of way boundary, a distance of 64.18 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence a distance of 28.76 feet along the arc of a 170.00 foot radius curve right, said curve having a chord bearing North 88º20’23” West, 28.73 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence North 83º29’43”West a distance of 41.28 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence South 5º56’27” West a distance of 92.06 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence a distance of 30.87 feet along the arc of a 85.00 foot radius curve left, said curve having a chord bearing of South 4º27’39” East, 30.70 feet to a rebar, 30 inches long, 5/8 inches in diameter, with an aluminum tag marked P.E./L.S.3245; Thence South 14º51’58” East a distance of 236.87 feet to the Point of Beginning.

Together with Non-exclusive easements created by Declaration of Conditions, Covenants and Restrictions and Grant of Easements, including the terms, conditions and provisions thereof, recorded July 7, 2004 as Instrument No 707009.

Tax Parcel Number:  RPL355W0083179A

LEGAL DESCRIPTION

Lot 1 of Short Plat 86-225, recorded under Auditor’s File No. 2784588.

Together with non-exclusive easement rights created by Cross-Easement Agreement executed by and between Mercy Development Co., a Washington Limited Partnership; M & E Company, a Washington General Partnership; Yakima Theatres, Inc., a Washington Corp.; Shopko Stores, Inc., a Minnesota Corp.; and Eagle Hardware and Garden Center recorded August 07, 1991 as document 2931805.

Together with non-exclusive easement rights created by Declaration of Reciprocal Access Easement recorded October 01, 2001 as document 7237346.

Tax I.D.:  191332-43401

LEGAL DESCRIPTION

LOT 1, BULL MARKET SUBDIVISION, FILED SEPTEMBER 2, 2004, AS ENTRY NO. 871175, IN THE OFFICE OF THE RECORDER OF CACHE COUNTY, UTAH.

TOGETHER WITH NON-EXCLUSIVE EASEMENT RIGHTS CREATED BY RECIPROCAL EASEMENT AGREEMENT, BY AND AMONG SAM’S WEST INC., AN ARKANSAS CORPORATION, SHOPKO STORES, INC., A WISCONSIN CORPORATION AND BULLEN FAMILY PARTNERSHIP, A UTAH LIMITED PARTNERSHIP, RECORDED OCTOBER 9, 2002 AS ENTRY NO. 800708 IN BOOK 1145 PAGE 313.

TAX I.D. (05-042-0052)

LEGAL DESCRIPTION

PART OF LOT 1 OF PIERSON ESTATE SUBDIVISION AND PART OF LOT 3 OF REGENCY SUBDIVISION IN THE SOUTHEAST ¼ OF SECTION 36, T70N, R3W OF THE 5TH PM, CITY OF BURLINGTON, DES MOINES COUNTY, IOWA, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION 36;

THENCE NORTH 89 DEGREES 18’39” WEST 503.82 FEET, ALONG THE SECTION LINE TO THE PLACE OF BEGINNING;

THENCE NORTH 89 DEGREES 18’39” WEST 170.39 FEET;

THENCE NORTH 00 DEGREES 38’56” WEST 503.17 FEET;

THENCE NORTH 89 DEGREES 56’31” EAST 298.47 FEET;

THENCE NORTH 00 DEGREES 09’04” EAST 189.19 FEET TO THE NORTH LINE OF SAID LOT 3;

THENCE SOUTH 89 DEGREES 53’42” EAST 262.98 FEET ALONG SAID NORTH LINE TO THE WEST RIGHT OF WAY LINE OF ROOSEVELT AVENUE;

THENCE SOUTH 00 DEGREES 09’17” WEST 646.82 FEET ALONG SAID WEST LINE;

THENCE NORTH 89 DEGREES 17’36” WEST 384.56 FEET;

THENCE SOUTH 00 DEGREES 23’58” EAST 52.11 FEET TO THE PLACE OF BEGINNING.

NOTE:                                                            THE EAST LINE OF THE SOUTHEAST ¼ OF SECTION 36, T70N, R3W IS ASSUMED TO BEAR NORTH.

Tax Parcel Number: 001-0030800

EXHIBIT A-4

LIST OF OVERLEASES

1.             #070       13414 East Sprague Avenue, Spokane, Washington

Lease Agreement, dated June 26, 1986, by and between William A. Tombari, Margaret K. Tombari, Arthur G. Grant and Jean Grant, as landlord, and Shopko Stores, Inc., a Minnesota corporation (predecessor in title to ShopKo Properties, Inc., a Minnesota corporation, predecessor in title by conversion to ShopKo Properties, LLC, a Minnesota limited liability company), as tenant, a memorandum of which was dated June 26, 1986, and recorded June 27, 1986, in the land records of Spokane County, Washington as No. 8606270453; as assigned by Assignment of Lease Agreement, dated March 1, 1993, by and between ShopKo Properties, Inc. and Shopko Stores, Inc., and as further assigned by Assignment of Lease dated January 27, 2006, by and between Shopko Properties, LLC and Shopko Properties SPE Real Estate, LLC and recorded January 31, 2006 as Document Nos. 5337576 and 5337577 in the land records of Spokane County, Washington.

2.             #072       2120 Thain Grade, Lewiston, Idaho

Lease Agreement, dated October 9, 1986, by and between McCann Ranch & Livestock Co., an Idaho corporation, as landlord, and ShopKo Stores, Inc., a Minnesota corporation (predecessor in title to ShopKo Properties, Inc., a Minnesota corporation, predecessor in title by conversion to ShopKo Properties, LLC, a Minnesota limited liability company), as tenant, a memorandum of which was dated October 9, 1986, and recorded July 17, 1987, in the land records of Nez Perce County, Idaho as Instrument No. 512856; as assigned by Assignment of Lease Agreement, dated March 1, 1993, by and between ShopKo Properties Inc. and ShopKo Stores, Inc., and as further assigned by Assignment of Lease dated January 27, 2006, by and between Shopko Properties, LLC and Shopko Properties SPE Real Estate, LLC and recorded January 31, 2006 as Document No. 726983 in the land records of Nez Perce County, Idaho.

3.             #073       2530 Rudkin Road, Union Gap, Washington

Lease Agreement, dated August 12, 1986, by and between Yakima Theatres, Inc., a Washington corporation, as landlord, and ShopKo Stores, Inc., a Minnesota corporation (predecessor in title to ShopKo Properties, Inc., a Minnesota corporation, predecessor in title by conversion to ShopKo Properties, LLC, a Minnesota limited liability company), as tenant, a memorandum of which was dated August 12, 1986, and recorded February 6, 1987, in the land records of Yakima County, Washington as Auditor’s File No. 2789547; as amended by Modification of Lease Agreement, dated June 25, 1991, by and between Yakima Theatres, Inc. and ShopKo Stores, Inc.; and as assigned by Assignment of Lease, dated March 1, 1993, by and between ShopKo Properties, Inc. and ShopKo Stores, Inc., and as further assigned by Assignment of Lease dated January 27, 2006, by and between Shopko Properties, LLC and Shopko Properties SPE Real Estate, LLC and recorded January 31, 2006 as Document No. 7492600 in the land records of Yakima County, Washington.

A-4-1

4.             #091       1341 North Main Street, Logan, Utah

Lease Agreement, dated August 8, 1988, by and between Bullen Family Partnership, a Utah limited partnership, as landlord, and ShopKo Stores, Inc., a Minnesota corporation, as tenant, a memorandum of which was recorded November 21, 1988, in the land records of Cache County, Utah at Book 439, page 923 as Instrument No. 517902; and as assigned by Assignment of Lease dated January 27, 2006, by and between Shopko Stores, Inc. and Shopko SPE Real Estate, LLC and recorded February 3, 2006 as Entry No. 909678 in Book 1392, Page 325 in the land records of Cache County, Utah.

5.             #141       313 North Roosevelt Avenue, Burlington, Iowa

Amended and Restated Agreement of Lease, dated December 18, 1997, by and between William D. Daniels, Nancy Jane Daniels, and David P. Daniels, as tenants in common, as landlord, and Penn-Daniels, Incorporated, a Delaware corporation (predecessor in title by conversion to Penn-Daniels, LLC, a Delaware limited liability company), as tenant, (i) a Memorandum of Restated Lease of which was dated December 19, 1997, and recorded December 19, 1997, in the land records of Des Moines County, Iowa as Document No. 97-007921, and (ii) a Memorandum of Restated Lease of which was also dated December 18, 1997, and recorded December 23, 1997, in the land records of Des Moines County, Iowa as Document No. 97-007992; as assigned by Assignment of Lease dated January 27, 2006, by and between Penn-Daniels, LLC and Penn-Daniels SPE Real Estate, LLC and recorded February 3, 2006 as Document No. 2006-000745 in the land records of Des Moines County, Iowa.

A-4-2

EXHIBIT B

LIMITED RENT DETERMINATION/ADJUSTMENT FORMULA

1.             Determination relating to Assignment or Subleasing.

Tenant has a limited collective ability to assign and sublease a portion of the aggregate square footage of real estate subject to the Lease.  For square footage that is either sublet with a corresponding non-disturbance agreement or which is assigned in accordance with Article 12, Tenant will seek to obtain initial rents at market rates, but in no event less than a determined minimum (“Determined Minimum”).  The Determined Minimum rents for individual Property Locations shall be computed by multiplying (a) a fraction (the “Quotient”), the numerator of which will be the allocated loan amount assigned to the particular Property Location as set forth in a loan agreement between Landlord and Landlord’s Mortgagee and the denominator of which will be the Total Loan Amount, by (b) the current Base Rent payment.

2.             Adjustments relating to Casualty or Condemnation.

Upon (a) a Casualty Event which results in the removal of a Property Location in accordance with Article 14 of this Lease, or (b) a Condemnation which results in the removal of a taken Property Location in accordance with Article 15 of this Lease, the Base Rent hereunder shall be reduced by the product resulting from multiplying (i) the Quotient (defined above), by (ii) the current Base Rent payment.

As applicable to Sections 1 and 2 of this Exhibit B, the “Total Loan Amount” shall mean the combined sum of all of the allocated loan amounts assigned to all of the Property Locations under this Lease as set forth in the loan agreement as obtained or modified by Landlord’s existing or future Mortgagees from time to time (the “Allocated Loan Amounts”).  The Allocated Loan Amounts shall be subject to change after the Effective Date upon sixty (60) days prior written notice to Tenant if Landlord refinances or modifies the loan secured by the Premises with an unaffiliated third party Mortgagee (with such refinancing or modification not to occur more than once every three (3) years); such Allocated Loan Amounts may change based solely on a change in the fair market value of the Property Locations established by new appraisals to the extent such Mortgagee requires new appraisals to determine the then-current Allocated Loan Amount.  If such Allocated Loan Amounts change, Landlord shall promptly notify Tenant of the revised Allocated Loan Amounts.  If no new Allocated Loan Amounts are required by any new Mortgagees, Landlord and Tenant shall rely on the Allocated Loan Amounts in effect as of the Effective Date.

B-1

EXHIBIT C

FORM OF ESTOPPEL LETTER

TO:

Re:                               Leasehold interest in property located at                                              (the “Property”) pursuant to a Lease dated                                      (the “Lease”) between                                                  (“Landlord”) and                          (“Tenant”)

Ladies and Gentlemen:

The following statements are made for your benefit and the benefit of your Mortgagees, successors, and assigns (the “Beneficiaries”).  The undersigned hereby certifies to the Beneficiaries that the following statements are true, correct and complete as of the date hereof:

1.             The Lease is unmodified and is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Property.

2.             Tenant began paying rent under the Lease on                                     .  Tenant is currently paying $                       per month as rent and $                       for other charges under the Lease.

3.             Neither Landlord nor Tenant is in default under the Lease.  To the knowledge of the undersigned, no event has occurred that with the giving of notice, the passage of time, or both, would constitute a default under the Lease.

4.             The leased premises have been completed in accordance with the terms of the Lease and Tenant is in occupancy, open for business and paying rent on a current basis with no rental offsets or claims.

5.             Tenant has not prepaid rent other than as provided for in the Lease or as stated above.

6.             There are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws of the United States or any State thereof.

7.             The Lease has not been assigned nor has the Property been sublet.

8.             Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease.

9.             The expiration date of the Lease is                                      (the “Expiration Date”).  Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date.

C-1

10.           Tenant is currently not a party to any lease or sublease affecting the Property, other than the Lease.

EXECUTED as of the        day of                               .

[ ]
By:
Name:
Title:

C-2

EXHIBIT D

FORM OF SUBLEASE NON-DISTURBANCE AGREEMENT

SUBLEASE RECOGNITION AGREEMENT

THIS SUBLEASE RECOGNITION AGREEMENT (“Agreement”), made as of                                                 , 20         , by and between                                                                  , a                                                   (“Landlord”) and                                                                 , a                                        (“Subtenant”).

R E C I T A L S:

A.            Landlord and                                                (“Tenant”) have entered into a certain lease (the “Lease”) dated as of                          , 2006, a memorandum of which has been recorded in the Recorder of Deeds Office in and for                                      County,                                   , which demises certain real property (the “Property Location”) located at                                          (the “Property Location”), which Property Location is more particularly described on Exhibit “A” attached hereto and made a part hereof.

B.            Pursuant to a Sublease dated as of                                               , 20    (the “Sublease”), Tenant has leased to Subtenant                                          of the Property Location (the “Subleased Property Location”), and which Subleased Location is more particularly described in the Sublease.

C.            The parties hereto desire to effectuate the provisions of Section 12.03 of the Lease with respect to the Sublease and the Subleased Property Location.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.             Landlord warrants and represents as follows:

a.             that it is the fee owner of the Property Location;

b.             that the Lease is unmodified (except as may be otherwise set forth in Exhibit B annexed hereto, if any) and is in full force and effect;

c.             that the term of the Lease expires on                                        , but is subject to                  extension periods of              (       ) years each; and

d.             that Tenant is not in default under the Lease nor has any event occurred which would after notice to Tenant and the passage of time become a default of Tenant under the Lease.

2.             Landlord hereby acknowledges receipt of a copy of the Sublease, and agrees the exercise by Subtenant of any of its rights, remedies and options contained therein shall not constitute a default under the Lease.

3.             Landlord shall not, in the exercise of any of the rights arising or which may arise out of the Lease or of any instrument modifying or amending the same or entered into in substitution or replacement thereof (whether as a result of Tenant’s default or otherwise), disturb or deprive Subtenant in or of its possession or its rights to possession of the Subleased Property Location or of any right or privilege granted to or inuring to the benefit of Subtenant under the Sublease, provided that Subtenant is not in default under the Sublease beyond the expiration of any applicable notice and cure period.

4.             In the event of the termination of the Lease by reentry, notice, conditional limitation, surrender, summary proceeding or other action or proceeding, or otherwise, or, if the Lease shall terminate or expire for any reason before any of the dates provided in the Sublease for the termination of the initial or renewal terms of the Sublease and if immediately prior to such surrender, termination or expiration the Sublease shall be in full force and effect, Subtenant shall not be made a party in any removal or eviction action or proceeding nor shall Subtenant be evicted or removed of its possession or its right of possession of the Subleased Property Location be disturbed or in any way interfered with, and the Sublease shall continue in full force and effect as a direct lease between Landlord and Subtenant.

5.             Landlord hereby waives and relinquishes any and all rights or remedies against Subtenant, pursuant to any lien, statutory or otherwise, that it may have against the property, goods or chattels of Subtenant in or on the Subleased Property Location.

6.             Any notices, consents, approvals, submissions, demands or other communications (hereinafter collectively referred to as “Notice”) given under this Agreement shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the United States mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested.  Notice shall be effective upon actual receipt or refusal to accept delivery.  For purposes of notice, the addresses of the parties shall, until changed as herein provided, be as follows:

If to the Landlord, at:

Attention:

If to the Subtenant, at:

Attention:

If to the Tenant:

Attention:

with a copy to:

Attention:

7.             No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the party against whom the same is sought to be asserted.

8.             This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, assigns and sublessees.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed under seal the date first above written.

WITNESS/ATTEST:

LANDLORD:

, a

By:
Name:
Title:

SUBTENANT:

, a

By:
Name:
Title:

TENANT’S CONSENT

Tenant consents and agrees to the foregoing Agreement, which was entered into at Tenant’s request.  The foregoing Agreement shall not alter, waive or diminish any of Tenant’s obligations under the Lease or Sublease.  Tenant is not a party to the above Agreement.

TENANT:

, a

By:
Name:
Title:

LIST OF EXHIBITS

If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.

Exhibit “A”            -               Legal Description of the Property Location

LANDLORD’S ACKNOWLEDGMENT

STATE OF	:

	:	SS

COUNTY OF	:

On this, the     day of                                         , 20     , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                       , who acknowledged that he/she is the                                                              of                                                                , a                                                                                     , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

, 200

SUBTENANT’S ACKNOWLEDGMENT

STATE OF	:

	:	SS

COUNTY OF	:

On this, the      day of                                                        , 20    , before me a Notary Public in and for the State and County noted above, the undersigned officer, personally appeared                                   , who acknowledged that he/she is                                                                       of                                                                       , a                                                                              , and that he/she, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself/herself as such officer.

In witness whereof, I hereunto set my hand and official seal.

[Seal]
Notary Public

My Commission Expires:

, 200

EXHIBIT E

FORM OF MORTGAGEE NON-DISTURBANCE AGREEMENT

(Lender)

- and -

(Tenant)

SUBORDINATION, NON-DISTURBANCE AND
ATTORNMENT AGREEMENT

Dated:    As of

PREPARED BY AND UPON
RECORDATION RETURN TO:

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of the        day of                                               , 2006, by and between                                               , a                                               , having its principal place of business at                                                (together with its successors and/or assigns, “Lender”) and                                               , a                                                having an address at                                                        “Tenant”).

RECITALS:

A.            Lender has advanced a loan to                                     , a                                                                 (“Borrower”) in the principal sum of                                                        DOLLARS ($                                ) (the “Loan”) advanced pursuant to that certain Loan Agreement of even date herewith between Borrower and Lender (together with all extensions, renewals, modifications, substitutions and amendments thereof, the “Loan Agreement”).

B.            The Loan is secured by, among other things, the Security Instrument (as defined in the Loan Agreement) which grants Lender a first lien on the Properties (as defined in the Loan Agreement) encumbered thereby and is further evidenced by the Note (as defined in the Loan Agreement).

C.            Borrower has entered into a certain Lease Agreement dated as of the date hereof (the “Lease”) with Tenant, which Lease relates to the Properties.

D.            Tenant has agreed to confirm the subordination of the Lease to the Security Instrument and to the liens thereof on the terms and conditions hereinafter set forth.

AGREEMENT:

For good and valuable consideration, Tenant and Lender agree as follows:

1.             Subordination.  The Lease is and shall at all times be subject and subordinate in all respects to the terms, covenants and provisions of the Security Instrument and to the liens thereof, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease.

2.             Non-Disturbance and Attornment.  If Lender or any other subsequent purchaser of the Properties shall become the owner of the Properties by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), provided no event of default exists under the Lease, (a) Purchaser shall not (i) disturb Tenant’s possession of the Properties nor (ii) name Tenant as a party to any foreclosure or other proceeding to enforce the terms of the Security Instrument and (b) any sale or other transfer of the Properties or of Borrower’s interest in the Lease, pursuant to foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument, will be subject and subordinate to Tenant’s possession and rights under the Lease; and (c) the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Properties shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be (i) liable for the failure of any prior landlord (any such prior landlord, including Borrower and any successor landlord, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Properties; (ii) subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Properties;  (iii) liable for the return of rental security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless such sums are actually received by Purchaser; (iv) bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless such sums are actually received by Purchaser; (v) bound by any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Lender’s written consent; or (vi) any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Borrower and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.    Notwithstanding anything to the contrary contained in this Agreement, in the case of clauses (i) and (ii) herein, the foregoing shall not limit either (1) Tenant’s right to exercise any offsets, defenses, claims, reductions, deductions or abatements otherwise available to Tenant because of events occurring before or after the date of attornment to the extent Lender has received notice thereof and the opportunity to cure within the time periods set forth in this Agreement (it being further agreed that offsets, reductions, deductions or abatements under the Lease that were deducted by Tenant prior to the date upon which Purchaser succeeds to the interest of Prior Landlord shall not be subject to challenge), or (2) Purchaser’s liability for any defaults that continue after the date of attornment that violate Purchaser’s obligations as landlord under the Lease.  In the event that any liability of Purchaser does arise pursuant to this Agreement, such liability shall be limited and restricted to Purchaser’s interest in the Properties and shall in no event exceed such interest.

3.             Notices.  All notices required or permitted hereunder shall be given and become effective as provided in Loan Agreement.  Notices to the Tenant shall be addressed as follows:

Attention:

Facsimile No.:

and

Attention:

Facsimile No.:

4.             Lender’s Right of Access.  Tenant agrees that Lender shall have the rights of access to the Properties for the purpose of curing a default under the Lease as granted to Borrower pursuant to the terms of the Lease and Lender agrees not to disturb the normal business operations of Tenant at such Properties in connection therewith.

5.             Notice to Lender.  Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any offset right or termination right, Tenant agrees that it shall deliver to Lender a copy of any written notice of the breach or default by Borrower giving rise to same (the “Default Notice”), and, thereafter, the opportunity to cure such breach or default as provided for below.

6.             Cure.  After Lender receives a Default Notice, Lender shall have a period of thirty (30) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Borrower.  Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Borrower, except to the extent that Lender agrees or undertakes otherwise in writing. In addition, as to any breach or default by Lender the cure of which requires possession and control of a Property, provided that Lender undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such breach or default within the period permitted by this paragraph, Lender’s cure period shall continue for such additional time (the “Extended Cure Period”) as Lender may reasonably require to either: (a) obtain possession and control of the applicable Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (b) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

7.             Proceeds and Awards. Provided that Tenant is not in default under the terms of the Lease (beyond any applicable cure periods), Lender agrees that, notwithstanding any provision hereof to the contrary, the terms of the Lease shall continue to govern with respect to the disposition of any insurance proceeds or eminent domain awards.

8.             Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.

9.             Governing Law.  This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State of                                               and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of                                               .

10.          Miscellaneous.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.  If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.  The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.  Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

[NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Lender and Tenant have duly executed this Agreement as of the date first above written.

[INSERT LENDER SIGNATURE BLOCK]

By:
Name:
Title:

[INSERT TENANT SIGNATURE BOCK]

By:
Name:
Title:

THE UNDERSIGNED ACCEPTS AND AGREES TO
THE PROVISIONS HEREOF:

[INSERT LANDLORD SIGNATURE BLOCK]

By:
Name:
Title:

ACKNOWLEDGEMENTS

(To Be Attached)

EXHIBIT F

FORM OF LANDLORD AGREEMENT

LANDLORD AGREEMENT

Wachovia Bank, National Association, in its capacity as agent pursuant to the Loan Agreement (as defined below) acting for and on behalf of the parties thereto as lenders (in such capacity, together with its successors and assigns, “Agent”) and the parties to the Loan Agreement as lenders (collectively, together with their respective successors and assigns, “Lenders”) have entered or are about to enter into financing arrangements with                              (“Debtor”) pursuant to which Agent has been granted a security interest in all of Debtor’s and certain of its affiliates’ inventory and other personal property (hereinafter “Personal Property”).  For purposes of this Agreement, the term “Personal Property” does not include plumbing and electrical fixtures, heating, ventilation and air conditioning, wall and floor coverings, walls or ceilings and other fixtures not constituting trade fixtures.  Some of the Personal Property has or may from time to time become affixed to or be located on, wholly or in part, the real property leased by Debtor or its affiliates located at the addresses listed on Exhibit A attached hereto (collectively, the “Premises”).                         (“Landlord”) is the owner or lessor of the Premises.  The term “Loan Agreement” as used herein shall mean the Loan and Security Agreement by and among Debtor, certain of its affiliates, Agent and Lenders, as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

In order for Agent and Lenders to consider making loans or providing other financial accommodations to Debtor or its affiliates in reliance upon the Personal Property as collateral, the undersigned agree as follows:

1.  Landlord waives and relinquishes any landlord’s lien, rights of levy or distraint, claim, security interest or other interest Landlord may now or hereafter have in or with respect to any of the Personal Property, whether for rent or otherwise.

2.  Except as otherwise provided in the lease relating to the Premises between Landlord and Debtor as in effect on the date hereof (the “Lease”), the Personal Property may be installed in or located on the Premises and is not and shall not be deemed a fixture or part of the real property but shall at all times be considered personal property.

3.  Agent, at its option, for itself and for the benefit of Lenders, may enter and use the Premises for the purpose of repossessing, removing, selling or otherwise dealing with any of the Personal Property, and such license shall be irrevocable and shall commence on the date (the “Access Commencement Date”) which is the earlier of (w) five (5) business days following Landlord’s receipt of written notice from Agent that Agent intends to enter the Premises pursuant to the rights granted to Agent hereunder or (x) five (5) business days following Agent’s receipt of written notice from Landlord that the Lease has terminated in accordance with Section 4 hereof, and such license shall expire on the date (the “Access Termination Date”) that is ninety

(90) days after the Access Commencement Date; provided, that, (a) for each day from the Access Commencement Date through the earlier of the Access Termination Date or the date on which Agent notifies Landlord in writing that Agent will not be or will no longer be using the Premises pursuant to the rights granted to it hereunder, Agent shall (i) maintain or cause to be maintained such insurance as is required by the Debtor to be maintained as provided under the Lease, (ii) unless Landlord has otherwise been paid rent in respect of any such period, Agent shall pay the regularly scheduled rent (prorated on a per diem basis to be determined on a thirty (30) day month) without thereby assuming the Lease or incurring any other Obligations of Debtor and, (iii) without duplication of the payments under clause (ii) above, pay or cause to be paid all utilities costs attributable to the Premises in accordance with the terms and provisions of the Lease, without thereby assuming the Lease or incurring any other obligations of Debtor, (b) any damage to the Premises caused by Agent or its representatives will be repaired by Agent at the sole expense of Lenders, (c) Agent agrees to indemnify, defend and hold Landlord harmless from and against any and all damages, losses, claims, judgments, liabilities, costs and expense (including reasonable attorneys’ fees and expenses) resulting or arising from the activities of Agent on the Premises, except for those damages, losses, claims, judgments, liabilities, costs and expense caused by the gross negligence or willful misconduct of Landlord, and (d) Landlord shall be entitled to inspect the Premises and to show the Premises to prospective tenants and purchasers from time to time.

4.  Landlord agrees to send notice in writing of any termination of, or default under, or abandonment or surrender under (which constitute a default under the Lease) the Lease to:

Wachovia Bank, National Association, as Agent
Heritage Square II, Suite 1050
5001 LBJ Freeway
Dallas, Texas 75244
Attention:  Portfolio Manager
Telephone No.:  (214) 761-9044
Telecopy No.:  (214) 748-9118

Agent shall have the right, but not the obligation, to cure any default by Debtor under the Lease in the manner and time period provided in the Lease. Any payment made or act done by Agent to cure any such default shall not constitute an assumption of the Lease or any obligations of Debtor.  Any notice required to be to Agent hereunder shall be directed to Agent at the address set forth above in this Section 4 or such other address as Agent notifies Landlord in writing.

5.  This Agreement may not be changed or terminated orally or by course of conduct.  Landlord shall notify any purchaser of the Premises or of its business of this Agreement and its terms.  This Agreement is binding upon, and inures to the benefit of, Landlord, Debtor and Agent and their respective successors and assigns.

6.  Any notice required to be given to Landlord hereunder shall be directed to Landlord at the address set forth under Landlord’s signature below or such other address as Landlord notifies Agent in writing.

7.  Entry by Agent or its agents or representatives upon the Premises shall not be deemed an eviction or a disturbance of Debtor’s use and possession of the Premises or any part thereof, or render Landlord liable to Debtor for damages or abatement of rent or relieve Debtor from the responsibility of performing any of Debtor’s obligations under the Lease, and Debtor shall have no right or claim against Landlord for or by reason of any such entry or inspection or removal or attempted removal of the Personal Property by Agent or its agents or representatives.

8.  This Agreement shall be governed by and construed in accordance with the laws of the States where the Premises are located.

Dated this          day of                     , 2006.

[NAME OF LANDLORD]

By:

Name:

Title:

Address:

Agreed:

[NAME OF DEBTOR]

By:

Name:

Title:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Agent

By:

Name:

Title:

Exhibit A

Premises

1.

2.

3.

ACKNOWLEDGMENT TO BE MADE BY LANDLORD

(INDIVIDUAL)

STATE OF

ss:

COUNTY OF:

I,                                                                                                                                 , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                     day of                                     , 2006, personally appeared before me                                                                                                            , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged under oath that he signed, executed, sealed and delivered same as his free and voluntary act and deed, for the uses, purposes and considerations therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

(PARTNERSHIP)

STATE OF

ss:

COUNTY OF:

I,                                                                                                                                , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                             day of                                     , 2006, personally appeared before me                                                                                     and                                                                                                                                                                            , the Landlord named in the foregoing Landlord Agreement, to me personally known to be the person who signed said Landlord Agreement, stated and acknowledged under oath that they are Partners of                                                                              the Partnership named in and which executed the said Landlord Agreement, and that they signed, executed, sealed and delivered same individually and on behalf of the said Partnership, with authority, as their and its free and voluntary act and deed for the uses, purposes and considerations therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

LANDLORD ACKNOWLEDGMENT

(CORPORATION)

STATE OF

ss:

COUNTY OF:

I,                                                                                                                        , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                             day of                                    , 2006, personally appeared before me                                                                                                      (Name of Signer for Landlord) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                          (Title) of                                                                                                  the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

DEBTOR ACKNOWLEDGMENT

(CORPORATION)

STATE OF

ss:

COUNTY OF:

I,                                                                                                                        , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this                                             day of                                    , 2006, personally appeared before me                                                                                                      (Name of Signer for Debtor) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                          (Title) of                                                                                                   the Corporation named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said Corporation by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said Corporation executed the same as its voluntary and was by him voluntarily executed, on behalf of said Corporation for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

AGENT ACKNOWLEDGMENT

STATE OF

ss:

COUNTY OF:

I,                                                                                                                        , a Notary Public within and for said County, in the State aforesaid, duly commissioned and acting, do hereby certify that on this      day of            2006, personally appeared before me                                                                                                      (Name of Signer for Agent) to me personally known to be the person who signed the foregoing Landlord Agreement, and who, being by me duly sworn and being informed of the contents of said Landlord Agreement, stated and acknowledged to me under oath that he is                                                          (Title) of Wachovia Bank, National Association, the national association named in and which executed the said Landlord Agreement, and that same was signed, sealed, executed and delivered by him in the name of and on behalf of the said national association by authority of its Board of Directors and that the execution of said Landlord Agreement was his free and voluntary act and deed in his said capacity and acknowledged to me that said national association executed the same as its voluntary and was by him voluntarily executed, on behalf of said national association for the uses, purposes and consideration therein mentioned and set forth.

WITNESS my hand and seal as such Notary Public the day and year in this certificate above written.

Notary Public

EXHIBIT G

FORM OF MEMORANDUM OF LEASE

This Instrument Prepared By and Upon

Recordation return to:

Attention:

MEMORANDUM OF LEASE

THIS MEMORANDUM OF LEASE (“Memorandum”) made as of the          day of                                       , 2006, by and between                                                                          (“Tenant”), and                                                         , a(n)                                          (“Landlord”).

WITNESSETH:

1.             Premises.  Landlord and Tenant have entered into a lease (“Lease”) dated                                     , 20      , for that certain real property lying, being and situate in the County of                     , City of                                 , State of                           , more particularly described on EXHIBIT A attached hereto and made a part hereof, together with the buildings and improvements located thereon (the “Premises”).

2.             Term and Renewal Options.  The Lease has an initial term of twenty (20) years, subject to extension (at Tenant’s option) as provided therein for two (2) successive additional periods of ten (10) years each.

3.             Incorporation of Lease.  This Memorandum is for informational purposes only and nothing contained herein shall be deemed to in any way modify or otherwise affect any of the terms and conditions of the Lease, the terms of which are incorporated herein by reference.  This instrument is merely a memorandum of the Lease and is subject to all of the terms, provisions and conditions of the Lease.  In the event of any inconsistency between the terms of the Lease and this instrument, the terms of the Lease shall prevail.

4.             Binding Effect.  The rights and obligations set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

[Signatures follow on next page]

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease as of the day and year first above written.

Witnesses or Attest (as to Landlord):	LANDLORD:

a(n)

By:
Print Name:
Print Title:
	Date:	, 20

Witnesses or Attest (as to Tenant):	TENANT:

a
By:
Print Name:
Print Title:
	Date:	, 20

STATE OF	)
) SS:
COUNTY OF	)

I, the undersigned, a Notary Public in and for said County in said State, hereby certify that                                                                  , whose name as                                                     of                                                  , a                                               , is signed to the foregoing instrument, who is known to me, acknowledged before me on this day that, being informed of the contents of the instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said                                .

Given under my hand and official seal this       day of                                          , 20

Notary Public
State of
My Commission expires:

STATE OF	)
) SS:
COUNTY OF	)

I HEREBY CERTIFY that on this day before me, an officer duly authorized in the state and county named above to take acknowledgments, personally appeared                                                      as                                                    of                                                   , a                                        , to me known to be the person who signed the foregoing instrument as such officer and he/she acknowledged that the execution thereof was his/her free act and deed as such officer for the use and purposes therein expressed and that the instrument is the act and deed of said                               .

WITNESS my hand and official seal this       day of                                          , 20      .

EXHIBIT H

STATE SPECIFIC PROVISIONS

None.

H-1

EXHIBIT I

REQUIRED REPAIRS

I-1

								Completed Items - Amt Paid	Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	and submitted Proof of Pymt to TriMont	Year 1 2006
06-007-02	009	Marshfield	WI	Electrical	Replace emergency generator. POC is uncertain if emergency generator is operational.	1	EA		$1,000
06-008-02	010	Marquette	MI	Asphalt / Concrete Repairs	Some of the extruded curbs along the northwest entrance drive and main entrance aisles have been damaged by snow removal equipment. Repair will be required in addition to the repairs of the repairs of asphalt pavement at the auxiliary parking area pavement. (Approximately 400 Linear Feet)	400	LF		$1,000
06-021-03	026	Beloit	WI	Exterior Building	Replace damaged section of steel barricade. Observed damage to steel barricade adjacent to truck dock.	1	LS		$1,000
06-034-02	039	Lincoln	NE	ADA Restrooms	Install Audio/Visual warning device in Men’s and Women’s restrooms.	1	LS		$1,000
06-042-01	051	Fort Atkinson	WI	EIFS System	Damaged corner of EIFS soffit. Entire surface material has been damaged creating an opening into the metal stud framing and sub structure.	1	LS		$1,000
06-044-02	053	North Platte	NE	Roof Repairs	Repair occasional leaks around HVAC curbs during heavy rains. (Qty 2)	1	LS		$1,000
06-061-04	070	Spokane	WA	Masonry Repairs	Replace several CMU blocks missing on the west side of the building.	1	LS		$1,000
06-076-02	089	Walla Walla	WA	Asphalt / Concrete Repairs	Replace concrete walkways for isolated areas where concrete is cracked and spalled at the entrances. (Approximately 250 Square Feet)	250	SF		$1,000
06-078-02	091	Logan	UT	Roof Repairs	Replace damaged and missing roof ballast pavers	1	LS		$1,000
06-092-05	107	West Bountiful	UT	Roof Repairs	Replace damaged and missing roof ballast pavers.	1	LS		$1,000
06-093-06	108	Spanish Fork	UT	Plumbing	Replace water heaters that are leaking and rusting with commercial grade water heaters-50 to 120 gallon.	1	LS	$1,000	$1,000
06-095-06	110	Salt Lake City	UT	Plumbing	Replace damaged electric water cooler in Storage room . (Qty 1)	1	EA		$1,100
06-123-02	SKO GO	Green Bay	WI	ADA Parking	Adequate number of designated parking stalls and signage for vans not provided. (Qty 3)	3	EA		$1,100
06-053-01	062	Great Falls	MT	ADA Parking	Access aisles adjacent to parking spaces, crossing hazardous vehicle areas, from main roadways or public transportation stops to the building sidewalks and entrances not provided. (Approximately 170 Linear Feet)	170	LF		$1,105
06-103-04	123	Houghton	MI	Flooring	The wood flooring within the Pharmacy and Optical centers is warped and will require replacement. (Approximately 2,500 Square Feet)	2,500	SY		$1,125
06-079-05	092	Kennewick	WA	Exterior Caulking	Replace building caulk at areas observed with cracks in the CMU masonry expansion joints. (Approximately 1,100 Square Feet).	1,100	SF		$1,155
06-007-01	009	Marshfield	WI	ADA Restrooms	Modify existing lavatory faucets to paddle type faucets. (Qty 4)	4	EA		$1,200

								Completed Items - Amt Paid	Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	and submitted Proof of Pymt to TriMont	Year 1 2006
06-029-02	034	Madison North	WI	Interior Finishes	Wall finish and backup material below wall hung lavatories in the Men’s Restroom has been removed and requires repair. Repair and replace wall finish below lavatories to match existing.	1	LS	$1,200	$1,200
06-053-04	062	Great Falls	MT	Roof Repairs	According to the POC, there are small roof leaks located in the front half of the building.	1	LS		$1,200
06-079-04	092	Kennewick	WA	ADA Restrooms	Modify existing lavatory faucets to paddle type faucets. (Qty 4)	4	EA		$1,200
06-084-05	097	West Valley	UT	Asphalt / Concrete Repairs	Replace concrete curbs at multiple parking lot island locations throughout parking lot. (Approximately 100 Linear Feet)	100	LF		$1,200
06-084-06	097	West Valley	UT	Asphalt / Concrete Repairs	Crack seal concrete at excessive cracking in concrete paving at dock area. (Approximately 60 Linear Feet)	60	LF		$1,200
06-101-04	119	Dixon	IL	Gas Piping	Gas supply piping on roof and supplying roof-top HVAC units observed rusted and corroded. Scrape and paint piping. (Approximately 400 Linear Feet)	400	LF		$1,200
06-084-04	097	West Valley	UT	ADA Paths of travel	Stair handrails do not extend beyond the top and/or bottom riser. (Cost per extension.) (Qty 7)	7	EA		$1,225
06-093-07	108	Spanish Fork	UT	Roof Repairs	Replace missing and damaged roof ballast pavers	1	LS		$1,300
06-094-05	109	Riverdale	UT	Roof Repairs	Replace damaged and missing roof ballast pavers	1	LS		$1,300
06-009-05	011	Kingsford	MI	Door Replacement	Replace metal clad service and egress doors at rear of sales areas. (Qty 4)	4	EA		$1,400
06-073-04	086	Provo	UT	Dock Seals	Replace damaged dock seals (Qty 2)	2	EA	$1,400	$1,400
06-009-06	011	Kingsford	MI	Guard Rail	Scrape and paint guardrails, handrails, metal steps and dock leveling equipment with corrosion resistant paint. Corrosion is noted at metal guardrails, dock leveling equipment and metal stairs in the loading dock area.	1	LS		$1,500
06-012-03	016	Escanaba	MI	Roof Repairs	Replace and repair concrete walk pavers. Pavers are deteriorated around the roof top package units and along the edge of the roof areas. Some of the concrete pavers will require immediate replacement and repairs with additional replacement during the evaluation period. (Approximately 500)	500	EA		$1,500
06-055-04	064	Nampa	ID	Plumbing	Perform video inspection of sanitary sewer piping and clean & repair clogged sanitary sewer piping. Toilets frequently clog up.	1	LS		$1,500

								Completed Items - Amt Paid	Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	and submitted Proof of Pymt to TriMont	Year 1 2006
06-057-03	066	Spokane	WA	Asphalt / Concrete Repairs	Cut & Patch damaged asphalt paving at the north entrance drive. (Approximately 600 Square Feet)	600	SF		$1,500
06-064-04	075	Missoula	MT	Roof Repairs	Locate and repair the isolated minor roof leaks	1	LS		$1,500
06-097-04	112	Helena	MT	Roof Repairs	Locate and repair isolated roof leaks reported in a variety of locations. Recent repairs have not been tested by inclement weather.	1	LS		$1,500
06-103-01	123	Houghton	MI	Asphalt / Concrete Repairs	There are isolated areas of failure and deterioration, such as cracking and localized depressions at the southeast portion of the parking lot adjacent to the entry drive. The damaged areas must be cut and patched in order to maintain the integrity of the overall pavement system. (Approximately 600 Square Feet)	600	SF		$1,500
06-112-04	140	Jacksonville	IL	Roof Repairs	Qualified roofing contractor to identify breach in roof flashing or sealant and correct. Investigate area near small moisture stains in acoustical ceiling tile of customer men’s restroom. Active leak reported by POC at rear wall of warehouse/storage area during heavy rains. Plastic observed to deflect leakage.	1	LS		$1,500
06-104-02	125	Freeport	IL	Exterior Building	Install aluminum downspouts to grade and splash blocks; patch roof in affected areas. Exterior wall paint observed peeling and moisture stains apparent from water emptying through open scupper holes in east and west exterior walls, and running along wall grade. (Qty 8)	8	EA		$1,600
06-067-01	080	Madison	WI	Door Replacement	Replace commercial overhead door which is damaged. (Qty 1)	1	EA		$1,750
06-101-03	119	Dixon	IL	Asphalt / Concrete Repairs	Asphalt work, with alligator cracking, holes, and depressions observed in north-south drive lane in front of main entrance (Approximately 2,000 Square Feet) and front drive lane in front of Payless Shoes Sign (Approximately 1,500 Square Feet).	1,500	SF		$1,750
06-112-03	140	Jacksonville	IL	Door Replacement	Replace commercial overhead door at drive-in dock door on east elevation. Damaged. (Qty 1)	1	EA		$1,750
06-015-02	019	Watertown	WI	Exterior Building	Concrete stair and associated metal railings are damaged. Concrete is cracked and spalling. Metal handrails are rusted and unsecured. Located at loading dock.	1	LS		$1,800
06-084-07	097	West Valley	UT	Asphalt / Concrete Repairs	Replace damaged precast concrete perimeter wall coping where extensively damaged. (Approximately 120 Linear Feet)	120	LF		$1,800
06-008-01	010	Marquette	MI	ADA Restrooms	Revise vanity to provide wheelchair access. (Qty 2)	2	EA		$2,000

								Completed Items - Amt Paid	Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	and submitted Proof of Pymt to TriMont	Year 1 2006
06-052-02	061	Saint Cloud	MN	Asphalt / Concrete Repairs	Remove/replace isolated areas of cracking and spalling concrete at the sidewalk in front of the building. (Approximately 250 Square Feet)	250	SF		$2,000
06-054-03	063	Pocatello	ID	Roof Repairs	Repair several roof leaks reported.	1	LS		$2,000
06-058-05	067	Twin Falls	ID	Plumbing	Perform video inspection of sanitary sewer piping and clean & repair clogged sanitary sewer piping. Management reported frequent clogs and overflows in the restrooms.	1	LS		$2,000
06-091-08	106	Billings	MT	Roof Repairs	Locate and repair leaks in rubber roof membrane. Isolated leaks located towards front of the building.	1	LS		$2,000
06-123-04	SKO GO	Green Bay	WI	Exterior Painting	Louvers require scraping and painting. Corrosion on metal louvers.	1	LS		$2,000
06-094-04	109	Riverdale	UT	Dock Seals	Repair dock seals which are extensively damaged.	3	EA		$2,100
06-095-05	110	Salt Lake City	UT	Dock Seals	Replace damaged dock seals. (Qty 3)	3	EA		$2,100
06-104-03	125	Freeport	IL	Roof Repairs	Patch roof in affected areas. Moisture stains on acoustical ceiling tiles over cash registers. Active roof leaks reported in this area as well as leak over Toys/Sports area. POC reports attempts to repair approximately 2 years ago. Three separate areas assumed in repair costs.	1	LS		$2,250
06-091-01	106	Billings	MT	ADA Auto Entrances / Exits	Repair automatic door operator on right-most door in the main entrance. Door is currently not operable. (Qty 1)	1	LS	$2,300	$2,300
06-013-03	017	Saint Cloud	MN	Roof Repairs	According to the POC, the roof leaks during heavy rains. The actual number of leaks could not be verified. A cost allowance is provided to allow for (5) leaks to be repaired. (Qty 5)	5	EA		$2,500
06-020-01	025	Marshall	MN	Asphalt / Concrete Repairs	There are significant areas of failure and deterioration, such as cracking and localized depressions. (Approximately 1,000 Square Feet)	1,000	SF		$2,500
06-026-03	031	Kenosha	WI	Roof Repairs	Roof leak in open sales area adjacent to Pharmacy Department. Appears to be associated with Rooftop HVAC condensate drainage.	1	LS		$2,500
06-037-02	045	Bellevue	NE	Asphalt / Concrete Repairs	Cut and patch areas of asphalt with alligator cracking. (Approximately 1,000 Square Feet)	1,000	SF		$2,500
06-038-03	046	Omaha	NE	Asphalt / Concrete Repairs	Cut and patch alligator cracked areas of pavement. (Approximately 1,000 Square Feet)	1,000	SF		$2,500
06-115-04	145	Monmouth	IL	Mold assessment	The building should be assessed for mold content and required remediation efforts. Subsequent required repairs are not included in the cost tables.	1	LS		$2,500
06-063-03	073	Union Gap	WA	ADA Elevators	Elevator communication equipment not set up for speech impaired communication. (Qty 1)	1	LS		$2,600
06-058-03	067	Twin Falls	ID	Asphalt / Concrete Repairs	Replace concrete at the entrances where cracked and spalled. (Approximately 500 Square Feet)	500	SF		$2,632

								Completed Items - Amt Paid	Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	and submitted Proof of Pymt to TriMont	Year 1 2006
06-084-08	097	West Valley	UT	Exterior Painting	Strip and repaint perimeter CMU walls where coating is non-adhering and excessively peeling. (Approximately 5,328 Square Feet)	5,328	SF		$2,664
09-009-03	011	Kingsford	MI	Asphalt / Concrete Repairs	Replace concrete curbs. Curbs at service area adjacent to the high school at northwest corner and at some perimeter areas where snow plow hit curb area damaged. (Approximately 300 Square Feet)	300	SF		$2,700
06-103-02	123	Houghton	MI	Ceramic Tile	The ceramic tile in the Men’s Restroom has duct tape to hold tiles in place. Replacement of the restroom floor tiles is recommended. (Approximately 300 Square Feet)	300	SF		$2,760
06-048-01	057	Winona	MN	Asphalt / Concrete Repairs	Repair/replace damaged concrete sidewalks and paving. Approximately 300 Square Feet)	300	SF		$2,775
06-048-02	057	Winona	MN	Asphalt / Concrete Repairs	Replace damaged concrete curbs. (Approximately 450 Square Feet)	450	SF		$2,775
06-109-03	133	Belvidere	IL	Exterior Building	Collector heads and downspouts should be installed at openings in parapet walls on north and south of building to prevent water from running down the wall and causing paint cracking and discoloration of exterior surface. Quantity of 8 downspouts required.	8	EA		$2,800
06-023-01	028	Kimberly	WI	Asphalt / Concrete Repairs	Replace damaged concrete with 5” reinforced concrete. There are isolated areas of cracks and vertically-displaced concrete at the loading docks. (Approximately 600 Square Feet)	600	SF		$3,000
06-102-04	120	Monroe	WI	HVAC Repairs	Replace compressors and/or components as necessary on units malfunctioning according to POC. (Qty 2)	2	EA		$3,000
06-008-03	010	Marquette	MI	Asphalt / Concrete Repairs	There are isolated areas of failure and deterioration, such as alligator cracking and localized depressions along the southeast corner of the auxiliary parking lot. The slope of the area from NW to SE creates a worn area adjacent to the drain inlet. The damaged areas of paving must be cut and patched in order to maintain the integrity of the overall pavement system. (Approximately 1,250 Square Feet)	1,250	SF		$3,125
06-054-01	063	Pocatello	ID	Asphalt / Concrete Repairs	Replaced damaged in areas where cracked at the Outdoor Lawn & Garden. (Approximately 800 Square Feet)	800	SF		$3,200

								Completed Items - Amt Paid	Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	and submitted Proof of Pymt to TriMont	Year 1 2006
06-057-04	066	Spokane	WA	Asphalt / Concrete Repairs	Repair concrete walkways where cracked and spalled at the Outdoor Lawn & Garden and adjacent storage area. (Approximately 400 Square Feet)	400	SF		$3,200
06-031-01	036	Rochester	MN	Asphalt / Concrete Repairs	Cut and patch holes in parking lot (Approximately 1,500 Square Feet)	1,500	SF		$3,420
06-031-02	036	Rochester	MN	Door Replacement	Replace metal entry doors/Emergency doors that are rusted out at the bottom. (Qty 6)	6	EA		$3,420
06-032-02	037	Chippewa Falls	WI	Asphalt / Concrete Repairs	Isolated cracks and potholes throughout the asphalt paving. (Approximately 1,500 Square Feet)	1,500	SF		$3,750
06-023-01	028	Kimberly	WI	Asphalt / Concrete Repairs	Repair crack and displaced concrete floor slab in electronics area. (Approximately 1,000 Square Feet)	1,000	SF		$4,000
06-004-02	005	DePere	WI	Asphalt / Concrete Repairs	Replace damaged concrete with 5” reinforced concrete. Cracks in pavement at loading docks (Approximately 1,000 square feet)	1,000	SF		$5,000
06-007-04	009	Marshfield	WI	Site Plumbing	Repair water leak at main connection near Kalsched Street	1	LS	$5,000	$5,000
06-008-04	010	Marquette	MI	Asphalt / Concrete Repairs	Replace damaged concrete. There are significant areas of cracked and vertically displaced concrete, settlement, and exposed concrete edges throughout the gas station’s pump area. The exposed concrete edges could cause sparks and hazardous conditions. When being plowed by snow removal equipment. The damaged areas of concrete will require replacement within the year. (approximately 1,000 Square Feet)	1,000	SF		$5,000
06-009-04	011	Kingsford	MI	Asphalt / Concrete Repairs	The catch basin inlet grate and the surrounding area has collapsed. Repairs required immediately. (Approximately 100 Square Feet)	100	SF		$5,000
06-030-01	035	Rochester	MN	Asphalt / Concrete Repairs	Cut and patch asphalt. Multiple potholes throughout the parking lot. Also, in the center of the parking lot near a catch basin, is a hole approximately 8” - 10” in diameter that leads to the underground drainage. (approximately 2,000 Square Feet)	2,000	SF		$5,000
06-033-01	038	Grand Island	NE	Asphalt / Concrete Repairs	Deteriorated and cracked pavement in the south parking lot. (Approximately 2,000 Square Feet)	2,000	SF		$5,000

								Completed Items - Amt Paid	Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	and submitted Proof of Pymt to TriMont	Year 1 2006
06-034-07	039	Lincoln	NE	Asphalt / Concrete Repairs	Alligator cracked pavement (approximately 2,000 Square Feet)	2,000	SF		$5,000
06-057-05	066	Spokane	WA	Roof Repairs	Repair all roof leaks in the storage area.	1	LS		$5,000
06-079-06	092	Kennewick	WA	Roof Repairs	Repair current roof leaks in several areas reported.	1	LS		$5,000
06-054-02	063	Pocatello	ID	Asphalt / Concrete Repairs	Replace damaged concrete in areas where paving is cracked and spalling. (Approximately 1,500 Square Feet)	1,500	SF		$6,000
06-115-05	145	Monmouth	IL	Roof Repairs	Replace asphalt shingle roof as it appears to be past EUL. (Approximately 52 Sq.)	52	SQ		$6,240
06-018-02	023	Hutchinson	MN	Asphalt / Concrete Repairs	There are potholes and significant areas of cracking and localized depressions throughout the asphalt paving. (Approximately 2,500 Square Feet)	2,500	SF		$6,250
06-052-03	061	Saint Cloud	MN	Asphalt / Concrete Repairs	Cut and patch asphalt in areas of isolated failure and deterioration, such as cracking and localized depressions throughout the parking area. (Approximately 2,500 Square Feet)	2,500	SF		$6,250
06-107-02	130	River Falls	WI	Asphalt / Concrete Repairs	Cut and patch asphalt as required for isolated cracks. (Approximately 2,500 Square Feet)	2,500	SF		$6,250
06-049-01	058	Worthington	MN	Roof Repairs	Remove aggregate in damaged areas and replace EPDM roofing membrane then replace aggregate. EPDM damaged due to wind.	1	LS	$7,000	$7,000
06-102-03	120	Monroe	WI	Exterior Walls	Replace blue synthetic accent tiles on the storefront which are cracked and discolored. (Approximately 1,250 Square Feet)	1,250	SF		$7,500
06-123-05	SKO GO	Green Bay	WI	Plumbing	Replace Gas/Oil boiler.	1	EA	$7,850	$7,850
06-044-01	053	North Platte	NE	Asphalt / Concrete Repairs	Asphalt pavement deterioration, surface roughness, fine cracks (Approximately 110,000 Square Feet) 4/27/06-Moved from Capital to Expense due to final scope)	110,000	SF		$8,800
06-115-03	145	Monmouth	IL	Exterior Building	Replace wood siding and brick veneer. Building reportedly vacant for 15 years. Entire exterior in poor condition. Requires replacement. (Approximately 3,250 Square Feet)	3,250	SF		$9,490

								Completed Items - Amt Paid	Immediate Repair Reserve Amount
Item	Store #	City	St	Short Description	Additional Description	Qty	Unit of Measure	and submitted Proof of Pymt to TriMont	Year 1 2006
06-023-02	028	Kimberly	WI	Asphalt / Concrete Repairs	There are isolated areas of failure and deterioration, such as alligator cracking and localized depressions throughout the site. The damaged areas of paving must be cut and patched in order to maintain the integrity of the overall pavement system. (Approximately 4,000 square feet)	4,000	SF		$10,000
06-109-02	133	Belvidere	IL	Asphalt / Concrete Repairs	East-West drive lane in front of main entrance observed with depressions, cracking, and excessively worn. Cut and patch asphalt as required. (Approximately 4,000 Square Feet).	4,000	SF		$10,000
06-013-02	017	Saint Cloud	MN	Exterior Painting	Blistering of paint finish on exterior walls. Possibly due to lack of vapor barrier within wall. (Approximately 24,000 square feet)	24,000	SF		$10,800
06-016-01	021	Mankato	MN	Demolish wing wall and reconstruct	Major wall cracks on a wing wall near the loading dock garden outdoor sales area. Cracks only affect the integrity of the wing wall, not the structure of the building.	1	LS		$12,000
06-048-03	057	Winona	MN	Asphalt / Concrete Repairs	Cut and patch asphalt for isolated cracks, potholes, and depressions throughout parking lot. (Approximately 5,000 Square Feet)	5,000	SF		$12,500
06-055-03	064	Nampa	ID	ADA Paths of Travel	Add visual alarm to existing audible fire alarm system.	1	LS		$12,500
06-058-04	067	Twin Falls	ID	Asphalt / Concrete Repairs	Replace concrete at Outdoor Lawn & Garden where cracked and heaved. (Approximately 2,500 Square Feet)	2,500	SF		$12,853
06-020-02	025	Marshall	MN	Exterior Painting	Paint was observed to be blistering throughout the building. (Approximately 32,200 Square Feet)	32,200	SF		$14,490
	SKO Distribution Center				Work completed prior to Barclays transaction - was removed from ShopKo List			$15,000	$15,000
06-068-03	081	Yakima	WA	Roof Repairs	Reinforce membrane seams where failing. (approximately 718 Square)	718	SF		$58,158

					Total Immediate Repairs:			$40,750	$426,562

								Amout for Reserve	$482,265

The deadline for completing the repairs set forth above shall be January 1, 2007

EXHIBIT J

FORM INCOME AND EXPENSE STATEMENT
FOR INDIVIDUAL PROPERTY LOCATION

[Store Number], [CITY] [STATE]

STORE INCOME STATEMENT

[MONTH]

TOTAL DEPTS

					Dollar Variance (B/W)	Basis PT Variance (B/W)
FY 2005		FY 2004			FY05 VS FY04	FY05 VS FY04
ACTUALS	% SLS	ACTUALS	% SLS	ACCOUNT	ACTUALS	ACTUALS
NET SALES COST OF SALES
SKU GROSS MARGIN ALLOWANCES / SMART CLEARANCE
MERCHANT MARGIN

ESTIMATED SHRINK EXPENSE PHYSICAL INVENTORY ADJUST OTHER GM COMPONENTS
FINANCE MARGIN

ADJUSTED GROSS MARGIN

RENTAL INCOME MISCELLANEOUS INCOME
TOTAL OTHER INCOME

PAYROLL - EXEMPT PAYROLL - NONEXEMPT
TOTAL PAYROLL

BENEFITS & INSURANCE
PAYROLL TAXES
LOSS PREVENTION PAYROLL
WRAPPING & SUPPLIES
BANK CARD FEES
FREIGHT EXPENSE - STORES
MISCELLANEOUS - STORES
NET CASH SHORT/BAD DEBT
M&R STORE CONTROLLED
TELEPHONE
ELECTRIC. WATER & FUEL
MANAGER’S PIP

TOTAL STORE CONTROLLED EXPENSES

MARISD CONTROLLED WAREHOUSE EXPENSES RENT EXPENSE INSURANCE-PROP/WC/GL PROPERTY TAXES P & A ALLOWANCES PRE-OPENING EXTRANEOUS DEPRECIATION/AMORTIZAT1ON
TOTAL STORE EXP. & DEPREC.

CONTRIBUTION TO CORPORATE PROFIT

LEASED SALES BOOK INVENTORY NET PROPERTY & EQUIPMENT

J-1